    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 10, 1997

                                                     REGISTRATION NO.333-_______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-4

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             ----------------------

                        TRANSAMERICAN ENERGY CORPORATION
             (Exact name of registrant as specified in its charter)

         DELAWARE                        1311;2911                76-0441642
(State or other jurisdiction of       (Primary Standard       (I.R.S. Employer
incorporation or organization)    Industrial Classification  Identification No.)
                                           Number)

  1300 NORTH SAM HOUSTON PARKWAY EAST, SUITE 200, HOUSTON, TEXAS 77032-2949,
                                (281) 987-8600
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

             ED DONAHUE, VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
  1300 NORTH SAM HOUSTON PARKWAY EAST, SUITE 200, HOUSTON, TEXAS 77032-2949,
                                (281) 987-8600
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                             ----------------------

                                    copy to:

                             C. ROBERT BUTTERFIELD
                            GARDERE & WYNNE, L.L.P.
                            3000 THANKSGIVING TOWER
                              DALLAS, TEXAS  75201
                                 (214) 999-3000

      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.

      If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

                             ----------------------

                        CALCULATION OF REGISTRATION FEE

==============================================================================================================================
   Title Of Each Class Of                Amount To Be      Proposed Maximum         Proposed Maximum           Amount of
Securities To Be Registered               Registered    Offering Price Per Note  Aggregate Offering Price   Registration Fee(1)
------------------------------------------------------------------------------------------------------------------------------
11 1/2% Senior Secured Notes due 2002    $  475,000,000          100%             $  475,000,000             $143,939.39
------------------------------------------------------------------------------------------------------------------------------
13% Senior Secured Discount Notes
 due 2002                                $1,130,000,000          100%             $1,130,000,000             $342,424.24
------------------------------------------------------------------------------------------------------------------------------
Total                                    $1,605,000,000          100%             $1,605,000,000             $486,363.64
==============================================================================================================================



(1) Calculated pursuant to Rule 457(f)(2). For purposes of this calculation, the Offering Price per Note was assumed to be the principal amount as shown on the face of the Exchange Notes.

      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                 Subject to Completion, dated October 10, 1997

PROSPECTUS
                               OFFER TO EXCHANGE

      ALL OUTSTANDING                 AND           ALL OUTSTANDING

  11 1/2% SENIOR SECURED                     13% SENIOR SECURED DISCOUNT
      NOTES DUE 2002                                 NOTES DUE 2002
   ($475,000,000 PRINCIPAL                  ($1,130,000,000 PRINCIPAL AMOUNT
   AMOUNT OUTSTANDING) FOR             OUTSTANDING AS SHOWN ON THE FACE THEREOF)
11 1/2% SERIES B SENIOR SECURED            FOR 13% SERIES B SENIOR SECURED
       NOTES DUE 2002                          DISCOUNT NOTES DUE 2002
($475,000,000 PRINCIPAL AMOUNT)             ($1,130,000,000 PRINCIPAL AMOUNT
                                              AS SHOWN ON THE FACE THEREOF)




                                       OF

                        TRANSAMERICAN ENERGY CORPORATION

                             ----------------------

        The Exchange Offer will expire at 5:00 p.m., New York City time on , 1997, unless extended.

                             ----------------------

         TransAmerican Energy Corporation, a Delaware corporation (the "Company"), hereby offers (the "Exchange Offer"), upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of Transmittal (the "Letter of Transmittal"), to exchange (i) up to an aggregate principal amount of $475,000,000 of its 11 1/2% Series B Senior Secured Notes due 2002 (the "Senior Secured Exchange Notes") for an equal principal amount of its 11 1/2% Senior Secured Notes due 2002 (the "Outstanding Senior Secured Notes" and, together with the Senior Secured Exchange Notes, the "Senior Secured Notes") and (ii) up to an aggregate principal amount of $1,130,000,000 (as shown on the face thereof) of its 13% Series B Senior Secured Discount Notes due 2002 (the "Senior Secured Discount Exchange Notes" and, together with the Senior Secured Exchange Notes, the "Exchange Notes") for an equal principal amount (as shown on the face thereof) of its outstanding 13% Senior Secured Discount Notes due 2002 (the "Outstanding Senior Secured Discount Notes," together with the Outstanding Senior Secured Notes, the "Outstanding Notes" and, collectively with the Exchange Notes, the "Notes"), in integral multiples of $1,000. The Exchange Notes will be senior secured obligations of the Company and are substantially identical (including principal amount, interest rate, maturity and redemption rights) to the Outstanding Notes for which they may be exchanged pursuant to this Exchange Offer, except for certain transfer restrictions and registration rights relating to the Outstanding Notes and except for certain interest provisions relating to such rights. The Outstanding Notes have been, and the Exchange Notes will be, issued under an Indenture dated as of June 13, 1997 (the "Indenture" or "TEC Notes Indenture"), among the Company and Firstar Bank of Minnesota, N.A., as trustee (the "Trustee"). See "Description of the Exchange Notes." There will be no proceeds to the Company from this offering; however, pursuant to a Registration Rights Agreement dated as of June 5, 1997 (the "Registration Rights Agreement") among the Company and the original purchaser of the Outstanding Notes (the "Initial Purchaser"), the Company will bear certain offering expenses.

                                             (Cover text continued on next page)

                             ----------------------

     SEE "RISK FACTORS" ON PAGE 15 FOR A DISCUSSION OF CERTAIN RISKS TO BE CONSIDERED IN CONNECTION WITH THE EXCHANGE OFFER AND IN EVALUATING AN INVESTMENT IN THE EXCHANGE NOTES.

                             ----------------------

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
    AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
        PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
            REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ----------------------

              The date of this Prospectus is              , 1997.

     The Company will accept for exchange any and all Outstanding Notes
validly tendered on or prior to 5:00 p.m., New York City time on        , 1997,
unless extended (the "Expiration Date"). Tenders of Outstanding Notes may be withdrawn at any time prior to 5:00 p.m., New York City time on the Expiration Date; otherwise such tenders are irrevocable. Firstar Bank of Minnesota, NA is acting as Exchange Agent in connection with the Exchange Offer. The Exchange Offer is not conditioned upon any minimum principal amount of Outstanding Notes being tendered for exchange, but is otherwise subject to certain customary conditions.

     The Senior Secured Notes will bear interest at a rate of 11 1/2% per annum payable semi-annually in cash in arrears on June 15 and December 15 of each year, commencing December 15, 1997. Principal on the Senior Secured Discount Notes will accrete to 100% of the face value thereof by June 15, 1999. Commencing December 15, 1999, cash interest on the Senior Secured Discount Notes will be payable semi-annually in arrears on June 15 and December 15 of each year at a rate of 13% per annum. The Notes will mature on June 15, 2002. The Notes are not redeemable prior to June 15, 2000, except that the Company may redeem, at its option, prior to June 15, 2000, up to 35% of the original aggregate principal amount of the Senior Secured Notes and up to 35% of the Accreted Value (as defined) of the Outstanding Senior Secured Discount Notes and the Senior Secured Discount Exchange Notes (together, the "Senior Secured Discount Notes"), at the redemption prices set forth therein, plus accrued and unpaid interest, if any, to and including the date of redemption, with the net proceeds of any Equity Offering (as defined). On or after June 15, 2000, the Notes will be redeemable at the option of the Company, in whole or in part, at the redemption prices set forth therein, plus accrued and unpaid interest, if any, to and including the date of redemption. Upon the occurrence of a Change of Control (as defined), the Company will be required to make an offer to purchase all of the outstanding Notes at a price equal to 101% of the principal amount thereof, together with accrued and unpaid interest, if any, or, in the case of any such offer to purchase Senior Secured Discount Notes prior to June 15, 1999, at a price equal to 101% of the Accreted Value thereof, in each case, to and including the date of purchase. In addition, the Company will be obligated, subject to certain conditions, to make an offer to purchase Notes with Excess Cash (as defined) at a price equal to 105% of the principal amount or Accreted Value thereof, as applicable, if such purchase occurs on or prior to December 31, 1997, at a price equal to 108% of the principal amount or Accreted Value thereof, as applicable, if such purchase occurs during the period from January 1, 1998 through June 14, 2000, and thereafter at the redemption prices set forth under "Description of the Exchange Notes -- Optional Redemption" herein, in each case, together with accrued and unpaid interest, if any, to and including the date of purchase.

     The Exchange Notes will be senior obligations of the Company, secured by a lien on substantially all existing and future assets of the Company, which currently include (w) all of the capital stock of TransTexas Gas Corporation ("TransTexas") owned by the Company, (x) all of the outstanding common stock of TransAmerican Refining Corporation ("TARC"), (y) a promissory note from TransTexas to the Company in the principal amount of $450 million secured by a mortgage on substantially all of TransTexas' assets, other than Inventory, Receivables and Equipment (each as defined) and (z) a promissory note from TARC to the Company in the principal amount of $920 million secured by a mortgage on substantially all of TARC's assets, including all of the capital stock of TransTexas owned by TARC, but excluding Inventory, Receivables and Equipment. The liens on certain TEC assets securing the Notes and on the TARC assets (other than the TARC Disbursement Account (as defined)) securing the promissory notes to the Company will be subject to the liens securing the outstanding TARC Notes (as defined) that were not retired pursuant to the TARC Notes Tender Offer (as defined) until they are redeemed, repurchased or repaid. Under certain circumstances, Collateral (as defined) may be released from the liens granted for the direct or indirect benefit of holders of the Notes and such liens may be subordinated to liens granted to other creditors of the Company's subsidiaries. See "Description of the Exchange Notes -- Collateral and Security."

     The Outstanding Notes were sold by the Company on June 13, 1997 to the Initial Purchaser in a transaction not registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon the exemption provided by Section 4(2) of the Securities Act. The Initial Purchaser subsequently placed the Outstanding Notes with qualified institutional buyers
in reliance upon Rule 144A under the Securities Act.   Accordingly, the
Outstanding Notes may not be reoffered, resold or otherwise transferred in the United States unless so registered or unless an applicable exemption from the registration requirements of the Securities Act is available. The Exchange Notes are being offered hereunder in order to satisfy the obligations of the Company under the Registration Rights Agreement between the Company and the Initial Purchaser. See "The Exchange Offer."

     Based on an interpretation by the staff of the Securities and Exchange Commission (the "Commission") set forth in no-action letters issued to third parties, the Company believes that Exchange Notes issued pursuant to this Exchange Offer may be offered for resale, resold and otherwise transferred by a holder who is not an affiliate of the Company without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the holder is acquiring the Exchange Notes in its ordinary course of business and is not participating in and has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes. Persons wishing to exchange Outstanding Notes in the Exchange Offer must represent to the Company that such conditions have been met.

     Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer (a "Participating Broker-Dealer") must acknowledge that it will deliver a prospectus in connection with any resale of Exchange Notes. The Letter of Transmittal for the Exchange Offer states that by so acknowledging and delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Outstanding Notes where such Outstanding Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed to make this Prospectus available to any Participating Broker-Dealer for use in connection with any such resale for a period of up to 180 days from the date of consummation of the Exchange Offer. See "Plan of Distribution."

     The Company does not intend to list the Exchange Notes on any national securities exchange or to seek the admission thereof to trading on The Nasdaq Stock Market. The Initial Purchaser has advised the Company that it intends to make a market in the Exchange Notes; however, it is not obligated to do so and any market-making activities may be discontinued at any time without notice. Accordingly, no assurance can be given that an active public or other market will develop for the Exchange Notes or as to the liquidity of or the trading market for the Exchange Notes.

     Any Outstanding Notes not tendered and accepted in the Exchange Offer will remain outstanding. To the extent that any Outstanding Notes of other holders are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Outstanding Notes could be adversely affected. Following consummation of the Exchange Offer, the holders of Outstanding Notes will continue to be subject to the existing restrictions upon transfer thereof.

                             ----------------------

                               TABLE OF CONTENTS

                                                                                                                     Page
                                                                                                                     ----
Available Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                     v
Special Note Regarding Forward-Looking Statements . . . . . . . . . . . . . . . . . . . . . . . . .                     v
Prospectus Summary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                     1
Risk Factors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    15
The Exchange Offer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    30
Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    36
The Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    37
Selected Financial and Operating Data . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    39
Management's Discussion and Analysis of  Financial Condition and Results of Operations  . . . . . .                    42
Business of TransTexas  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    61
Business of TARC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    72
Management of the Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    85
Security Ownership of Certain Beneficial Owners and Management  . . . . . . . . . . . . . . . . . .                    89
Certain Relationships and Related Transactions  . . . . . . . . . . . . . . . . . . . . . . . . . .                    89
Certain Federal Income Tax Considerations . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    93
Certain Legal Considerations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    95
Description of Existing Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    97
Description of the Exchange Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    97
Plan of Distribution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                   152
Legal Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                   153
Independent Accountants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                   153
Reserve Engineers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                   153
Pro Forma Condensed Consolidated Financial Information  . . . . . . . . . . . . . . . . . . . . . .                  PF-1
Condensed Consolidated Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . .                   F-1
Glossary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                   A-1
Reports of Netherland, Sewell & Associates, Inc.  . . . . . . . . . . . . . . . . . . . . . . . . .                   B-1

                             AVAILABLE INFORMATION

      The Company has filed with the Commission in Washington, D.C., a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act with respect to the securities offered by this Prospectus. Certain of the information contained in the Registration Statement is omitted from this Prospectus, and reference is hereby made to the Registration Statement and exhibits and schedules relating thereto for further information with respect to the Company and the securities offered by this Prospectus. The Company, TransTexas and TARC are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, file reports and other information with the Commission. Such reports and other information are available for inspection at, and copies of such materials may be obtained upon payment of the fees prescribed therefor by the rules and regulations of the Commission from the Commission at its principal offices located at Judiciary Plaza, 450 Fifth Street, Room 1024, Washington, D.C. 20549, and at the Regional Offices of the Commission located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and at 7 World Trade Center, Suite 1300, New York, New York 10048. The Commission maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding the Company, TransTexas, TARC and other registrants that file electronically with the Commission. In addition, the Common Stock of TransTexas is traded on the National Market tier of The Nasdaq Stock Market under the symbol TTXG, and such reports, proxy statements and other information may be inspected at the offices of The Nasdaq National Market, 1735 K Street N.W., Washington, D.C. 20006.

      So long as the Company is subject to the periodic reporting requirements of the Exchange Act, it is required to furnish the information required to be filed with the Commission to the Trustee and the holders of the Notes. The Company has agreed that, even if it is entitled under the Exchange Act not to furnish such information to the Commission, it will nonetheless continue to furnish information that would be required to be furnished by the Company by
Section 13 of the Exchange Act to the Trustee and the holders of the Notes as if it were subject to such periodic reporting requirements.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

      "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: The forward-looking statements provided throughout this document (collectively, "Forward-Looking Statements") involve certain risks and uncertainties that could cause actual results to differ materially from those projected in the Forward-Looking Statements. The Company cautions that the Forward-Looking Statements are subject to all the risks and uncertainties discussed under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." See "Risk Factors -- General Risk Factors -- Risks Related to Forward Looking Statements and Estimates."

                               PROSPECTUS SUMMARY

      The following summary is qualified in its entirety by the more detailed information and the financial statements (including notes thereto) included elsewhere in this Prospectus. Unless the context indicates otherwise, references in this Prospectus to the "Company" or "TEC" are to TransAmerican Energy Corporation, references to "TransTexas" are to TransTexas Gas Corporation and its subsidiaries and the business and assets that were transferred to TransTexas on August 24, 1993, by its parent, TransAmerican Natural Gas Corporation (together with its predecessors, "TransAmerican"), and references to "TARC" are to TransAmerican Refining Corporation and the business and assets that were transferred to it on or before February 23, 1995. In January 1996, the Board of Directors of each of the Company, TransTexas and TARC elected to change its fiscal year end for financial reporting purposes from July 31 to January 31. As a result, all references herein to fiscal 1996 are to the six-month period ended January 31, 1996, and all references herein to fiscal 1997 are to the fiscal year ended January 31, 1997.

                                  THE COMPANY

      As of September 15, 1997, the Company owned, directly or indirectly, approximately 72% of the outstanding capital stock of TransTexas and all of the outstanding common stock of TARC. The Company, through its subsidiaries, conducts operations in two segments of the energy industry: exploration and production of natural gas and petroleum refining.

                                   TRANSTEXAS

      TransTexas is engaged in the exploration for and development and production of natural gas, primarily in South Texas. Since 1973, TransTexas has drilled over 1,400 wells and discovered over 3.5 Tcfe of natural gas. TransTexas' business strategy is to utilize its extensive experience gained from over 20 years of drilling and operating wells in South Texas, to continue to find, develop and produce reserves at a low cost. TransTexas has traditionally performed most of its own well site preparation, drilling, workover, completion, pipeline and production services.

      In 1994, as part of its strategy to expand its productive reserves beyond the Lower Wilcox Lobo Trend (the "Lobo Trend") in Webb and Zapata counties in South Texas, TransTexas began evaluating prospects that exhibited the potential to add proved reserves of at least 50 Bcfe of natural gas per development area. Since that time, TransTexas has evaluated over 300 potential areas and its development of certain of these areas has resulted in substantial additions to its reserves and production.

      In May 1997, TransTexas consummated a stock purchase agreement with an unaffiliated buyer (the "Lobo Sale Agreement"), with an effective date of March 1, 1997, to effect the sale (the "Lobo Sale") of the stock of TransTexas Transmission Corporation ("TTC"), its subsidiary that owned substantially all of TransTexas' Lobo Trend producing properties and related pipeline transmission system, for a sales price of approximately $1.1 billion, subject to adjustments as provided for in the Lobo Sale Agreement. Purchase price adjustments were made for, among other things: the value of certain NGLs and stored hydrocarbons; the value of gas in TTC's pipeline; prepaid expenses relating to post-effective date operations; post-closing expenses related to pre-closing operations; the value of oil and gas produced and sold between the effective date of the Lobo Sale Agreement and closing (approximately $44 million); property defects; and estimated costs associated with liabilities incurred before closing. Purchase price adjustments made at the closing of the Lobo Sale are subject to a review, reconciliation and resolution process. With proceeds from the Lobo Sale, TransTexas repaid certain indebtedness and other obligations, including production payments, in an aggregate amount of approximately $84 million. The remaining net proceeds were used for the repurchase or redemption of TransTexas' 11 1/2% Senior Secured Notes due 2002 (the "TransTexas Senior Secured Notes") and for general corporate purposes.

      As of February 1, 1997, TransTexas' net proved reserves in properties remaining after the Lobo Sale (the "Continuing Operations"), as estimated by Netherland, Sewell & Associates, Inc., were 404 Bcfe. As of July 31, 1997, after giving effect to the Lobo Sale, TransTexas owned approximately 650,000 gross (475,000 net) acres of mineral interests.

      TransTexas' average net daily natural gas production for the year ended January 31, 1997, was approximately 420 MMcfd, for a total net production of
153.6 Bcf of natural gas. After giving effect to the Lobo Sale, TransTexas' average net daily production for the six months ended July 31, 1997 was approximately 164 MMcfd of natural gas and 2,013 Bpd of crude oil and condensate, for a total net production of 31.1 Bcfe.

      TransTexas' integrated drilling services division provides oil field services including drilling, oil and natural gas well workover, stimulation and completion, drilling fluids provision, pipeline construction and equipment repair and maintenance to TransTexas. As of September 30, 1997, the assets of this division included 25 land drilling rigs, nine workover rigs and two fracture stimulation fleets. Complementary drilling, completion and workover service equipment includes a ready-mix concrete plant, twin cementing trucks, a coiled tubing unit, a snubbing unit, electric line and logging units, slickline units, tag units and an extensive fleet of construction, inspection and other rolling stock.

      TransTexas may contribute the assets of its drilling services division to its wholly owned subsidiary, TransTexas Drilling Services, Inc. ("TTXD"). TransTexas is evaluating alternatives to maximize stockholder value with respect to TTXD, including options such as a spin-off, a sale to a third party, a merger or another business combination. In connection with the Lobo Sale, TransTexas entered into a long-term agreement, which can be transferred to TTXD, pursuant to which it will provide drilling and certain other services to the new operator of the Lobo Trend properties divested in the Lobo Sale. TransTexas has also recently begun to provide drilling services to other third parties.

      The address of the Company's principal executive offices is 1300 North Sam Houston Parkway East, Suite 200, Houston, Texas 77032-2949 and its telephone number at that address is (281) 986-8822.

                                      TARC

      TARC owns a large petroleum refinery strategically located in the Gulf Coast region along the Mississippi River, approximately 20 miles from New Orleans, Louisiana. TARC's business strategy is to modify, expand and reactivate its refinery and to maximize its gross refining margins by converting low-cost, heavy, sour crude oils into high-value, light petroleum products, including primarily gasoline and heating oil. In February 1995, TARC began a construction and expansion program designed to reactivate the refinery and increase its complexity. From February 1995 through April 1997, TARC spent approximately $245 million on this program, procured a majority of the essential equipment required and completed substantially all of the process design engineering and a substantial portion of the remaining engineering necessary to complete this project.

      The transactions described below in "--Recent Events" (the "Transactions"), when completed, will result in proceeds to TARC in excess of the $427 million estimated budget for a modified two-phase construction and expansion program (the "Capital Improvement Program"), which is designed to reactivate the refinery and increase its complexity. Phase I of the Capital Improvement Program includes the completion and start-up of several units, including the Delayed Coking Unit, one of the refinery's major conversion units. TARC estimates that Phase I will be completed at a cost of $223 million, will be tested and operational by September 30, 1998, and will result in the refinery having the capacity to process up to 200,000 Bpd of sour crude oil. Phase II of the Capital Improvement Program includes the completion and start-up of the Fluid Catalytic Cracking Unit utilizing state-of-the-art milli-second catalytic cracking ("MSCC((SM))") technology and the installation of additional equipment expected to further improve operating margins by allowing for a significant increase in the refinery's capacity to produce gasoline. TARC estimates that Phase II will be completed at a cost of $204 million and will be tested and operational by July 31, 1999. After completion of the Capital Improvement Program, TARC will own and operate one of the largest independent refineries in the Gulf Coast region, with a replacement cost estimated by management to be approximately $1.4 billion.

                                 RECENT EVENTS

      TEC NOTES OFFERING. On June 13, 1997, TEC completed a private offering (the "Original Notes Offering") of $475 million aggregate principal amount of the Outstanding Senior Secured Notes and $1.13 billion aggregate principal amount of the Outstanding Senior Secured Discount Notes for net proceeds of approximately $1.3 billion. The Outstanding Notes are senior obligations of TEC, secured by a lien on substantially all of its existing and future assets, including the intercompany loans described below.

      The Outstanding Senior Secured Notes bear interest at a rate of 11 1/2% per annum payable semi-annually in cash in arrears on June 15 and December 15 of each year, commencing December 15, 1997. Principal on the Outstanding Senior Secured Discount Notes will accrete to 100% of the face value thereof by June 15, 1999. Commencing December 15, 1999, cash interest on the Outstanding Senior Secured Discount Notes will be payable semi-annually in arrears on June 15 and December 15 of each year at a rate of 13% per annum. The Outstanding Notes will mature on June 15, 2002. The Outstanding Notes are not redeemable prior to June 15, 2000, except that the Company may redeem, at its option, prior to June 15, 2000, up to 35% of the original aggregate principal amount of the Outstanding Senior Secured Notes and up to 35% of the accreted value of the Outstanding Senior Secured Discount Notes, at the redemption prices set forth in the Indenture, plus accrued and unpaid interest, if any, to and including the date of redemption, with the net proceeds of any equity offering. On or after June 15, 2000, the Outstanding Notes will be redeemable at the option of TEC, in whole or in part, at the redemption prices set forth in the Indenture, plus accrued and unpaid interest, if any, to and including the date of redemption. Upon the occurrence of a Change of Control (as defined), TEC will be required to make an offer to purchase all of the then outstanding Outstanding Notes at a price equal to 101% of the principal amount thereof, together with accrued and unpaid interest, if any, or, in the case of any such offer to purchase Outstanding Senior Secured Discount Notes prior to June 15, 1999, at a price equal to 101% of the accreted value thereof, in each case, to and including the date of purchase. In addition, TEC will be obligated, subject to certain conditions, to make an offer to purchase Outstanding Notes with Excess Cash (as defined) at a price equal to 105% of the principal amount of accreted value thereof, as applicable, if such purchase occurs on or prior to December 31, 1997, at a price equal to 108% of the principal amount or accreted value thereof, as applicable, if such purchase occurs during the period from January 1, 1998 through June 14, 2000, and thereafter at the redemption prices set forth in the Indenture in each case, together with accrued and unpaid interest, if any, to and including the date of purchase. The Exchange Notes are substantially identical to the Outstanding Notes in the above respects.

      INTERCOMPANY LOANS TO TRANSTEXAS AND TARC. With the proceeds of the Original Notes Offering, TEC made intercompany loans to TransTexas (the "TransTexas Intercompany Loan") and TARC (the "TARC Intercompany Loan" and, together with the TransTexas Intercompany Loan, the "Intercompany Loans"). The TransTexas Intercompany Loan (i) is in the principal amount of $450 million,
(ii) bears interest at a rate of 10 7/8% per annum, payable semi-annually in cash in arrears and (iii) is currently secured by a security interest in substantially all of the assets of TransTexas, excluding Inventory, Receivables and Equipment. The TARC Intercompany Loan (i) is in the original amount of $676 million, (ii) accretes principal at 16% per annum, compounded semi-annually, until June 15, 1999, to a final accreted value of $920 million, and thereafter pays interest semi-annually in cash in arrears on the accreted value thereof, at a rate of 16% per annum and (iii) is currently secured by a security interest in substantially all of TARC's assets other than Inventory, Receivables and Equipment. The Intercompany Loans will mature on June 1, 2002. The agreements governing the Intercompany Loans (the "Intercompany Loan Agreements") contain certain restrictive covenants, including, among others, limitations on incurring additional debt, asset sales, dividends and transactions with affiliates. TARC used approximately $103 million of the proceeds of the TARC Intercompany Loan to repay certain indebtedness, including $36 million of senior secured notes of TARC that were issued in March 1997 and $66 million of advances and notes payable owed to an affiliate, and used approximately $437 million to complete the TARC Notes Tender Offer (described below). Remaining proceeds will be used for the Capital Improvement Program and for general corporate purposes. Upon the occurrence of a Change of Control (as defined), TEC will be required to make an offer to purchase all of the outstanding Notes at a price equal to 101% of the principal amount thereof, together with accrued and unpaid interest, if any, or, in the case of any such offer to purchase the Senior Secured Discount Notes prior to June 15, 1999, at a price equal to 101% of the accreted value thereof, in each case, to and including the date of purchase.

Pursuant to the terms of the Intercompany Loans, TEC may require TransTexas and TARC to pay a pro rata share of the purchase price paid by TEC.

      TARC WARRANTS TENDER OFFER. On June 13, 1997, TEC completed a tender offer for all of the outstanding common stock purchase warrants of TARC ("TARC Warrants") at a price of $4.50 per warrant. Pursuant to the tender offer, TEC purchased 7,335,452 TARC Warrants for an aggregate purchase price of approximately $33 million. TEC or TARC may repurchase additional TARC Warrants, and TARC intends to enter into a merger with one of its affiliates pursuant to which each remaining TARC Warrant would become exercisable (at an exercise price of $.01) to receive $4.51 of cash instead of one share of common stock of TARC.

      DIVIDEND TO TRANSAMERICAN. TEC paid a dividend to TransAmerican in the amount of $23 million. A portion of the dividend was used to repay the debt of an affiliate, which had been secured by a pledge of 3.7 million shares of TransTexas common stock. In connection with the TEC Notes Offering, TransAmerican contributed the 3.7 million shares of TransTexas common stock to TEC.

      TEC PREFERRED STOCK REDEMPTION. On June 17, 1997, TEC redeemed all of its outstanding preferred stock for an aggregate amount of $100,000, plus accrued and unpaid dividends (the "TEC Preferred Stock Redemption").

      LOBO SALE. On May 29, 1997, TransTexas entered into and consummated a stock purchase agreement with an unaffiliated buyer (the "Lobo Sale Agreement"), with an effective date of March 1, 1997, to effect the sale (the "Lobo Sale") of the stock of TransTexas Transmission Corporation ("TTC"), its subsidiary that owned substantially all of TransTexas' Lobo Trend producing properties and related pipeline transmission system, for a sales price of approximately $1.1 billion, subject to adjustments as provided for in the Lobo Sale Agreement. Purchase price adjustments were made for, among other things: the value of certain NGLs and stored hydrocarbons; the value of gas in TTC's pipeline; prepaid expenses relating to post-effective date operations; post-closing expenses related to pre-closing operations; the value of oil and gas produced and sold between the effective date of the Lobo Sale Agreement and closing (approximately $44 million); property defects; and estimated costs
associated with liabilities incurred  before closing.    Purchase price
adjustments made at the closing of the Lobo Sale are subject to a review,
reconciliation and resolution process.   With proceeds from the Lobo Sale,
TransTexas repaid certain indebtedness and other obligations, including production payments, in an aggregate amount of approximately $84 million. The remaining net proceeds were used for the repurchase or redemption of the TransTexas Senior Secured Notes and for general corporate purposes.

      TRANSTEXAS SENIOR SECURED NOTES TENDER OFFER. On June 13, 1997, TransTexas completed the Tender Offer for the TransTexas Senior Secured Notes for 111 1/2% of their principal amount (plus accrued and unpaid interest). Approximately $785.4 million principal amount of TransTexas Senior Secured
Notes were tendered and accepted by TransTexas.   The TransTexas Senior Secured
Notes remaining outstanding were called for redemption on June 30, 1997 pursuant to the terms of the indenture governing such notes.

      TRANSTEXAS SUBORDINATED NOTES EXCHANGE OFFER. On June 19, 1997, TransTexas completed an exchange offer, pursuant to which it exchanged approximately $115.8 million aggregate principal amount of its 13 3/4% Senior Subordinated Notes due 2001 (the "TransTexas Subordinated Notes") for all of its 13 1/4% Senior Subordinated Notes due 2003 (the "Old TransTexas Subordinated Notes"). The indenture governing the TransTexas Subordinated Notes includes certain restrictive covenants, including, among others, limitations on incurring additional debt, asset sales, dividends and transactions with affiliates.

      SHARE REPURCHASE PROGRAM. TransTexas has implemented a share repurchase program (the "Share Repurchase Program") pursuant to which it plans to repurchase common stock from its public stockholders and from its affiliates, including TEC and TARC, in an aggregate amount of approximately $399 million in
value of stock purchased.   It is anticipated that TransTexas will acquire four
times the number of shares from its affiliated stockholders that it acquires from its public stockholders. Shares may be purchased through open market purchases, negotiated transactions or tender offers, or combination of the
above.   It is anticipated that the price paid to affiliated stockholders will equal the
weighted average price paid to purchase shares from the public stockholders.
As of September 30, 1997, approximately 3.9 million shares had been repurchased from public stockholders for an aggregate purchase price of approximately $61.4 million and approximately 12.6 million shares had been repurchased from TARC and TEC for an aggregate purchase price of $201 million.

      TRANSTEXAS DISBURSEMENT ACCOUNT.   Pursuant to a disbursement agreement
(the "TransTexas Disbursement Agreement") among TransTexas, TEC, the Trustee, and Firstar Bank of Minnesota, N.A. as disbursement agent (the "TransTexas Disbursement Agent"), approximately $399 million of the proceeds of the TransTexas Intercompany Loan was placed in an account (the "TransTexas Disbursement Account") to be held and invested by the disbursement agent until disbursed. Funds in the TransTexas Disbursement Account have been and will be disbursed to TransTexas as needed to fund the Share Repurchase Program. TransTexas may at any time request disbursement of interest earned on the funds in the TransTexas Disbursement Account.

      TARC NOTES TENDER OFFER. On June 13, 1997, TARC completed a tender offer (the "TARC Notes Tender Offer") for its (i) Guaranteed First Mortgage Notes due 2002 (the "TARC Mortgage Notes") for 112% of their principal amount (plus accrued and unpaid interest) and (ii) Guaranteed First Mortgage Discount Notes due 2002 (the "TARC Discount Notes" and, together with the TARC Mortgage Notes, the "TARC Notes") for 112% of their accreted value. In connection with the TARC Notes Tender Offer, TARC obtained consents from holders of the TARC Notes to certain waivers under, and amendments to, the indenture governing the TARC Notes (the "TARC Notes Indenture"), which eliminated or modified certain of the covenants and other provisions contained in the TARC Notes Indenture. TARC Mortgage Notes and TARC Discount Notes with an aggregate carrying value of $423 million were tendered and accepted by TARC at a cost to TARC of approximately $437 million (including accrued interest, premiums and other costs). As of July 31, 1997, TARC Mortgage Notes and TARC Discount Notes with an aggregate carrying value of $15.7 million remained outstanding.

      DISBURSEMENT ACCOUNT. Pursuant to a disbursement agreement (the "TARC Disbursement Agreement") among TARC, TEC, the Trustee, Firstar Bank of Minnesota, N.A. as disbursement agent (the "Disbursement Agent"), and Baker & O'Brien, Inc., as construction supervisor (the "Construction Supervisor"), $208 million of the net proceeds from the sale of the Outstanding Notes was placed into accounts in the name of TARC ($135 million) and TEC ($73 million) (together, the "TARC Disbursement Account") to be held and invested by the Disbursement Agent until disbursed. In addition, anticipated proceeds to TEC and TARC of approximately $300 million from the Share Repurchase Program have been or will be deposited in the TARC Disbursement Account as purchases are made. All funds in the TARC Disbursement Account are pledged as security for the repayment of the Notes.

      The Disbursement Agent will make disbursements for the Capital Improvement Program out of the TARC Disbursement Account in accordance with requests made by TARC and approved by the Construction Supervisor. The Construction Supervisor is required to review each such disbursement request by TARC. No disbursements may be made from the TARC Disbursement Account for purposes other than the Capital Improvement Program other than (i) up to $1.5 million per month (except for December 1997, in which disbursements may be up to $4.5 million) to fund administrative costs and certain taxes and insurance payments, not in excess of $25.5 million in the aggregate; provided, that if less than $1.5 million is spent in any month (or less than $4.5 million is spent in December 1997) the amounts that may be disbursed in one or more subsequent months will be increased by the amount of such difference, (ii) up to $50 million for feedstock upon certification by the Construction Supervisor of the Mechanical Completion (as defined) of the Delayed Coking Unit and associated facilities, (iii) up to $19 million to pay interest on, and to redeem, repurchase, defease, or otherwise retire the remaining TARC Notes and
(iv) up to $7.0 million for outstanding accounts payable. In addition, interest income from the Disbursement Account may be used for the Capital Improvement Program or disbursed to fund administrative and other costs of TARC and TEC. As of July 31, 1997, $24.9 million had been disbursed to TARC out of the Disbursement Account for use in the Capital Improvement Program and $7.0 million for general corporate purposes.

                               THE EXCHANGE OFFER

The Outstanding Notes . . . . .       The Outstanding Notes were sold by the Company on June 13, 1997, to the Initial
                                      Purchaser pursuant to a Note Purchase Agreement dated June 5, 1997 (the "Purchase
                                      Agreement").

Registration Requirements . . .       Pursuant to the Purchase Agreement, the Company and the Initial Purchaser entered into the Registration Rights Agreement, which grants the holders of the
                                      Outstanding Notes certain exchange and registration rights.  The Exchange Offer is intended to satisfy such exchange and registration rights.  If applicable law or applicable interpretations of the staff of the Commission do not permit the
                                      Company to effect the Exchange Offer, or if certain other conditions apply,  the
                                      Company has agreed to file a shelf registration statement (the "Shelf Registration
                                      Statement") covering resales of the Outstanding Notes.  See "The Exchange Offer --
                                      Shelf Registration Statement."

The Exchange Offer  . . . . . .       The Company is offering to exchange $1,000 principal amount (as shown on the face thereof) of the Exchange Notes for each $1,000 principal amount (as shown on the face thereof) of Outstanding Notes.  As of the date hereof, $475,000,000 aggregate principal amount of the Outstanding Senior Secured Notes are outstanding and
                                      $1,130,000,000 aggregate principal amount (as shown on the face thereof) of
                                      Outstanding Senior Secured Discount Notes are outstanding.  The Company will issue
                                      the Exchange Notes to holders of Outstanding Notes on                   , 1997
                                      (the "Exchange Date").

                                      Based on an interpretation of the staff of the Commission set forth in no-action letters issued to third parties, the Company believes that Exchange Notes issued pursuant to the Exchange Offer in exchange for Outstanding Notes may be offered for resale, resold and otherwise transferred by any holder thereof (other than any such holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business and that such holder does not intend to participate and has no arrangement or understanding with any person to participate in the distribution of such Exchange Notes.

                                      Each Participating Broker-Dealer must acknowledge that it will deliver a prospectus in connection with any resale of Exchange Notes.  The Letter of
                                      Transmittal for the Exchange Offer states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an
                                      "underwriter" within the meaning of the Securities Act.  This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Outstanding
                                      Notes where such Outstanding Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities.  The Company has agreed to make this Prospectus available to any Participating Broker-Dealer for use in connection with any such resale for a period of up to 180 days from the consummation of the Exchange Offer.  See "Plan of Distribution."

                                      Any holder who tenders in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of the Exchange Notes cannot rely on the position of the staff of the Commission enunciated in Exxon Capital
                                      Holdings Corporation (available April 13, 1989) or similar no-action letters and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with the resale transaction.  Failure to comply with such requirements in such instance may result in such holder incurring liability under the Securities Act for which the holder is not indemnified by the Company.

Expiration Date . . . . . . . .       5:00 p.m., New York City time on                  , 1997.

Procedures for Tendering
  Outstanding Notes . . . . . .       Each holder of Outstanding Notes wishing to accept the Exchange Offer must complete, sign and date the accompanying Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with the Outstanding Notes and any other required documentation to the Exchange
                                      Agent at the address set forth herein or otherwise comply with the procedures for tendering set forth in "The Exchange Offer -- Procedures for Tendering."  By
                                      tendering Outstanding Notes, each holder will represent to the Company that, among other things, the holder or the person receiving such Exchange Notes, whether or not such person is the holder, is acquiring the Exchange Notes in the ordinary course of business and that neither the holder nor any such other person has any arrangement or understanding with any person to participate in the distribution of such Exchange Notes.  In lieu of physical delivery of the certificates representing Outstanding Notes, tendering holders may transfer Outstanding Notes pursuant to the procedures for book-entry transfer as set forth under "The
                                      Exchange Offer--Procedures for Tendering."

Special Procedures for
  Beneficial Owners . . . . . .       Any beneficial owner whose Outstanding Notes are registered in the name of a broker-dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf.

                                      If such beneficial owner wishes to tender on such owner's own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering its Outstanding Notes, either make appropriate arrangements to register ownership of the Outstanding Notes in such owner's name or obtain a properly completed bond power from the registered holder.  The transfer of registered ownership may take considerable time.

Guaranteed Delivery
  Procedures  . . . . . . . . .       Holders of Outstanding Notes who wish to tender their Outstanding Notes and whose
                                      Outstanding Notes are not immediately available or who cannot deliver their
                                      Outstanding Notes, the Letter of Transmittal or any other documents required by the Letter of Transmittal to the Exchange Agent (or comply with the procedures for book-entry transfer) prior to the Expiration Date must tender their Outstanding
                                      Notes according to the guaranteed delivery procedures set forth in "The Exchange
                                      Offer -- Guaranteed Delivery Procedures."

Withdrawal Rights . . . . . . .       Tenders may be withdrawn at any time prior to 5:00 p.m., New York City time on the
                                      Expiration Date pursuant to the procedures described under "The Exchange Offer --
                                      Withdrawal of Tenders."

Acceptance of Outstanding
  Notes and Delivery of
  Exchange Notes  . . . . . . .       Subject to certain conditions, the Company will accept for exchange any and all
                                      Outstanding Notes that are properly tendered in the Exchange Offer prior to 5:00
                                      p.m., New York City time on the Expiration Date.  The Exchange Notes issued pursuant to the Exchange Offer will be delivered on the Exchange Date.  See "The
                                      Exchange Offer -- Terms of the Exchange Offer."

Federal Income Tax
  Consequences  . . . . . . . .       The exchange pursuant to the Exchange Offer should not be a taxable event for federal income tax purposes.  See "Certain Federal Income Tax Consequences."

Effect on Holders of
  Outstanding Notes . . . . . .       As a result of the making of this Exchange Offer, the Company will have fulfilled one of its obligations under the Registration Rights Agreement, and, with certain exceptions noted below, holders of Outstanding Notes who do not tender their
                                      Outstanding Notes will not have any further registration rights under the
                                      Registration Rights Agreement or otherwise.  Such holders will continue to hold the untendered Outstanding Notes and will be entitled to all the rights and subject to all the limitations applicable thereto under the Indenture, except to the extent such rights or limitations, by their terms, terminate or cease to have further effectiveness as a result of the Exchange Offer.  All untendered
                                      Outstanding Notes will continue to be subject to certain restrictions on transfer.
                                      Accordingly, if any Outstanding Notes are tendered and accepted in the Exchange
                                      Offer, the trading market of the untendered Outstanding Notes could be adversely affected.  See "Risk Factors -- Exchange Offer Procedures."

Private Exchange Notes  . . . .       The Registration Rights Agreement provides that if, prior to consummation of the
                                      Exchange Offer, the Initial Purchaser holds any Outstanding Notes acquired by it and having the status of an unsold allotment in the initial distribution,  the
                                      Company upon the request of such Initial Purchaser shall, simultaneously with the delivery of the Exchange Notes in the Exchange Offer, issue and deliver to the
                                      Initial Purchaser, in exchange (the "Private Exchange") for such Outstanding Notes held by the Initial Purchaser a like principal amount of debt securities of the
                                      Company that are identical in all material respects to the Exchange Notes (the
                                      "Private Exchange Notes") (and which were issued pursuant to the same indenture as the Exchange Notes).  The Private Exchange Notes are not covered by the registration statement of which this Prospectus is a part and are not being offered hereby.  Any Private Exchange Notes will be entitled to all the rights and subject to all the limitations applicable thereto under the Indenture, and will be subject to the same restrictions on transfer applicable to untendered Outstanding
                                      Notes.  See "The Exchange Offer -- Consequences of Failure to Exchange." Pursuant
                                      to the Registration Rights Agreement, however, holders of Private Exchange Notes have certain rights to require the Company to file and maintain a shelf registration statement that would allow resale of such Private Exchange Notes.

Exchange Agent  . . . . . . . .        Firstar Bank of Minnesota, N.A.

                     SUMMARY OF TERMS OF THE EXCHANGE NOTES

Securities Offered  . . . . . .        $475,000,000 aggregate principal amount of 11 1/2% Series B Senior Secured Notes due 2002 and $1,130,000,000 aggregate principal amount (as shown on the face thereof) of 13% Series B Senior Secured Discount Notes due 2002.

Maturity Date . . . . . . . . .        June 15, 2002 (the "Maturity Date").

Interest on Senior Secured
Exchange Notes  . . . . . . . .        The Senior Secured Exchange Notes will bear interest at a rate of  11 1/2% per annum.  Interest will accrue from the most recent date on which interest has been paid or, if no interest has been paid, the issue date of the Outstanding Senior
                                       Secured Notes.  Interest on the Senior Secured Exchange Notes will be payable semi-annually in cash in arrears on June 15 and December 15 of each year, commencing December 15, 1997.

Interest on Senior Secured
Discount Notes  . . . . . . . .        The Senior Secured Discount Exchange Notes will accrete at a rate of 13% per
annum                                  (compounded semi-annually on June 15 and December 15 of each year) to 100% of the face value thereof by June 15, 1999.  On their issue date the Senior Secured
                                       Discount Exchange Notes will have the same Accreted Value as the Outstanding
                                       Senior Secured Discount Notes on that date.  Cash interest on the Senior Secured
                                       Discount Exchange Notes will be payable semi-annually in arrears on June 15 and
                                       December 15 of each year, commencing December 15, 1999, at a rate of 13% per annum. For federal income tax purposes, the Senior Secured Discount Exchange
                                       Notes will be issued with original issue discount.  The amount of original issue discount will be equal to the difference between the issue price of the
                                       Outstanding Senior Secured Discount Notes and the sum of all payments provided for under the terms of the Senior Secured Discount Notes (whether denominated as principal or interest), less the amount of original issue discount that will have accrued on the Outstanding Senior Secured Discount Notes until the Exchange Date.
                                       Holders of Senior Secured Discount Exchange Notes generally will be required to include original issue discount in ordinary income over the period commencing upon the issuance of the Senior Secured Discount Exchange Notes until June 15,
                                       1999 that they hold the Senior Secured Discount Exchange Notes in advance of the receipt of cash attributable thereto. See "Certain Federal Income Tax
                                       Considerations--Taxation of the Notes."

Ranking . . . . . . . . . . . .        The Notes will be senior indebtedness of the Company. Immediately after consummation of the Exchange Offer, the Notes will be the only outstanding indebtedness of the Company, other than the Company's guaranty of the TARC Notes that remain outstanding.  The Indenture restricts the Company's and its subsidiaries' abilities to incur other indebtedness and restricts the Company's and its subsidiaries' abilities to grant additional liens on their assets except for Permitted Liens (as defined), in each case with certain exceptions. The Notes will be effectively subordinated to the indebtedness and other liabilities of the
                                       Company's subsidiaries, except to the extent that the Company is recognized as a creditor of such entity. As of July 31, 1997, TransTexas and TARC had approximately $159.4 million (excluding the TransTexas Intercompany Loan) and
                                       $16.6 million (excluding the TARC Intercompany Loan) of indebtedness and other liabilities, respectively, that ranked senior to the Notes. See "Description of the Exchange Notes--Covenants--Limitation on Incurrences of Additional Debt and
                                       Issuances of Disqualified Capital Stock" and "Description of the Exchange
                                       Notes--Covenants--Limitation on Liens."

Optional Redemption . . . . . .        The Notes are not redeemable prior to June 15, 2000, except that the Company may redeem, at its option, prior to June 15, 2000, up to 35% of the original aggregate principal amount of the Senior Secured Notes and up to 35% of the
                                       Accreted Value of the Senior Secured Discount Notes, at the redemption prices set forth herein, plus accrued and unpaid interest, if any, to and including the date of redemption, with the net proceeds of any Equity Offering. On or after June 15,
                                       2000, the Notes will be redeemable at the option of the Company, in whole or in part, at the redemption prices set forth herein, plus accrued and unpaid interest, if any, to and including the date of redemption.

Mandatory Redemption  . . . . .        None.

Change of Control . . . . . . .        Upon the occurrence of a Change of Control, the Company will be required to make an offer to purchase all of the outstanding Notes at a price equal to 101% of the principal amount thereof, together with accrued and unpaid interest, if any, or, in the case of any such offer to purchase Senior Secured Discount Notes prior to
                                       June 15, 1999, at a price equal to 101% of the Accreted Value thereof, in each case to and including the date of purchase.

Offer to Purchase . . . . . . .        The Company will be obligated, subject to certain conditions, to make an offer to purchase Notes with Excess Cash. Any such offer to purchase will be made at a price equal to 105% of the principal amount or Accreted Value thereof, as applicable, if such purchase occurs on or prior to December 31, 1997, a price equal to 108% of the principal amount or Accreted Value thereof, as applicable, if such purchase occurs during the period from January 1, 1998 through June 14,
                                       2000, and thereafter at the redemption prices set forth under "Description of the
                                       Exchange Notes--Optional Redemption" herein, in each case together with accrued and unpaid interest, if any, to and including the date of purchase.

Security  . . . . . . . . . . .        The Outstanding Notes are and the Exchange Notes will be senior obligations of the Company, secured by a lien on substantially all existing and future assets of the Company, which currently includes (w) all of the capital stock of TransTexas owned by the Company, (x) all of the outstanding common stock of TARC, (y) the
                                       TransTexas Intercompany Loan in the principal amount of $450 million, secured by a mortgage on substantially all of TransTexas' assets, other than Inventory,
                                       Receivables and Equipment and (z) the TARC Intercompany Loan in the principal amount of $920 million, secured by a mortgage on substantially all of TARC's assets, including all of the common stock of TransTexas owned by TARC, but excluding Inventory, Receivables and Equipment.  The liens on certain TEC assets securing the Notes and on the TARC assets (other than the TARC Disbursement
                                       Account) securing the TARC Intercompany Loan will be subject to the liens securing any outstanding TARC Notes until they are redeemed, repurchased, defeased or repaid. See "Description of the Exchange Notes--Collateral and
                                       Security." The Indenture prohibits the Company and certain of its subsidiaries from incurring or permitting any liens on their assets and properties other than
                                       Permitted Liens. See "Description of the Exchange Notes--Covenants--Limitation on
                                       Liens."

                                       The TransTexas Intercompany Loan pays interest at a rate of 10 7/8% per annum, payable semi-annually in cash in arrears. The TARC Intercompany Loan will accrete for two years from the date made and will thereafter bear cash interest, both at a rate of 16% per annum, compounded semi-annually. The Intercompany Loans each will mature on June 1, 2002.

Disbursement Accounts . . . . .        Following completion of the Transactions, TARC and TEC will have deposited approximately $529 million into the TARC Disbursement Account from which disbursements will be made pursuant to the TARC Disbursement  Agreement.
                                       See Note 4 to Notes to Condensed Financial Statements.  Of these funds, $427 million will be available only for the Capital Improvement Program, approximately
                                       $25.5 million will be available for general and administrative expenses, $7 million will be available for outstanding accounts payable, $50 million will be available for working capital upon completion of the Delayed Coking Unit and certain supporting units and $19 million will be available for the payment of interest on, or the redemption, purchase, defeasance or other retirement of, the outstanding TARC Notes. Also, approximately $399 million was placed in the
                                       TransTexas Disbursement Account to be held and invested by the TransTexas
                                       Disbursement Agent for use by TransTexas solely to make share repurchases pursuant to the Share Repurchase Program.  As of September 30, 1997,
                                       approximately $262.4 million had been disbursed from the TransTexas Disbursement
                                       Account.  Any funds remaining in the TransTexas Disbursement Account after the
                                       Phase II Completion Date (as defined) may be used by TransTexas for general corporate purposes. The disbursement agents will disburse funds from the disbursement accounts only upon the satisfaction of the disbursement conditions set forth in the disbursement agreements.

Certain Covenants . . . . . . .        The Indenture contains certain covenants, including covenants that limit:
                                       (i) indebtedness; (ii) restricted payments; (iii) transactions with affiliates;
                                       (iv) liens; (v) asset sales; (vi) dividends and other payment restrictions affecting restricted subsidiaries; (vii) line of business and (viii) mergers, consolidations and sales of assets. See "Description of the Exchange
                                       Notes--Covenants" and "Description of the Exchange Notes--Limitation on Merger,
                                       Sale or Consolidation."


                                  RISK FACTORS

         For a discussion of certain risks that should be carefully considered in connection with the Exchange Offer and in evaluating an investment in the Notes, see "Risk Factors."

                      SUMMARY FINANCIAL AND OPERATING DATA

         On January 30, 1996, TEC changed its fiscal year end for financial reporting purposes from July 31 to January 31. The following table sets forth selected financial and operating data of TEC and its predecessor for and at the end of each of the four years ended July 31, 1995, the six months ended January 31, 1995 and 1996, the years ended January 31, 1996 and 1997 and the six months ended July 31, 1996 and 1997. The financial data for the years ended July 31, 1992, 1993, 1994 and 1995, the six months ended January 31, 1996 and the year ended January 31, 1997, are derived from the audited financial statements of TEC. The financial data for the six months ended January 31, 1995, the year ended January 31, 1996 and the six months ended July 31, 1996 and 1997 are derived from the unaudited financial statements of TEC and contain all adjustments (consisting only of normal recurring accruals) necessary, in the opinion of management of TEC, for a fair presentation thereof. The financial data for fiscal years ended July 31, 1992 and 1993 represent the results of operations and financial position of TEC's predecessor prior to the reactivation of the refinery. During these periods, TARC had only maintenance expenses and lease income for storage facilities. The data for the year ended July 31, 1994 reflects the limited operations of the refinery commenced in March 1994 and expenses related to reactivation of portions of the refinery. Subsequent to March 1994, TARC has operated the No. 2 Vacuum Unit intermittently. TARC does not consider its historical results to be indicative of future results.

                                                                                                       Six Months Ended
                                                       Year Ended July 31,                                January 31,
                                   ----------------------------------------------------------     ---------------------------
                                      1992             1993           1994           1995            1995            1996
                                   -----------      -----------    -----------    -----------     -----------     -----------
                                                  (dollars in thousands, except per share and per unit amounts)
STATEMENT OF
 OPERATIONS DATA:
Gas, condensate, and
 NGL revenue ...................   $   227,208      $   294,753    $   300,210    $   273,092     $   142,070     $   123,253
Refining revenues ..............            --               --        174,143        140,027          71,035         107,237
Transportation revenues ........        30,749           30,816         33,240         36,787          19,161          15,892
Gain on sale of assets .........            --               --             --             --              --             474
Other revenues .................         3,402            5,425          3,192            837             603             127
                                   -----------      -----------    -----------    -----------     -----------     -----------
                                       261,359          330,994        510,785        450,743         232,869         246,983


Operating costs and
 expenses ......................        87,109          113,220        285,766        262,331         133,336         162,830
Depreciation, depletion,
 and amortization ..............        96,523           95,016        116,447        135,819          73,051          64,053
General and
 administrative expenses .......        34,912           34,954         44,807         45,592          21,037          21,213
Net interest expense ...........         1,724            2,457         50,131         74,214          29,086          44,151
Income taxes and other .........         3,587           11,103          7,231         (4,866)           (247)        (18,487)
Extraordinary loss, net of
  taxes ........................            --               --             --         56,637              --              --
                                   -----------      -----------    -----------    -----------     -----------     -----------
Net income (loss)(9) ...........   $    37,504      $    74,244    $     6,403    $  (118,984)    $   (23,394)    $   (26,777)
                                   ===========      ===========    ===========    ===========     ===========     ===========
Net income (loss) per common
  share:(1)
Income (loss) before
  extraordinary item ...........                                                  $   (13,901)                    $    (2,975)
Extraordinary item .............                                                      (12,628)                             --
                                                                                  -----------                     -----------
                                                                                  $   (26,529)                    $    (2,975)
                                                                                  ===========                     ===========
Ratio of earnings to fixed
  charges(2) ...................         12.7x            27.3x           1.2x             --              --              --

OPERATING DATA OF
 TRANSTEXAS:
Gas sales volumes (Bcf)  .......         128.4(3)         119.3          130.9          147.9            76.9            66.9
Average gas prices (dry)
 (per Mcf) .....................   $      1.36      $      1.98    $      1.96    $      1.40     $      1.41     $      1.65
Average lifting costs (per
 Mcfe) .........................   $       .19      $       .22    $       .24    $       .21     $       .21     $       .23
Number of gross wells
 drilled .......................            71              103            140             97              60              65
Percentage of wells drilled
 completed .....................            82%              85%            83%            77%             78%             74%
Net proved reserves(6):
 Gas (Bcf) .....................         686.2            695.0          717.4        1,122.6           943.4         1,139.1
 Condensate (mBbls) ............         2,171            1,968          1,935          3,049           2,637           2,903
 SEC PV10 ......................   $   623,173      $   701,434    $   544,387    $   547,646     $   533,281     $   808,062
                                           Year Ended                      Six Months Ended
                                           January 31,                          July 31,
                                   ---------------------------       -----------------------------
                                      1996            1997              1996              1997
                                   -----------     -----------       -----------       -----------
                                    (dollars in thousands, except per share and per unit amounts)
STATEMENT OF
   OPERATIONS DATA:
Gas, condensate, and
 NGL revenue ...................   $   254,275     $   360,740       $   156,245       $   111,848
Refining revenues ..............       176,229          10,857            10,857                --
Transportation revenues ........        33,518          34,423            16,870            12,055
Gain on sale of assets .........           474           7,856             7,762           532,929
Other revenues .................           361             297               357               617
                                   -----------     -----------       -----------       -----------
                                       464,857         414,173           192,091           657,449


Operating costs and
 expenses ......................       291,825         181,085            88,645            57,422
Depreciation, depletion,
 and amortization ..............       126,821         139,678            65,165            57,397
General and
 administrative expenses .......        45,768          57,500            25,663            29,767
Net interest expense ...........        89,615          95,922            52,000            60,818
Income taxes and other .........       (23,106)       (126,489)         (144,702)          171,748
Extraordinary loss, net of
  taxes ........................        56,637              --                --           156,539
                                   -----------     -----------       -----------       -----------
Net income (loss)(9)............   $  (122,703)    $    66,477       $   105,320       $   123,758
                                   ===========     ===========       ===========       ===========
Net income (loss) per common
  share:(1)
Income (loss) before
  extraordinary item ...........   $    (7,341)    $     7,384       $    11,700       $    31,142
Extraordinary item .............        (6,293)             --                --           (17,393)
                                   -----------     -----------       -----------       -----------
                                   $   (13,634)    $     7,384       $    11,700       $    13,749
                                   ===========     ===========       ===========       ===========
Ratio of earnings to fixed
  charges(2) ...................            --              --              1.8x              4.9x

OPERATING DATA OF
 TRANSTEXAS:
Gas sales volumes (Bcf)  .......         137.9           153.6(4)           74.3              53.2
Average gas prices (dry)
 (per Mcf) .....................   $      1.51     $      2.14(5)    $      1.99(5)    $      1.80
Average lifting costs (per
 Mcfe) .........................   $       .23     $       .29       $       .30       $       .35
Number of gross wells
 drilled .......................           102             151                58                55
Percentage of wells drilled
 completed .....................            75%             68%               74%               58%
Net proved reserves(6):
 Gas (Bcf) .....................       1,139.1           919.7               N/A               N/A
 Condensate (mBbls) ............         2,903           5,738               N/A               N/A
 SEC PV10 ......................   $   808,062     $ 1,449,068(7)            N/A               N/A

                                                         July 31,                                  January 31,
                                   ----------------------------------------------------    --------------------------------------
                                       1992          1993          1994          1995          1995          1996          1997
                                   ----------    ----------    ----------    ----------    ----------    ----------    ----------
                                                                               (dollars in thousands)
BALANCE SHEET DATA:
Working capital (deficit)(8) ...   $  (36,244)   $  (58,443)   $  (25,702)   $  112,998    $  (92,258)   $   25,859    $ (333,226)
Total assets ...................      377,421       431,141       758,664     1,325,656       823,726     1,456,422     1,613,735
Total long-term debt ...........        3,246         8,270       500,000     1,094,963       510,000     1,140,779     1,308,254
Stockholder's equity (deficit) .      198,957       230,418        15,262        (9,156)       (8,133)      (35,933)      (47,009)
                                           July 31,
                                   ------------------------
                                      1996            1997
                                   ----------    ----------
BALANCE SHEET DATA:
Working capital (deficit)(8) ...   $   37,514   $   65,146
Total assets ...................    1,482,229    1,966,149
Total long-term debt ...........    1,159,845    1,523,474
Stockholder's equity (deficit) .       21,234      244,872

----------

(1) Per share data for years prior to July 31, 1995 is omitted because TEC's predecessor was not a separate entity with its own capital structure.

(2) Earnings were inadequate to cover fixed charges by $138.7 million, $26.9 million, $60.4 million, $172.5 million and $18.3 million for the year ended July 31, 1995, for the six months ended January 31, 1995 and 1996 and the years ended January 31, 1996 and 1997, respectively.

(3) Includes a 3.5 Bcf adjustment resulting from a favorable litigation settlement.

(4) Sales volumes for the year ended January 31, 1997 and the six months ended July 31, 1997, include 32.0 Bcf and 7.3 Bcf, respectively, delivered pursuant to volumetric production payments

(5) Average price calculations for the year ended January 31, 1997 and the six months ended July 31, 1997, include prices for amounts delivered to third parties under volumetric production payments. The average gas prices for TransTexas' undedicated production for these periods were $2.39 per Mcf and $1.91 per Mcf, respectively. The gas price does not include the effect of hedging.

(6) These reserve data are estimates of TransTexas' proved reserves as of August 1, 1992, 1993, 1994 and 1995 and February 1, 1996 and 1997, as
         evaluated by Netherland Sewell & Associates, Inc. No reserve estimates were made for the six-month periods ended July 31, 1996 and 1997. See "Risk Factors-- General Risk Factors -- Risks Related to Forward Looking Statements and Estimates."

(7) As of February 1, 1997, the sales price used for purposes of estimating TransTexas' proved reserves and the future net cash flow from those reserves was $3.17 Mcf of natural gas and $23.99 per Bbl of condensate and oil.

(8) For all periods prior to the Asset Transfer (as defined), data excludes all cash and accounts receivable because those assets were not transferred to TransTexas in the Asset Transfer. Working capital at July 31, 1995 and 1996, and January 31, 1996 and 1997, includes $44.7 million, $46.0 million, $46.0 million and $46.0 million, respectively, in a restricted interest reserve account pursuant to the Indenture governing the TransTexas Senior Secured Notes.

(9) Net income (loss) is prior to the preferred stock dividends of $19,000 for the year ended January 31, 1997 and the six months ended July 31, 1996 and 1997.

                                  RISK FACTORS

         Prospective investors in the Exchange Notes should carefully consider the risk factors set forth below as well as the other information contained in this Prospectus or incorporated by reference herein.

GENERAL RISK FACTORS

         SIGNIFICANT LEVERAGE. At July 31, 1997, the Company's total short- and long-term debt was approximately $1,529.7 million, which represented approximately 86.2% of the total capitalization of the Company. In addition, the accretion of original issue discount on the Senior Secured Discount Notes will increase the indebtedness represented by the Notes to approximately $1.6 billion by June 15, 1999.

         At July 31, 1997, the total short- and long-term debt of TransTexas was approximately $596.1 million, which represented approximately 70.2% of the total capitalization of TransTexas. The total long-term debt of TARC was approximately $705.7 million, which represented approximately 95.6% of the total capitalization of TARC. In addition, the accretion of value on the TARC Intercompany Loan will increase the indebtedness represented thereby to $920 million by June 15, 1999. Further, earnings adjusted to eliminate certain non-recurring gains of TransTexas and TARC for the year ended January 31, 1997, after giving effect to the Transactions, would have been inadequate to cover pro forma fixed charges by approximately $61.2 million and $123.6 million, respectively. The high degree of leverage of TransTexas and TARC will have significant consequences, including (i) a substantial portion of TransTexas' and TARC's net cash provided by operations will be committed to the payment of their interest expense and principal repayment obligations, (ii) TransTexas' cash flow will be more sensitive to fluctuations in natural gas prices than less highly leveraged companies, (iii) TARC's cash flow will be more sensitive to fluctuations in feedstock costs and refined product prices than less highly leveraged companies and (iv) TransTexas and TARC will be more highly leveraged than other companies in their industries, which may place them at a competitive disadvantage.

         The Company is the sole obligor with respect to the Outstanding Notes and will be the sole obligor with respect to the Exchange Notes, and the Notes are not obligations of, nor are they guaranteed by, any of the Company's subsidiaries. The Company is a holding company with no business operations, and its only sources of liquidity will be payments on the Intercompany Loans or other loans to its subsidiaries, dividends on stock of its subsidiaries, interest on funds in the TARC Disbursement Account and, in limited circumstances as permitted by the Indenture, sales of stock of its subsidiaries. The Company's holding company structure could adversely affect the Company's ability to meet its obligations to the holders of the Notes. There can be no assurance that TransTexas or TARC will generate sufficient cash flow from operations to pay interest on or repay the principal amount of the Intercompany Loans when such amounts become due. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources." In addition, any right of the Company to receive assets of TransTexas, TARC, TTXD or any of their subsidiaries upon their liquidation or recapitalization (and the consequent right of holders of the Notes to participate in those assets) will be subordinate to the claims of creditors of TransTexas, TARC, TTXD or any of their subsidiaries, as applicable, except to the extent that the Company is itself recognized as a creditor of such entity. TARC's ability to satisfy its principal and interest obligations on the TARC Intercompany Loan from its cash flow from operations will depend on its ability to complete its refinery and attain an adequate level of profitability. There can be no assurance that the Company's subsidiaries will be legally permitted to pay dividends to the Company prior to the Maturity Date of the Notes. Further, it is anticipated that any credit facility entered into by any of the Company's subsidiaries will restrict such subsidiary's ability to pay dividends to the Company. The Company, TransTexas and TARC may require sources of liquidity other than cash flow from operations, including asset sales or equity or debt financings, to retire or otherwise refinance the principal amount of the Notes, the TransTexas Intercompany Loan and the TARC Intercompany Loan, respectively, on or prior to maturity.

         ADEQUACY OF COLLATERAL; RISKS OF FORECLOSURE. The Company has granted and pledged to the Trustee, for the ratable benefit of the holders of the Notes, a security interest in substantially all of the assets of the Company, including without limitation the Intercompany Loans and the stock of TransTexas and TARC owned by the Company. The Intercompany Loans are secured obligations of each obligor. The TransTexas Intercompany Loan is secured by a mortgage on substantially all of TransTexas' assets, other than Inventory, Receivables and Equipment and the TARC Intercompany Loan is secured by a mortgage on substantially all of TARC's assets, other than Inventory, Receivables and Equipment (collectively, with the assets of the Company, the "Collateral").

         There can be no assurance that the Trustee will be able to foreclose on or dispose of any of the Collateral without substantial delays and other risks, or that the proceeds obtained therefrom will be sufficient to pay all amounts owing to holders of the Notes. TransTexas intends to file a shelf registration statement and any of the Company's other subsidiaries whose stock is pledged to the Trustee will be required to grant registration rights with respect to such stock, in each case to allow the Trustee to be able to sell the pledged shares of their common stock publicly. Circumstances beyond the control of the Company, however, may delay the availability of a current prospectus. There is currently no public market for the shares of TARC common stock and there can be no assurance that there will be any public market for the common stock of any other subsidiary of the Company. The market prices of the common stock of the Company's subsidiaries for which there is a public market may be influenced by many factors, including, among others, investor perception of the subsidiary, conditions in the subsidiary's industry, fluctuations in quarterly results, the potential public sale of the shares pledged to secure the Notes and general economic and market conditions. In addition, the stock market has experienced substantial price and volume fluctuations in recent years. These fluctuations have had a significant effect on the market price of the stock of many companies, often unrelated to the operating performance of the companies.

         Upon completion of the Capital Improvement Program, management of TARC estimates that TARC's refinery will have a replacement cost of approximately $1.4 billion. However, if the Trustee forecloses on the refinery, the proceeds from the sale of refinery assets may be significantly less than such replacement cost. Although TARC and its predecessors have previously invested in excess of $1.1 billion in capital improvements, if the refinery does not achieve profitable operations, management of TARC estimates that the components of the refinery, excluding land, would have a liquidation value of only $125 million to $200 million after expenditure of the funds budgeted for completion of the Capital Improvement Program. Further, TARC may be subject to liability under applicable Pollution Control Laws (as defined) and Hazardous Substance Cleanup Laws (as defined). If the Trustee forecloses on the Collateral, it could incur liability in certain circumstances for the environmental liabilities of TARC. See "Business of TARC -- Environmental Matters."

         The Collateral will be subject to liens securing certain other indebtedness and liens arising pursuant to certain other existing or future obligations may be entitled to priority over the Trustee's lien thereon. See "-- Lien Priority."

         TARC and TransAmerican are parties to tax benefit transfer ("TBT") leases relating to certain items of property that are part of the refinery. If, upon an Event of Default (as defined), the refinery were sold in lieu of foreclosure and the transferee(s) of those items of property did not agree to take those items of property subject to the TBT leases, TARC and TransAmerican would be obligated to indemnify the lessors for the loss of related tax benefits to the extent provided in the TBT leases. TARC estimates that the aggregate indemnity obligations under the TBT leases in that event would be approximately $39 million in September 1997 and would decrease by approximately $6 million each year thereafter. If the refinery were sold in a court-supervised foreclosure or transferred as a part of a bankruptcy proceeding, the lessors could elect to continue the TBT leases in effect for tax purposes. In that case, the transferee(s) of those items of property might be required to amortize the purchase price of those items for tax purposes in a manner that would be less advantageous than if the TBT leases were not deemed to continue in effect for tax purposes. These adverse tax consequences may result in a reduced price for the refinery if it were sold.

         In addition, if the Company becomes a debtor in a case under the United States Bankruptcy Code (the "Bankruptcy Code"), the automatic stay imposed by the Bankruptcy Code would prevent the Trustee from selling or otherwise disposing of the Collateral without bankruptcy court authorization. In that case, the foreclosure might be delayed indefinitely. Moreover, the bankruptcy of any entity related to the Company might result in a similar delay if the Company were "substantively consolidated" with the related entity. See " -- Certain Bankruptcy Considerations."

         RISKS RELATED TO FORWARD LOOKING STATEMENTS AND ESTIMATES. This Prospectus includes "forward-looking statements" as defined in Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical facts included in this Prospectus regarding the Company's and its subsidiaries' financial positions, business strategies, plans and objectives of management for future operations and indebtedness covenant compliance, including but not limited to words such as "anticipates," "expects," "estimates," "believes" and "likely," are forward-looking statements. Management of the Company and its subsidiaries believe that their current views and expectations are based on reasonable assumptions; however, there are significant risks and uncertainties that could significantly affect expected results. Important factors that could cause actual results to differ materially from those in the forward-looking statements are disclosed throughout this Prospectus and include, without limitation, engineering problems, work stoppages, cost overruns, personnel or materials shortages, fluctuations in the commodity prices for petroleum and refined products, casualty losses, the success of TransTexas' exploration and production activities, conditions in the capital markets and competition. The Company does not intend to update or otherwise revise the forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

         There are numerous uncertainties inherent in estimating quantities of proved reserves, including many factors beyond the control of TransTexas. The reserve data included in this Prospectus represent only estimates prepared by Netherland, Sewell & Associates, Inc. ("Netherland Sewell"). Gas reserve assessment is a subjective process of estimating the recovery from underground accumulations of gas that cannot be measured in an exact way, and estimates by other persons might differ materially from those of Netherland Sewell. Certain events, including production, acquisitions and future drilling and development could result in increases or decreases in estimated quantities of proved reserves. In addition, estimates of TransTexas' future net revenues from proved reserves and the present value thereof are based on certain assumptions regarding future natural gas prices, production levels, production and ad valorem taxes and operating and development costs that may not prove to be correct over time.

         LIEN PRIORITY. The mortgage securing the TransTexas Intercompany Loan creates a lien on substantially all of TransTexas' assets, other than Inventory, Receivables and Equipment, subject to exceptions permitted under the
security documents relating thereto.   The mortgage securing the TARC
Intercompany Loan creates a lien on substantially all of TARC's assets, other than Inventory, Receivables and Equipment, subject to exceptions permitted under the security documents relating thereto, including the lien securing any TARC Notes that remain outstanding after consummation of the TARC Notes Tender Offer until they are redeemed, repurchased, defeased or repaid.

         Certain types of subsequent encumbrances (such as tax liens, mechanics' and materialmen's liens, and environmental liens) are entitled to priority over the liens of the mortgages as a matter of law. The title policy insuring the lien of the mortgage on the refinery real property contains exceptions from coverage for these and other matters. See "Business of TARC -- Title Insurance." The Trustee has entered into an intercreditor agreement with the trustee under the TARC Notes Indenture that provides among other things that (i) the TARC Intercompany Loan will be subordinated in right of payment (except regularly scheduled payments, provided no default under the TARC Notes Indenture exists or would result therefrom) and lien priority to the TARC Notes, (ii) (A) in the event of any liquidation or reorganization of TARC, any cash or other assets paid or distributed on account of the TARC Intercompany Loan will be applied, after payment of reasonable costs and expenses relating to obtaining such proceeds, to the payment of the TARC Notes and, only after the TARC Notes have been paid in full, to the payment of the TARC Intercompany Loan, and (B) in any other event, any such proceeds will be applied so as not to impair or affect the right of the holders of the TARC Notes to receive payments as and when due (but nothing contained in the intercreditor agreement shall be construed to prohibit, limit or otherwise affect the rights of TARC to transfer, dispose of or otherwise deal with its properties and assets included within the Collateral securing both the TARC Notes and the TARC Intercompany Loan (the "TARC Shared Collateral"), and the proceeds thereof, in any manner permitted under the TARC Notes Indenture or the security documents relating to the TARC Intercompany Loan) and (iii) determinations regarding the exercise of remedies against the TARC Shared Collateral will be made by a majority of the outstanding principal amount of the TARC Notes and the TARC Intercompany Loan. It is anticipated that the principal amount of the TARC Intercompany Loan will remain such that determinations under the intercreditor agreement regarding enforcement of remedies and dispositions of the TARC Shared Collateral will be controlled by the Trustee, as the assignee of the TARC Intercompany Loan, and thus, indirectly, by the holders of the Notes, except that, and the intercreditor agreement so provides, nothing contained in the intercreditor agreement will impair or affect the right of the holders of any TARC Notes, respectively, to institute suit for the enforcement of any payment thereon as and when due.

         The Indenture and the Security Documents (as defined) provide that the security interest of the Trustee in the Collateral securing the TransTexas Intercompany Loan will be subordinated to debt or other obligations secured by
(a) pledges of (i) assets or deposits of cash or cash equivalents to secure the performance of bids, trade contracts (other than borrowed money), leases, statutory obligations, surety bonds, performance bonds and other obligations of a like nature in an aggregate amount outstanding at any time not in excess of a certain percentage of TransTexas' SEC PV10 or (ii) assets, the fair market value of which is not in excess of $40 million, or deposits of cash or cash equivalents, in each case, to secure appeal or supersedeas bonds (or to secure reimbursement obligations or letters of credit in support of such bonds); (b) Liens encumbering initial deposits and margin deposits securing Swap Obligations or Permitted Hedging Transactions (each as defined); (c) certain pledges of assets to secure margin obligations, settlement obligations, reimbursement obligations or letters of credit in connection with Permitted Hedging Transactions; (d) encumbrances or title defects on real property which, in the aggregate, are not material; (e) pledges or deposits in connection with social security legislation, property insurance and liability insurance; (f) certain Liens granted in connection with the Presale of Gas (as defined); (g) certain Liens created on acreage drilled or to be drilled pursuant to Drilling Programs (as defined), on Hydrocarbons (as defined) produced therefrom and on the proceeds of such Hydrocarbons to secure TransTexas' obligations thereunder;
(h) Liens securing (i) Royalty Payment Obligations (as defined) and (ii) Permitted Production Payment Obligations (as defined); (i) Liens that secure certain Unrestricted Non-Recourse Debt (as defined); and in certain instances
(j) Liens on the proceeds of any property subject to a Permitted TransTexas Lien or on deposit accounts containing any such proceeds. The Indenture and the Security Documents further provide that the security interest of the Trustee in the Collateral securing the TARC Intercompany Loan will be subordinated to debt or other obligations secured by (a) deposits of cash or Cash Equivalents to secure (i) the performance of bids, trade contracts (other than borrowed money), leases, statutory obligations, surety bonds, performance bonds, and other obligations of a like nature (or to secure reimbursement obligations or letters of credit issued to secure such performance or other obligations) in an aggregate amount outstanding at any one time not in excess of $5 million or
(ii) appeal or supersedeas bonds (or to secure reimbursement obligations or letters of credit in support of such bonds); (b) encumbrances or title defects on real property which, in the aggregate, are not material; (c) pledges or deposits made in connection with social security legislation, property insurance and liability insurance; (d) certain Liens on real or personal property, acquired after the Issue Date (as defined); (e) non-material leases or subleases granted to others; (f) certain Liens securing reimbursement obligations with respect to letters of credit that encumber documents relating to such letters of credit and the products and proceeds thereof; (g) Liens encumbering initial deposits and margin deposits securing Swap Obligations or Permitted Hedging Transactions; (h) Liens on cash deposits to secure reimbursement obligations with respect to letters of credit after the Delayed Coking Unit is completed; (i) Liens that secure certain Unrestricted Non-Recourse Debt; and in certain instances (j) Liens on the proceeds of any property subject to a Permitted TARC Lien or on deposit accounts containing any such proceeds. In certain circumstances, the Indenture may require the Trustee to release Collateral with respect to the foregoing clauses. See "Description of the Exchange Notes -- Collateral and Security."

         POTENTIAL TAX LIABILITIES. Part of the refinancing of TransAmerican's debt in 1993 involved the cancellation of approximately $65.9 million of accrued interest and of a contingent liability for interest of $102 million owed by TransAmerican. TransAmerican has taken the federal tax position that the entire amount of this debt cancellation is excluded from its income under the cancellation of indebtedness provisions (the "COD Exclusion") of the Internal Revenue Code of 1986, as amended, and has reduced its tax attributes (including its net operating loss and credit carry forwards) as a consequence of the COD Exclusion. No federal tax opinion was rendered with respect to this transaction, however, and TransAmerican has not obtained a ruling from the Internal Revenue Service (the "IRS") regarding this transaction. TransTexas believes that there is substantial legal authority to support the position that the COD Exclusion applies to the cancellation of TransAmerican's indebtedness. However, due to factual and legal uncertainties, there can be no assurance that the IRS will not challenge this position, or that such challenge would not be upheld. Under an agreement between TransTexas, TransAmerican and certain of TransAmerican's subsidiaries (the "Tax Allocation Agreement"), TransTexas has agreed to pay an amount equal to any federal tax liability (which would be approximately $25.4 million) attributable to the inapplicability of the COD Exclusion. Any such tax would be offset in future years by alternative minimum tax credits and retained loss and credit carryforwards to the extent recoverable from TransAmerican. As a member of the TNGC Consolidated Group (defined below), each of TransTexas, TEC and TARC will be severally liable for any tax liability resulting from the above-described transactions. The IRS has commenced an audit of the consolidated federal income tax returns of the TNGC Consolidated Group for its taxable years ended July 31, 1994 and 1995. Because the audit is in its initial stages, it is not possible to predict the scope of the IRS' review or whether any tax deficiencies will be proposed by the IRS as a result of its review.

         Based upon independent legal advice, TransTexas has determined that it will not report any significant federal income tax liability as a result of the Lobo Sale. There are, however, significant uncertainties regarding TransTexas' tax position and no assurance can be given that TransTexas' position will be sustained if challenged by the IRS. TransTexas is part of an affiliated group for tax purposes (the "TNGC Consolidated Group"), which includes TNGC Holdings Corporation, the sole stockholder of TransAmerican. No letter ruling has been or will be obtained from the IRS regarding the Lobo Sale by any member of the TNGC Consolidated Group. If the IRS were to successfully challenge TransTexas' position, each member of the TNGC Consolidated Group would be severally liable under the consolidated tax return regulations for the resulting taxes, in the estimated amount of up to $250 million (assuming the use of existing tax attributes of the TNGC Consolidated Group), possible penalties equal to 20% of the amount of the tax, and interest at the statutory rate (currently 9%) on the tax and penalties (if any). The Tax Allocation Agreement has been amended so that TransAmerican is obligated to fund the entire tax deficiency (if any) resulting from the Lobo Sale. There can be no assurance that TransAmerican would be able to fund any such payment at the time due and the other members of the TNGC Consolidated Group, thus, may be required to pay the tax. TransTexas has reserved approximately $75 million with respect to the potential tax liability for financial reporting purposes to reflect a portion of the federal tax liability that TransAmerican might not be able to pay. If TransTexas or any of the other related companies were required to pay this tax deficiency, it is likely that it would be required to sell significant assets or raise additional debt or equity capital to fund the payment.

         DECONSOLIDATION FOR FEDERAL INCOME TAX PURPOSES. As of September 15, 1997, TEC and TARC, both subsidiaries of TransAmerican, owned approximately 68.9% and 3.4%, respectively, of the outstanding common stock of TransTexas. These shares are pledged as collateral for TEC's outstanding debt securities.

         Under certain circumstances, TransAmerican, TARC or TEC may sell or otherwise dispose of shares of common stock of TransTexas. If, as a result of any sale or other disposition of TransTexas' common stock, the aggregate ownership of TransTexas by members of the TNGC Consolidated Group (excluding TransTexas) is less than 80% (measured by voting power and value), TransTexas will no longer be a member of the TNGC Consolidated Group for federal tax purposes ("Deconsolidation") and, with certain exceptions, will no longer be obligated under the terms and conditions of, or entitled to the benefits of,
the Tax Allocation Agreement.   Further, if TEC or TARC sells or otherwise
transfers any stock of TARC, or issues any options, warrants or other similar rights relating to such stock, outside of the TNGC Consolidated Group, which represents more than 20% of the voting power or equity value of TARC, then a
Deconsolidation of TARC  would occur.   A Deconsolidation of TARC would result
in a Deconsolidation of TransTexas if members of the TNGC Consolidated Group, excluding TARC, does not then own at least 80% of the voting power and equity value of TransTexas. Upon a Deconsolidation of TransTexas, members of the TNGC Consolidated Group that own TransTexas common stock could incur a substantial amount of federal income tax liability. If such Deconsolidation occurred during the fiscal year ending January 31, 1998, the aggregate amount of this tax liability is estimated to be between $50 million and $100 million, assuming no reduction for tax attributes of the TNGC Consolidated Group. However, such tax liability generally would be substantially reduced or eliminated in the event that the IRS successfully challenged TransTexas' position on the Lobo Sale. Each member of a consolidated group filing a consolidated federal income tax return is severally liable to the IRS for the consolidated federal income tax liability of the consolidated group. There can be no assurance that each TNGC Consolidated Group member will have the ability to satisfy any tax obligation attributable to the foregoing transactions at the time due and, therefore, other members of the group, including TEC, TransTexas or TARC, may be required to pay the tax.

         Generally, under the Tax Allocation Agreement, if net operating losses of TransTexas or TARC are used by other members of the TNGC Consolidated Group, then TransTexas and TARC are entitled to the benefit (through reduced current taxes payable) of such losses in later years to the extent TransTexas or TARC has taxable income, remains a member of the TNGC Consolidated Group and the other group members have the ability to pay such taxes. If TransAmerican, TEC or TARC transfers shares of common stock of TransTexas or TARC (or transfers options or other rights to acquire such shares) and, as a result of such transfer, Deconsolidation of TransTexas or TARC occurs, TransTexas and TARC would not thereafter receive any benefit pursuant to the Tax Allocation Agreement for net operating losses of TransTexas and TARC used by other members of the TNGC Consolidated Group prior to the Deconsolidation of TransTexas or TARC.

          TransTexas is required, under the Tax Allocation Agreement, to pay any Texas franchise tax (which is estimated not to exceed $11.4 million) attributable to prior year transactions. TransTexas paid approximately $5.4 million of such tax as of the closing of the Lobo Sale and will pay a substantial amount of the remaining tax within the ensuing 12-month period.

         POTENTIAL EFFECTS OF A CHANGE OF CONTROL. The TransTexas Subordinated Notes Indenture provides that, upon the occurrence of a change of control (as defined therein), each holder of the TransTexas Subordinated Notes will have the right to require TransTexas to repurchase such holder's notes at 101% of the principal amount thereof plus accrued and unpaid interest. Pursuant to the terms of the Intercompany Loans, upon the occurrence of a change of control, TEC would have the right to require TransTexas and TARC to repay the principal of the TransTexas Intercompany Loan in an amount equal to a pro rata share of the amount TEC is required to pay under the Indenture. Such pro rata share would be calculated using the ratio of the outstanding principal amount of the TransTexas Intercompany Loan (or, for TARC, the accreted value of the outstanding principal amount of the TARC Intercompany Loan) to the sum of (i) the outstanding principal amount of the TransTexas Intercompany Loan plus (ii) the accreted value of the outstanding principal amount of the TARC Intercompany Loan. A change of control would be deemed to occur under the TransTexas Subordinated Notes Indenture in the case of certain changes or other events in respect of the ownership of TransTexas, including any circumstances pursuant to which any person or group other than John R. Stanley (or his heirs, his estate or any trust in which he or his immediate family members have, directly or indirectly, a beneficial interest in excess of 50%) and his subsidiaries or the Trustee is or become the beneficial owner of more than 50% of the total voting power of TransTexas' then outstanding voting stock and during the 90-day period thereafter the rating on the notes is downgraded or withdrawn. A change of control would be deemed to occur under the Indenture and the Intercompany Loans in the case of certain changes or other events in respect of the ownership or control of TEC, TransTexas, or TARC including any circumstance pursuant to which (i) any person or group, other than John R. Stanley (or his heirs, his estate or any trust in which he or his immediate family members have, directly or indirectly, a beneficial interest in excess of 50%) and his subsidiaries or the Trustee is or becomes the beneficial owner of more than 50% of the total voting power of TEC's then outstanding voting stock or (ii) TEC or any of its subsidiaries own some of TransTexas' or TARC's capital stock, respectively, but less than 50% of the total voting stock or economic value of TransTexas or TARC, respectively, unless the Notes have an investment grade rating for the period of 120 days thereafter. The term "person," as used in the definition of change of control, means a natural person, company, government or political subdivision, agency or instrumentality of a government and also includes a "group," which is defined as two or more persons acting as a partnership, limited partnership or other group. In addition, certain changes or other events in respect of the ownership or control of TransTexas that do not constitute a "change of control" under the TransTexas Subordinated Notes Indenture or the Indenture may result in a "change of control" of TransTexas under the terms of TransTexas' credit facility (the "BNY Facility") and certain equipment financing. Such an occurrence could create an obligation for TransTexas to repay such other indebtedness. At July 31, 1997, TransTexas had approximately $26.6 million of indebtedness (excluding the TransTexas Intercompany Loan and the TransTexas Subordinated Notes) subject to such right of repayment or repurchase. In the event of a change of control under the Indenture or a "change of control" under the terms of the TransTexas Subordinated Notes Indenture or other outstanding indebtedness, there can be no assurance that TransTexas or TARC will have sufficient funds to satisfy any such payment obligations.

         A change of control or other event that results in Deconsolidation of TransTexas and TransAmerican for federal income tax purposes could result in acceleration of a substantial amount of federal income taxes. See "--Deconsolidation for Federal Income Tax Purposes."

         ORIGINAL ISSUE DISCOUNT. The Senior Secured Discount Exchange Notes will be issued with original issue discount for federal income tax purposes ("OID"). Consequently, holders of the Senior Secured Discount Exchange Notes generally will be required to include OID over the period commencing on the issuance of the Senior Secured Discount Exchange Notes until June 15, 1999 that they hold the Senior Secured Discount Notes in ordinary income for federal income tax purposes in advance of the receipt of the cash attributable thereto. See "Certain Federal Income Tax Considerations" for a more detailed discussion of the federal income tax consequences of the purchase, ownership and disposition of the Senior Secured Discount Notes.

         If a bankruptcy case is commenced by or against the Company under the Bankruptcy Code after the issuance of the Senior Secured Discount Notes, the claim of a holder of Senior Secured Discount Notes with respect to the principal amount thereof may be limited to an amount equal to the sum of (i) the initial offering price and (ii) that portion of the OID (if any) that is deemed not to constitute "unmatured interest" for purposes of the Bankruptcy Code. Any OID that was not amortized as of any such bankruptcy filing would constitute "unmatured interest."

         CERTAIN BANKRUPTCY CONSIDERATIONS. An investment in the Exchange Notes involves certain risks in the event that the Company or any of its related entities becomes the debtor in a case under the Bankruptcy Code, including substantive consolidation and fraudulent transfer risks, as well as risks discussed elsewhere herein. If any of John R. Stanley, TNGC, TransAmerican, TransTexas, TARC, TTXD or any other related entity becomes a debtor in a case under the Bankruptcy Code, and if the bankruptcy court enters an order "substantively consolidating" the Company, TransTexas or TARC and the debtor in that case, payment of the Notes could be delayed or impaired. In a substantive consolidation, the assets and liabilities of the affected entities are combined, so that the creditors of all entities share in the consolidated pool of assets. Such a consolidation would expose the holders of the Notes not only to the usual impairments resulting from bankruptcy, such as a stay of the Trustee's right to foreclose, but also to potential dilution of the amount recoverable because of the larger creditor base. See "-- Adequacy of Collateral; Risks of Foreclosure" and "-- Original Issue Discount."

         It should be noted that TransAmerican and its affiliates filed a voluntary bankruptcy petition in 1975 and began operating pursuant to a confirmed plan of reorganization in May 1980. TransAmerican filed a voluntary bankruptcy petition again in 1983 and emerged from bankruptcy in 1987. In both of those cases, TransAmerican's creditors received less than the amounts to which they were otherwise entitled.

         FRAUDULENT TRANSFER CONSIDERATIONS. The Company's obligations under the Notes, TransTexas' obligations under the TransTexas Intercompany Loan, TARC's obligations under the TARC Intercompany Loan, the security interests in TransTexas' assets and TARC's assets to secure the TransTexas Intercompany Loan and the TARC Intercompany Loan, respectively, and the obligations of any future subsidiary of TransTexas or TARC as guarantors of the TransTexas Intercompany Loan and the TARC Intercompany Loan, respectively, may in each case be subject to review under state or federal fraudulent transfer laws in the event of the bankruptcy or other financial difficulty of the Company, TransTexas, TARC or any future subsidiary of TransTexas or TARC. The Company believes that the Transactions will not constitute a fraudulent transfer; however, there can be no assurance that a court would reach a similar conclusion.

         Under those laws, if a court, in a lawsuit by an unpaid creditor or representative of creditors of a debtor, such as a trustee in bankruptcy or the debtor as a Chapter 11 debtor in possession, were to find that at the time of a transfer by the debtor (including the grant of a security interest in the debtor's assets) or the incurrence of an obligation by the debtor, such debtor
(1) made the transfer or incurred the obligation with actual intent to hinder, delay or defraud creditors or (2) (a) received less than fair consideration or reasonably equivalent value for the transfer or the incurrence of the obligation and (b) either (i) was or was rendered insolvent, (ii) was engaged in a business or transaction for which its remaining unencumbered assets constituted unreasonably small capital or (iii) intended to incur or believed that it would incur debts beyond its ability to pay such debts as they mature, the court could avoid the transfer or the obligation, as the case may be. In the event of an avoided obligation, the court could direct the return of any amounts paid thereunder to the debtor or to a fund for the benefit of its creditors.

         A court is likely to hold that an obligor did not receive fair consideration or reasonably equivalent value to the extent that the proceeds of its borrowing were distributed by dividend or otherwise to its shareholders. Thus, the Company will likely be deemed not to have received reasonably equivalent value for its obligations under the Notes to the extent that the proceeds were used for the TEC Preferred Stock Redemption. Similarly, a court may hold that TransTexas did not receive reasonably equivalent value for its obligations under the TransTexas Intercompany Loan to the extent that the proceeds thereof are deemed to have been used in the Share Repurchase Program.

         The measure of insolvency for purposes of the foregoing will vary depending on the law of the jurisdiction being applied. Generally, however, an entity would be considered insolvent if the sum of its debts (including contingent or unliquidated debts) is greater than all of its property at a fair valuation or if the present fair salable value of its assets is less than the amount that will be required to pay its probable liability on its existing debts as they become absolute and matured.

         If a court found that at the time of the Transactions, clause (1) or
(2) above applied to the Company's obligations under the Notes, to TransTexas' or TARC's respective obligations under the TransTexas Intercompany Loan or the TARC Intercompany Loan, to the grant of the security interests securing the TransTexas Intercompany Loan and the TARC Intercompany Loan, or to the obligations of any guarantor of the TransTexas Intercompany Loan or the TARC Intercompany Loan, the court could avoid the obligations or the grant of the security interest, as the case may be.

         The liability of any future subsidiary of TransTexas and TARC under their respective guarantees of the TransTexas Intercompany Loan and the TARC Intercompany Loan will in each case be limited to the guarantor's "Adjusted Net Assets," the maximum amount that the guarantor could pay without (among other things) becoming insolvent. This limitation is intended to protect the guarantees from avoidance as fraudulent transfers, although there can be no assurance that it will successfully do so. There can also be no assurance that such limited amounts will suffice to pay amounts owed under the Intercompany Loans in full. As explained above, if any guarantor pays any amount under its guarantee for the benefit of the holders of the Notes, and if a court thereafter finds that the payment exceeded the guarantee's maximum amount, the court could direct that the payment be repaid to the guarantor or to a fund for the benefit of its creditors.

         CONTROL BY SOLE STOCKHOLDER; POTENTIAL CONFLICTS OF INTEREST. TransAmerican is the sole holder of common stock of the Company. As a member of the board of directors and chief executive officer of TransAmerican, the Company, TransTexas and TARC, and sole stockholder, chairman of the board and chief executive officer of TNGC, John R. Stanley is in a position to control or significantly influence the management and operations of the Company, TransTexas and TARC, including actions with respect to pending and future litigation. The directors generally will have fiduciary obligations to TransAmerican, the sole holder of common stock of the Company, and not to the holders of the Notes. There can be no assurance that conflicts will not arise between TNGC, TransAmerican, the Company, TransTexas, TARC, Mr. Stanley in his various capacities and the holders of the Notes. In addition, Mr. Stanley has guaranteed certain indemnity obligations of TransAmerican and TransTexas and certain debt of TransTexas. The Company's, TransTexas' or TARC's response to any litigation or any indemnification demand may be influenced by TransAmerican or Mr. Stanley in a manner that could be adverse to the holders of the Notes.

         TNGC, TransAmerican and its existing subsidiaries, including the Company, TransTexas and TARC, are parties to a tax allocation agreement, the general terms of which will provide for TNGC and all of its subsidiaries to file federal income tax returns as members of a consolidated group. The tax allocation agreement requires the Company, TransTexas and TARC to make certain payments to TNGC to enable TNGC to pay its federal or alternative minimum tax. In the event of an IRS audit or examination, the tax allocation agreement gives TNGC the authority to compromise or settle disputes and to control litigation, subject to the approval of the Company, TransTexas or TARC, as the case may be, where such compromise or settlement affects the determination of the separate tax liability of that company. See "Certain Relationships and Related Transactions."

         MATERIAL PROCEEDINGS. TransTexas and TARC have been and continue to be involved in a number of legal proceedings. The adverse resolution in any reporting period of one or more of any such matters could have a material adverse impact on the results of operations of TransTexas or TARC and the Company for that period. See "Business of TransTexas -- Legal Proceedings" and "Business of TARC -- Legal Proceedings."

         ABSENCE OF PUBLIC MARKET FOR THE NOTES. The Outstanding Notes have not been registered under the Securities Act, are subject to significant restrictions on resale and have no established trading markets. The Company does not intend to apply for listing of the Outstanding Notes or the Exchange Notes on any securities exchange or to seek the admission thereof to trading in The Nasdaq Stock Market. The Initial Purchaser has informed the Company that it currently intends to make a market in the Exchange Notes. However, it is not so obligated, and any such market making may be discontinued at any time without notice. In addition, such market making activity will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the Exchange Offer or the pendency of the Shelf Registration Statement. See "Description of the Exchange Notes -- Registration Rights." Accordingly, no assurance can be given that an active public or other market will develop for the Exchange Notes.

         If a market for the Exchange Notes does not develop, purchasers may not be able to resell any of the Notes for an extended period of time, if at all. If a market for the Exchange Notes does develop, the Exchange Notes may trade at a discount from their initial offering price, depending upon prevailing interest rates, results of operations of TransTexas or TARC, the market for similar securities and other factors. There can be no assurance that a holder of Notes will be able to sell such securities in the future or that such sale will be at a price equal to or greater than the initial offering price of the Outstanding Notes.

         EXCHANGE OFFER PROCEDURES. Issuance of the Exchange Notes in exchange for Outstanding Notes pursuant to the Exchange Offer will be made only after timely receipt by the Company of such Outstanding Notes, a properly completed and duly executed Letter of Transmittal and all other required documents. Therefore, holders of the Outstanding Notes desiring to tender such Outstanding Notes in exchange for Exchange Notes should allow sufficient time to ensure timely delivery. The Company is under no duty to give notification of defects or irregularities with respect to the tenders of Outstanding Notes for exchange. Outstanding Notes that are not tendered or are tendered but not accepted will, following the consummation of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof. Upon consummation of the Exchange Offer, the registration rights under the Registration Rights Agreement will terminate except that if any holder notifies the Company within six months of consummation of the Exchange Offer that (i) due to a change in law or policy it was not entitled to participate in the Exchange Offer or (ii) such holder received Exchange Notes that may not be sold without material restriction under state and federal securities laws, then the Company has agreed to file and maintain for a period of two years the Shelf Registration Statement. The Company has also agreed to file and maintain a Shelf Registration Statement after consummation of a Private Exchange, if the Initial Purchaser so requests within one year after the closing of the TEC Notes Offering. In addition, any holder of Outstanding Notes who tenders in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives Exchange Notes for its own account in exchange for Outstanding Notes, where such Outstanding Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution." To the extent that Outstanding Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Outstanding Notes could be adversely affected. See "The Exchange Offer."

RISK FACTORS RELATED TO TRANSTEXAS

         SUBSTANTIAL CAPITAL REQUIREMENTS. TransTexas makes substantial capital expenditures for the exploration, development and production of its natural gas reserves. Historically, TransTexas has financed capital expenditures and serviced its debt with cash from operations, public and private offerings of debt and equity securities, the sale of production payments, asset sales and other financings. TransTexas intends to use cash flow from operations, together with the proceeds it received pursuant to the Transactions, to fund its cash requirements in fiscal 1998. If capital expenditures are higher than anticipated, cash flow from operations is lower than anticipated or certain contingent obligations of TransTexas become fixed, TransTexas may not have sufficient funds for capital expenditures necessary to replace its reserves, to maintain production at current levels or to attain increased production levels and, as a result, production from operations may decrease over time. No assurance can be given that TransTexas' cash flow from operating activities will be sufficient to meet actual capital expenditures, contingent liabilities and debt service in the future. TransTexas anticipates that it will be required to supplement its cash flow from operations with asset sales or other financings in order to meet its capital expenditure requirements for fiscal 1998, although no assurance can be given that such sources of capital will be available.

         LIMITED OPERATING HISTORY IN CONTINUING OPERATIONS. Prior to the Lobo Sale, TransTexas derived a substantial amount of its revenues from gas produced from its Lobo Trend producing properties. TransTexas' experience in the drilling and operation of wells in areas outside of the Lobo Trend is limited, its completion rate in such areas is substantially lower and its average lifting costs in such areas are higher. Accordingly, results of operations from the Continuing Operations or from properties acquired in the future might differ materially from those in the Lobo Trend.

         ABILITY TO REPLACE SHORT-LIVED RESERVES. TransTexas' principal producing properties are characterized by high initial production followed by a steep decline in production rates, with wells typically having a half-life of less than two years and an economic life of approximately ten years. As a result, TransTexas must find and develop or acquire new natural gas reserves to replace those being depleted by production. Without successful drilling and exploration or acquisition activities, TransTexas' reserves and production will decline rapidly. TransTexas' business strategy is to add reserves by pursuing an active drilling program on its existing undeveloped properties and on properties that it may acquire in the future. There can be no assurance that production from new wells will be sufficient to replace production from existing wells.

         NATURAL GAS PRICE FLUCTUATIONS AND MARKETS. TransTexas' results of operations and the value of its gas and oil properties are highly dependent upon the prices TransTexas receives for its natural gas. Substantially all of TransTexas' sales of natural gas are made in the spot market, or pursuant to contracts based on spot market prices, and not pursuant to long-term, fixed-price contracts. Accordingly, the prices received by TransTexas for its natural gas production are dependent upon numerous factors beyond the control of TransTexas, including the level of consumer product demand, the North American supply of natural gas, government regulations and taxes, the price and availability of alternative fuels, the level of foreign imports of oil and natural gas, and the overall economic environment. Demand for natural gas is seasonal, with demand typically higher during the summer and winter, and lower during the spring and fall, with concomitant changes in price. During the quarter ended July 31, 1997, the average gas price for the Continuing Operations was $2.04 per Mcf.

         Any significant decline in current prices for natural gas could have a material adverse effect on TransTexas' financial condition, results of operations and quantities of reserves recoverable on an economic basis. In order to mitigate its vulnerability to natural gas price volatility, TransTexas has entered into and may continue to enter into commodity price swap agreements to reduce its exposure to price risk in the spot market for natural gas. See "Business of TransTexas -- Hedging." However, all of TransTexas' current production remains subject to natural gas price fluctuations. Based on an assumed average daily net production level of 230 MMcfd (after giving effect to the Lobo Sale), TransTexas estimates that a $0.10 per MMBtu change in average gas prices received would change annual operating income by approximately $6.4 million.

         COMPETITION. TransTexas competes in the highly competitive areas of natural gas exploration, development and production. Many of TransTexas' competitors have substantially larger financial resources, staffs and facilities than TransTexas.

         DRILLING RISKS. Drilling activities are subject to numerous risks, including mechanical risk and the risk that no commercially productive reservoirs will be encountered. There can be no assurance that new wells drilled by TransTexas will be productive or that TransTexas will recover all or any portion of its investment. The cost of drilling, completing and operating wells is often uncertain. TransTexas' drilling operations may be curtailed, delayed or canceled as a result of numerous factors, many of which are beyond TransTexas' control, including title problems, weather conditions, compliance with governmental requirements and shortages or delays in the delivery of equipment and services.

         TRANSPORTATION. As a result of the Lobo Sale, TransTexas no longer owns the pipeline assets held by TTC, which assets are used to transport natural gas from certain of the Continuing Operations. Although TransTexas has entered into a transportation agreement to provide it access to such pipeline, there can be no assurance that this agreement will provide sufficient access or capacity or that the terms thereof will remain competitive with market rates.

         RISKS RELATED TO LOBO SALE. The Lobo Sale Agreement contains representations and warranties by TransTexas typical for the sale of an oil and gas exploration, production and transmission company, including the following: representations and warranties relating to the accuracy of financial information; liabilities under employee benefit plans; payment of taxes; existence of litigation or other claims; compliance with laws, including environmental laws; condition of personal property; existence of contracts, commitments and contingent liabilities; and title to properties. TransTexas has indemnified the buyer for certain liabilities related to the assets of TTC, including judgment liens, costs to remediate conditions that may result in environmental liability and liabilities and costs related to inaccuracies in representations and warranties (without regard to TransTexas' knowledge of such inaccuracy) with respect to which no purchase price adjustment was made at the closing or as part of the post-closing reconciliation. TransTexas does not anticipate that it will be responsible for any material amount of post-closing indemnity obligations under the Lobo Sale Agreement, but there can be no assurance that such liabilities will not significantly reduce the benefits to be obtained by TransTexas from the Lobo Sale.

         OPERATING HAZARDS AND UNINSURED RISKS. TransTexas' operations are subject to hazards and risks inherent in drilling for, and the production, processing and transportation of, natural gas, such as fires, explosions, encountering formations with abnormal pressures, blowouts, cratering, pipeline ruptures and spills, any of which can result in loss of hydrocarbons, environmental pollution, personal injury claims and other damage to properties of TransTexas and others. TransTexas' insurance coverage includes, among other things, operator's extra expense, physical damage on certain assets, employer's liability, comprehensive general liability, automobile and workers' compensation insurance. TransTexas believes that its insurance is adequate and customary for companies of a similar size engaged in operations similar to those of TransTexas, but losses can occur for uninsurable or uninsured risks or in amounts in excess of existing insurance coverage.

         GOVERNMENT REGULATIONS. TransTexas' business is subject to certain federal, state and local laws and regulations relating to the exploration for and the development, production and transportation of natural gas, as well as environmental and safety matters. Many of these laws and regulations have become more stringent in recent years, often imposing greater liability on a larger number of potentially responsible parties. Because the requirements imposed by such laws and regulations are frequently changed, TransTexas is unable to predict the ultimate cost of compliance with these requirements or their effect on its operations. See "Business of TransTexas -- Environmental Matters."

RISK FACTORS RELATED TO TARC

         LIMITED OPERATING HISTORY. TARC has a limited operating history. TARC's predecessor and indirect parent corporation, TransAmerican, acquired the refining facility in 1971 and, between 1978 and 1983, invested approximately $900 million in capital improvements to expand capacity and increase refining complexity. The refinery operated at a loss in fiscal 1981 and 1982, and in January 1983, financial difficulties prevented TransAmerican from completing certain units of the refinery and forced a shutdown of operations. See "-- General Risk Factors -- Certain Bankruptcy Considerations." TARC recommenced partial operations at the refinery in March 1994 and has operated the No. 2 Vacuum Unit intermittently since that time. TARC has incurred losses and negative cash flows from operating activities as a result of limited refining operations that did not cover the fixed costs of operating the refinery, increased working capital requirements and losses on refined product sales due to financing costs and low operating margins. TARC intends to commence operation of the Delayed Coking Unit and certain supporting units once they are mechanically complete. In addition, subject to certain exceptions, TARC could operate the No. 2 Crude Unit and/or the No. 2 Vacuum Unit for a third party as part of a processing arrangement that TARC reasonably believes will provide a positive contribution to operating profit after recovering all direct operating costs. TARC's decision to commence or suspend operations will be based on the availability of financing, current operating margins and the need to tie-in units as they are completed. No assurance can be given that such operations prior to completion of Phase I will not generate losses and negative cash flow, that the projections contained herein will prove accurate or that TARC will ultimately achieve profitable operations at the refinery.

         CAPITAL IMPROVEMENT PROGRAM REQUIREMENTS; CONSTRUCTION RISKS. Major construction projects, such as the Capital Improvement Program, entail significant risks, including possible unanticipated shortages of materials or skilled labor, unforeseen engineering or environmental problems, work stoppages, weather interference, unanticipated cost increases and regulatory problems. Adverse developments in any of these areas could delay the project or increase its costs. Expenditures necessary to complete the Capital Improvement Program are budgeted at approximately $427 million. The Transactions are expected to fully fund the budget for the Capital Improvement Program. If engineering problems, cost overruns or delays occur, TARC may not be able to complete the entire Capital Improvement Program without cash provided from operations or the incurrence of additional indebtedness. Although TARC expects to have a credit facility to meet its working capital needs in place by the completion of Phase I, TARC currently does not have such facility in place.
See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

         TARC has engaged a number of specialty consultants and engineering and construction firms to assist it in completing the individual projects that comprise the Capital Improvement Program. However, TARC will act as the general contractor for the Capital Improvement Program, and TARC or one of its affiliates will construct certain portions of the facilities. TARC's predecessor commenced two major construction projects in the 1970s, one of which involved the refinery, neither of which was completed. In addition, expenditures incurred in connection with the construction and expansion program begun in February 1995 substantially exceeded the budget therefor, partially because of changes in the scope of such program.

         VOLATILITY OF GROSS REFINING MARGINS; CURRENT MARKET CONDITIONS. TARC's income and cash flow will be derived from the difference between its costs to obtain and refine crude oil and other feedstocks and the price for which it can sell its refined products. TARC will buy crude oil and other feedstocks and sell refined petroleum products on the spot market. TARC will maintain inventories of crude oil, other feedstocks, intermediate products and refined products, the values of which are subject to fluctuations in market prices. Factors that are beyond the control of TARC may cause the cost of crude oil and other feedstocks purchased by TARC and the price of refined products sold by TARC to fluctuate widely. Although prices of crude oil and refined petroleum products generally move in the same direction, prices of refined products often do not respond immediately to changes in crude oil costs. An increase in market prices for crude oil and other feedstocks, or a decrease in market prices for refined products, could have an adverse impact on TARC's income and cash flow.

         In order to manage its exposure to price risks in the marketing of its refined products, TARC expects to enter into fixed price delivery contracts, financial swaps and futures contracts as hedging devices. To ensure a fixed price for its products, TARC may sell a futures contract and thereafter either
(i) make physical delivery of its product to comply with such contract or (ii) buy a matching futures contract to unwind its futures position and sell its products to a customer. Such contracts may restrict the ability of TARC to benefit from unexpected increases in refined product prices. Hedging by TARC has in the past resulted in financial losses and may in the future expose TARC to the risk of financial loss in certain circumstances. There can be no assurance that hedging devices utilized by TARC will protect against its exposure to price risk.

         DEPENDENCE ON SINGLE SITE OF OPERATIONS. All of TARC's refining activities are conducted at one location. The refining operations are subject to inherent risks including fires, floods, accidents, explosions and chemical releases into the air and water. As a result, the operations of TARC could be subject to significant interruption if the refinery or the pipelines that it utilizes were to experience a fire, flood, major accident, shutdown or equipment failure, or if it were damaged by severe weather or other natural disaster. Although TARC expects to have sufficient insurance at all times, there can be no assurance that TARC can obtain increased coverage amounts in the future at rates or on terms it considers reasonable or acceptable or that all losses from business interruption and damages or liability for an accident will be covered by insurance. The occurrence of significant events against which TARC is not fully insured or of a number of lesser events against which TARC is fully insured but subject to substantial deductibles could materially and adversely affect TARC's operations and financial condition. See "Business of TARC -- Insurance." In addition, the refinery will receive substantially all of its crude oil and other feedstocks at its dock on the Mississippi River. The weather or any obstruction of the river could interrupt supplies of crude oil feedstock, shipments of refined products or otherwise materially affect operations.

         COMPETITION. The industry in which TARC operates is highly competitive. Since the United States imports significant quantities of refined petroleum products, TARC views offshore refiners as its primary competition. However, TARC also competes with refiners in the Gulf Coast region, many of which are owned by large, integrated oil companies that because of their more diverse operations, stronger capitalizations or crude oil supply arrangements, are better able than TARC to withstand volatile industry conditions, including shortages or excesses of crude oil or refined products or intense price competition. The principal competitive factors affecting TARC's refining operations are the quality, quantity and delivered costs of crude oil and other refinery feedstocks, refinery processing efficiency, mix of refined products, refined product prices and the cost of delivering refined products to markets. Competition also exists between the petroleum refining industry and other industries supplying energy and fuel to industrial, commercial and individual consumers. See "Business of TARC -- Competition."

         ENVIRONMENTAL MATTERS

         COMPLIANCE MATTERS. TARC is subject to federal, state and local laws, regulations and ordinances ("Pollution Control Laws"), which regulate activities such as discharges to air and water, as well as handling and disposal practices for solid and hazardous wastes. TARC believes that it is in substantial compliance with applicable Pollution Control Laws. However, newly enacted Pollution Control Laws, as well as increasingly strict enforcement of existing Pollution Control Laws, may require TARC to make additional capital expenditures in order to comply with such laws and regulations. To ensure continuing compliance, TARC has made environmental compliance and permitting issues an integral part of its refinery's start-up plans and has budgeted for such capital expenditures in the Capital Improvement Program.

         TARC uses (and in the past has used) certain materials, and generates (and in the past has generated) certain substances or wastes that are or may be deemed hazardous substances or wastes. In the past, the refinery has been the subject of certain environmental enforcement actions, and incurred certain fines, as a result of certain of TARC's operations. TARC also was previously subject to enforcement proceedings relating to its prior production of leaded gasoline and air emissions. TARC believes that, with minor exception, all of these past matters were resolved prior to or in connection with the resolution of the bankruptcy proceedings of its predecessor in interest, TransAmerican, or are no longer applicable to TARC's operations. As a result, TARC believes that such matters will not have a material adverse effect on TARC's future results of operations, cash flow or financial position.

         REQUIREMENTS UNDER THE FEDERAL CLEAN AIR ACT. The National Emission Standards for Hazardous Air Pollutants for Benzene Waste Operations (the "Benzene Waste NESHAPS"), promulgated in January 1993 pursuant to the Clean Air Act, regulate benzene emissions from numerous industries, including petroleum refineries. The Benzene Waste NESHAPS require all existing, new, modified, or reconstructed sources to reduce benzene emissions to a level that will provide an ample margin of safety to protect public health. TARC will be required to comply with the Benzene Waste NESHAPS as its refinery operations start up. TARC believes that compliance with the Benzene Waste NESHAPS will not have a material adverse effect on TARC's financial position, results of operations or cash flows. Until the refinery is in full operation, however, there can be no assurance that the regulations will not have such an effect.

         In addition, the Environmental Protection Agency ("EPA") promulgated National Emission Standards for Hazardous Air Pollutants for Hazardous Organics (the "Hazardous Organics NESHAPS") regulations for petroleum refineries under the Clean Air Act in 1995, and subsequently has amended such regulations. These regulations set "Maximum Achievable Control Technology" ("MACT") standards for petroleum refineries. The Louisiana Department of Environmental Quality (the "LDEQ") has incorporated MACT standards into TARC's air permits under federal and state air pollution prevention laws. TARC believes that compliance with the Hazardous Organics NESHAPS will not have a material adverse effect on TARC's financial position, results of operations or cash flow. Until the refinery is in full operation, however, there can be no assurance that the regulations will not have such an effect.

         The EPA recently promulgated federal regulations pursuant to the Clean Air Act to control fuels and fuel additives (the "Gasoline Standards") that could have a material adverse effect on TARC. Under these regulations, only reformulated gasoline can be sold in certain domestic geographic areas in which the EPA has mandated or approved its use. Reformulated gasoline must contain a minimum amount of oxygen, have a lower vapor pressure, and have reduced sulfur, olefins, benzene and aromatics compared to the average 1990 gasoline. The EPA recently promulgated final National Ambient Air Quality Standards ("NAAQS") that revise the standards for particulate matter and ozone. The number and extent of the areas subject to reformulated gasoline standards may increase in the future after the NAAQS are implemented. Conventional gasoline may be used in all other domestic markets; however, a refiner's post-1994 average conventional gasoline must not be more polluting than it was in 1990. With limited exceptions, to determine its compliance as of January 1, 1995, a refiner must compare its post-1994 and 1990 average values of controlled fuel parameters and emissions. The Gasoline Standards recognize that many gasoline refiners may not be able to develop an individual 1990 baseline for a number of reasons, including, for example, lack of adequate data or the absence or limited scope of operations in 1990. Under such circumstances, the refiner must use a statutory baseline reflecting the 1990 industry average. The EPA has authority, upon a showing of extenuating circumstances by a refiner, to grant an individual adjusted baseline or other appropriate regulatory relief to that refiner.

         TARC filed a petition with the EPA requesting an individual baseline adjustment or other appropriate regulatory relief based on extenuating circumstances. The extenuating circumstances upon which TARC relied in its petition include the fact that the refinery was not in operation in 1990 (and thus there is no 1990 average for purposes of the necessary comparison) and the fact that the start-up of the refinery is to occur on a phased-in basis. The EPA has denied TARC's request for an individual baseline adjustment and other regulatory relief. TARC will continue to pursue regulatory relief with the EPA. There can be no assurance that any action taken by the EPA will not have a material adverse effect on TARC's future results of operations, cash flows or financial position.

         Title V of the Clean Air Act requires states to implement an Operating Permit Program that codifies all federally enforceable limitations that are applicable to a particular source. The EPA has approved Louisiana's Title V Operating Permit Program. The deadline for a refinery to submit an Operating Permit Application under the Louisiana program was October 12, 1996. TARC timely submitted its Title V Operating Permit application and the LDEQ has designated the application as being administratively complete. As yet, the LDEQ has not responded further regarding the status of TARC's Title V Operating Permit. TARC believes that its application will be approved. However, there can be no assurance that it will be approved as submitted or that additional expenditures required pursuant to Title V Operating Permit obligations will not have a material adverse effect on TARC's financial position, results of operations or cash flow.

         CLEANUP MATTERS. TARC also is subject to federal, state and local laws, regulations and ordinances that impose liability for the costs of clean up relating to, and certain damages resulting from, past spills, disposals or other releases of hazardous substances ("Hazardous Substance Cleanup Laws"). Over the past several years, TARC has been, and to a limited extent continues to be, engaged in environmental cleanup or remedial work relating to or arising out of operations or activities at the refinery. In addition, TARC has been engaged in upgrading its solid waste facilities, including the closure of several waste management units. Similar to numerous other industrial sites in the state, the refinery has been listed by the LDEQ on the Federal Comprehensive Environmental Response, Compensation and Liability Information System, as a result of TARC's prior waste management activities (as discussed below).

         In 1991, the EPA performed a facility assessment at TARC's refinery pursuant to the Federal Resource Conservation and Recovery Act ("RCRA"). The EPA performed a follow up assessment in March 1996, but has not yet issued a report of its investigations. In July 1996, the EPA and the LDEQ agreed that the LDEQ would serve as the lead agency with respect to the investigation and remediation of areas of concern identified in the investigations. TARC, under a voluntary initiative approved by the LDEQ, has submitted a work plan to the LDEQ to determine which areas may require further investigation and remediation. The LDEQ has not yet responded to TARC's submission or issued any further requests relating to this matter. As a result, TARC is unable at this time to estimate what the costs, if any, will be if the LDEQ does require further investigation or remediation of the areas identified.

         TARC has been identified as a potentially responsible party ("PRP") under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA" or "Superfund"), for the cleanup of contamination from hazardous substances at three Superfund sites (i.e. sites on the National Priorities List ("NPL")) to which it has been alleged that TARC, or its predecessors, sent hazardous substances in the past. CERCLA requires cleanup of sites from which there has been a "release" or threatened release of "hazardous substances" (as such terms are defined under CERCLA). CERCLA requires the EPA to include sites needing long-term study and cleanup on the NPL based on their potential effect on public health or the environment. CERCLA authorizes the EPA to take any necessary response actions at NPL sites and, in certain circumstances, to order PRPs liable for the release to take such actions. PRPs are broadly defined under CERCLA to include past and present owners and operators of a site, as well as generators and transporters of wastes to a site from which hazardous substances are released.

         The EPA may seek reimbursement of expenditures of federal funds from PRPs under Superfund. Courts have interpreted CERCLA to impose strict, joint and several liability upon all persons liable for the entire amount of necessary cleanup costs. As a practical matter, at sites where there are multiple PRPs for a cleanup, the costs of cleanup typically are allocated according to a volumetric or other standard among the parties. CERCLA also provides that responsible parties generally may recover a portion of the costs of cleaning up a site from other responsible parties. Thus, if one party is required to clean up an entire site, that party can seek contribution or recovery of such costs from other responsible parties. A number of states have laws similar to Superfund, pursuant to which cleanup obligations, or the costs thereof, also may be imposed.

         At one Superfund site, TARC has submitted information to the EPA indicating that it should have no liability for this matter, and negotiations with the EPA in this regard are continuing. With respect to the remaining two sites, TARC's liability for each such matter has not been determined, and TARC anticipates that it may incur costs related to the cleanup (and possibly including additional costs arising in connection with any recovery or other actions brought pursuant or relating to such matters) at each such site. After a review of the data available to TARC regarding the basis of TARC's alleged liability at each site, and based on various factors, which depend on the circumstances of the particular Superfund site (including, for example, the relationship of TARC to each such site, the volume of wastes TARC is alleged to have contributed to each such site in comparison to other PRPs without giving effect to the ability of any other PRPs to contribute to or pay for any liabilities incurred, and the range of likely cleanup costs at each such site) TARC does not believe its ultimate environmental liabilities will be significant; however, it is not possible to determine the ultimate environmental liabilities, if any, that may arise from the matters discussed above.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

         The Outstanding Notes were sold by the Company on June 13, 1997 to the Initial Purchaser pursuant to the Purchase Agreement. As a condition of the purchase of the Outstanding Notes by the Initial Purchaser, the Company entered into the Registration Rights Agreement with the Initial Purchaser, which requires, among other things, that the Company file with the Commission a registration statement under the Securities Act with respect to an offer by the Company to the holders of the Outstanding Notes to issue and deliver to such holders, in exchange for Outstanding Notes, a like principal amount of Exchange Notes. The Company is required to use its best efforts to cause the Registration Statement relating to the Exchange Offer to be declared effective by the Commission under the Securities Act and commence the Exchange Offer.
The Exchange Notes are to be issued without a restrictive legend and may be reoffered and resold by the holder without restrictions or limitations under the Securities Act (other than any such holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act). A copy of the Registration Rights Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The term "Holder" with respect to the Exchange Offer means any person in whose name the Outstanding Notes are registered on the books of the Company or any other person who has obtained a properly completed bond power from the registered holder.

TERMS OF THE EXCHANGE OFFER

         Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Company will accept any and all Outstanding Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. On the Exchange Date, the Company will issue $1,000 principal amount of Exchange Notes in exchange for $1,000 principal amount of Outstanding Notes accepted in the Exchange Offer. Holders may tender some or all of their Outstanding Notes pursuant to the Exchange Offer. However, Outstanding Notes may be tendered only in integral multiples of $1,000.

         The forms and terms of the Exchange Notes are substantially the same as the form and terms of the Outstanding Notes except that (i) the Exchange Notes have been registered under the Securities Act and hence will not bear legends restricting the transfer thereof and (ii) the holders of the Exchange Notes will not be entitled to certain rights under the Registration Rights Agreement. The Exchange Notes will evidence the same debt as the Outstanding Notes and will be entitled to the benefits of the Indenture.

         The Company has fixed the close of business on                 , 1997
as the record date for the Exchange Offer for purposes of determining the persons to whom this Prospectus and the Letter of Transmittal will be mailed initially.

         Holders of Outstanding Notes do not have any appraisal or dissenters' rights under the General Corporation Law of Delaware or the Indenture in connection with the Exchange Offer. The Company intends to conduct the Exchange Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder, including Rule 14e-1 thereunder.

         The Company shall be deemed to have accepted validly tendered Outstanding Notes when, as and if the Company has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering Holders for the purpose of receiving the Exchange Notes from the Company.

         If any tendered Outstanding Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, the certificates for any such unaccepted Outstanding Notes will be returned, without expense, to the tendering Holder thereof as promptly as practicable after the Expiration Date.

         Holders who tender outstanding Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Outstanding Notes pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the Exchange Offer. See "-- Fees and Expenses."

INTEREST ON THE EXCHANGE NOTES

         The Senior Secured Notes bear interest at a rate of 11 1/2% per annum. Interest on the Senior Secured Exchange Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from the issue date of the Outstanding Senior Secured Notes. Interest on the Senior Secured Notes will be payable semi- annually in cash in arrears on June 15 and December 15 of each year, commencing December 15, 1997. The Senior Secured Discount Notes will accrete at a rate of 13% per annum (compounded semi-annually on June 15 and December 15 of each year) to 100% of the face value thereof by June 15, 1999. On their issue date the Senior Secured Discount Notes will have the same Accreted Value as the Outstanding Senior Secured Discount Notes on that date. Cash interest on the Senior Secured Discount Notes will be payable semi-annually in arrears on June 15 and December 15 of each year, commencing December 15, 1999, at a rate of 13% per annum.

PROCEDURES FOR TENDERING

         Only a Holder of Outstanding Notes may tender such Outstanding Notes in the Exchange Offer. To tender in the Exchange Offer, a Holder must complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal and mail or otherwise deliver such Letter of Transmittal or such facsimile, together with the Outstanding Notes and any other required documents, to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. The Company is not asking any Holder for a proxy, and no Holder is requested to send the Company a proxy. To be tendered effectively, the Outstanding Notes, Letter of Transmittal and other required documents must be received by the Exchange Agent at the address set forth below under "Exchange Agent" prior to 5:00 p.m., New York City time, on the Expiration Date. Delivery of the Outstanding Notes may be made by book-entry transfer in accordance with the procedures described below. Confirmation of such book-entry transfer must be received by the Exchange Agent prior to the Expiration Date.

         By executing the Letter of Transmittal, each Holder will make to the Company the representations set forth below in the second paragraph under the heading "-- Resale of Exchange Notes."

         The tender by a Holder and the acceptance thereof by the Company will constitute an agreement between such Holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

         THE METHOD OF DELIVERY OF OUTSTANDING NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDER. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR OUTSTANDING NOTES SHOULD BE SENT TO THE COMPANY. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

         Any beneficial owner whose Outstanding Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct such registered Holder to tender on such beneficial owner's behalf.

         Signatures on the Letter of Transmittal or a notice of withdrawal, as the case may be, must be by an Eligible Institution (as defined below) unless the Outstanding Notes tendered pursuant thereto are tendered (i) by a registered Holder who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act (an "Eligible Institution").

         If the Letter of Transmittal is signed by a person other than the registered Holder of any Outstanding Notes listed therein, such Outstanding Notes must be endorsed or accompanied by a properly completed bond power, signed by such registered Holder as such registered Holder's name appears on such Outstanding Notes with the signature thereon guaranteed by an Eligible Institution.

         If the Letter of Transmittal or any Outstanding Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by the Company, evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

         The Company understands that the Exchange Agent will make a request promptly after the date of this Prospectus to establish accounts with respect to the Exchange Notes at the DTC (the "Book-Entry Transfer Facility") for the purpose of facilitating the Exchange Offer, and subject to the establishment thereof, any financial institution that is a participant in the Book-Entry Transfer Facility's system may make book-entry delivery of the Outstanding Notes by causing such Book-Entry Transfer Facility to transfer such Outstanding Notes into the Exchange Agent's account with respect to the Outstanding Notes in accordance with the Book-Entry Transfer Facility's procedures for such transfer. Although delivery of the Outstanding Notes may be effected through book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility, an appropriate Letter of Transmittal properly completed and duly executed with any required signature guarantee and all other required documents must in each case be transmitted to and received or confirmed by the Exchange Agent at its address set forth below on or prior to the Expiration Date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures; provided, however, that a participant in DTC's book-entry system may, in accordance with DTC's Automated Tender Offer Program procedures and in lieu of physical delivery to the Exchange Agent of a Letter of Transmittal, electronically acknowledge its receipt of, and agreement to be bound by, the terms of the Letter of Transmittal. Delivery of documents to the Book-Entry Transfer Facility does not constitute delivery to the Exchange Agent.

         All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered Outstanding Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Outstanding Notes not properly tendered or any Outstanding Notes the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right to waive any defects, irregularities or conditions of tender as to particular Outstanding Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Outstanding Notes must be cured within such time as the Company shall determine. Although the Company intends to notify Holders of defects or irregularities with respect to tenders of Outstanding Notes, neither the Company, the Exchange Agent nor any other person shall incur any liability for failure to give such notification. Tenders of Outstanding Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Outstanding Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering Holders, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

GUARANTEED DELIVERY PROCEDURES

         Holders who wish to tender their Outstanding Notes and (i) whose Outstanding Notes are not immediately available, (ii) who cannot deliver their Outstanding Notes, the Letter of Transmittal or any other required documents to the Exchange Agent or (iii) who cannot complete the procedures for book-entry transfer, prior to the Expiration Date, may effect a tender if:

         (a)   the tender is made through an Eligible Institution;

         (b) prior to the Expiration Date, the Exchange Agent receives from the Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the Holder, the certificate number(s) of such Outstanding Note(s) tendered, stating that the tender is being made thereby and guaranteeing that, within three New York Stock Exchange trading days after the Expiration Date, the Letter of Transmittal (or facsimile thereof), together with the certificate(s) representing the Outstanding Notes (or a confirmation of book-entry transfer of such Outstanding Notes into the Exchange Agent's account at the Book-Entry Transfer Facility) and any other documents required by the Letter of Transmittal, will be deposited by the Eligible Institution with the Exchange Agent; and

         (c) such properly completed and executed Letter of Transmittal (or facsimile thereof), as well as the certificate(s) representing all tendered Outstanding Notes in proper form for transfer and all other documents required by the Letter of Transmittal, are received by the Exchange Agent within three New York Stock Exchange trading days after the Expiration Date.

         Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to Holders who wish to tender their Outstanding Notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

         Except as otherwise provided herein, tenders of Outstanding Notes may be withdrawn at any time prior to 5:00 P.M., New York City time, on the Expiration Date.

         To withdraw a tender of Outstanding Notes in the Exchange Offer, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Outstanding Notes to be withdrawn (the "Depositor"), (ii) identify the Outstanding Notes to be withdrawn (including the certificate number(s) and principal amount of such Outstanding Notes or, in the case of Outstanding Notes transferred by book-entry transfer, the name and number of the account at the Book-Entry Transfer Facility to be credited), (iii) be signed by the Holder in the same manner as the original signature on the Letter of Transmittal by which such Outstanding Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee with respect to the Outstanding Notes register the transfer of such Outstanding Notes into the name of the person withdrawing the tender, (iv) specify the name in which any such Outstanding Notes are to be registered, if different from that of the Depositor, and (v) if applicable because the Outstanding Notes have been tendered pursuant to book-entry procedures, specify the name and number of the participant's account at DTC to be credited, if different from that of the Depositor. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Outstanding Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no Exchange Notes will be issued with respect thereto unless the Outstanding Notes so withdrawn are validly retendered. Any Outstanding Notes which have been tendered but which are not accepted for exchange will be returned to the Holder thereof without cost to such Holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Outstanding Notes may be retendered by following one of the procedures described above under "Procedures for Tendering" at any time prior to the Expiration Date.

EXCHANGE AGENT

         Firstar Bank of Minnesota, N.A. has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notice of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

By Registered or Certified Mail:    By Overnight Mail or Hand:           By Facsimile:
Firstar Bank of Minnesota, N.A.     Firstar Bank of Minnesota, N.A.      Firstar Bank of Minnesota, N.A.
101 East Fifth Street               101 East Fifth Street                Attn:  Corporate Trust Department
St. Paul, MN 55101-1860             St. Paul, MN 55101-1860              Facsimile No. (612) 229-6415
Attn:  Corporate Trust Department   Attn:  Corporate Trust Department    Confirm by Telephone No.
                                                                         (612) 298-6050

FEES AND EXPENSES

         The expenses of soliciting tenders pursuant to the Exchange Offer will be borne by the Company. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telephone, facsimile or in person by officers and regular employees of the Company and its affiliates.

         The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers or others soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and registration expenses, including fees and expenses of the Trustee, filing fees, blue sky fees and printing and distribution expenses.

         The Company will pay all transfer taxes, if any, applicable to the exchange of the Outstanding Notes pursuant to the Exchange Offer. If, however, certificates representing the Exchange Notes or the Outstanding Notes for the principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of the Outstanding Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered Holder or any other person) will be payable by the tendering Holder.

ACCOUNTING TREATMENT

         The Exchange Notes will be recorded at the same carrying value as the Outstanding Notes as reflected in the Company's accounting records on the date of exchange. Accordingly, no gain or loss for accounting purposes will be recognized. The expenses of the Exchange Offer will be amortized over the term of the Exchange Notes.

RESALE OF EXCHANGE NOTES

         Based on an interpretation by the staff of the Commission set forth in no-action letters issued to third parties, the Company believes that Exchange Notes issued pursuant to the Exchange Offer in exchange for Outstanding Notes may be offered for resale, resold and otherwise transferred by any holder of such Exchange Notes (other than any such holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business and such holder does not intend to participate and has no arrangement or understanding with any person to participate in the distribution of such Exchange Notes. Any holder who tenders in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of the Exchange Notes may not rely on the position of the staff of the Commission enunciated in Exxon Capital Holdings Corporation (available April 13, 1989) and Morgan Stanley & Co., Incorporated (June 5,
1991), or similar no-action letters, but rather must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. In addition, any such resale transaction should be covered by an effective registration statement containing the selling security holders information required by Item 507 of Regulation S-K of the Securities Act. Each broker-dealer that receives Exchange Notes for its own account in exchange for Outstanding Notes, where such Outstanding Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution."

         By tendering in the Exchange Offer, each Holder will represent to the Company that, among other things, (i) the Exchange Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such Exchange Notes, whether or not such person is a Holder,
(ii) neither the Holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such Exchange Notes and (iii) the Holder and such other person acknowledge that if they participate in the distribution of the Exchange Notes (a) they must, in the absence of an exemption therefrom, comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the Exchange Notes and cannot rely on the no-action letters referenced above and (b) failure to comply with such requirements in such instance could result in such Holder incurring liability under the Securities Act for which such Holder is not indemnified by the Company. Further, by tendering in the Exchange Offer, each Holder that may be deemed an "affiliate" (as defined under Rule 405 of the Securities Act) of the Company will represent to the Company that such Holder understands and acknowledges that the Exchange Notes may not be offered for resale, resold or otherwise transferred by that Holder without registration under the Securities Act or an exemption therefrom.

         As set forth above, affiliates of the Company are not entitled to rely on the foregoing interpretations of the staff of the Commission with respect to resales of the Exchange Notes without compliance with the registration and prospectus delivery requirements of the Securities Act.

PRIVATE EXCHANGE NOTES

         The Registration Rights Agreement provides that if, prior to consummation of the Exchange Offer, the Initial Purchaser holds any Outstanding Notes acquired by it and having, or which are reasonably likely to be determined to have, the status of an unsold allotment in the initial distribution, or any other holder of Outstanding Notes is not entitled to participate in the Exchange Offer, the Company upon the request of such Initial Purchaser or any such holder shall, simultaneously with the delivery of the Exchange Notes in the Exchange Offer, issue and deliver to such Initial Purchaser and any such holder, in exchange (the "Private Exchange") for such Outstanding Notes held by such Initial Purchaser and any such holder, Private Exchange Notes. Any Private Exchange Notes will be issued pursuant to the same Indenture as the Exchange Notes. The Private Exchange Notes are not covered by the registration statement of which this Prospectus is a part and are not being offered hereby. Any Private Exchange Notes will be entitled to all the rights and subject to all the limitations applicable thereto under the Indenture, and will be subject to the same restrictions on transfer applicable to untendered Outstanding Notes. However, pursuant to the Registration Rights Agreement, holders of Private Exchange Notes have certain rights to require the Company to file and maintain a shelf registration statement that would allow resales of such Private Exchange Notes owned by such holders. See "-- Shelf Registration Statement."

SHELF REGISTRATION STATEMENT

         If (i) prior to the consummation of the Exchange Offer, either the Company or the holders of a majority in aggregate principal amount of Outstanding Notes determines in its or their reasonable judgment that (A) the Exchange Notes would not, upon receipt, be tradeable by the holders thereof without restriction under the Securities Act and the Exchange Act and without material restrictions under applicable Blue Sky or state securities laws, or
(B) the interests of the holders under the Registration Rights Agreement, taken as a whole, would be materially adversely affected by the consummation of the Exchange Offer, (ii) applicable interpretations of the staff of the Commission would not permit the consummation of the Exchange Offer prior to 90 days after the effectiveness date of this Registration Statement, (iii) subsequent to the consummation of a Private Exchange but within one year of the closing date of the Original Notes Offering, the Initial Purchaser so requests, (iv) the Exchange Offer is not consummated within 270 days of the Original

Notes Offering for any reason or (v) in the case of any holder not permitted to participate in the Exchange Offer or of any holder participating in the Exchange Offer that receives Exchange Notes that may not be sold without material restriction under state and federal securities laws (other than due solely to the status of such holder as an affiliate of the Company within the meaning of the Securities Act) and, in either case contemplated by this clause
(v), such holder notifies the Company within six months of consummation of the Exchange Offer, then the Company has agreed to file and maintain a registration statement that would allow resales of transfer restricted Outstanding Notes, Exchange Notes or Private Exchange Notes owned by such holders.

OTHER

         Participation in the Exchange Offer is voluntary and Holders should carefully consider whether to accept. Holders of the Outstanding Notes are urged to consult their financial and tax advisors in making their own decision on what action to take.

         The Company may in the future seek to acquire untendered Outstanding Notes in open market or privately negotiated transactions through subsequent exchange offers or otherwise. The Company has no present plans to acquire any Outstanding Notes that are not tendered in the Exchange Offer or to file a registration statement to permit resales of any untendered Outstanding Notes.


                                USE OF PROCEEDS

         This Exchange Offer is intended to satisfy certain of the Company's obligations under the Purchase Agreement and the Registration Rights Agreement. The Company will not receive any cash proceeds from the issuance of the Exchange Notes offered hereby. In consideration for issuing the Exchange Notes contemplated in this Prospectus, the Company will receive Outstanding Notes in like principal amount, the form and terms of which are substantially similar to the form and terms of the Exchange Notes, except as otherwise described herein. The Outstanding Notes surrendered in exchange for Exchange Notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the Exchange Notes will not result in any increase or decrease in the indebtedness of the Company.

                                  THE COMPANY

GENERAL

         TransAmerican Energy Corporation is a holding company formed in 1994 that conducts operations through its subsidiaries, TransTexas and TARC, in two segments of the energy industry: exploration and production of natural gas and petroleum refining. The Company, TransTexas and TARC are all direct or indirect subsidiaries of TransAmerican and its parent company, TNGC. In August 1993, TransAmerican and its subsidiaries transferred their natural gas exploration, production and transmission businesses to TransTexas. In October 1987, TransAmerican transferred its refinery's net assets to TARC. The address of the Company's principal executive offices is 1300 North Sam Houston Parkway East, Suite 200, Houston, Texas 77032, and its telephone number at that address is
(281) 986-8822.

BACKGROUND

         Founded in 1958 by John R. Stanley with a single gas station, TransAmerican grew rapidly and by the mid-1970s had developed a chain of over 200 independent gasoline stations in New England and New York. In the early 1970s, TransAmerican sought to vertically integrate its retail gasoline operations by purchasing a refinery in Louisiana. In a further effort to vertically integrate during this period, TransAmerican also entered the exploration and production business by acquiring certain oil and gas properties in South Texas and becoming one of the earliest significant developers of the Lobo Trend. As a result of its successful gas drilling program in South Texas, in 1974 TransAmerican began constructing pipeline systems for gathering and transmission of its natural gas.

TRANSTEXAS

         TransTexas is engaged in the exploration for and development and production of natural gas, primarily in South Texas. Since 1973, TransTexas has drilled over 1,400 wells and discovered over 3.5 Tcfe of natural gas. TransTexas' business strategy is to utilize its extensive experience gained from over 20 years of drilling and operating wells in South Texas, to continue to find, develop and produce reserves at a low cost. TransTexas has traditionally performed most of its own well site preparation, drilling, workover, completion, pipeline and production services.

         In 1994, as part of its strategy to expand its productive reserves beyond the Lower Wilcox Lobo Trend (the "Lobo Trend") in Webb and Zapata counties in South Texas, TransTexas began evaluating prospects that exhibited the potential to add proved reserves of at least 50 Bcfe of natural gas per development area. Since that time, TransTexas has evaluated over 300 potential areas and its development of certain of these areas has resulted in substantial additions to its reserves and production.

         In May 1997, TransTexas consummated the sale of TransTexas Transmission Corporation ("TTC"), its subsidiary that owned substantially all of TransTexas' Lobo Trend producing properties and related pipeline transmission system, for a sales price of approximately $1.1 billion (the "Lobo Sale"). As of February 1, 1997, the Lobo Trend producing properties divested by the sale of the stock of TTC had proved reserves of approximately 550 Bcfe. As of February 1, 1997, TransTexas' net proved reserves in the Continuing Operations, as estimated by Netherland, Sewell & Associates, Inc., were 404 Bcfe. As of July 31, 1997, after giving effect to the Lobo Sale, TransTexas owned approximately 650,000 gross (475,000 net) acres of mineral interests.

         TransTexas' average net daily natural gas production for the year ended January 31, 1997, was approximately 420 MMcfd, for a total net production of 153.6 Bcf of natural gas. After giving effect to the Lobo Sale, TransTexas' average daily net production for the six months ended July 31, 1997 was approximately 164 MMcfd of natural gas and 2,013 Bpd of crude oil and condensate, for a total net production of 31.14 Bcfe.

         TransTexas' integrated drilling services division provides oil field services including drilling, oil and natural gas well workover, stimulation and completion, drilling fluids provision, pipeline construction and equipment repair and maintenance to TransTexas. As of September 30, 1997, the assets of this division included 25 land drilling rigs, nine workover rigs and two fracture stimulation fleets. Complementary drilling, completion and workover service equipment includes a ready-mix concrete plant, twin cementing trucks, a coiled tubing unit, a snubbing unit, electric line and logging units, slickline units, tag units and an extensive fleet of construction, inspection and other rolling stock.

         TransTexas may contribute the assets of its drilling services division to its wholly owned subsidiary, TransTexas Drilling Services, Inc. ("TTXD"). TransTexas is evaluating alternatives to maximize stockholder value with respect to TTXD, including options such as a spin-off, a sale to a third party, a merger or another business combination. In connection with the Lobo Sale, TransTexas has entered into a long-term agreement, which can be transferred to TTXD, pursuant to which it will provide drilling and certain other services to the new operator of the Lobo Trend properties divested in the Lobo Sale. TransTexas has also recently begun to provide drilling services to other third parties.

TARC

         TARC owns a large petroleum refinery strategically located in the Gulf Coast region along the Mississippi River, approximately 20 miles from New Orleans, Louisiana. TARC's business strategy is to modify, expand and reactivate its refinery and to maximize its gross refining margins by converting low-cost, heavy, sour crude oils into high-value, light petroleum products, including primarily gasoline and heating oil. In February 1995, TARC began a construction and expansion program designed to reactivate the refinery and increase its complexity. From February 1995 through April 1997, TARC spent approximately $245 million on this program, procured a majority of the essential equipment required and completed substantially all of the process design engineering and a substantial portion of the remaining engineering necessary to complete this project.

         The Transactions, when completed, will result in proceeds to TARC in excess of the $427 million estimated budget for the Capital Improvement Program, which is designed to reactivate the refinery and increase its complexity. Phase I of the Capital Improvement Program includes the completion and start-up of several units, including the Delayed Coking Unit, one of the refinery's major conversion units. TARC estimates that Phase I will be completed at a cost of $223 million, will be tested and operational by September 30, 1998, and will result in the refinery having the capacity to process up to 200,000 Bpd of sour crude oil. Phase II of the Capital Improvement Program includes the completion and start-up of the Fluid Catalytic Cracking Unit utilizing state-of-the-art milli-second catalytic cracking ("MSCC(SM)") technology and the installation of additional equipment expected to further improve operating margins by allowing for a significant increase in the refinery's capacity to produce gasoline. TARC estimates that Phase II will be completed at a cost of $204 million and will be tested and operational by July 31, 1999. After completion of the Capital Improvement Program, TARC will own and operate one of the largest independent refineries in the Gulf Coast region, with a replacement cost estimated by management to be approximately $1.4 billion.

                     SELECTED FINANCIAL AND OPERATING DATA

         On January 30, 1996, TEC changed its fiscal year end for financial reporting purposes from July 31 to January 31. The following table sets forth selected financial and operating data of TEC and its predecessor for and at the end of each of the four years ended July 31, 1995, the six months ended January 31, 1995 and 1996, the years ended January 31, 1996 and 1997 and the six months ended July 31, 1996 and 1997. The financial data for the years ended July 31, 1992, 1993, 1994 and 1995, the six months ended January 31, 1996 and the year ended January 31, 1997, are derived from the audited financial statements of TEC. The financial data for the six months ended January 31, 1995, the year ended January 31, 1996 and the six months ended July 31, 1996 and 1997 are derived from the unaudited financial statements of TEC and contain all adjustments (consisting only of normal recurring accruals) necessary, in the opinion of management of TEC, for a fair presentation thereof. The financial data for fiscal years ended July 31, 1992 and 1993 represent the results of operations and financial position of TEC's predecessor prior to the reactivation of the refinery. During these periods, TARC had only maintenance expenses and lease income for storage facilities. The data for the year ended July 31, 1994 reflects the limited operations of the refinery commenced in March 1994 and expenses related to reactivation of portions of the refinery. Subsequent to March 1994, TARC has operated the No. 2 Vacuum Unit intermittently. TARC does not consider its historical results to be indicative of future results.

                                                                                                       Six Months Ended
                                                       Year Ended July 31,                                January 31,
                                   ----------------------------------------------------------     ---------------------------
                                      1992             1993           1994           1995            1995            1996
                                   -----------      -----------    -----------    -----------     -----------     -----------
                                                  (dollars in thousands, except per share and per unit amounts)
STATEMENT OF
 OPERATIONS DATA:
Gas, condensate, and
 NGL revenue ...................   $   227,208      $   294,753    $   300,210    $   273,092     $   142,070     $   123,253
Refining revenues ..............            --               --        174,143        140,027          71,035         107,237
Transportation revenues ........        30,749           30,816         33,240         36,787          19,161          15,892
Gain on sale of assets .........            --               --             --             --              --             474
Other revenues .................         3,402            5,425          3,192            837             603             127
                                   -----------      -----------    -----------    -----------     -----------     -----------
                                       261,359          330,994        510,785        450,743         232,869         246,983
Operating costs and
 expenses ......................        87,109          113,220        285,766        262,331         133,336         162,830
Depreciation, depletion,
 and amortization ..............        96,523           95,016        116,447        135,819          73,051          64,053
General and
 administrative expenses .......        34,912           34,954         44,807         45,592          21,037          21,213
Net interest expense ...........         1,724            2,457         50,131         74,214          29,086          44,151
Income taxes and other .........         3,587           11,103          7,231         (4,866)           (247)        (18,487)
Extraordinary loss, net of
  taxes ........................            --               --             --         56,637              --              --
                                   -----------      -----------    -----------    -----------     -----------     -----------
Net income (loss)(9) ...........   $    37,504      $    74,244    $     6,403    $  (118,984)    $   (23,394)    $   (26,777)
                                   ===========      ===========    ===========    ===========     ===========     ===========
Net income (loss) per common
  share:(1)
Income (loss) before
  extraordinary item ...........                                                  $   (13,901)                    $    (2,975)
Extraordinary item .............                                                      (12,628)                             --
                                                                                  -----------                     -----------
                                                                                  $   (26,529)                    $    (2,975)
                                                                                  ===========                     ===========
Ratio of earnings to fixed
  charges(2) ...................         12.7x            27.3x           1.2x             --              --              --

OPERATING DATA OF
 TRANSTEXAS:
Gas sales volumes (Bcf)  .......         128.4(3)         119.3          130.9          147.9            76.9            66.9
Average gas prices (dry)
 (per Mcf) .....................   $      1.36      $      1.98    $      1.96    $      1.40     $      1.41     $      1.65
Average lifting costs (per
 Mcfe) .........................   $       .19      $       .22    $       .24    $       .21     $       .21     $       .23
Number of gross wells
 drilled .......................            71              103            140             97              60              65
Percentage of wells drilled
 completed .....................            82%              85%            83%            77%             78%             74%
Net proved reserves(6):
 Gas (Bcf) .....................         686.2            695.0          717.4        1,122.6           943.4         1,139.1
 Condensate (mBbls) ............         2,171            1,968          1,935          3,049           2,637           2,903
 SEC PV10 ......................   $   623,173      $   701,434    $   544,387    $   547,646     $   533,281     $   808,062
                                           Year Ended                      Six Months Ended
                                           January 31,                          July 31,
                                   ---------------------------       -----------------------------
                                      1996            1997              1996              1997
                                   -----------     -----------       -----------       -----------
                                    (dollars in thousands, except per share and per unit amounts)
STATEMENT OF
   OPERATIONS DATA:
Gas, condensate, and
 NGL revenue ...................   $   254,275     $   360,740       $   156,245       $   111,848
Refining revenues ..............       176,229          10,857            10,857                --
Transportation revenues ........        33,518          34,423            16,870            12,055
Gain on sale of assets .........           474           7,856             7,762           532,929
Other revenues .................           361             297               357               617
                                   -----------     -----------       -----------       -----------
                                       464,857         414,173           192,091           657,449
Operating costs and
 expenses ......................       291,825         181,085            88,645            57,422
Depreciation, depletion,
 and amortization ..............       126,821         139,678            65,165            57,397
General and
 administrative expenses .......        45,768          57,500            25,663            29,767
Net interest expense ...........        89,615          95,922            52,000            60,818
Income taxes and other .........       (23,106)       (126,489)         (144,702)          171,748
Extraordinary loss, net of
  taxes ........................        56,637              --                --           156,539
                                   -----------     -----------       -----------       -----------
Net income (loss)(9)............   $  (122,703)    $    66,477       $   105,320       $   123,758
                                   ===========     ===========       ===========       ===========
Net income (loss) per common
  share:(1)
Income (loss) before
  extraordinary item ...........   $    (7,341)    $     7,384       $    11,700       $    31,142
Extraordinary item .............        (6,293)             --                --           (17,393)
                                   -----------     -----------       -----------       -----------
                                   $   (13,634)    $     7,384       $    11,700       $    13,749
                                   ===========     ===========       ===========       ===========
Ratio of earnings to fixed
  charges(2) ...................            --              --              1.8x              4.9x

OPERATING DATA OF
 TRANSTEXAS:
Gas sales volumes (Bcf)  .......         137.9           153.6(4)           74.3              53.2
Average gas prices (dry)
 (per Mcf) .....................   $      1.51     $      2.14(5)    $      1.99(5)    $      1.80
Average lifting costs (per
 Mcfe) .........................   $       .23     $       .29       $       .30       $       .35
Number of gross wells
 drilled .......................           102             151                58                55
Percentage of wells drilled
 completed .....................            75%             68%               74%               58%
Net proved reserves(6):
 Gas (Bcf) .....................       1,139.1           919.7               N/A               N/A
 Condensate (mBbls) ............         2,903           5,738               N/A               N/A
 SEC PV10 ......................   $   808,062     $ 1,449,068(7)            N/A               N/A

                                                         July 31,                                  January 31,
                                   ----------------------------------------------------    --------------------------------------
                                       1992          1993          1994          1995          1995          1996          1997
                                   ----------    ----------    ----------    ----------    ----------    ----------    ----------
                                                                               (dollars in thousands)
BALANCE SHEET DATA:
Working capital (deficit)(8) ...   $  (36,244)   $  (58,443)   $  (25,702)   $  112,998    $  (92,258)   $   25,859    $ (333,226)
Total assets ...................      377,421       431,141       758,664     1,325,656       823,726     1,456,422     1,613,735
Total long-term debt ...........        3,246         8,270       500,000     1,094,963       510,000     1,140,779     1,308,254
Stockholder's equity (deficit) .      198,957       230,418        15,262        (9,156)       (8,133)      (35,933)      (47,009)
                                           July 31,
                                   ------------------------
                                      1996            1997
                                   ----------    ----------
BALANCE SHEET DATA:
Working capital (deficit)(8) ...   $   37,514   $   65,146
Total assets ...................    1,482,229    1,966,149
Total long-term debt ...........    1,159,845    1,523,474
Stockholder's equity (deficit) .       21,234      244,872

----------

(1) Per share data for years prior to July 31, 1995 is omitted because TEC's predecessor was not a separate entity with its own capital structure.

(2) Earnings were inadequate to cover fixed charges by $138.7 million, $26.9 million, $60.4 million, $172.5 million and $18.3 million for the year ended July 31, 1995, for the six months ended January 31, 1995 and 1996 and the years ended January 31, 1996 and 1997, respectively.

(3) Includes a 3.5 Bcf adjustment resulting from a favorable litigation settlement.

(4) Sales volumes for the year ended January 31, 1997 and the six months ended July 31, 1997, include 32.0 Bcf and 7.3 Bcf, respectively, delivered pursuant to volumetric production payments

(5) Average price calculations for the year ended January 31, 1997 and the six months ended July 31, 1997, include prices for amounts delivered to third parties under volumetric production payments. The average gas prices for TransTexas' undedicated production for these periods were $2.39 per Mcf and $1.91 per Mcf, respectively. The gas price does not include the effect of hedging.

(6) These reserve data are estimates of TransTexas' proved reserves as of August 1, 1992, 1993, 1994 and 1995 and February 1, 1996 and 1997, as
         evaluated by Netherland Sewell & Associates, Inc.. No reserve estimates were made for the six-month periods ended July 31, 1996 and 1997. See "Risk Factors-- General Risk Factors -- Risks Related to Forward Looking Statements and Estimates."

(7) As of February 1, 1997, the sales price used for purposes of estimating TransTexas' proved reserves and the future net cash flow from those reserves was $3.17 Mcf of natural gas and $23.99 per Bbl of condensate and oil.

(8) For all periods prior to the Asset Transfer (as defined), data excludes all cash and accounts receivable because those assets were not transferred to TransTexas in the Asset Transfer. Working capital at July 31, 1995 and 1996, and January 31, 1996 and 1997, includes $44.7 million, $46.0 million, $46.0 million and $46.0 million, respectively, in a restricted interest reserve account pursuant to the Indenture governing the TransTexas Senior Secured Notes.

(9) Net income (loss) is prior to the preferred stock dividends of $19,000 for the year ended January 31, 1997 and the six months ended July 31, 1996 and 1997.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         Historically, TEC has conducted its operations through its operating subsidiaries in three segments of the energy industry: exploration and production of natural gas, natural gas transportation and petroleum refining. After consummation of the Lobo Sale, TEC no longer conducts operations in the natural gas transportation segment. TEC's only sources of liquidity and cash flow will be payments on the Intercompany Loans and other loans to TEC's subsidiaries, and dividends from and sales of stock of its subsidiaries. Until March 1994, the exploration, production and transportation operations of TransTexas constituted substantially all of the operations of the Company. This discussion should be read in conjunction with the consolidated financial statements of TEC and its predecessor included in this Prospectus. The financial data for the six months ended January 31, 1995, the year ended January 31, 1996, and the six months ended July 31, 1996 and 1997 are derived from the unaudited financial statements of TEC. All of TEC's operations are conducted through TransTexas and TARC.

         Business segment information for TEC and its predecessor for the years ended July 31, 1994 and 1995, the six months ended January 31, 1995 and 1996, the years ended January 31, 1996 and 1997 and the six months ended July 31, 1996 and 1997 is as follows:

                                                                DEPRECIATION,
                                                    OPERATING    DEPLETION
                                                      INCOME        AND          CAPITAL      IDENTIFIABLE
                                        NET SALES     (LOSS)    AMORTIZATION   EXPENDITURES       ASSETS
                                        ---------   ---------   ------------   ------------   ------------
Year Ended July 31, 1994
  Exploration and production  . . .     $300,210   $ 96,828      $107,727       $180,426      $  462,951
  Gas transportation  . . . . . . .       33,240     (2,257)        5,913         35,763          66,019
  Refining  . . . . . . . . . . . .      177,178    (14,526)        2,589         84,295         176,327
  Other . . . . . . . . . . . . . .          157    (15,280)          218         34,522          53,367
                                        --------   --------      --------       --------      ----------
                                        $510,785   $ 64,765      $116,447       $335,006      $  758,664
                                        ========   ========      ========       ========      ==========
Year Ended July 31, 1995
  Exploration and production  . . .     $273,092   $ 62,855      $121,625       $259,189      $  712,322
  Gas transportation  . . . . . . .       36,787      2,827         8,041         10,105          60,916
  Refining  . . . . . . . . . . . .      140,579    (44,446)        5,855        116,654         499,879
  Other . . . . . . . . . . . . . .          285    (14,235)          298         12,786          52,539
                                        --------   --------      --------       --------      ----------
                                        $450,743   $  7,001      $135,819       $398,734      $1,325,656
                                        ========   ========      ========       ========      ==========
Six Months Ended January 31, 1995
  Exploration and production  . . .     $142,070   $ 32,860      $ 66,175       $ 99,672      $  483,511
  Gas transportation  . . . . . . .       19,161      2,796         4,031          6,366          63,541
  Refining  . . . . . . . . . . . .       71,586    (23,239)        2,706         58,093         229,462
  Other . . . . . . . . . . . . . .           52     (6,972)          139         11,855          47,213
                                        --------   --------      --------       --------      ----------
                                        $232,869   $  5,445      $ 73,051       $175,986      $  823,727
                                        ========   ========      ========       ========      ==========
Six Months Ended January 31, 1996
  Exploration and production  . . .     $123,253   $ 51,443      $ 56,543       $176,386      $  738,648
  Gas transportation  . . . . . . .       15,892     (4,393)        4,194         13,266          72,815
  Refining  . . . . . . . . . . . .      107,237    (21,971)        3,159        150,238         518,205
  Other . . . . . . . . . . . . . .          601     (7,892)          157         16,904         126,754
                                        --------   --------      --------       --------      ----------
                                        $246,983   $ 17,187      $ 64,053       $356,794      $1,456,422
                                        ========   ========      ========       ========      ==========
Year Ended January 31, 1996
  Exploration and production  . . .     $254,275   $ 81,438      $111,993       $335,903      $  738,648
  Gas Transportation  . . . . . . .       33,518     (4,362)        8,204         17,005          72,815
  Refining  . . . . . . . . . . . .      176,230    (43,178)        6,308        208,799         518,205
  Other . . . . . . . . . . . . . .          834    (15,155)          316         17,835         126,754
                                        --------   --------      --------       --------      ----------
                                        $464,857   $ 18,743      $126,821       $579,542      $1,456,422
                                        ========   ========      ========       ========      ==========
Year Ended January 31, 1997
  Exploration and production  . . .     $360,740   $230,560      $122,570       $314,013      $  881,390
  Gas transportation  . . . . . . .       42,200     (9,018)        8,466         33,636          98,903
  Refining  . . . . . . . . . . . .       10,857    (54,995)        7,225        127,123         563,826
  Other . . . . . . . . . . . . . .          376    (34,637)        1,417         11,165          69,616
                                        --------   --------      --------       --------      ----------
                                        $414,173   $131,910      $139,678       $485,937      $1,613,735
                                        ========   ========      ========       ========      ==========
Six Months Ended July 31, 1996
  Exploration and production  . . .     $156,245   $143,593      $ 56,683       $106,021      $  799,792
  Gas transportation  . . . . . . .       24,632      1,315         4,263          9,650          80,520
  Refining  . . . . . . . . . . . .       10,857    (22,206)        3,620         83,102         541,317
  Other . . . . . . . . . . . . . .          357    (14,084)          599          6,272          60,600
                                        --------   --------      --------       --------      ----------
                                        $192,091   $108,618      $ 65,165       $205,045      $1,482,229
                                        ========   ========      ========       ========      ==========
Six Months Ended July 31, 1997
  Exploration and production  . . .     $538,191   $450,901      $ 49,263       $173,850      $  566,198
  Gas transportation  . . . . . . .      118,641    100,494         4,103          6,040              --
  Refining  . . . . . . . . . . . .           --    (19,298)        3,425         77,514         756,601
  Other . . . . . . . . . . . . . .          617    (19,234)          606         22,388         643,350
                                        --------   --------      --------       --------      ----------
                                        $657,449   $512,863      $ 57,397       $279,792      $1,966,149
                                        ========   ========      ========       ========      ==========

TRANSTEXAS

     RESULTS OF OPERATIONS

         TransTexas' results of operations are dependent upon natural gas production volumes and unit prices from sales of natural gas, condensate and NGLs. The profitability of TransTexas also depends on the volume of natural gas it gathers and transports, its ability to minimize finding and lifting costs and maintaining its reserve base while maximizing production. On May 29, 1997, TransTexas entered into and consummated a stock purchase agreement with an unaffiliated buyer (the "Lobo Sale Agreement"), with an effective date of March 1, 1997, to effect the sale (the "Lobo Sale") of the stock of TransTexas Transmission Corporation ("TTC"), its subsidiary that owned substantially all of TransTexas' Lobo Trend producing properties and related pipeline transmission system, for a sales price of approximately $1.1 billion, subject to adjustments as provided for in the Lobo Sale Agreement. Accordingly, the Company's reported results for the six months ended July 31, 1997 include the effect of reduced volumes attributable to the producing properties divested as part of the Lobo Sale.

         TransTexas' operating data for the years ended July 31 1994 and 1995, the six months ended January 31, 1995 and 1996, the years ended January 31, 1996 and 1997 and the six months ended July 31, 1996 and 1997, is as follows:

                                        Year Ended         Six Months Ended          Year Ended       Six Months Ended
                                         July 31,            January 31,            January 31,           July 31,
                                     ----------------      -----------------     ----------------     ----------------
                                     1994        1995      1995         1996     1996        1997     1996        1997
                                     ----        ----      ----         ----     ----        ----     ----        ----
Sales volumes:
  Gas (Bcf) (1)   . . . . . . . .   130.9       147.9      76.9        66.9      137.9      153.6      74.3       53.2
  NGLs (MMgal)  . . . . . . . . .   164.0       225.3     121.3        65.3      169.2      174.2      89.3       61.7
  Condensate and oil (MBbls). . .     650         638       354         259        543        604       280        426
Average prices:   . . . . . . .
  Gas (dry)  (per Mcf) (2). . . .   $1.96       $1.40     $1.41       $1.65      $1.51      $2.14     $1.99      $1.80
  NGLs (per gallon) . . . . . . .     .27         .26       .27         .30        .27        .36       .31        .29
  Condensate and oil (per Bbl). .   15.13       17.22     16.50       17.39      17.76      21.54     19.86      19.46
Number of gross wells drilled . .     140          97        60          65        102        151        58         55
Percentage of wells completed . .     83%         77%       78%         74%        75%        68%       74%        58%

----------------------
(1) Sales volumes for the year ended January 31, 1997 and the six months ended July 31, 1997 include 32.0 Bcf and 7.3 Bcf, respectively, delivered pursuant to volumetric production payments.

(2) Average prices for the year ended January 31, 1997 and the six months ended July 31, 1997 includes amounts delivered under volumetric production payments. The average gas prices for TransTexas' undedicated production for these periods were $2.39 per Mcf and $1.91 per Mcf, respectively. Gas prices do not include the effect of hedging agreements.

         A summary of TransTexas' operating expenses is set forth below (in millions of dollars):

                                         Year Ended        Six Months Ended      Year Ended        Six Months Ended
                                          July 31,           January 31,          January 31,          July 31,
                                      ---------------      ----------------    --------------      ----------------
                                      1994       1995      1995      1996      1996      1997       1996      1997
                                      ----       ----      ----      ----      ----      ----       ----      ----
Operating costs and expenses:
 Lease  . . . . . . . . . . . . .   $  19.8     $19.6    $10.3      $ 9.4     $ 18.7     $ 27.5     $ 13.0     $12.9
 Pipeline   . . . . . . . . . . .      25.5      21.2      9.8       13.0       24.4       37.2       16.3      11.4
 Natural gas liquids  . . . . . .      44.8      44.4     24.5       15.6       35.5       49.3       23.2      14.5
 Well service   . . . . . . . . .        .1        .1       --         .1         .2         .4         --        --
                                    -------     -----    -----      -----     ------     ------     ------     -----
                                       90.2      85.3     44.6       38.1       78.8      114.4       52.5      38.8
Taxes other than income taxes (1).     13.2      14.0      6.3        7.5       15.2       22.6       12.4       7.7
                                    -------     -----    -----      -----     ------     ------     ------     -----
  Total . . . . . . . . . . . . .   $ 103.4     $99.3    $50.9      $45.6     $ 94.0     $137.0     $ 64.9     $46.5
                                    =======     =====    =====      =====     ======     ======     ======     =====

-----------------

(1) Taxes other than income taxes include severance, property and other taxes.

         TransTexas' average depletion rates have been as follows:

                                    Year Ended       Six Months Ended        Year Ended     Six Months Ended
                                     July 31,             January 31,        January 31,        July 31,
                                 ----------------    -----------------   ----------------   ----------------
                                 1994        1995    1995         1996   1996        1997   1996        1997
                                 ----        ----    ----         ----   ----        ----   ----        ----
   Depletion rates (per Mcfe)    $.80        $.81    $.84        $.82    $ .79       $.96   $ .92      $1.04
                                 ====        ====    ====        ====    =====       ====   =====      =====

         TransTexas' Consolidated EBITDA, as defined in the Indenture, is set forth below (in millions of dollars). EBITDA consists of TransTexas' earnings before consolidated fixed charges (excluding capitalized interest), income taxes, depreciation, depletion and amortization. EBITDA is not intended to represent cash flow or any other measure of financial performance in accordance with generally accepted accounting principles.

                                    Year Ended       Six Months Ended       Year Ended      Six Months Ended
                                    July 31,            January 31,         January 31,        July 31,
                                 ----------------    -----------------   ----------------   ----------------
                                 1994        1995    1995         1996   1996        1997   1996        1997
                                 ----        ----    ----         ----   ----        ----   ----        ----
   Consolidated EBITDA  . .     $195.0      $184.7 $100.2       $103.4   $187.9     $326.0  $204.0     $594.3


      SIX MONTHS ENDED JULY 31, 1997, COMPARED WITH THE SIX MONTHS ENDED JULY 31, 1996

         Gas, condensate and NGL revenues for the six months ended July 31, 1997 decreased by $45.5 million from the comparable period of the prior year, due primarily to decreases in gas, condensate and NGLs sales prices and gas sales volumes, offset in part by increases in condensate sales volumes. The average monthly prices received per Mcf of gas, excluding amounts dedicated to volumetric production payments, ranged from $1.49 to $2.29 in the six months ended July 31, 1997, compared to a range of $2.02 to $2.45 in the same period of the prior year. The increase in condensate sales volumes is due primarily to increased production from TransTexas' new development areas, offset in part by the normal decline in natural gas production from the TransTexas Lobo Trend wells and the disposition of such wells as a result of the Lobo Sale. NGLs sales volumes decreased as a result of decreases in the volumes of natural gas processed. Transportation revenues decreased by $4.8 million for the six months ended July 31, 1997, due primarily to decreases in volumes transported and the disposition of the pipeline system as a result of the Lobo Sale.

         Lease operating expenses in the six months ended July 31, 1997 decreased by $0.1 million from the prior year period due primarily to decreases in the number of producing wells during the second quarter offset partially by an increase in salt water disposal expense and the initiation of a program to increase flow rates on certain of TransTexas' wells through increased workovers and the installation of leased wellhead compressors. Pipeline operating expenses decreased by $4.9 due primarily to the disposition of the pipeline system as a result of the Lobo Sale. NGLs cost decreased by $8.7 million from the comparable period in the prior year due to increases in the cost of natural gas used in NGL processing, offset by a decrease in volumes of natural gas processed. Depreciation, depletion and amortization expense for the six months ended July 31, 1997 decreased by $7.9 million due to the decrease in TransTexas' undedicated natural gas production partially offset by a $0.12 increase in the depletion rate. General and administrative expenses increased by $4.7 million due primarily to increases in wages and benefits and litigation expense. Taxes other than income taxes decreased by $4.6 million over the comparable prior year period due primarily to a decrease in ad valorem and excise taxes.

         Interest income for the six months ended July 31, 1997 increased by approximately $5.4 million over the comparable period of the prior year due to increased average cash balances. Interest expense decreased by $4.8 million primarily as a result of the retirement of the TransTexas Senior Secured Notes offset in part by the accretion on the TransTexas Subordinated Notes.

         Cash flow from operating activities for the six months ended July 31, 1997 decreased by approximately $154.2 million from the prior-year period due primarily to lower net income from gas and oil production activities and repayment of production payments in connection with the Lobo Sale.

         Cash used in investing activities increased by $602.7 million due to proceeds from the sale of certain TransTexas producing properties offset in part by the increase in cash restricted for share repurchases.

         Cash flow from financing activities decreased by approximately $464.3 million due primarily to the retirement of the TransTexas Senior Secured Notes offset in part by the TransTexas Intercompany Loan of $450 million.

     YEAR ENDED JANUARY 31, 1997, COMPARED WITH THE YEAR ENDED JANUARY 31, 1996

         Gas, condensate and NGL revenues for the year ended January 31, 1997, increased by $106.5 million from the year ended January 31, 1996, primarily due to higher prices for and increased volumes of natural gas, condensate, oil and NGLs, primarily in the fourth quarter. The average monthly prices received for natural gas, excluding amounts delivered to third parties under volumetric production payments, ranged from $1.71 to $3.74 per Mcf during the year ended January 31, 1997, compared to prices ranging from $1.29 to $1.95 per Mcf in the year ended January 31, 1996. The increase in natural gas sales volumes resulted primarily from increased production from TransTexas' Bob West North development area, offset in part by the normal decline in natural gas production from TransTexas' Lobo Trend wells and the sale of approximately 207 Bcfe of TransTexas' reserves in the Lobo Trend. NGLs sales volumes increased as a result of increases in the volumes of natural gas processed. Transportation revenues increased by $0.9 million for the year ended January 31, 1997, primarily due to increased volumes of natural gas transported.

         Lease operating expenses for the year ended January 31, 1997 increased by $8.8 million from the year ended January 31, 1996 primarily due to increases in repairs and maintenance and workover expenses attributable to an increase in the number of producing wells prior to the sale of certain of TransTexas' Lobo Trend properties and the initiation in the first quarter of fiscal 1997 of a program to increase flow rates on certain wells. This program included the installation of leased wellhead compressors and additional workover projects. Pipeline operating expenses increased by $12.8 million, primarily due to increases in compressor fuel costs, compressor rentals, chemicals used in the operation of TransTexas' amine plants and volumetric losses. NGLs cost increased by $13.8 million from the year ended January 31, 1996 due to increases in the cost of natural gas used in NGL processing. Depreciation, depletion and amortization expense for the year ended January 31, 1997 increased by $11.9 million due to a $0.17 increase in the depletion rate, offset in part by a decrease in TransTexas' undedicated natural gas production. The depletion rate increased for the year ended January 31, 1997 primarily due to higher costs associated with TransTexas' expanded exploration activities. General and administrative expenses increased by $12.6 million in the year ended January 31, 1997, due primarily to increases in litigation accruals and wages and benefits. Taxes other than income taxes increased by $7.3 million over the year ended January 31, 1996 due primarily to an increase in severance taxes, including an accrual of $2.7 million as a result of a severance tax audit adjustment, offset in part by a reduction in ad valorem taxes.

         Interest income for the year ended January 31, 1997, increased by approximately $0.8 million from the year ended January 31, 1996 due to higher average cash balances in fiscal 1997. Interest expense increased by $15.1 million primarily as a result of interest incurred on the TransTexas Senior Secured Notes and the amortization of related debt issue costs, offset in part by an increase of $7.6 million of interest capitalized in connection with the acquisition of TransTexas' unevaluated gas and oil properties.

         Litigation settlements for the year ended January 31, 1997, increased by $77.7 million as a result of the settlement with Tennessee Gas Pipeline Company of which TransTexas' share of the proceeds was $96 million.

         Income tax expense for the year ended January 31, 1997, was $12.5 million compared to an income tax benefit of $4.2 million in the prior year. Income tax expense for the year ended January 31, 1997 is net of a decrease in a valuation allowance of $13.6 million relating to the utilization of net operating loss carryforwards and tight sands credits of $7.4 million. Income tax benefit for the year ended January 31, 1996 is net of a valuation allowance of $13.6 million relating to net operating loss carryforwards and an adjustment relating to tight sands credits of $7.8 million.

         Cash flow from operating activities for the year ended January 31, 1997, increased by approximately $148.9 million from the prior year primarily due to increased net income, the settlement of take-or-pay litigation in the second quarter of fiscal 1997 and proceeds from the sale of volumetric production payments, partially offset by increases in working capital.

         Cash used in investing activities decreased by $67.9 million due to the sale of approximately 207 Bcfe of TransTexas' reserves, offset in part by advances to an affiliate and increased capital spending. Capital expenditures for fiscal 1997 included $47.7 million for purchases of oil and gas properties from TransAmerican.

         Cash flow from financing activities decreased by approximately $214.9 million from the year ended January 31, 1996 due primarily to the issuance of the TransTexas Senior Secured Notes in June 1995, offset in part by the issuance of the TransTexas Subordinated Notes in fiscal 1997.

     SIX MONTHS ENDED JANUARY 31, 1996, COMPARED WITH THE SIX MONTHS ENDED JANUARY 31, 1995

         Gas, condensate and NGL revenues for the six months ended January 31, 1996, decreased by $18.6 million from the comparable period of the prior year, due primarily to decreases in gas, condensate and NGL sales volumes, partly offset by increases in gas, condensate and NGL prices. The decrease in gas sales volumes reflects the normal decline in natural gas production from TransTexas' Lobo Trend wells, offset in part by production from TransTexas' new development areas. The average monthly prices received per Mcf of gas ranged from $1.33 to $1.95 in the six months ended January 31, 1996, compared to a range of $1.32 to $1.52 in the same period in the prior year. NGL sales volumes decreased primarily due to the decrease in the volumes of natural gas processed. Transportation revenues decreased by $3.3 million for the six months ended January 31, 1996, due primarily to decreases in volumes transported.

         Lease operating expenses in the six months ended January 31, 1996, decreased by $0.9 million from the prior year period as increases in repairs and maintenance expenses attributable to the increase in the number of producing wells were offset by a decrease in workover expense due to fewer workovers performed. Pipeline operating expenses increased by $3.2 million due primarily to increases in repairs and maintenance expenses, compressor fuel costs and pipeline loss. Also contributing to the increase in pipeline operating expenses were costs incurred by TransTexas to remove carbon dioxide from natural gas produced from certain of TransTexas' new development areas. NGL costs decreased by $8.9 million from the comparable period in the prior year due to the decrease in volumes of natural gas processed. Depreciation, depletion and amortization expense for the six months ended January 31, 1996, decreased by

$9.4 million due to the decrease in natural gas production and a $0.02 decrease in the depletion rate. General and administrative expenses increased by $1.1 million in the six months ended January 31, 1996, due primarily to costs associated with the relocation of TransTexas' corporate offices, offset in part by decreases in consulting and professional fees. The gain on litigation settlement of $18.3 million represents the value of properties received in a litigation settlement.

         Interest income for the six months ended January 31, 1996, increased by approximately $2 million over the comparable period of the prior year due to increased cash balances resulting from the issuance of the TransTexas Senior Secured Notes. Interest expense increased by $13.4 million primarily as a result of interest accrued on the TransTexas Senior Secured Notes and a dollar-denominated production payment, offset in part by the capitalization of approximately $7.4 million of interest in connection with the acquisition of TransTexas' unevaluated gas and oil properties.

         Cash flow from operating activities for the six months ended January 31, 1996, decreased by approximately $21.2 million from the prior year period primarily due to decreased production, offset in part by net proceeds of $32.9 million from the sale of a volumetric production payment.

         Cash used in investing activities increased by $31.4 million due to increases in lease acquisitions and drilling activity, and the purchase and installation of three amine plants to treat gas produced from certain of TransTexas' new discovery areas. These increases were offset by cash proceeds from the sale of a portion of TransTexas' Lodgepole properties and a sale-leaseback of drilling equipment.

         Cash flow from financing activities decreased by approximately $5.2 million due primarily to repayments of TransTexas' dollar-denominated production payment, offset in part by increases in long-term borrowings.

     YEAR ENDED JULY 31, 1995, COMPARED WITH THE YEAR ENDED JULY 31, 1994

         Gas, condensate and NGL revenues decreased by $26.9 million, due primarily to the decline in prices for natural gas, offset in part by increases in NGL and natural gas production. The average monthly prices received per Mcf of gas ranged from a low of $1.29 to a high of $1.52 in the year ended July 31, 1995, compared to a low of $1.71 to a high of $2.21 in fiscal 1994. The increase in gas sales volumes was due to a net increase in producing wells to 947 at July 31, 1995 from 865 at July 31, 1994. NGL production increased due to increased volumes of TransTexas' natural gas processed at the Exxon King Ranch Plant. Transportation revenues for the year ended July 31, 1995, increased by $3.5 million compared to fiscal 1994 due primarily to increases in volumes transported.

         Lease operating expenses decreased by $0.2 million, primarily as a result of a decrease in operating materials and supplies expense. The decrease in NGL cost of $0.4 million reflects the decrease in the cost of natural gas used in NGL processing, offset in part by increased NGL production. Pipeline operating expenses decreased by $4.3 million as increases in repair and maintenance expenses associated with higher volumes transported were offset by a decrease in compressor fuel costs. Depreciation, depletion and amortization expenses increased by $16.1 million in the year ended July 31, 1995 over the prior year due to the increase in natural gas production and a $0.01 increase in the depletion rate. General and administrative expenses decreased by $8.4 million compared to the prior year due primarily to a $6.0 million decrease in litigation accruals and a corresponding reduction in legal fees. Litigation accruals totaled $7.0 million in the year ended July 31, 1995, compared to $13.0 million in 1994.

         Interest expense for the year ended July 31, 1995, increased by $16.8 million over the prior year as a result of the increase in principal amount and interest rate on the TransTexas Senior Secured Notes as compared to TransTexas' previous indebtedness, along with interest accrued on TransTexas' production payment, short-term borrowings and certain litigation settlements.

         Income tax benefit for the year ended July 31, 1995, is net of a valuation allowance of $13.6 million relating to net operating loss carryforwards and an adjustment relating to tight sands credits of $7.8 million. Income tax expense for the year ended July 31, 1994 includes $5.8 million of tax benefits that became available as a result of a change in tax status of the TNGC Consolidated Group to an integrated oil company.

         TransTexas recorded an extraordinary loss of approximately $56.6 million, net of taxes, on the retirement of TransTexas' previous indebtedness. This loss consists of $40.0 million in premium and consent fees paid to the holders of TransTexas' previous indebtedness, $2.5 million in underwriting fees and expenses and the recognition of approximately $15.6 million of unamortized deferred financing costs, less a related income tax benefit of approximately $1.5 million.

         Capital expenditures for the year ended July 31, 1995, increased by $37.2 million to $278.5 million from $241.3 million for the prior year, primarily due to an increase in lease acquisitions, offset in part by the completion of a major pipeline expansion project in July 1994.

     INFLATION AND CHANGES IN PRICES

         TransTexas' results of operations and the value of its gas properties are highly dependent upon the prices TransTexas receives for its natural gas. Substantially all of TransTexas' sales of natural gas are made in the spot market, or pursuant to contracts based on spot market prices, and not pursuant to long-term, fixed-price contracts. Accordingly, the prices received by TransTexas for its natural gas production are dependent upon numerous factors beyond the control of TransTexas, including the level of consumer product demand, the North American supply of natural gas, government regulations and taxes, the price and availability of alternative fuels, the level of foreign imports of oil and natural gas and the overall economic environment. Demand for natural gas is seasonal, with demand typically higher during the summer and winter, and lower during the spring and fall, with concomitant changes in price. Although certain of TransTexas' costs and expenses are affected by the level of inflation, inflation has not had a significant effect on TransTexas' results of operations during the year ended January 31, 1997.

         Any significant decline in current prices for natural gas could have a material adverse effect on TransTexas' financial condition, results of operations and quantities of reserves recoverable on an economic basis. Based on an assumed average net daily production level of 230 MMcfd (after giving effect to the Lobo Sale), TransTexas estimates that a $0.10 per MMBtu change in average gas prices received would change annual operating income by approximately $6.4 million.

TARC

     RESULTS OF OPERATIONS

         TARC's refinery was inoperative from January 1983 through February 1994. During this period, TARC's revenues were derived primarily from tank rentals and its expenses consisted of maintenance and repairs, tank rentals, general and administrative expenses and property taxes. TARC commenced partial operations at the refinery in March 1994 and has operated the No. 2 Vacuum Unit intermittently since that time. TARC may operate the No. 2 Crude Unit and the No. 2 Vacuum Unit if market conditions are favorable. TARC's decision to commence or suspend operations is based on the availability of working capital, current operating margins and the need to tie-in units as they are completed. TARC does not consider its historical results to be indicative of future results.

         TARC's results of operations are dependent on the operating status of certain units within its refinery, which determines the types of feedstocks processed and refined product yields. The results are also affected by the unit costs of purchased feedstocks and the unit prices of refined products, which can vary significantly. The Capital Improvement Program is designed to significantly change TARC's throughput capacity, the feedstocks processed, and refined product yields.

         TARC currently believes, based on estimates of refining margins and current estimates for costs of the expansion and modification of the refinery, that future undiscounted cash flows will be sufficient to recover the cost of the refinery over its estimated useful life as well as the costs of related identifiable intangible assets. Management believes there have been no events or changes in circumstances that would require the recognition of an impairment loss. However, due to the inherent uncertainties in estimating future refining margins, and in constructing and operating a large scale refinery, there can be no assurance that TARC will ultimately recover the cost of the refinery. Management believes that the book value of the refinery is in excess of its current estimated fair market value.

     SIX MONTHS ENDED JULY 31, 1997, COMPARED WITH THE SIX MONTHS ENDED JULY 31, 1996

         There were no revenues for the six months ended July 31, 1997 as compared to $10.9 million for the same period in 1996, primarily as a result of processing the majority of refinery throughput for the recent period under processing agreements with third parties.

         There were no costs of products sold for the six months ended July 31, 1997 as compared to $12.4 million for the same period in 1996, due primarily to TARC's use in 1997 of processing arrangements pursuant to which TARC processed feedstock owned by third parties (as opposed to TARC's purchase of feedstock and sale of product).

         Processing arrangements reflect income of $3.2 million and a loss of $3.3 million for the six months ended July 31, 1997 and 1996, respectively. Income and losses were primarily due to price management activities.

         Operations and maintenance expense for the six months ended July 31, 1997 increased $1.3 million to $7.9 million from $6.6 million for the same period in 1996, primarily due to the increase of TARC's labor force in connection with the Capital Improvement Program.

         Taxes other than income taxes for the six months ended July 31, 1997 decreased $1.1 million to $1.8 million from $2.9 million for the same period in 1996 primarily due to decreased property tax expense.

         Loss on purchase commitments for the six months ended July 31, 1997 consists of a $4.8 million loss related to a commitment to purchase 0.6 million barrels of feedstock. These barrels have been sold to a third party and are now subject to a processing agreement.

         Interest income for the six months ended July 31, 1997 increased $0.8 million as compared to the same period in 1996 primarily due to the investment of proceeds from the TARC Intercompany Loan. Interest expense for the six months ended July 31, 1997 increased $4.7 million, primarily due to interest on promissory notes to TransAmerican and other long-term debt. During the six months ended July 31, 1997, TARC capitalized approximately $41.6 million of interest related to property and equipment additions at TARC's refinery compared to $33.3 million for the six months ended July 31, 1996.

     Equity in income of TransTexas before extraordinary item for the six months ended July 31, 1997 increased to $45.2 million as compared to $11.1 million for the same period in 1996, due primarily to a $533 million gain on the sale by TransTexas of a subsidiary. TARC recognized equity in an extraordinary item of $(10.2) million for the six months ended July 31, 1997. The extraordinary loss of TransTexas is attributable to a loss on the early extinguishment of debt as a result of the repurchase by TransTexas of the TransTexas Senior Secured Notes and the exchange of the TransTexas Subordinated Notes for the Old TransTexas Subordinated Notes.

     YEAR ENDED JANUARY 31, 1997, COMPARED WITH THE YEAR ENDED JANUARY 31, 1996

         Total revenues for the year ended January 31, 1997, decreased to $10.9 million from $176.2 million for the same period in 1996, due primarily to a significant drop in the processing of purchased feedstocks for sales to third parties compared to the prior year.

         Cost of products sold for the year ended January 31, 1997, decreased to $11.5 million from $185.3 million for the same period in 1996, due primarily to a significant drop in the purchase of feedstocks for processing compared to the prior year.

         Losses from processing arrangements of $7.1 million for the year ended January 31, 1997, were primarily due to price management activities. See "Business of TARC -- Financing Arrangements and Processing Agreements."

         Operations and maintenance expenses for the year ended January 31, 1997, increased to $23.9 million from $12.5 million for the same period in 1996, primarily due to a write-off of approximately $6.5 million for assets included in construction work in process that will not be used in the overall Capital Improvement Program, an increase in fuel costs during the first six months of fiscal 1997, and higher contract labor costs.

         Depreciation and amortization expense for the year ended January 31, 1997, increased $0.9 million to $7.2 million from $6.3 million for the same period in 1996, primarily due to the reclassification of construction work in process to depreciable assets during 1997.

         Taxes other than income taxes for the year ended January 31, 1997, increased to $4.2 million from $2.7 million for the same period in 1996, primarily due to increased property tax expense.

         General and administrative expenses for the year ended January 31, 1997, decreased to $11.8 million from $12.6 million for the same period in 1996, primarily due to decreased litigation expense.

         Interest income for the year ended January 31, 1997, decreased by $6.1 million as compared to the same period in 1996, primarily due to interest earned in 1996 on a higher balance held in the collateral account pursuant to the TARC Notes Indenture. Interest expense, net, for the year ended January 31, 1997, decreased $13.8 million, primarily due to a larger portion of interest being capitalized as well as a reduction of product financing costs in 1997 versus 1996 due to lower volumes of feedstock purchases. During the year ended January 31, 1997, TARC capitalized approximately $68.8 million of interest related to construction activities at TARC's refinery, compared to $41.5 million for the year ended January 31, 1996.

         The equity in income of TransTexas for the year ended January 31, 1997, of $12.3 million reflects TARC's 20.3% equity interest in TransTexas until TARC's sale of 4.55 million shares of TransTexas common stock in March 1996 and its 14.1% interest thereafter. This compares to $2.6 million equity in loss of TransTexas for the year ended January 31, 1996. The increase is a result of higher gas prices and a favorable litigation settlement at TransTexas.

         Other income for the year ended January 31, 1997, was $56.5 million, which was primarily a result of the $56.2 million gain on the sale of 4.55 million shares of TransTexas common stock in March 1996. Other income for the year ended January 31, 1996, was $2.1 million, primarily resulting from trading gains on futures contracts.

     SIX MONTHS ENDED JANUARY 31, 1996, COMPARED WITH THE SIX MONTHS ENDED JANUARY 31, 1995

         Total revenues for the six months ended January 31, 1996, increased $35.6 million to $107.2 million from $71.6 million in the same period in 1995, primarily due to an increase in the volume of products sold to 6.1 million barrels in 1996 from 4.2 million barrels in 1995. In addition, $1.2 million of the increase was due to an increase in the average product sales price of $0.19 per barrel in 1996 over 1995.

         Cost of products sold for the six months ended January 31, 1996, increased $36.2 million to $110.1 million from $73.9 million for the same period in 1995, primarily due to an increase in the volume of products sold, partially offset by a decrease in the average price of feedstocks purchased.

         Operations and maintenance expenses for the six months ended January 31, 1996, increased $0.2 million to $7.9 million from $7.7 million for the same period in 1995, primarily due to an increase in the number of days the No. 2 Vacuum Unit was operating.

         Depreciation and amortization expenses for the six months ended January 31, 1996, increased $0.5 million to $3.2 million from $2.7 million for the same period in 1995, primarily due to the transfer of certain terminal facilities and tankage equipment from construction in progress to depreciable assets during the 1996 period.

         General and administrative expenses for the six months ended January 31, 1996, decreased $1.0 million to $7.4 million from $8.4 million for the same period in 1995, primarily as a result of a $2.5 million reduction in litigation accruals, partially offset by an increase in payroll of $1.1 million arising from operations support requirements.

         Taxes other than income taxes for the six months ended January 31, 1996, decreased $1.4 million to $0.7 million from $2.1 million for the same period in 1995, primarily due to lower property tax expense for the six months ended January 31, 1996.

         Interest income for the six-month period ended January 31, 1996, increased $2.3 million compared to the same period in 1995 due primarily to interest earned on long-term debt proceeds held in the collateral account under the TARC Notes Indenture. Interest expense for the six-month period ended January 31, 1996, increased $28.6 million due to interest accrued on long-term debt issued in February 1995, amortization of debt issue costs and financing costs associated with product purchases. During the six months ended January 31, 1996, TARC capitalized $26.2 million of interest related to property and equipment associated with the construction and expansion program begun in 1995.

     YEAR ENDED JULY 31, 1995, COMPARED WITH THE YEAR ENDED JULY 31, 1994

         Total revenues for the year ended July 31, 1995, decreased $36.6 million to $140.6 million from $177.2 million in the same period in 1994, primarily due to a decrease in the volume of products sold which was partially offset by an increase in the average price of products sold.

         Cost of products sold for the year ended July 31, 1995, decreased $19.8 million to $149.1 million from $168.9 million for the same period in 1994, primarily as a result of a decrease in volume of products sold, partially offset by an increase in the average price of feedstocks purchased and a contract cancellation loss of approximately $3.8 million.

         Operations and maintenance expenses for the year ended July 31, 1995, increased $0.2 million to $12.3 million from $12.1 million for the same period in 1994, primarily as a result of an increase in the number of days the No. 2 Vacuum Unit was operating.

         Depreciation and amortization expense for the year ended July 31, 1995, increased $3.3 million to $5.9 million from $2.6 million for the same period in 1994, primarily as a result of increased depreciation expense being recorded for refinery assets which were taken out of discontinued operations during 1994.

         General and administrative expenses for the year ended July 31, 1995, increased $9.1 million to $13.6 million from $4.5 million in the same period in 1994, primarily as a result of a litigation accrual of $4.5 million and increases in legal and consulting fees and insurance costs as a result of expanded refinery operations.

         Taxes other than income taxes for the year ended July 31, 1995, increased $0.5 million to $4.2 million from $3.7 million for the same period in 1994, primarily as a result of an increase in property taxes assessed.

         Interest income for the year ended July 31, 1995, increased $4.1 million compared to the same period in 1994 due primarily to interest earned on long-term debt proceeds held in the collateral account under the TARC Notes Indenture. Interest expense for the year ended July 31, 1995, increased $31.3 million due to interest accrued on long- term debt issued during 1995, amortization of debt issue costs and financing costs associated with product purchases. During the year ended July 31, 1995, TARC capitalized $18.9 million of interest related to construction activities associated with TARC's construction and expansion program.

         Other income for the year ended July 31, 1995, was $2.5 million compared to other expense of $2.9 million for the same period in 1994 primarily as a result of trading gains on futures contracts in 1995.

         For the year ended July 31, 1995, the loss before an extraordinary item increased $35.5 million over the same period in 1994, primarily due to interest associated with TARC's long-term debt and amortization of debt issue costs.

         In February 1995, TransAmerican contributed 55 million shares of TransTexas common stock to TEC. TEC then contributed 15 million of these shares of TransTexas common stock to TARC. The equity in the loss of TransTexas for the year ended July 31, 1995, reflects TARC's 20.3% equity interest in TransTexas' loss before an extraordinary item from the date of acquisition. The equity in extraordinary loss of TransTexas represents TARC's equity in a charge recorded by TransTexas in the fourth quarter for the early retirement of $500 million of its 10 1/2% Senior Secured Notes due 2000 from the proceeds of the issuance by TransTexas in June 1995 of the TransTexas Senior Secured Notes.

     INFLATION AND CHANGES IN PRICES

         TARC's revenues and feedstock costs have been and will continue to be affected by changes in the prices of petroleum and petroleum products. TARC's ability to obtain additional capital is also substantially dependent on refining margins, which are subject to significant seasonal, cyclical and other fluctuations that are beyond TARC's control.

         From time to time, TARC enters into futures contracts, options on futures, swap agreements and forward sale agreements for crude and refined products intended to protect against a portion of the price risk associated with price declines from holding inventory of feedstocks and refined products, or for fixed price purchase commitments. TARC's policy is not to enter into fixed price or other purchase commitments in excess of anticipated processing requirements. TARC believes that these current and anticipated futures transactions do not and will not constitute speculative trading as specified under and prohibited by the Indenture.

RECENTLY ISSUED PRONOUNCEMENTS

         In June 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131"), which establishes standards for reporting information about operating segments. It also establishes standards for related disclosures about products and services, geographic areas and major customers. This statement will be adopted by the Company effective February 1, 1998. The Company does not believe the effect of adoption of this statement will have a material effect on its financial position.

         In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, Reporting Comprehensive Income, ("SFAS 130") which establishes standards for reporting and display of comprehensive income and its components in financial statements. This statement will be adopted by the Company effective February 1, 1998. The Company does not believe the effect of adoption of this statement will have a material effect on its financial statements.

         In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, Earnings per Share ("SFAS 128") and Statement of Financial Accounting Standards No. 129, Disclosure of Information about Capital Structure ("SFAS 129"). These statements will be adopted by TARC effective January 31, 1998. SFAS 128 simplifies the computation of earnings per share by replacing primary and fully diluted presentations with the new basic and diluted disclosures. SFAS 129 establishes standards for disclosing information about an entity's capital structure. TARC has not determined the impact of these pronouncements on its financial statements.

         In October 1996, the American Institute of Certified Public Accountants issued Statement of Position 96-1, Environmental Remediation Liabilities ("SOP 96-1"), which establishes new accounting and reporting standards for the recognition and disclosure of environmental remediation liabilities. TARC does not believe the effect of adoption of SOP 96-1 in 1998 will have a material impact on TARC's financial position, results of operations or cash flows.

LIQUIDITY AND CAPITAL RESOURCES

         TEC completed the Original Notes Offering on June 13, 1997 of $475 million aggregate principal amount of Outstanding Senior Secured Notes and $1.13 billion aggregate principal amount of Outstanding Senior Secured Discount Notes for net proceeds of approximately $1.3 billion.

         With the proceeds of the Original Notes Offering, TEC made the TransTexas Intercompany Loan in the principal amount of $450 million and the TARC Intercompany Loan in the original amount of $676 million. The promissory note evidencing the TransTexas Intercompany Loan (i) bears interest at a rate of 10 7/8% per annum, payable semi-annually in cash in arrears and (ii) is currently secured by a security interest in substantially all of the assets of TransTexas other than Inventory, Receivables and Equipment. The promissory note evidencing the TARC Intercompany Loan (i) accretes principal at the rate of 16% per annum, compounded semi-annually, until June 15, 1999 to a final accreted value of $920 million, and thereafter pays interest semi-annually in cash in arrears on the accreted value thereof, at a rate of 16% per annum and (ii) is currently secured by a security interest in substantially all of TARC's assets, including the shares of TransTexas stock owned by TARC, but excluding Inventory, Receivables and Equipment. The Intercompany Loans will mature on June 1, 2002. The Intercompany Loan Agreements contain certain restrictive covenants including, among others, limitations on incurring additional debt, asset sales, dividends and transactions with affiliates. Upon the occurrence of a Change of Control (as defined), TEC will be required to make an offer to purchase all of the outstanding Notes at a price equal to 101% of the principal amount thereof, together with accrued and unpaid interest, if any, or, in the case of any such offer to purchase the Senior Secured Discount Notes prior to June 15, 1999, at a price equal to 101% of the accreted value thereof, in each case, to and including the date of purchase. Pursuant to the terms of the Intercompany Loans, TEC may require TransTexas and TARC to pay a pro rata share of the purchase price paid by TEC. See "-- Potential Effects of a Change of Control."

         On June 13, 1997, TEC completed a tender offer for all of the outstanding common stock purchase warrants of TARC ("TARC Warrants") at a price of $4.50 per warrant. Pursuant to the tender offer, TEC purchased 7,335,452 TARC Warrants for an aggregate purchase price of approximately $33 million. TEC or TARC may repurchase additional TARC Warrants, and TARC intends to enter into a merger with one of its affiliates pursuant to which each remaining TARC Warrant would become exercisable (at an exercise price of $.01) to receive $4.51 of cash instead of one share of common stock of TARC.

         TEC paid a dividend to TransAmerican in the amount of $23 million on June 13, 1997. A portion of the dividend was used to repay the debt of an affiliate, which had been secured by a pledge of 3.7 million shares of TransTexas common stock. In connection with the Original Notes Offering, TransAmerican contributed the 3.7 million shares of TransTexas common stock to TEC.

         TEC's only source of funds for its holding company operations and debt service will be payments on the Intercompany Loans and other loans to subsidiaries, dividends from its subsidiaries, interest on funds in the TARC Disbursement Account, payments made by TARC on behalf of TEC and, in limited circumstances as permitted by the Indenture, sales of stock TEC holds in its subsidiaries.

         During the two years following the Original Notes Offering, TEC anticipates that its annual cash needs for holding company operations will be approximately $2.0 million, which TEC expects to be paid on its behalf by TARC pursuant to the Services Agreement, and TEC's annual cash interest expense will be approximately $54.6 million. In addition, TEC and its subsidiaries will pay $2.5 million in the aggregate per year to TransAmerican for advisory services and other benefits provided by TransAmerican. TransTexas will be required to pay TEC approximately $48.9 million in interest annually on the TransTexas Intercompany Loan. TEC expects to use this interest income together with working capital and interest income from other intercompany advances to satisfy its cash needs, including its cash interest payments. If TEC incurs unforeseen expenses, there is no assurance that its capital resources will be sufficient to fund those expenses in addition to anticipated holding company expenses and debt service.

         The Indenture prohibits TEC from selling stock of TransTexas and TARC during the two years following consummation of the Original Notes Offering unless the proceeds from such sales would be used to make an offer to purchase the Notes. Consequently, during the two years following the consummation of the Original Notes Offering, unless holders of the Notes rejected all or a portion of any such offer to purchase, sales of such stock would not be a source of funds to supplement TEC's other resources in order to pay unforeseen expenses.





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
         On May 29, 1997, TransTexas consummated the Lobo Sale Agreement, with an effective date of March 1, 1997, to effect the Lobo Sale, for a sales price of approximately $1.1 billion, subject to adjustments as provided for in the Lobo Sale Agreement. Purchase price adjustments were made for, among other things: the value of certain NGLs and stored hydrocarbons; the value of gas in TTC's pipeline; prepaid expenses relating to post-effective date operations; post-closing expenses related to pre-closing operations; the value of oil and gas produced and sold between the effective date of the Lobo Sale Agreement and closing (approximately $44 million); property defects; and estimated costs associated with liabilities discovered before closing. Purchase price adjustments made at the closing of the Lobo Sale are subject to a review, reconciliation and resolution process. With proceeds from the Lobo Sale, TransTexas repaid certain indebtedness and other obligations, including production payments, in an aggregate amount of approximately $84 million. The remaining net proceeds have been or will be used for the redemption or repurchase of the TransTexas Senior Secured Notes and for general corporate purposes.

         On June 13, 1997, TransTexas completed a tender offer for the TransTexas Senior Secured Notes for 111 1/2% of their principal amount (plus accrued and unpaid interest). Approximately $785.4 million principal amount of TransTexas Senior Secured Notes were tendered and accepted by TransTexas. The TransTexas Senior Secured Notes remaining outstanding were called for redemption on June 30, 1997 pursuant to the terms of the indenture governing such notes.

         On June 19, 1997, TransTexas completed an exchange offer, pursuant to which it exchanged approximately $115.8 million aggregate principal amount of its 13 3/4% Senior Subordinated Notes due 2001 (the "TransTexas Subordinated Notes") for all of the Old TransTexas Subordinated Notes. The TransTexas Subordinated Notes pay interest in cash semi- annually in arrears on each June 30 and December 31 commencing December 31, 1997. The indenture governing the TransTexas Subordinated Notes (the "TransTexas Subordinated Notes Indenture") includes certain restrictive covenants, including, among others, limitations on incurring additional debt, asset sales, dividends and transactions with affiliates.

         TransTexas has implemented the Stock Repurchase Program pursuant to which it plans to repurchase common stock from its public stockholders and from its affiliates, including TEC and TARC, in an aggregate amount of approximately $399 million in value of stock purchased. It is anticipated that TransTexas will acquire four times the number of shares from its affiliated stockholders that it acquires from its public stockholders. Shares may be purchased through open market purchases, negotiated transactions or tender offers, or a combination of the above. It is anticipated that the price paid to affiliated stockholders will equal the weighted average price paid to purchase shares from the public stockholders. As of September 30, 1997, approximately 3.9 million shares had been repurchased from public stockholders for an aggregate purchase price of approximately $61.4 million, and approximately 12.6 million shares had been repurchased from TARC and TEC for an aggregate purchase price of approximately $201 million.

         TransTexas and BNY Financial Corporation are parties to an Amended and Restated Accounts Receivable Management and Security Agreement (the "BNY Facility"), dated as of October 31, 1995 and amended in December 1996. In connection with the Lobo Sale, the TEC Notes Offering and the Transactions described in Note 2 of Notes to Condensed Consolidated Financial Statements, TransTexas and BNY entered into a waiver of the BNY Facility, pursuant to which advances under the BNY Facility are made at the sole discretion of the lender and the lender may require repayment of principal and interest at any time. As of July 31, 1997, outstanding advances under the BNY Facility totaled approximately $6.2 million. Interest accrues on advances at the rate of (i) the higher of (a) the prime rate of The Bank of New York or (b) the Federal Funds Rate plus 1/2 of 1% plus (ii) 1/2 of 1%. Obligations under the BNY Facility are secured by liens on TransTexas' receivables and inventory. TransTexas is currently negotiating an amendment and restatement of the BNY Facility.

         During the months of April and May 1997, TransTexas obtained additional financing in the aggregate amount of approximately $45.8 million, of which approximately $21.0 million remains outstanding. Proceeds from these transactions, net of current maturities, were used to pay certain short-term obligations outstanding at January 31, 1997.





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
         TransTexas makes substantial capital expenditures for the exploration for and development and production of natural gas. TransTexas historically has financed its capital expenditures, debt service and working capital requirements with cash from operations, public and private offerings of debt and equity securities, the sale of production payments, asset sales, its accounts receivable revolving credit facility and other financings. Cash flow from operations is sensitive to the prices TransTexas receives for its natural gas. TransTexas from time to time enters into commodity price swap agreements to reduce its exposure to price risk in the spot market for natural gas. All of its current production, however, remains subject to price risk. Proceeds from natural gas sales are received at approximately the same time that production-related burdens, such as royalties, production taxes and drilling program obligations are payable. TransTexas' leverage and debt covenants may limit its ability to obtain additional financings.

         For the six months ended July 31, 1997, total capital expenditures for TransTexas were $206 million, including $41 million for lease acquisitions, $129 million for drilling and development and $36 million for TransTexas' gas gathering and pipeline system and other equipment and seismic acquisitions. During this period, TransTexas accelerated its exploration and development drilling program which included the successful exploration efforts in Galveston Bay, Goliad County and Brazoria County and, as a result, its capital expenditures for fiscal 1998 will significantly exceed its original anticipated amount of $220 million. Anticipated capital expenditures in fiscal 1998, including the development of the successful exploration areas will require supplementing cash flow from operations with asset sales or financings.

         On June 13, 1997, TARC completed a tender offer (the "TARC Notes Tender Offer") for the (i) TARC Mortgage Notes for 112% of their principal amount (plus accrued and unpaid interest) and (ii) TARC Discount Notes for 112% of their accreted value. TARC Mortgage Notes and TARC Discount Notes with an aggregate carrying value of $423 million were tendered and accepted by TARC at a cost to TARC of approximately $437 million (including accrued interest, premiums and other costs). As a result of the TARC Notes Tender Offer, $17.2 million in debt issuance costs were written off and TARC recorded a total extraordinary charge of approximately $84 million during the quarter ended July 31, 1997. As of July 31, 1997, TARC Mortgage Notes and TARC Discount Notes with a carrying value of $15.7 million remained outstanding.

         The Indenture permits TARC to obtain a revolving credit facility but places certain limitations on TARC's ability to incur other indebtedness. In order to operate the refinery at expected levels after the completion of Phase I of the Capital Improvement Program, TARC will require additional working capital. Although TARC and a lender have engaged in discussions concerning the terms of a revolving credit facility, there can be no assurance TARC will be able to obtain such a facility.

         TARC intermittently operates certain completed units of the refinery pursuant to certain processing agreements. TARC anticipates that, until completion of the Delayed Coking Unit, its capital needs will be limited to expenditures for the Capital Improvement Program, general and administrative expenses and refinery maintenance costs.

         Following completion of the Transactions, TARC and TEC will have deposited approximately $529 million into the TARC Disbursement Account from which disbursements will be made pursuant to the TARC Disbursement Agreement. See Note 4 to Notes to Condensed Financial Statements. Of these funds, $427 million will be available only for the Capital Improvement Program, approximately $25.5 million will be available for general and administrative expenses, $7 million will be available for outstanding accounts payable, $50 million will be available for working capital upon completion of the Delayed Coking Unit and certain supporting units and $19 million will be available for the payment of interest on, or the redemption, purchase, defeasance or other retirement of, the outstanding TARC Notes. TARC's estimated capital expenditures for the Capital Improvement Program are $201 million, $210 million, and $16 million, respectively, during the remainder of fiscal 1998, and the fiscal years ending January 31, 1999 and 2000. If engineering problems, cost overruns or delays occur and other financing sources are not available, TARC may not be able to complete both phases of the Capital Improvement Program. As of July 31, 1997, $24.9 million had been disbursed to TARC out of the TARC Disbursement Account for use in the Capital Improvement Program and $7.0 million for general corporate purposes.





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
         In April 1996, TARC entered into a processing agreement with a third party to process feedstocks. Under the terms of the agreement, the processing fee earned by the third party is based on the margin earned by the third party, if any, after deducting all of its related costs such as feedstock acquisition, hedging, transportation, processing and inspections plus a commission for each barrel processed. As of July 31, 1997, TARC has processed 6.4 million barrels of feedstocks under this agreement. As of July 31, 1997 and January 31, 1997, TARC was storing approximately 0.8 million and 1.0 million barrels, respectively, of feedstock and intermediate or refined products. For the six months ended July 31, 1997 and 1996, TARC recorded income (loss) from processing agreements of $3.2 million and $(3.3) million, respectively. Included in the 0.8 million barrels of product stored at the refinery as of July 31, 1997, is approximately 0.6 million barrels of feedstock related to a purchase commitment entered into in April 1997. The 0.6 million barrels have been sold to the third party involved in the processing arrangement. For the six months ended July 31, 1997, TARC incurred a loss of approximately $4.8 million related to this purchase commitment.

         TARC also entered into processing agreements with this third party to process approximately 1.1 million barrels of the third party's feedstocks for a fixed price per barrel. As of July 31, 1997, TARC recorded a net margin of approximately $0.2 million related to these processing arrangements, primarily as a result of income on the fixed fee processing agreement.

         In September 1997, TARC purchased a tank storage facility adjacent to the refinery for a purchase price of $40 million.

         Environmental compliance and permitting issues are an integral part of the capital expenditures anticipated in connection with the expansion and modification of the refinery. TARC does not expect to incur any additional significant expenses for environmental compliance during fiscal 1998 or fiscal 1999 other than those budgeted for the Capital Improvement Program. There is no assurance, however, that costs incurred to comply with environmental laws will not have a material adverse effect on TARC's future results of operations, cash flows or financial condition. TARC also has contingent liabilities with respect to litigation matters as more fully described in the Condensed Consolidated Financial Statements included elsewhere in this Prospectus.

     CONTINGENT LIABILITIES

         TransTexas has significant contingent liabilities, including liabilities with respect to litigation matters as described above. These matters, individually and in the aggregate, amount to significant potential liability which, if adjudicated in a manner adverse to TransTexas in one reporting period, could have a material adverse effect on TransTexas' cash flow or operations for that period. Although the outcome of these contingencies or the probability of the occurrence of these contingencies cannot be predicted with certainty, TransTexas does not expect these matters to have a material adverse effect on its financial position. TransTexas has caused delivery of a letter of credit to secure potential liabilities totaling approximately $20 million in connection with certain litigation described above.

         In January 1996, TransTexas entered into a reimbursement agreement with an unaffiliated third party pursuant to which the third party caused a $20 million letter of credit to be issued to collateralize a supersedeas bond on behalf of TransTexas. If there is a draw under the letter of credit, TransTexas is required to reimburse the third party within 60 days. TransTexas has agreed to issue up to 8.6 million shares of common stock of TransTexas to the third party if this contingent obligation to such third party becomes fixed and remains unpaid for 60 days. TransTexas does not believe that this contingency will occur. If the obligation becomes fixed, and alternative sources of capital are not available, TransTexas could elect to sell shares of TransTexas' common stock prior to the maturity of the obligation and use the proceeds of such sale to repay the third party. Based on TransTexas' current capitalization, the issuance of shares of TransTexas' common stock to satisfy this obligation would result in deconsolidation of TransTexas for federal income tax purposes.





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
         Pursuant to the Lobo Sale Agreement, TransTexas is required to indemnify the buyer for certain liabilities related to the assets owned by TTC. Although TransTexas does not anticipate that it will incur any material indemnity liability, no assurance can be given that TransTexas will have sufficient funds to satisfy any such indemnity obligation or that any payment thereof will not have a material adverse effect on its ability to fund its debt service, capital expenditure and working capital requirements.

     POTENTIAL TAX LIABILITY

         Part of the refinancing of TransAmerican's debt in 1993 involved the cancellation of approximately $65.9 million of accrued interest and of a contingent liability for interest of $102 million owed by TransAmerican. TransAmerican has taken the federal tax position that the entire amount of this debt cancellation is excluded from its income under the cancellation of indebtedness provisions (the "COD Exclusion") of the Internal Revenue Code of 1986, as amended, and has reduced its tax attributes (including its net operating loss and credit carryforwards) as a consequence of the COD Exclusion. No federal tax opinion was rendered with respect to this transaction, however, and TransAmerican has not obtained a ruling from the Internal Revenue Service (the "IRS") regarding this transaction. TransTexas believes that there is substantial legal authority to support the position that the COD Exclusion applies to the cancellation of TransAmerican's indebtedness. However, due to factual and legal uncertainties, there can be no assurance that the IRS will not challenge this position, or that such challenge would not be upheld. Under an agreement between TransTexas, TransAmerican and certain of TransAmerican's subsidiaries (the "Tax Allocation Agreement"), TransTexas has agreed to pay an amount equal to any federal tax liability (which would be approximately $25.4 million) attributable to the inapplicability of the COD Exclusion. Any such tax would be offset in future years by alternative minimum tax credits and retained loss and credit carryforwards to the extent recoverable from TransAmerican. As a member of the TNGC Consolidated Group (defined below), each of TransTexas, TEC and TARC will be severally liable for any tax liability resulting from the above-described transactions. The IRS has commenced an audit of the consolidated federal income tax returns of the TNGC Consolidated Group for its taxable years ended July 31, 1994 and 1995. Because the audit is in its initial stages, it is not possible to predict the scope of the IRS' review or whether any tax deficiencies will be proposed by the IRS as a result of its review.

         Based upon independent legal advice, TransTexas has determined that it will not report any significant federal income tax liability as a result of the Lobo Sale. There are, however, significant uncertainties regarding TransTexas' tax position and no assurance can be given that TransTexas' position will be sustained if challenged by the IRS. TransTexas is part of an affiliated group for tax purposes (the "TNGC Consolidated Group"), which includes TNGC Holdings Corporation, the sole stockholder of TransAmerican. No letter ruling has been or will be obtained from the IRS regarding the Lobo Sale by any member of the TNGC Consolidated Group. If the IRS were to successfully challenge TransTexas' position, each member of the TNGC Consolidated Group would be severally liable under the consolidated tax return regulations for the resulting taxes, in the estimated amount of up to $250 million (assuming the use of existing tax attributes of the TNGC Consolidated Group), possible penalties equal to 20% of the amount of the tax, and interest at the statutory rate (currently 9%) on the tax and penalties (if any). The Tax Allocation Agreement has been amended so that TransAmerican will become obligated to fund the entire tax deficiency (if any) resulting from the Lobo Sale. There can be no assurance that TransAmerican would be able to fund any such payment at the time due and the other members of the TNGC Consolidated Group, thus, may be required to pay the tax. TransTexas has reserved approximately $75 million with respect to the potential tax liability for financial reporting purposes to reflect a portion of the federal tax liability that TransAmerican might not be able to pay. If TransTexas were required to pay this tax deficiency, it is likely that it would be required to sell significant assets or raise additional debt or equity capital to fund the payment.

         Under certain circumstances, TransAmerican or TEC may sell or otherwise dispose of shares of common stock of the Company. If, as a result of any sale or other disposition of the Company's common stock, the aggregate ownership of TransTexas by members of the TNGC Consolidated Group (excluding TransTexas) is less than 80% (measured by voting power and value), TransTexas will no longer be a member of the TNGC Consolidated Group for federal tax purposes ("Deconsolidation") and, with certain exceptions, will no longer be obligated under the terms and conditions of, or entitled to the benefits of, the Tax Allocation Agreement. Further, if TEC or TARC sells or otherwise





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
transfers any stock of TARC, or issues any options, warrants or other similar rights relating to such stock, outside of the TNGC Consolidated Group, which represents more than 20% of the voting power or equity value of TARC, then a Deconsolidation of TARC would occur. A Deconsolidation of TARC would result in a Deconsolidation of TransTexas if the TNGC Consolidated Group, excluding TARC, does not then own at least 80% of the voting power and equity value of TransTexas. Upon a Deconsolidation of TransTexas, members of the TNGC Consolidated Group that own TransTexas' common stock could incur a substantial amount of federal income tax liability. If such Deconsolidation occurred during the fiscal year ending January 31, 1998, the aggregate amount of this tax liability is estimated to be between $50 million and $100 million, assuming no reduction for tax attributes of the TNGC Consolidated Group. However, such tax liability generally would be substantially reduced or eliminated in the event that the IRS successfully challenged TransTexas' position on the Lobo Sale. Each member of a consolidated group filing a consolidated federal income tax return is severally liable to the IRS for the consolidated federal income tax liability of the consolidated group. There can be no assurance that each TNGC Consolidated Group member will have the ability to satisfy any tax obligation attributable to the Transactions at the time due and, therefore, other members of the group, including TEC, TransTexas, or TARC, may be required to pay the tax.

         Generally, under the Tax Allocation Agreement, if net operating losses of TransTexas are used by other members of the TNGC Consolidated Group, then TransTexas is entitled to the benefit (through reduced current taxes payable) of such losses in later years to the extent TransTexas has taxable income, remains a member of the TNGC Consolidated Group and the other group members have the ability to pay such taxes. If TransAmerican, TEC, or TARC transfers shares of common stock of TransTexas (or transfers options or other rights to acquire such shares) and, as a result of such transfer, Deconsolidation of TransTexas occurs, TransTexas would not thereafter receive any benefit pursuant to the Tax Allocation Agreement for net operating losses of TransTexas used by other members of the TNGC Consolidated Group prior to the Deconsolidation of TransTexas.

         TransTexas is required, under the Tax Allocation Agreement, to pay any Texas franchise tax (which is estimated not to exceed $11.4 million) attributable to prior year transactions. TransTexas paid approximately $5.4 million of such tax as of the closing of the Lobo Sale and will pay a substantial amount of the remaining tax within the ensuing 12-month period.

     POTENTIAL EFFECTS OF A CHANGE OF CONTROL

         The TransTexas Subordinated Notes Indenture provides that, upon the occurrence of a Change of Control, each holder of the TransTexas Subordinated Notes will have the right to require TransTexas to repurchase such holder's notes at 101% of the principal amount thereof plus accrued and unpaid interest. Pursuant to the terms of the TransTexas Intercompany Loan, upon the occurrence of a Change of Control, TEC would have the right to require TransTexas to repay the principal of the TransTexas Intercompany Loan in an amount equal to a pro rata share of the amount TEC is required to pay under the Indenture. Such pro rata share would be calculated using the ratio of the outstanding principal amount of the TransTexas Intercompany Loan to the sum of (i) the outstanding principal amount of the TransTexas Intercompany Loan plus (ii) the accreted value of the outstanding principal amount of the TARC Intercompany Loan. A Change of Control would be deemed to occur under the TransTexas Subordinated Notes Indenture in the case of certain changes or other events in respect of the ownership of TransTexas, including any circumstances pursuant to which any person or group other than John R. Stanley (or his heirs, his estate or any trust in which he or his immediate family members have, directly or indirectly, a beneficial interest in excess of 50%) and his subsidiaries or the Trustee is or become the beneficial owner of more than 50% of the total voting power of TransTexas' then outstanding voting stock, and during the 90 days thereafter, the rating of the notes is downgraded or withdrawn. A Change of Control would be deemed to occur under the TransTexas Intercompany Loan in the case of certain changes or other events in respect of the ownership or control of TEC, TransTexas, or TARC including any circumstance pursuant to which (i) any person or group, other than John R. Stanley (or his heirs, his estate or any trust in which he or his immediate family members have, directly or indirectly, a beneficial interest in excess of 50%) and his subsidiaries or the Trustee is or becomes the beneficial owner of more than 50% of the total voting power of TEC's then outstanding voting stock, or (ii) TEC or any of its subsidiaries own some of TransTexas' or TARC's capital stock, respectively, but less than 50% of the total voting stock or economic value of TransTexas or TARC, respectively, unless the Notes have an investment grade rating for the period of 120 days thereafter. The term "person," as used in the definition of Change of Control, means a natural person, company, government or political subdivision, agency or instrumentality of a government and also includes a "group," which is defined as two or more persons acting as a partnership, limited partnership or other group. In addition, certain changes or other events in respect of the ownership or control of TransTexas that do not constitute a Change of Control under the Indenture may result in a "change of control" of TransTexas under the terms of TransTexas' credit facility (the "BNY Facility") and certain equipment financing. Such an occurrence could create an obligation for TransTexas to repay such other indebtedness. At July 31, 1997, TransTexas had approximately $26.6 million of indebtedness (excluding the TransTexas Intercompany Loan and the TransTexas Subordinated Notes) subject to such right of repayment or repurchase. In the event of a Change of Control under the TransTexas Subordinated Notes Indenture or the Indenture or a "change of control" under the terms of other outstanding indebtedness, there can be no assurance that TransTexas will have sufficient funds to satisfy any such payment obligations.

         A change of control or other event that results in deconsolidation of TransTexas and TransAmerican for federal income tax purposes could result in acceleration of a substantial amount of federal income taxes. These matters, individually and in the aggregate, amount to significant potential liability which, if adjudicated in a manner adverse to TransTexas in one reporting period, could have a material adverse effect on TransTexas' cash flow or operations for that period. Although the outcome of these contingencies or the probability of the occurrence of these contingencies cannot be predicted with certainty, TransTexas does not expect these matters to have a material adverse effect on its financial position.

                             BUSINESS OF TRANSTEXAS

         TransTexas is engaged in the exploration for and development and production of natural gas, primarily in South Texas. Since 1973, TransTexas has drilled over 1,400 wells and discovered over 3.5 Tcfe of natural gas. TransTexas' business strategy is to utilize its extensive experience gained from over 20 years of drilling and operating wells in South Texas, to continue to find, develop and produce reserves at a low cost. TransTexas has traditionally performed most of its own well site preparation, drilling, workover, completion, pipeline and production services.

         In 1994, as part of its strategy to expand its productive reserves beyond the Lobo Trend, TransTexas began evaluating prospects that exhibited the potential to add proved reserves of at least 50 Bcfe of natural gas per development area. Since that time, TransTexas has evaluated over 300 potential areas and its development of certain of these areas has resulted in substantial additions to its reserves and production.

         In May 1997 TransTexas consummated the sale of TTC, its subsidiary that owned substantially all of TransTexas' Lobo Trend producing properties and related pipeline transmission system, for a sales price of approximately $1.1 billion. As of February 1, 1997, the Lobo Trend producing properties divested by the sale of the stock of TTC had proved reserves of approximately 550 Bcfe. As of February 1, 1997 TransTexas' net proved reserves for the Continuing Operations, as estimated by Netherland, Sewell & Associates, were 404 Bcfe. As of July 31, 1997, after giving effect to the Lobo Sale, TransTexas owned approximately 650,000 gross (475,000 net) acres of mineral interests.

         TransTexas' average net daily natural gas production for the year ended January 31, 1997, was approximately 420 MMcfd, for a total net production of 153.6 Bcf of natural gas. After giving effect to the Lobo Sale, TransTexas' average daily net production for the six months ended July 31, 1997 was approximately 164 MMcfd of natural gas and 2,013 Bpd of crude oil and condensate, for a total net production of 31.1 Bcfe.

OPERATING AREAS

         TransTexas' primary areas of operations are discussed below:

         BOB WEST NORTH. In late 1994, TransTexas made a natural gas discovery in the Bob West North area of southern Zapata County, Texas. As of July 31, 1997, TransTexas has drilled 51 wells and completed 47 wells in the area. TransTexas' mineral interests in Bob West North consist of a 98% working interest in 17,700 gross (14,810 net) acres and a 90% net profits interest in 660 gross acres. The Bob West North area surpassed the Lobo Trend in net daily natural gas production to TransTexas by the end of fiscal 1997. On July 31, 1997, TransTexas was drilling two wells in Bob West North and was in the process of completing one well. For the six months ended July 31, 1997, TransTexas produced 31.3 Bcf (22.7 net Bcf) from the Bob West North area for average net daily production of 126 MMcfd. For the twelve months ended January 31, 1997, TransTexas produced 45.7 Bcf (32.6 net Bcf) from the Bob West North area. Recent drilling results indicate the potential for a new productive fault block of the structure that previously had not been drilled.

         FANDANGO SOUTH. TransTexas is developing an additional natural gas discovery located in the Lower Wilcox sands in Jim Hogg County, Texas known as the Fandango South area. As of July 31, 1997, TransTexas had drilled five wells, and completed three wells in Fandango South. TransTexas was also completing a fourth well and drilling 2 additional wells in the area. TransTexas' Fandango South properties are currently producing primarily from the Travis Ward sands of the Wilcox formation. As a result of carbon-dioxide levels in the natural gas from this formation, production is currently constrained by transmission pipeline carbon-dioxide standards. TransTexas is installing amine treatment facilities to lower carbon-dioxide levels. TransTexas is also drilling wells to the Hinnant sands of the Wilcox formation, from which natural gas is of higher quality, and blending the production. For the six months ended July 31, 1997, TransTexas produced 2.4 Bcf gross (1.7 Bcf net) of natural gas from Fandango South, at an average net daily rate of 9.4 MMcfd. As of July 31, 1997, TransTexas held a 97% working interest in approximately 5,430 gross (5,430 net) acres in Fandango South.





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
         GALVESTON BAY. In November 1996, TransTexas reached agreement with an unaffiliated third party to jointly conduct exploration of geological prospects. The parties have identified six prospects in Galveston Bay that they intend to drill and have commenced drilling on two of these prospects.

         On September 16, 1997, TransTexas announced that it had concluded drilling of the State Tract 331#1 well on the Eagle Point prospect in Galveston Bay, located approximately one mile off the coast of San Leon, Texas, in a water depth of less than ten feet. Electric logs indicated the presence of high quality hydrocarbon-bearing pay. TransTexas had previously encountered difficulties with controlling the wellbore pressure when drilling through the potential pay zone, and recovered low gravity condensate in the drilling returns from the zone. TransTexas intends to conduct a flow test of the State Tract 331#1 well as soon as practicable. TransTexas owns a 75% working interest covering approximately 2,800 gross acres (2,640 net acres) in the area.

         TransTexas is also drilling a second well, the State Tract 88A#1, in Galveston Bay on the Virginia Point Prospect. TransTexas owns a 75% working interest in approximately 2,760 gross acres (2,490 net acres) in the Virginia Point prospect.

         TransTexas owns a 75% working interest in a total of 9,430 gross acres (6,890 net acres) in four other prospects in the Galveston Bay area that it intends to drill.

         GOLIAD & VICTORIA COUNTIES. TransTexas entered into an agreement with an unaffiliated third party to develop 3- D seismic prospects in Goliad and Victoria Counties, Texas. The discovery well, the Strong #1, which logged 82 net feet of pay from five zones between the depths of 10,800 and 13,800 feet, has been flowing into a third-party pipeline since August 16, 1997. The well, which is temporarily constrained by pipeline capacity to 5 MMcfd, has flowed at a rate of 7.6 MMcfd.

         Recently, drilling of a key delineation well, the Dorris #2, was completed and electric logs have indicated the presence of multiple pay zones. TransTexas expects to complete this well and commence production by early October 1997. An earlier well, the Dorris #1, was lost due to mechanical problems that resulted from a tubular failure. TransTexas expects to complete two additional wells in Goliad County, the Strong #2 and Dorris #3, in October. TransTexas is also drilling the Huber #1 in adjacent Victoria County, in what is believed to be an extension of the prospect. TransTexas owns a 100% working interest in approximately 4,240 gross acres (3,180 net acres) in Goliad and Victoria Counties.

         WHARTON COUNTY. In 1995, TransTexas entered into an agreement with an unaffiliated third party to jointly develop the mineral rights in Frio and Miocene sands in Wharton County, Texas. TransTexas is not the operator of this interest but interprets data from a dedicated 3-D seismic program to select drilling locations in which prior production has not depleted the shallow reservoirs. As of July 31, 1997, 51 wells had been drilled in shallow formations in the area, 22 of which had been completed. For the six months ended July 31, 1997, TransTexas' Wharton County properties produced 2.1 Bcf (1.4 Bcf net) of natural gas at an average gross daily rate of 11.6 MMcfd (7.5 MMcfd net).

         TransTexas also acquired mineral rights covering deep prospective production of the Wilcox formation in Wharton County. TransTexas has drilled and completed two wells, the Joel Hudgins #1 and the Guenther #1, and is finalizing pipeline transmission arrangements. The Joel Hudgins #1 well began production on August 25, 1997 at a rate of 4.0 MMcfd. The Gunther #1, located three miles northwest of the Joel Hudgins #1, has flow tested at a rate of 5.3 MMcfd from 65 feet of net pay and is awaiting a pipeline connection to a carbon-dioxide treatment plant. A third well, the Rees-Gifford #1, is located approximately 14 miles southwest of the Joel Hudgins #1, and has logged a total of 75 feet of net Wilcox pay. As of July 31, 1997, TransTexas held a 75% working interest in the shallow mineral rights in approximately 43,110 gross (34,570 net) acres in Wharton County and a 100% working interest in the deep mineral rights in approximately 2,580 gross (2,570 net) acres.

         LODGEPOLE, NORTH DAKOTA. In late 1996, TransTexas announced the discovery of a Lodgepole carbonate reef oil field in Dickinson, North Dakota with the Heart River #1, which flow tested at a daily rate of 6,836 Bpd. TransTexas has conducted or participated in a series of 3-D seismic surveys covering more than 270 square miles in Stark and Dunn counties, North Dakota. TransTexas holds an average working interest of 80% in approximately 198,800 gross (98,400 net) acres in the Lodgepole. As of July 31, 1997, TransTexas had drilled a total of eleven wells in the Lodgepole, three of which had been completed. Effective March 1997, all producing wells in the field are restricted to a State-mandated allowable daily rate of approximately 500 Bpd per well. In the six months ended July 31, 1997, TransTexas' Lodgepole properties produced 481,450 barrels of crude oil (308,130 barrels net) at a gross average daily rate of 2,660 Bpd (1,702 Bpd net).

         TransTexas believes that its interests in the Lodgepole do not fit its long term strategic plan as a core producing property. In September 1997 TransTexas engaged First Union Corporation to solicit interest in its Lodgepole properties, with the ultimate intent of divesting its producing properties in North Dakota.

         OTHER AREAS. TransTexas has also made discoveries of natural gas and oil in other prospects that, as of July 31, 1997, have undergone less development drilling, but which management believes could add material reserves and production.

         TransTexas has entered into a separate venture with its Galveston Bay co-venturer covering prospects in South Louisiana. TransTexas owns a 25% working interest in a discovery well in Vermillion Parish that is currently being completed for production. TransTexas' strategy in South Louisiana is to interpret 3-D seismic data and develop exploration prospects for drilling. TransTexas expects eventually to participate in more than 350 square miles of 3-D data. As of September 25, 1997, TransTexas believes that it has identified eight individual exploration prospects in South Louisiana that it intends to drill and as of July 31, 1997, owned a 69% working interest in 13,180 gross acres (9,840 net acres).

         TransTexas owns an 82% working interest in 1,320 gross acres (790 net acres) in Brazoria County, Texas. As of July 31, 1997, TransTexas was drilling a test well in an area adjacent to existing production areas.

         TransTexas owns a 100% working interest in 5,180 gross acres (2,690 net acres) in Chambers County. Texas. As of July 31, 1997, TransTexas had drilled two wells in Chambers County that it was completing and was in the process of drilling two additional wells.

         TransTexas owns a 94% working interest in approximately 6,960 gross (3,190 net) acres in Wayne County, Mississippi, in which it has drilled and completed two wells. As of July 31, 1997, TransTexas was completing a third well. For the six months ended July 31, 1997, TransTexas' properties in Mississippi produced 2,480 barrels of condensate (1,740 barrels net) at a gross average daily rate of 14 Bpd (10 Bpd net).

         TransTexas holds a 92% working interest in approximately 35,270 gross (32,370 net) acres in the Cuba Libre area of Webb County, Texas. For the six months ended July 31, 1997, TransTexas produced 1.3 Bcf (.8 Bcf net) at an average daily rate of 7.0 MMcfd (4.7 MMcfd net) from a total of 20 wells drilled in Cuba Libre, of which 10 wells had been completed by TransTexas.

         In 1996 TransTexas implemented a strategy consisting of the evaluation of the potential for horizontal drilling in the Austin Chalk Formation. As of July 31, 1997, TransTexas had drilled two horizontal wells in Walker County, Texas and held a 100% working interest in approximately 54,390 gross (52,210 net) acres in the Austin Chalk.

         TransTexas holds a 95% working interest in approximately 103,460 gross (81,890 net) acres in the La Grulla area of Starr County, Texas. As of July 31, 1997, TransTexas had drilled a total of 34 wells in La Grulla, of which 17 wells had been completed. For the six months ended July 31, 1997, TransTexas' La Grulla properties produced 1.3 Bcf (1.0 Bcf net) at an average rate of 7.0 MMcfd (5.4 MMcfd net).

EXPLORATION AND PRODUCTION OPERATIONS

         The exploration and production activities of TransTexas consist of geological evaluation of current and prospective leased properties, the acquisition of mineral leases or other interests in prospects and the development and operation of leased properties for the production and sale of natural gas, condensate and crude oil. TransTexas focuses upon adding proved reserves of at least 50 Bcfe per development area. TransTexas' technical staff consists of geologists, geophysicists and engineers whose prognoses of drilling locations may be enhanced with the use of 3-D seismic workstations, which TransTexas owns and operates at its Houston headquarters. TransTexas' technical staff selects drilling locations based on either 3-D or 2-D seismic data interpretation and their knowledge of well control from drilling experience in the area. TransTexas operates substantially all of its producing properties. TransTexas believes that this experience is especially important in South Texas, which is geologically complex.

         During the five years ended January 31, 1997, TransTexas completed approximately 78% of 591 wells drilled at an average finding cost of approximately $0.76 per Mcfe. As of September 25, 1997, TransTexas was drilling 13 gross wells (13 net wells). As of July 31, 1997, TransTexas had a total of 99 producing wells. TransTexas had a working interest in the following numbers of wells that were drilled during the periods indicated:

                                                                         SIX MONTHS
                                      YEAR ENDED JULY 31,                   ENDED
                              ---------------------------------          JANUARY 31,
                                  1994                 1995                 1996
                              -------------        ------------         -------------
                              GROSS     NET        GROSS    NET         GROSS     NET
                              -----     ---        -----    ---         -----     ---

Exploratory Wells:
  Productive(1) . . . . . . .    4        4         13       13          12        11
  Non-Productive  . . . . . .    1        1          7        6          13        12
  % Productive  . . . . . . .  80%      80%        65%      68%         48%       48%
Development Wells:
  Productive(1) . . . . . . .  112      112         63       63          36        36
  Non-Productive  . . . . . .   23       23         15       15           4         4
  % Productive  . . . . . . .  83%      83%        81%      81%         90%       90%
                                                                                                SIX MONTHS
                                                    YEAR ENDED            SIX MONTHS               ENDED
                                 YEAR ENDED         JANUARY 31,              ENDED                JULY 31,
                                 JANUARY 31,            1997                JULY 31,                1997
                                    1997           (PRO FORMA)(2)             1997             (PRO FORMA)(2)
                               --------------      --------------       ---------------        --------------
                               GROSS      NET      GROSS      NET       GROSS       NET        GROSS      NET
                               -----      ---      -----      ---       -----       ---        -----      ---
Exploratory Wells:
  Productive(1) . . . . . . .     36        33        36        33         11          7         11         7
  Non-Productive  . . . . . .     45        41        45        41          7          4          7         4
  % Productive  . . . . . . .    44%       45%       44%       45%        61%        64%        61%       64%
Development Wells:
  Productive(1) . . . . . . .     67        66        23        23          21         19        14         13
  Non-Productive  . . . . . .      3         3        --        --          16         14        16         14
  % Productive  . . . . . . .    96%        96%     100%      100%         57%        58%       47%        48%

--------------------------

(1) Productive well consist producing wells and wells capable production, including well awaiting pipeline connection. Wells that are complete more than one producing zone are counted as one well.

(2)      Gives effect to the Lobo Sale as of February 1, 1996.

NET PRODUCTION, UNIT PRICES AND COSTS

         The following table sets forth information with respect to net production and average unit prices and costs for the periods indicated:


                                            YEAR ENDED       SIX MONTHS                 YEAR ENDED      SIX MONTHS    SIX MONTHS
                                             JULY 31,           ENDED     YEAR ENDED    JANUARY 31,        ENDED         ENDED
                                     ---------------------   JANUARY 31,  JANUARY 31,      1997           JULY 31,   JULY 31, 1997
                                        1994        1995        1996         1997      (PRO FORMA)(4)      1997     (PRO FORMA)(4)
                                     ----------   --------   ----------   ----------   --------------   ----------  --------------
Net Production:
  Gas (Bcf) ....................         130.9       147.9        66.8       153.6(1)        54.6           53.2         27.4
  NGLs (MMgals) ................         164.0       225.3        65.3       174.2            N/A           61.7          N/A
  Condensate and oil (MBbls) ...           650         638         258         604            142            426          278
Average sales prices:
  Gas (dry) (per Mcf) ..........     $    1.96    $   1.40    $   1.65    $   2.14(2)    $   2.51       $   1.80         1.96
  NGLs (per gallon) ............           .27         .26         .30         .36            N/A            .29          N/A
  Condensate and oil (per Bbl) .         15.13       17.22       17.39       21.54          22.88          19.46        19.37
Average lifting cost per Mcfe(3)           .24         .21         .23         .29            .27           0.35          .35


----------

(1) Net gas production volume for the year ended January 31, 1997, and the six months ended July 31, 1997, includes 32.0 Bcf and 7.3 Bcf, respectively, delivered to third parties under volumetric production payments.

(2) Average prices for the year ended January 31, 1997, and the six months ended July 31, 1997, includes prices for amounts delivered to third parties under volumetric production payments. The average gas price for TransTexas' undedicated production for these periods were $2.39 and $1.91 per Mcf, respectively. The gas prices do not include the effect of hedging.

(3) Condensate and oil are converted to a common unit of measure on the basis of six Mcf of natural gas to one barrel of condensate or oil. The components of production costs may vary substantially among wells depending on the methods of recovery employed and other factors. The calculation of average lifting cost per Mcfe for the year ended January 31, 1997, gives effect to volumes delivered to third parties under volumetric production payments.

(4)      Gives effect to the Lobo Sale as of February 1, 1996.

DRILLING SERVICES DIVISION

         TransTexas currently performs substantially all of its own drilling and oil field services through its drilling services division, which has an extensive operating history in South Texas and utilizes operating processes developed as an integrated division of TransTexas for the past 12 years. During the fiscal year ended January 31, 1997, TransTexas drilled 151 wells, substantially all of which were drilled by this division. The activities that this division performs for TransTexas include drilling, oil and natural gas well workover and completion services, as well as a variety of other support services required for the successful exploration and production of natural gas.

         As of September 30, 1997, the assets of this division included 25 land drilling rigs, nine workover rigs and two fracture stimulation fleets. Complementary drilling, completion and workover service equipment includes a ready-mix concrete plant, twin cementing trucks, a coiled tubing unit, a snubbing unit, electric line and logging units, slickline units, tag units and an extensive fleet of construction, inspection and other rolling stock.

         Increased activity in the contract drilling industry and related oil services businesses has led to improved market valuations for contract drilling and oil services companies. To capitalize on these trends, TransTexas may contribute the assets of its drilling services division to its wholly owned subsidiary, TTXD. TTXD is expected to be an integrated provider of a broad range of oil field services including contract drilling, oil and natural gas well workover, stimulation and completion, drilling fluids provision, pipeline construction, trucking services, equipment repair and rental, tubular inspection, pumping services, snubbing services, open hole logging and maintenance services. TransTexas is evaluating alternatives to maximize stockholder value with respect to TTXD, including options such as a spin-off, a sale to a third party, a merger or another business combination. In connection with the Lobo Sale, TransTexas has entered into a long-term agreement, which can be transferred to TTXD, pursuant to which it would provide drilling and certain other services to the new operator of the Lobo Trend properties divested in the Lobo Sale. TransTexas has also recently begun to provide drilling services to other third parties.

NATURAL GAS TRANSPORTATION

         As part of the Lobo Sale, TransTexas divested the majority of its pipeline assets. Effective March 1, 1997, TransTexas entered into two agreements with Lobo Pipeline Company for intrastate and interstate gas transportation from its Bob West North field to the Agua Dulce marketing hub or to the Exxon King Ranch for gas processing. The agreements are for a term of approximately ten years and allow for the transportation of up to a combined total of 400 MMcf per day. TransTexas has retained ownership of its pipeline systems within the Bob West North and Fandango South fields. TransTexas believes that there is currently adequate pipeline transportation capacity for TransTexas' hydrocarbon production in all of its operating areas. TransTexas intends to build additional pipeline capacity as future needs require. However, there can be no assurance that TransTexas will have funds available to build additional pipeline capacity.

RESERVES

         The following table sets forth certain information with respect to TransTexas' proved reserves and the present value (discounted at 10%) of estimated future net revenues before income taxes, as estimated by Netherland Sewell, TransTexas' independent petroleum engineers, as of the dates indicated. For additional information regarding TransTexas' proved reserves at February 1, 1997, see the reports of Netherland Sewell attached as Annex B to this Prospectus.

                                               AT AUGUST 1,               AT FEBRUARY 1,
                                       --------------------------    ------------------------     AT FEBRUARY 1,
                                                                                                    1997 (PRO
                                           1994           1995         1996            1997         FORMA)(3)
                                       -----------    -----------    -----------    -----------   -------------
                                                             (DOLLARS IN THOUSANDS)
Proved Developed Reserves:
  Gas (MMcf)(1) .....................      442,157        476,582        425,317        381,527      121,655
  Condensate (MBbls) ................        1,109          1,073            880          2,388        1,881
  Estimated future net revenues(2) ..     $514,567     $  457,982     $  572,882     $  951,435     $350,333
  Present value of estimated future
     net revenues discounted at
     10%(2) .........................     $405,414     $  351,428     $  416,205     $  683,282     $292,823
Proved Undeveloped Reserves:
  Gas (MMcf) ........................      275,210        646,063        713,810        538,191      257,480
  Condensate (MBbls) ................          826          1,976          2,023          3,350        2,330
  Estimated future net revenues(2) ..     $216,613     $  355,502     $  686,423     $1,133,754     $510,544
  Present value of estimated future
     net revenues discounted at
     10%(2) .........................     $138,973     $  196,218     $  391,857     $  765,786     $339,857
Total Proved Reserves:
  Gas (MMcf) ........................      717,367      1,122,645      1,139,127        919,718      379,135
  Condensate (MBbls) ................        1,935          3,049          2,903          5,738        4,211
  Estimated future net revenues(2) ..     $731,180     $  813,484     $1,259,305     $2,085,189     $860,877
  Present value of estimated future
     net revenues discounted at
     10%(2) .........................     $544,387     $  547,646     $  808,062     $1,449,068    $ 632,680

--------------------

(1) Excludes approximately 47 Bcf and 43 Bcf as of February 1, 1997 and 1996, respectively, attributable to volumetric production payments.

(2)      Before income taxes.

(3)      Gives effect to the Lobo Sale.

         In accordance with applicable guidelines of the Commission, the estimates of TransTexas' proved reserves and future net revenues therefrom set forth herein are made using gas, condensate and oil sales prices in effect as of the date of such reserve estimates and are held constant throughout the life of the properties (except for fixed and determinable price escalations as provided by contract). Estimated quantities of proved reserves and future net revenues therefrom are affected by changes in gas, condensate and oil prices. Prices have fluctuated widely in recent years. TransTexas has entered into hedging transactions to mitigate a portion of such natural gas price volatility. As of August 1, 1994 and 1995, February 1, 1996 and 1997, and as of February 1, 1997 after giving effect to the Lobo Sale, the sales prices used for purposes of estimating TransTexas' proved reserves and the future net revenues from those reserves were $1.62, $1.37, $1.95, $3.17 and $3.03 per Mcf, respectively, and $17.62, $16.27, $18.34, $23.99 and $24.13 per Bbl of
condensate and crude oil, respectively. During the quarter ended July 31, 1997, average gas prices for the Continuing Operations were significantly lower than $3.03.

         Proved reserves are the estimated quantities of natural gas, condensate and oil that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are proved reserves that can be expected to be recovered through existing wells with existing equipment and operating methods. The estimation of reserves requires substantial judgment on the part of petroleum engineers, resulting in imprecise determinations, particularly with respect to recent discoveries. The accuracy of any reserve estimate depends on the quality of available data and engineering and geological interpretation and judgment. Results of drilling, testing and production after the date of the estimate may result in revisions of the estimate. Accordingly, estimates of reserves are often materially different from the quantities of natural gas, condensate and oil that are ultimately recovered, and these estimates will change as future production and development information becomes available. The reserve data represent estimates only and should not be construed as being exact.

         The present value of estimated future net revenues relating to proved reserves are presented in accordance with the provisions of Statement of Financial Accounting Standards No. 69, "Disclosures about Oil and Gas Producing Activities," except income taxes have been omitted. In computing these data, assumptions and estimates have been used, and TransTexas cautions against viewing this information as a forecast of future economic conditions. The future net revenues are determined by using estimated quantities of proved reserves and the periods in which they are expected to be developed and produced based on economic conditions at the date of the estimates. The estimated future production is based on prices in effect at the date of the estimates, except where fixed and determinable price escalations are provided by contract. The resulting estimated future gross revenues are reduced by estimated future costs to develop and produce the proved reserves based on cost levels in effect at the date of the estimates, but not for debt service, income taxes and general and administrative expenses (except to the extent such general and administrative expenses constitute overhead costs incurred at the district or field level that are allowed under joint operating agreements). The present value of proved reserves set forth herein should not be construed as the current market value of the estimated proved reserves attributable to TransTexas' properties.

TITLE TO PROPERTIES

         As is customary in the oil and gas industry, TransTexas performs only a preliminary title investigation before leasing undeveloped properties. Accordingly, working interest percentages and gross and net acreage set forth herein for undeveloped properties are preliminary. However, a title opinion is obtained before the commencement of drilling operations and any material defects in title are remedied prior to the time actual drilling of a well on the lease is commenced. TransTexas believes that it has satisfactory title to developed properties in accordance with standards generally accepted in the oil and gas industry. TransTexas' properties are subject to customary royalty interests, liens incident to operating agreements, liens for current taxes and other burdens which TransTexas believes do not materially interfere with the use of or affect the value of such properties. In addition, several litigants against TransTexas have filed claims that affect certain of TransTexas' properties. TransTexas does not expect these claims to interfere with the use of, or affect the value of, its properties in any material way.

ACREAGE

         The following table sets forth TransTexas' total developed and undeveloped acreage and productive wells at July 31, 1997:

                                                                           DEVELOPED   UNDEVELOPED  PRODUCTIVE
                                                                            ACREAGE      ACREAGE     WELLS(1)
                                                                           --------    -----------   --------
Gross . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    18,602      638,014          99
Net . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    16,099      463,401          96

----------

(1) Productive wells consist of producing wells and wells capable of production, including gas wells awaiting pipeline connection. Of the total productive wells, 96 gross (94 net) were gas wells and three gross (two net) were oil wells. Wells that are completed in more than one producing zone are counted as one well. As of July 31, 1997, TransTexas had interests in a total of 99 productive wells, six of which had multiple completions.

NATURAL GAS MARKETING

         TransTexas sells its natural gas on the spot market on an interruptible basis or pursuant to long-term contracts at market prices.

         TransTexas and MidCon Texas Pipeline Corp. ("MidCon") entered into a long-term gas purchase contract on January 10, 1996, under which TransTexas is required to deliver a total of 100,000 MMBtu per day to four specified delivery points for a period of five years. The purchase price is determined by an industry index less $0.09 per MMBtu. Deliveries commenced on September 1, 1996. In connection with this transaction, TransTexas built a 24-inch pipeline for MidCon that spans approximately 68 miles from the Bob West North field to MidCon's 30-inch pipeline in Webb County, Texas. Pursuant to a related agreement, TransTexas will earn a 50% interest in a 28-mile segment of the new pipeline after five years.

HEDGING

         From time to time, TransTexas has entered into commodity price swap agreements (the "Hedge Agreements") to reduce its exposure to price risk in the spot market for natural gas. For the fiscal year ended January 31, 1997, and six months ended July 31, 1997, TransTexas made net settlement payments totaling approximately $37 million and $7.4 million, respectively, to the counterparty pursuant to the Hedge Agreements. As of July 31, 1997, TransTexas had no active Hedge Agreements. The Hedge Agreements are accounted for as hedges and, accordingly, any gains and losses are deferred and recognized in the respective month as physical volumes are sold.

COMPETITION

         TransTexas encounters intense competition from major oil and gas companies and independent operators in the acquisition of desirable undeveloped natural gas leases and in the sale of natural gas. Many of its competitors are large, well-established companies with substantially larger operating staffs and greater capital resources than TransTexas' and which, in many instances, have been engaged in the energy business for a much longer time than TransTexas.

         The primary bases for competition in the natural gas and oil exploration and production businesses are the costs involved in the finding and development of such resources combined with commodity sales prices and market access. TransTexas places considerable emphasis upon the expertise of its exploration personnel and believes that its strategy of seeking undeveloped acreage that it believes holds exploration and production potential allows it to leverage this expertise into low finding and development costs.

EMPLOYEES

         As of September 30, 1997, TransTexas had approximately 2,660 employees, including approximately 2,200 field employees related to its natural gas exploration, production and service businesses. TransTexas will employ additional personnel as required by its operations and may engage the services of independent geological, engineering, land and other consultants from time to time. None of TransTexas' employees are parties to a collective bargaining agreement.

GOVERNMENTAL REGULATION

         TransTexas' gas exploration, production and related operations are subject to extensive rules and regulations promulgated by federal and state agencies. Failure to comply with such rules and regulations can result in substantial penalties. The regulatory burden on the gas industry increases TransTexas' cost of doing business and affects its profitability. Because such rules and regulations are frequently amended or reinterpreted, TransTexas is unable to predict the future cost or impact of complying with such laws.

         The State of Texas (through the Texas Railroad Commission) and many other states, including North Dakota, require permits for drilling operations, drilling bonds and reports concerning operations, and impose other requirements related to the exploration and production of gas. Such states also have statutes or regulations addressing conservation matters, including provisions for the unitization or pooling of gas properties, the establishment of maximum rates of production from oil or gas wells and the regulation of spacing, plugging and abandonment of such wells. The statutes and regulations of the State of Texas limit the rate at which gas can be produced from TransTexas' properties. However, these statutes and regulations have not materially impacted TransTexas' results of operations; however, there can be no assurance that such statutes and regulations will not affect TransTexas' operating results in the future.

         Several major regulatory changes have been implemented by the Federal Energy Regulatory Commission ("FERC") since 1985 that affect the economics of natural gas production, transportation and sales. In addition, the FERC continues to promulgate revisions to various aspects of the rules and regulations affecting those segments of the natural gas industry, most notably interstate natural gas transmission companies, that remain subject to the FERC's jurisdiction. These initiatives may also affect the intrastate transportation of gas under certain circumstances. The stated purpose of many of these regulatory changes is to promote competition among the various sectors of the gas industry. The ultimate impact on TransTexas of these complex and overlapping rules and regulations, many of which are repeatedly subjected to judicial challenge and interpretation, cannot be predicted.

ENVIRONMENTAL MATTERS

         TransTexas' operations and properties are subject to extensive federal, state and local laws and regulations relating to the generation, storage, handling, emission, transportation and discharge of materials into the environment. Permits are required for various of TransTexas' operations, and these permits are subject to revocation, modification and renewal by issuing authorities. TransTexas also is subject to federal, state and local laws and regulations that impose liability for the cleanup or remediation of property that has been contaminated by the discharge or release of hazardous materials or wastes into the environment. Governmental authorities have the power to enforce compliance with their regulations, and violations are subject to fines or injunctions, or both. Certain aspects of TransTexas' operations may not be in compliance with applicable environmental laws and regulations, and such noncompliance may give rise to compliance costs and administrative penalties. It is not anticipated that TransTexas will be required in the near future to expend amounts that are material to the financial condition or operations of TransTexas by reason of environmental laws and regulations, but because such laws and regulations are frequently changed and, as a result, may impose increasingly strict requirements, TransTexas is unable to predict the ultimate cost of complying with such laws and regulations.

LEGAL PROCEEDINGS

         ALAMEDA. On May 22, 1993, Alameda Corporation ("Alameda") sued TransAmerican in the 234th Judicial District Court, Harris County, Texas, claiming that TransAmerican failed to account to Alameda for a share of the proceeds TransAmerican received in a 1990 settlement of litigation with El Paso Natural Gas Company ("El Paso"), and that TransAmerican has been unjustly enriched by its failure to share such proceeds with Alameda. On September 20, 1995, the jury rendered a verdict in favor of TransAmerican. Alameda appealed to the Fourteenth Court of Appeals, which affirmed the trial court judgment in favor of TransAmerican. Alameda filed a motion for rehearing on April 10, 1997 and TransAmerican responded. The court denied Alameda's motion, and Alameda has appealed to the Texas Supreme Court.

         ASPEN. TransAmerican brought suit on September 29, 1993 against Aspen Services, Inc. ("Aspen"), seeking an audit and accounting of drilling costs that Aspen had charged while providing drilling services to TransAmerican. This suit is pending in the 215th Judicial District Court, Harris County, Texas. The parties' drilling agreement provided, among other things, that Aspen would receive payment for its drilling-related costs from the production and sale of gas from the wells that were drilled, and that the revenues that TransAmerican would otherwise receive from the wells would be reduced by the amounts received by Aspen. On July 19, 1995, Aspen filed a counterclaim and third party claim against TransAmerican, TransTexas, and affiliated entities, asserting, among other things, that these entities failed to make certain payments and properly market the gas from these wells. Aspen sought damages in an unspecified amount, as well as certain equitable claims. In April 1997, the trial court ruled against Aspen on all of its claims and counterclaims.

         BRIONES. In an arbitration proceeding, Jesus Briones, a lessor, claimed that one of TransTexas' wells on adjacent lands had been draining natural gas from a portion of his acreage leased to TransTexas on which no well had been drilled. On October 31, 1995, the arbitrator decided that drainage had occurred. On June 3, 1996, the arbitrator issued a letter indicating that drainage damages would be awarded to Briones in the amount of approximately $1.4 million. The arbitrator entered his award of damages on June 27, 1996. On July 3, 1996, TransTexas filed a petition in the 49th Judicial District Court, Zapata County, Texas, to vacate the arbitrator's award. Briones also filed a petition to confirm the arbitrator's award. In April 1997, the court granted Briones' motion for summary judgment. In August 1997, the court entered a final judgment for Briones in the amount of approximately $1.6 million. TransTexas has filed a motion for new trial.

         FINKELSTEIN. On April 15, 1990, H.S. Finkelstein filed suit against TransAmerican in the 49th Judicial District Court, Zapata County, Texas, alleging that TransAmerican failed to pay royalties and improperly marketed oil and gas produced from certain leases. On September 27, 1994, the plaintiff added TransTexas as an additional defendant. On January 6, 1995, a judgment against TransAmerican and TransTexas was entered for approximately $18 million in damages, interest and attorneys' fees. TransTexas and TransAmerican appealed the judgment to the Fourth Court of Appeals, San Antonio, Texas, which affirmed the judgment on April 3, 1996. TransTexas and TransAmerican filed a motion for rehearing. On August 14, 1996, the Fourth Court of Appeals reversed the trial court judgment and rendered judgment in favor of TransAmerican and TransTexas. On August 29, 1996, Finkelstein filed a motion for stay and a motion for rehearing with the court. On October 9, 1996, the court denied Finkelstein's rehearing request. In November 1996, Finkelstein filed an application for writ of error with the Supreme Court of Texas.

         On April 22, 1991, Finkelstein filed a separate suit against TransAmerican and various affiliates in the 49th Judicial District Court, Zapata County, Texas, alleging an improper calculation of overriding royalties allegedly owed to the plaintiff and seeking damages and attorneys' fees in excess of $33.7 million. On November 18, 1993, the plaintiff added TransTexas as an additional defendant. The parties arbitrated this matter in January 1997. A partial decision from the arbitration panel has been rendered in favor of Finkelstein. Although the amount of damages has yet to be determined under the panel's decision, such amount will be substantially less than that sought by plaintiff.

         ARABIAN OFFSHORE PARTNERS. On June 27, 1997, Arabian Offshore Partners filed a lawsuit against TransTexas in the 14th Judicial District Court, Dallas County, Texas, seeking $20 million in damages in connection with TransTexas' refusal to proceed with the acquisition of two jack-up drilling rigs. TransTexas has filed its answer and is preparing a motion for summary judgment.

         GENERAL. TransTexas is also a named defendant in other ordinary course, routine litigation incidental to its business. Although the outcome of these other lawsuits cannot be predicted with certainty, TransTexas does not expect these matters to have a material adverse effect on its financial position. At July 31, 1997, the possible range of estimated losses related to all of the aforementioned claims, in addition to the estimates accrued by TransTexas is $0 to $36 million. The resolution in any reporting period of one or more of these matters in a manner adverse to TransTexas could have a material impact on TransTexas' results of operations and cash flows for that period. Litigation expense, including legal fees, totaled approximately $9.4 million and $7.3 million for the six months ended July 31, 1997 and 1996.

                                BUSINESS OF TARC

GENERAL

         TARC was formed in 1987 to hold and operate the refinery assets of TransAmerican and is engaged in the refining and storage of crude oil and petroleum products. TransAmerican acquired the refining facility in 1971 and, between 1978 and 1983, invested approximately $900 million in capital improvements to expand capacity and increase refining complexity. In January 1983, financial difficulties prevented TransAmerican from completing certain units of the refinery and forced a shutdown of operations. From 1983 to August 1993, TransAmerican and TARC spent approximately $125 million on maintenance and capital expenditures at the refinery.

         TARC's business strategy is to modify, expand and reactivate its refinery and to maximize its gross refining margins by converting low-cost, heavy, sour crude oils into high-value, light petroleum products, including primarily gasoline and heating oil. In February 1995, TARC began a construction and expansion program designed to reactivate the refinery and increase its complexity. From February 1, 1995 through April, 1997, TARC spent approximately $245 million on this program, procured a majority of the essential equipment required and completed substantially all of the process design engineering and a substantial portion of the remaining engineering necessary to complete this project.

         TARC will receive approximately $427 million in proceeds pursuant to the Transactions to pursue the Capital Improvement Program, which is designed to reactivate the refinery and increase its complexity. The design and estimated timing and cost of the Capital Improvement Program are based on substantial input from several prominent engineering and construction firms (including ABB Lummus Crest, Inc., Belco Technologies Corporation, Fluor Daniel, Inc., Black & Veatch Pritchard Inc., Stratco Inc., Raytheon Engineers & Constructors and PCI Engineers, Inc.). TARC has contracted with these firms during the past two years to perform design engineering and construction management services. Phase I of the Capital Improvement Program includes the completion and start-up of several units, including the Delayed Coking Unit, one of the refinery's major conversion units. TARC estimates that Phase I will be completed at a cost of $223 million, will be tested and operational by September 30, 1998 and will result in the refinery having the capacity to process up to 200,000 Bpd of sour crude oil. Phase II of the Capital Improvement Program includes the completion and start-up of the Fluid Catalytic Cracking Unit utilizing state-of-the-art MSCC(SM) technology and the installation of additional equipment expected to further improve operating margins by allowing for a significant increase in the refinery's capacity to produce gasoline. TARC estimates that Phase II will be completed at a cost of $204 million and will be tested and operational by July 31, 1999. After completion of the Capital Improvement Program, TARC will own and operate one of the largest independent refineries in the Gulf Coast region, with a replacement cost estimated by management to be approximately $1.4 billion. The foregoing estimates, as well as other estimates and projections herein, are subject to substantial revision upon the occurrence of future events, such as unavailability of financing, engineering problems, work stoppages and cost overruns, over which TARC may not have any control, and there can be no assurance that any such projections or estimates will prove accurate.

INDUSTRY OVERVIEW

         Total growth in United States refining capacity has remained very low over the past several years. Over the same period, however, demand for refined products has substantially increased. As a result, capacity utilization has increased to approximately 93.5% in 1996 from approximately 77.6% in 1985, reflecting the significant increase in demand for refined products. The refinery utilization rate is an important factor in achieving and maintaining refining profitability. Management of TARC believes that over the next several years domestic demand for refined products will continue to increase while refining capacity growth will remain slow, causing United States refining utilization rates to remain high. In addition, management of TARC believes that increased foreign demand, particularly in the Far East, combined with more stringent domestic product specifications, should limit the availability of imported refined products. Management believes that these factors, together with relatively low prices expected by it for heavy, sour crude oil, should have a positive effect on TARC's refining margins.

                           DOMESTIC REFINING CAPACITY
               UTILIZATION RATES, AND DEMAND FOR REFINED PRODUCTS

                                      1985   1986    1987   1988   1989   1990   1991    1992   1993   1994   1995   1996
                                      ----   ----   -----  -----  -----   ----   ----   -----  -----  -----   ----   ----
Capacity (MMBpd)  . . . . . . . . . . 15.7   15.5   15.6   15.9   15.6    15.6   15.7   15.7   15.1   15.0    15.4   15.3
Utilization . . . . . . . . . . . . . 77.6%  82.9%  83.1%  84.7%  86.6%   87.1%  86.0%  87.9%  91.5%  92.6%   91.9%  93.5%
Demand for refined products
  (MMBpd) . . . . . . . . . . . . . . 15.7   16.3   16.7   17.3   17.3    17.0   16.7   17.0   17.2   17.7    17.7   18.2

----------

Source: Energy Information Administration.

BACKGROUND OF THE REFINERY

         Operations at TARC's refining site began in 1967 with the installation of a 7,000 Bpd "topping" facility to process light crude and condensate available in South Louisiana. A few years later, a 4,000 Bpd naphtha reformer was added and crude processing capacity was increased to 10,000 Bpd of light, sweet crude. In 1971, TransAmerican purchased the refinery and over the next eight years expanded it to 100,000 Bpd of medium, sour crude capacity, and added significant additional downstream processing. In 1979, TransAmerican began an expansion and modernization program in response to a need for additional United States refining capacity. This program was designed to permit the refinery to process up to 300,000 Bpd of heavy, sour crude oil into a high proportion of high-value, light petroleum products.

         In 1982, high oil prices and a general economic recession led to reduced product demand and a large surplus of refining capacity, which in turn caused a significant drop in refining margins. In addition, TransAmerican's cash flow was adversely affected by reduced sales to natural gas customers due to proration and by the interest expense on its floating rate debt, which exceeded 20%. As a result, in January 1983, before completion of the construction program and after expenditures of approximately $900 million, these financial difficulties prevented completion of a delayed coking unit and certain other units of the refinery necessary to economically process heavy, sour crude oil, and forced a shutdown of operations.

CURRENT OPERATIONS

         In March 1994, TARC commenced partial operations at the refinery with the start-up of the No. 2 Vacuum Unit. This unit has been operating intermittently since that time. Modifications and tie-ins to the No. 2 Crude Unit have been completed. Although both units are operational, TARC is not currently operating these units due to the low level of operating margins obtainable for these units on a stand-alone basis. TARC currently has one cargo in its inventory.

         The following is a brief description of TARC's No. 2 Vacuum Unit and No. 2 Crude Unit:

         NO. 2 VACUUM UNIT. TARC believes that the No. 2 Vacuum Unit has a capacity in excess of 200,000 Bpd. TARC reactivated the No. 2 Vacuum Unit in March 1994. The No. 2 Vacuum Unit is designed to process atmospheric tower bottoms into VGO and, with the addition of cutterstocks, into No. 6 residual fuel oil. When the No. 2 Crude Unit is placed into operation, the No. 2 Vacuum Unit will process bottoms from the No. 2 Crude Unit. When the Delayed Coking Unit is complete, the No. 2 Vacuum Unit tower bottoms are expected to be processed through the Delayed Coking Unit into lighter, more valuable products. Upon completion of Phase II, VGO is expected to be upgraded in the Fluid Catalytic Cracking Unit to gasoline and No. 2 fuel oil.

         NO. 2 CRUDE UNIT. The No. 2 Crude Unit was designed to process heavy, sour crude oil and, prior to the 1983 shutdown, demonstrated a capacity of 175,000 Bpd. Upon completion of the Capital Improvement Program, the No. 2 Crude Unit is expected to process up to 200,000 Bpd of a mix of crude oils into naphtha, kerosene, No. 2 fuel oil, atmospheric gas oil and atmospheric residual oil.

CAPITAL IMPROVEMENT PROGRAM

         The Capital Improvement Program is designed to increase the capacity and complexity of the refinery. The most significant projects include: (i) conversion of the visbreaker unit to a delayed coking unit to process vacuum tower bottoms into lighter petroleum products, (ii) modernization and upgrade of a fluid catalytic cracking unit to increase gasoline production capacity and allow the direct processing of low cost atmospheric residual feedstocks and
(iii) upgrading and expanding hydrotreating, alkylation and sulfur recovery units to increase sour crude processing capacity. In addition, TARC plans to expand, modify and add other processing units, tankage and offsite facilities as part of the Capital Improvement Program. The Capital Improvement Program includes expenditures necessary to ensure that the refinery is in compliance with certain existing air and water discharge regulations and that gasoline produced will comply with federal standards. TARC will act as general contractor, but has engaged a number of specialty consultants and engineering and construction firms to assist TARC in completing the individual projects that comprise the Capital Improvement Program. Each of these firms was selected because of its specialized expertise in a particular process or unit integral to the Capital Improvement Program.

         The Capital Improvement Program will be executed in two phases, described as follows:

PHASE I

         Phase I includes the Delayed Coking Unit, the HDS Unit, the Naphtha Pretreater, the No. 2 Reformer, both Sulfur Plants and the supporting Offsite Facilities. Completion of Phase I, along with the Crude and Vacuum Units, will enable the refinery to process heavy crude and purchased feedstocks into finished and intermediate products. Products from this phase are expected to include NGLs, naphtha, conventional gasoline, No. 2 fuel oil, VGO, sulfur and petroleum coke. The following is a brief description of the units and offsite facilities that are scheduled to be added or improved during Phase I and TARC's plans and expectations therefor:

         DELAYED COKING UNIT. TARC's Visbreaking Unit is being converted to a Delayed Coking Unit. The process engineering for this conversion has been completed by ABB Lummus Crest Inc. Detailed design engineering has been substantially completed by INDTECH INC., and all major equipment has been purchased and installed. Fluor Daniel, Inc. will manage the remaining construction, which will consist primarily of the installation of piping and instrumentation systems. Field construction is approximately 55% complete. The Delayed Coking Unit is expected to be able to process approximately 75,000 Bpd of vacuum tower bottoms produced from the No. 2 Vacuum Unit. Products from this unit will include light gas, naphtha, coker distillate, and coker gas oil, which can all be further upgraded by TARC's refinery or sold to other refiners for upgrading.

         NAPHTHA PRETREATER. TARC has purchased a used naphtha pretreater, which it has disassembled and moved to the refinery site. The process engineering for this unit has been completed by PCI Engineers Inc., and total engineering is approximately 50% complete. Construction has commenced with the installation of piling and foundations. Upon re- assembly, this unit will produce desulfurized heavy naphtha, to be processed by the No. 2 Reformer into reformate for blending into gasoline, and light naphtha for gasoline blending or sales. The Naphtha Pretreater is designed to process up to 30,000 Bpd of naphtha feedstock produced by the No. 2 Crude Unit and the Delayed Coking Unit.

         NO. 2 REFORMER. The No. 2 Reformer was purchased by TARC's predecessor and relocated to the refinery during the 1980s expansion. Although re-assembly is not complete, all major equipment is installed. PCI Engineers Inc. is performing the process and detailed design engineering. Field construction will include reconditioning of equipment plus installation of piping and instrumentation systems. The No. 2 Reformer will process desulfurized heavy naphtha to raise its octane level to that suitable for gasoline blending. The unit is designed to process up to 12,000 Bpd of feedstock to produce high octane reformate for gasoline blending. This unit will also provide a portion of the hydrogen required for operation of the Naphtha Pretreater and the HDS Unit.

         HYDRODESULFURIZATION (HDS) UNIT. In the early 1980s, TARC's predecessor designed and commenced construction of a two-train distillate HDS Unit with a common fractionation section. During Phase I, TARC will install two new reactors, both of which have been purchased and fabricated, and add another fractionation section to permit independent operation of both trains. Other major equipment required is in place. When completed, each train will be capable of treating either distillate or VGO depending on unit or product requirements.

         SULFUR RECOVERY SYSTEM. Sulfur is captured in various refining processes, primarily cracking and hydrodesulfurization, in the form of hydrogen sulfide which is absorbed into an amine solution or into sour water streams. The hydrogen sulfide is stripped from these streams and processed in a series of reactors into elemental sulfur. TARC will reactivate and expand an existing sulfur unit to a capacity of 150 LT/D and construct a 220 LT/D unit, and construct ancillary facilities to support these units. These plants will have a combined base capacity of 370 LT/D of sulfur, which can be increased to 510 LT/D of sulfur with oxygen enrichment.

         ADDITIONAL TANK STORAGE CAPACITY. TARC will require additional tankage to store crude oil and refined products in connection with the refinery's increased throughput after completion of Phase I. TARC has purchased an adjacent storage terminal and also plans to construct or lease additional storage facilities in order to conduct refinery operations at expected levels. Pressurized tanks with a storage capacity of 127,500 barrels will be constructed for LPG and butane.

         OFFSITE FACILITIES. TARC will add steam-generating capacity, air compression equipment and new electrical equipment during Phase I. A marine vapor recovery system will also be installed at the terminal docks. TARC is adding equipment necessary to load petroleum coke at the GATX No. 2 dock. TARC is performing the engineering on these facilities with support from specialty engineering firms such as River Consulting Inc., Lanier and Associates, ABB Combustion Engineering Systems and RPM Engineering Inc.

         OTHER. Additional equipment will be installed to enhance waste water treatment and reduce the generation of solid waste. TARC is required to perform Hazardous Operation ("HAZOP") analysis of the refinery process units as required by Occupational Safety and Health Administration ("OSHA") regulations.

PHASE II

         Phase II includes the FCC Unit, FCC Upgrades, Alkylation Unit and some additional Offsite Facilities. Startup of these facilities will increase the refinery's output of higher margin finished products, primarily gasoline and No. 2 fuel oil. TARC anticipates that, following completion of Phase II, it will have the capacity to process in excess of 200,000 Bpd of combined heavy, sour crude oil and atmospheric residual oil. The following is a brief description of the units and offsite facilities that are scheduled to be added or improved during Phase II and TARC's plans and expectations therefor:

         FLUID CATALYTIC CRACKING (FCC) UNIT. TARC's FCC Unit will process gas oil feedstocks directly from the No. 2 Crude Unit, the No. 2 Vacuum Unit, the Delayed Coking Unit, or from outside purchases of VGO or atmospheric residual oil. Before being fed to the FCC Unit, some of the VGO will be desulfurized in the HDS Unit in order to meet environmental guidelines and improve product quality from the FCC Unit. Modernization of the FCC Unit includes reconfiguration of the fractionation plant.

         The FCC Unit will have an initial capacity of 100,000 Bpd and will incorporate the state-of-the-art MSCC(SM) technology licensed by UOP, formerly Universal Oil Products ("UOP"). The MSCC(SM) technology is currently being used at a major U.S. refinery. TARC believes that this technology will improve product yields and quality in comparison to conventional catalytic cracking processes. TARC also plans to add a catalyst cooler, which will make the unit capable of processing significant quantities of atmospheric residual feedstocks.

         The FCC Unit produces refinery fuel, propane, butane, light olefins, gasoline blendstock, No. 2 fuel oil, and a residual product (decant/slurry oil). Light olefins will be processed in the Alkylation Unit for further upgrade. Other materials will be blended to finished products or consumed in the refinery.

         Process engineering for the MSCC(SM) technology has been completed by UOP. Raytheon Engineers and Constructors Inc. ("Raytheon") is providing detailed design engineering. Most major equipment has been procured and is being fabricated by a number of major pressure vessel fabricators. Raytheon has commenced the process engineering of the gas recovery section, and field inspection and testing of the existing equipment is underway. Raytheon is providing construction management services for the FCC Unit.

         FCC FLUE GAS SCRUBBER. TARC plans to install a scrubber for the FCC flue gases to reduce particulate and sulfur dioxide emissions. The flue gas scrubber has been designed and fabricated by Belco Technologies Inc., and will be erected under a fixed price contract.

         ALKYLATION UNIT. Light olefins from the FCC Unit are converted to high octane gasoline blendstock (alkylate) in the Alkylation Unit. Alkylate is a relatively clean burning fuel component important in the production of environmentally sensitive gasolines. The Alkylation Unit will be reactivated and expanded to an ultimate capacity of approximately 26,000 Bpd of alkylate product by installing four new contactors and two new settlers designed by Stratco Inc. Remaining work includes inspection and testing of the equipment in the existing unit and installation of a new electronic instrumentation system. Raytheon is providing engineering and construction management services for this work.

         OFFSITE FACILITIES/TANKAGE. Additional capacity will be installed for cooling water, steam, plant air, instrument air and electrical distribution. Construction of nine tanks, with aggregate capacity of one million barrels, will be completed. Other piping, electrical and instrumentation equipment will be installed to connect the Phase II process units with the refinery and new storage tanks.

         OTHER. TARC is required to perform HAZOP analysis of the refinery process units added during Phase II as required by OSHA regulations.

CAPITAL BUDGET AND EXPENDITURES

         The following table sets forth certain information with respect to the Capital Improvement Program, including the budget and current expenditures:


                                              BUDGET        EXPENDITURES       DAILY    PRINCIPAL OUTSIDE
                                         TO COMPLETE(1)       TO DATE(2)     CAPACITY      CONTRACTOR
                                         --------------     ------------     --------   -----------------
                                           (DOLLARS IN      (DOLLARS IN
                                            MILLIONS)        MILLIONS)         (BPD)
PHASE I:
  Crude Unit  . . . . . . . . . . . . .     $  3            $  0.4            200,000             --
  Delayed Coking Unit . . . . . . . . .       27              14.2             75,000           Fluor
  Naphtha Pretreater  . . . . . . . . .       12               0.9             30,000            PCI
  No. 2 Reformer  . . . . . . . . . . .        9               0.1             12,000            PCI
  HDS Unit  . . . . . . . . . . . . . .       24               2.6             60,000            PCI
  Sulfur Recovery System  . . . . . . .       53               7.9                370(4)      Pritchard
  Offsite Facilities/Tankage  . . . . .       46              10.3              N/A               --
  Other . . . . . . . . . . . . . . . .        3               0.1              N/A               --
  Engineering and Administrative. . . .        7               2.6              N/A               --
  Contingencies(3)  . . . . . . . . . .       39                --              N/A               --
                                            ----            ------
         Total Phase I  . . . . . . . .     $223            $ 39.1
                                            ----            ------

PHASE II:
  FCC Unit  . . . . . . . . . . . . . .     $115            $ 19.6            100,000        Raytheon/UOP
  FCC Flue Gas Scrubber . . . . . . . .       14               1.9              N/A             Belco
  Alkylation Unit . . . . . . . . . . .       24               1.4            26,000       Raytheon/Stratco
  Offsite Facilities/Tankage  . . . . .       26               0.2              N/A               --
  Other . . . . . . . . . . . . . . . .        2                --              N/A               --
  Engineering and Administrative. . . .        3                --              N/A               --
  Contingencies(3)  . . . . . . . . . .       20                --              N/A               --
                                            ----            ------
         Total Phase II . . . . . . . .     $204            $ 23.1
                                            ----            ------
         Total Phase I and
           Phase II . . . . . . . . . .     $427            $ 62.2
                                            ====            ======

----------

(1)      Estimated as of June 13, 1997.

(2)      From June 13, 1997 to September 19, 1997.

(3) To the extent expenditures exceed the approved capital budget for a unit or units, the contingencies portion of the budget will be allocated to specific units.

(4) Units are LT/D. Capacity can be increased to 510 LT/D with oxygen enrichment.

PORT COMMISSION BONDS

         TARC and the Port Commission have entered into a preliminary agreement for the issuance of revenue bonds, which, if issued, are expected to provide proceeds to TARC of approximately $50 million. Proceeds of such bonds would be used to construct tank storage facilities, docks, and air and waste water treatment facilities included in the Capital Improvement Program budget. The Port Commission would own the facilities built with the proceeds of the bonds, and TARC would operate the facilities pursuant to a long-term (25-year) lease. TARC is currently working with an underwriter to structure an offering of revenue bonds pursuant to this preliminary agreement. There can be no assurance, however, that the issuance of any such tax-exempt bonds will occur.

FINANCING ARRANGEMENTS AND PROCESSING AGREEMENTS

         TARC historically has entered into financing arrangements in order to maintain an available supply of feedstocks. Typically, TARC enters into an agreement with a third party to acquire a cargo of feedstock which is scheduled for delivery to TARC's refinery. TARC pays through the third party all transportation costs, related taxes and duties and letter of credit fees for the cargo, plus a negotiated commission. Prior to arrival at the refinery, another third party purchases the cargo, and TARC commits to purchase, at a later date, the cargo at an agreed price plus commission and costs. TARC also places margin deposits with the third party to permit the third party to hedge its price risk. TARC purchases these cargos in quantities sufficient to maintain expected operations and is obligated to purchase all of the cargos delivered pursuant to these arrangements. In the event the refinery is not operating, these cargos may be sold on the spot market.

         In April 1996, TARC entered into a processing agreement with a third party to process feedstocks. Under the terms of the agreement, the processing fee earned by TARC is based on the margin, if any, earned by the third party from product sales, after deducting all of its related costs such as feedstock acquisition, hedging, transportation, processing and inspections plus a commission for each barrel processed. As of July 31, 1997, TARC has processed
6.4 million barrels of feedstocks under this agreement. As of July 31, 1997 and January 31, 1997, TARC was storing approximately 0.8 million and 1.0 million barrels, respectively, of feedstock and intermediate or refined products. For the six months ended July 31, 1997 and 1996, TARC recorded income (loss) from processing agreements of $3.2 million and $(3.3) million, respectively. Included in the 0.8 million barrels of product stored at the refinery as of July 31, 1997, is approximately 0.6 million barrels of feedstock related to a purchase commitment entered into in April 1997. The 0.6 million barrels have been sold to the third party involved in the processing arrangement. For the six months ended July 31, 1997, TARC incurred a loss of approximately $4.8 million related to this purchase commitment.

         TARC also entered into processing agreements with this third party to process approximately 1.1 million barrels of the third party's feedstocks for a fixed price per barrel. As of July 31, 1997, TARC recorded a net margin of approximately $0.2 million related to these processing arrangements, primarily as a result of income on the fixed fee processing agreement.

PRICE MANAGEMENT ACTIVITIES

         In order to mitigate the commodity price risks associated with the refining business, TARC has previously entered, and may in the future enter, into futures contracts, options on futures, swap agreements and forward sale agreements commensurate with its inventory levels and feedstock requirements and as permitted under the Indenture. If TARC believes it can capitalize on favorable market conditions, it will attempt to utilize the futures market to fix a portion of its crude oil costs and refined products values. This hedging strategy is designed to retain the value of a portion of its work-in-process inventory.

CRUDE OIL AND FEEDSTOCK SUPPLY

         TARC purchases feedstocks on the spot market but has no long-term supply contracts. TARC believes that it will have access to adequate supplies of the crude oil it intends to process. Upon completion of the Capital Improvement Program, TARC expects to purchase heavy, sour crude oil produced in countries such as Venezuela and Mexico. In addition, TARC expects to be able to take advantage of anticipated increases in production of sour crude oil from the Gulf of Mexico or the Persian Gulf.

         The refinery has a variety of supply channels. The Mississippi River permits delivery of feedstocks from both barge and ocean-going vessels. With the purchase of the adjacent terminal, TARC has four ship docks and a barge dock. TARC's title to and continued use of these facilities is subject to the rights of the government and public use. TARC's ship dock can accommodate 100,000 deadweight ton ("dwt") tankers that draw less than 45 feet of water, or up to 200,000 dwt tankers that have been partially offloaded and draw less than 45 feet of water. The barge dock provides access to smaller cargos of intermediate feedstocks such as VGOs or atmospheric residuals. Additionally, TARC is connected to a Shell Oil Company ("Shell") crude pipeline that provides access to Louisiana Offshore Oil Port's 24-inch pipeline network, thereby permitting TARC to receive large quantities of foreign crude oil. This pipeline also provides access to Louisiana and other domestic crudes. See "-- Title Insurance."

         TARC has no crude oil reserves and is not engaged in the exploration for crude oil and plans to obtain all its crude oil requirements from unaffiliated sources. TARC believes that it will be able to obtain adequate supplies of crude oil and feedstocks at generally competitive prices for the foreseeable future. Crude oil prices are affected by a variety of factors that are beyond the control of TARC. The principal factors currently influencing prices include the pricing and production policies of members of the Organization of Petroleum Exporting Countries, the availability to world markets of production from Kuwait, Iraq and Russia and the worldwide and domestic demand for oil and refined products. Oil pricing will continue to be unpredictable and greatly influenced by governmental and political forces.

PRODUCT DISTRIBUTION

         TARC previously sold its refined products pursuant to a processing agreement with a third party, but currently has no long-term sales contracts. Major market areas for TARC's refined products will include the Gulf Coast region, the Mississippi River Valley and the East Coast of the United States, as well as foreign markets. TARC's refined products will be transported by pipeline, rail tanker, ocean-going vessel and tank truck. TARC's refinery is connected, through third-party pipelines, to two major Gulf Coast common carrier pipelines, the Colonial and the Plantation, which will permit transportation of the refinery's products to East Coast markets. Products can be discharged into these pipelines at rates of up to 15,000 Bbls per hour. TARC is also connected to several pipelines designed to transfer refined products to a nearby refinery operated by Shell. Railroad lines serve the refinery and adjacent industries. TARC's barge and ship docks provide access to the Mississippi River and the intracoastal waterway.

FOREIGN TRADE ZONE

         The refinery is approved for purposes of processing foreign crude to operate as a foreign trade zone. This allows the refinery to realize the benefits of processing foreign crude and exporting the products duty free or deferring the duty on products sold domestically.

INSURANCE

         TARC maintains insurance in accordance with customary industry practices to cover some, but not all, risks. TARC currently maintains property insurance for the refinery in an amount and with deductibles that management believes will allow TARC to survive damage to the refinery. TARC plans to increase insurance coverage amounts from time to time as it completes certain portions of the Capital Improvement Program.

SEASONALITY

         TARC anticipates that its operations will be subject to significant fluctuations in seasonal demand. In TARC's markets, demand for gasoline is typically higher during the first and second quarters of TARC's fiscal year. During winter months, demand for heating oil increases. The refinery is designed, upon completion of the Capital Improvement Program, to change its product yields to take advantage of seasonal demands.

FLUCTUATION IN PRICES

         Factors that are beyond the control of TARC may cause the cost of crude oil purchased by TARC and the price of refined products sold by TARC to fluctuate widely. Although prices of crude oil and refined petroleum products generally move in the same direction, prices of refined products often do not respond immediately to changes in crude oil costs. An increase in market prices for crude oil or a decrease in market prices for refined products could have an adverse impact on TARC's earnings and cash flow.

COMPETITION

         The industry in which TARC operates is highly competitive. Since the United States imports significant quantities of refined petroleum products, TARC views offshore refiners as its primary competition. However, TARC also competes with refiners in the Gulf Coast region, many of which are owned by large, integrated oil companies that because of their more diverse operations, stronger capitalizations or crude oil supply arrangements, are better able than TARC to withstand volatile industry conditions, including shortages or excesses of crude oil or refined products or intense price competition. The principal competitive factors affecting TARC's refining operations are the quality, quantity and delivered costs of crude oil and other refinery feedstocks, refinery processing efficiency, mix of refined products, refined product prices and the cost of delivering refined products to markets. Competition also exists between the petroleum refining industry and other industries supplying energy and fuel to industrial, commercial and individual consumers.

EMPLOYEES

         As of September 30, 1997, TARC had approximately 270 employees and will employ additional personnel as required by its operations and may engage the services of engineering and other consultants from time to time. Currently, none of TARC's employees is a party to a collective bargaining agreement. The Equal Employment Opportunity Commission (the "EEOC") has initiated an investigation into the employment practices of TARC and Southeast Louisiana Contractors of Norco, Inc. ("Southeast Contractors"), a subsidiary of TransAmerican, alleging discriminatory hiring and promotion practices. See "-- Legal Proceedings."

         Since July 1994, Southeast Contractors has provided construction personnel to TARC in connection with construction at the refinery. Southeast Contractors will provide construction personnel to TARC as required to implement the Capital Improvement Program. These construction workers are temporary employees, and the number and composition of the workforce will vary throughout the reactivation of the refinery during the Capital Improvement Program. Southeast Contractors charges TARC for the direct costs it incurs, which consist solely of employee payroll and benefits plus administrative costs and fees; such administrative costs and fees charged to TARC may be up to $2 million per year.

ENVIRONMENTAL MATTERS

         COMPLIANCE MATTERS. TARC is subject to federal, state and local laws, regulations and ordinances ("Pollution Control Laws"), which regulate activities such as discharges to air and water, as well as handling and disposal practices for solid and hazardous wastes. TARC believes that it is now, and has included in the Capital Improvement Program sufficient capital additions to remain, in substantial compliance with applicable Pollution Control Laws. However, Pollution Control Laws that may be enacted in the future, as well as increasingly strict enforcement of existing Pollution

Control Laws, may require TARC to make additional capital expenditures in order to comply with such laws and regulations. To ensure continuing compliance, TARC has made environmental compliance and permitting issues an integral part of its refinery's start-up plans and has budgeted for such capital expenditures in the Capital Improvement Program. However, there is no assurance that TARC will remain in compliance with environmental regulations.

         TARC uses (and in the past has used) certain materials, and generates (and in the past has generated) certain substances or wastes, that are or may be deemed hazardous substances or wastes. In the past, the refinery has been the subject of certain environmental enforcement actions, and has incurred certain fines, as a result of certain of TARC's operations. TARC also was previously subject to enforcement proceedings relating to its prior production of leaded gasoline and air emissions. TARC believes that, with minor exception, all of these past matters were resolved prior to or in connection with the resolution of the bankruptcy proceedings of its predecessor in interest, TransAmerican, or are no longer applicable to TARC's operations. As a result, TARC believes that such matters will not have a material adverse effect on TARC's future results of operations, cash flow or financial position.

         REQUIREMENTS UNDER THE FEDERAL CLEAN AIR ACT. The National Emission Standards for Hazardous Air Pollutants for Benzene Waste Operations (the "Benzene Waste NESHAPS"), promulgated in January 1993 pursuant to the Clean Air Act, regulate benzene emissions from numerous industries, including petroleum refineries. The Benzene Waste NESHAPS require all existing, new, modified, or reconstructed sources to reduce benzene emissions to a level that will provide an ample margin of safety to protect public health. TARC will be required to comply with the Benzene Waste NESHAPS as its refinery operations start up. TARC believes that compliance with the Benzene Waste NESHAPS will not have a material adverse effect on TARC's financial position, results of operations or cash flows. Until the refinery is in full operation, however, there can be no assurance that the regulations will not have such an effect.

         In addition, the EPA promulgated National Emission Standards for Hazardous Air Pollutants for Hazardous Organics (the "Hazardous Organic NESHAPS") regulations for petroleum refineries under the Clean Air Act in 1995, and subsequently has amended such regulations. These regulations set "Maximum Achievable Control Technology" ("MACT") standards for petroleum refineries. The Louisiana Department of Environmental Quality (the "LDEQ") has incorporated MACT standards into TARC's air permits under federal and state air pollution prevention laws. TARC believes that compliance with the Hazardous Organics NESHAPS will not have a material adverse effect on TARC's financial position, results of operations or cash flow. Until the refinery is in full operation, however, there can be no assurance that the regulations will not have such an effect.

         The EPA promulgated federal regulations pursuant to the Clean Air Act to control fuels and fuel additives (the "Gasoline Standards") that could have a material adverse effect on TARC. Under these regulations, only reformulated gasoline can be sold in certain domestic geographic areas in which the EPA has mandated or approved its use. Reformulated gasoline must contain a minimum amount of oxygen, have a lower vapor pressure, and have reduced sulfur, olefins, benzene and aromatics compared to the average 1990 gasoline. The EPA recently promulgated final National Ambient Air Quality Standards ("NAAQS") that revise the standards for particulate matter and ozone. The number and extent of the areas subject to reformulated gasoline standards may increase in the future after the NAAQS are implemented. Conventional gasoline may be used in all other domestic markets; however, a refiner's post-1994 average conventional gasoline must not be more polluting than it was in 1990. With limited exceptions, to determine its compliance as of January 1, 1995, a refiner must compare its post-1994 and 1990 average values of controlled fuel parameters and emissions. The Gasoline Standards recognize that many gasoline refiners may not be able to develop an individual 1990 baseline for a number of reasons, including, for example, lack of adequate data or the absence or limited scope of operations in 1990. Under such circumstances, the refiner must use a statutory baseline reflecting the 1990 industry average. The EPA has authority, upon a showing of extenuating circumstances by a refiner, to grant an individual adjusted baseline or other appropriate regulatory relief to that refiner.

         TARC filed a petition with the EPA requesting an individual baseline adjustment or other appropriate regulatory relief based on extenuating circumstances. The extenuating circumstances upon which TARC relied in its petition include the fact that the refinery was not in operation in 1990 (and thus there is no 1990 average for purposes of the necessary comparison) and the fact that the start-up of the refinery is to occur on a phased-in basis. The EPA has denied TARC's request for an individual baseline adjustment and other regulatory relief. TARC will continue to pursue regulatory relief with the EPA. However, the projections included herein assume that regulatory relief will not be granted. There can be no assurance that any action taken by the EPA will not have a material adverse effect on TARC's future results of operations, cash flows or financial position.

         Title V of the Clean Air Act requires states to implement an Operating Permit Program that codifies all federally enforceable limitations that are applicable to a particular source. The EPA has approved Louisiana's Title V Operating Permit Program. The deadline for a refinery to submit an Operating Permit Application under the Louisiana program was October 12, 1996. TARC timely submitted its Title V Operating Permit application and the LDEQ has designated the application as being administratively complete. As yet, the LDEQ has not responded further regarding the status of TARC's Title V Operating Permit. TARC believes that its application will be approved. However, there can be no assurance that it will be approved as submitted or that additional expenditures required pursuant to Title V Operating Permit obligations will not have a material adverse effect on TARC's financial position, results of operations or cash flow.

         CLEANUP MATTERS. TARC also is subject to federal, state and local laws, regulations and ordinances that impose liability for the costs of clean up related to, and certain damages resulting from, past spills, disposals or other releases of hazardous substances ("Hazardous Substance Cleanup Laws"). Over the past several years, TARC has been, and to a limited extent continues to be, engaged in environmental cleanup or remedial work relating to or arising out of operations or activities at the refinery. In addition, TARC has been engaged in upgrading its solid waste facilities, including the closure of several waste management units. Similar to numerous other industrial sites in the state, the refinery has been listed by the LDEQ on the Federal Comprehensive Environmental Response, Compensation and Liability Information System, as a result of TARC's prior waste management activities (as discussed below).

         In 1991, the EPA performed a facility assessment at the refinery pursuant to the Federal Resource Conservation and Recovery Act ("RCRA"). The EPA performed a follow up assessment in March 1996, but has not yet issued a report of its investigations. In July 1996, the EPA and the LDEQ agreed that the LDEQ would serve as the lead agency with respect to the investigation and remediation of areas of concern identified in the investigations. TARC, under a voluntary initiative approved by the LDEQ, has submitted a work plan to the LDEQ to determine which areas may require further investigation and remediation. The LDEQ has not yet responded to TARC's submission or issued any further requests relating to this matter. As a result, TARC is unable at this time to estimate what the costs, if any, will be if the LDEQ does require further investigation or remediation of the areas identified.

         TARC has been identified as a potentially responsible party ("PRP") under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA" or "Superfund"), for the cleanup of contamination from hazardous substances at three Superfund sites (i.e. sites on the National Priorities List ("NPL")) to which it has been alleged that TARC, or its predecessors, sent hazardous substances in the past. CERCLA requires cleanup of sites from which there has been a "release" or threatened release of "hazardous substances" (as such terms are defined under CERCLA). CERCLA requires the EPA to include sites needing long-term study and cleanup on the NPL based on their potential effect on public health or the environment. CERCLA authorizes the EPA to take any necessary response actions at NPL sites and, in certain circumstances, to order PRPs liable for the release to take such actions. PRPs are broadly defined under CERCLA to include past and present owners and operators of a site, as well as generators and transporters of wastes to a site from which hazardous substances are released.

         The EPA may seek reimbursement of expenditures of federal funds from PRPs under Superfund. Courts have interpreted CERCLA to impose strict, joint and several liability upon all persons liable for the entire amount of necessary cleanup costs. As a practical matter, at sites where there are multiple PRPs for a cleanup, the costs of cleanup typically are allocated according to a volumetric or other standard among the parties. CERCLA also provides that responsible parties generally may recover a portion of the costs of cleaning up a site from other responsible parties. Thus, if one party is required to clean up an entire site, that party can seek contribution or recovery of such costs from other responsible parties. A number of states have laws similar to Superfund, pursuant to which cleanup obligations, or the costs thereof, also may be imposed.

         At one Superfund site, TARC has submitted information to the EPA indicating that it should have no liability for this matter, and negotiations with the EPA in this regard are continuing. With respect to the remaining two sites, TARC's liability for each such matter has not been determined, and TARC anticipates that it may incur costs related to the cleanup (and possibly including additional costs arising in connection with any recovery or other actions brought pursuant or relating to such matters) at each such site. After a review of the data available to TARC regarding the basis of TARC's alleged liability at each site, and based on various factors, which depend on the circumstances of the particular Superfund site (including, for example, the relationship of TARC to each such site, the volume of wastes TARC is alleged to have contributed to each such site in comparison to other PRPs without giving effect to the ability of any other PRPs to contribute to or pay for any liabilities incurred, and the range of likely cleanup costs at each such site) TARC does not believe its ultimate environmental liabilities will be significant; however, it is not possible to determine the ultimate environmental liabilities, if any, that may arise from the matters discussed above.

OTHER GOVERNMENTAL REGULATIONS

         TARC must also comply with federal and state laws and regulations promulgated by the Department of Transportation for the movement of volatile and flammable materials, the U.S. Coast Guard for marine operations and oil spill prevention and OSHA for worker and job site safety. To comply with OSHA regulations, TARC must conduct extensive Process Safety Management and Hazardous Operations reviews prior to placing units into service. TARC has budgeted funds in the Capital Improvement Program to comply with all of these requirements.

PROPERTIES

         With the purchase of the adjacent terminal facility, TARC owns the approximately 457-acre site on which the refinery and terminal are located. TARC also owns approximately 500 acres of wetlands adjacent to the refinery site. TARC leases office space in Houston, Texas from TransTexas.

TITLE INSURANCE

         TARC has obtained a lender's title insurance policy in the amount of approximately $840 million for the benefit of the Trustee to insure against certain claims made against title to the refinery parcel site. The title insurance policy is expected to be reinsured through various title insurance companies in the United States. The ability to successfully recover under the policy is dependent on the creditworthiness of the title company and its reinsurers at the time of the claim and any defenses that the title insurers and its reinsurers may have. The title insurance policy will not insure TARC or the Trustee for defects, liens, encumbrances, adverse claims or other matters known to TARC that affect the validity of the mortgage or title to the refinery. There can be no assurance that the amount of title insurance will be sufficient to cover any losses incurred by TARC or the Trustee as a result of a title defect impairing the ability to use the refinery site or that the title insurers will be able to fulfill their financial obligations under the title insurance policy. The title insurance policy contains customary exceptions to coverage, including taxes not yet due and payable, riparian rights and numerous servitudes, rights of way, rights of access and other encroachments in favor of utilities, railroads, pipelines and adjacent refineries and tank farms, as well as exceptions for (i) government claims with respect to, and public rights to use, TARC's property located between the Mississippi River and the road upon which pipe racks and TARC's docking facilities are located, (ii) a right of first refusal in favor of an adjacent landowner with respect to a certain portion of property which, in the event exercised, may require TARC to relocate at its expense certain pipelines that connect various refinery parcels, (iii) tax benefits that have been conveyed to certain tax lessors, (iv) the priority of liens that may be filed by materialmen and mechanics in connection with the Capital Improvement Program and (v) any rights of creditors pursuant to federal or state bankruptcy and insolvency laws, which rights may affect the enforceability of the mortgage securing the TARC Intercompany Loan.

LEGAL PROCEEDINGS

         EEOC. On August 31, 1995, the U.S. Equal Employment Opportunity Commission ("EEOC") issued a Commissioner's Charge against TARC and Southeast Louisiana Contractors of Norco, Inc. (the "Commissioners Charge") pursuant to Sections 706 and 707 of Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. Section 2000e et seq. ("Title VII"). In the Commissioner's Charge, the EEOC charged TARC and Southeast Louisiana Contractors of Norco, Inc. ("Southeast Contractors"), a subsidiary of TransAmerican, with engaging in unlawful discriminatory hiring and promotion practices based on race and gender. Each violation of Title VII, if proven, potentially could subject TARC and/or Southeast Contractors to liability for (i) monetary damages for backpay and/or front pay in an undetermined amount, and for compensatory damages and/or punitive damages in an amount that should not exceed $300,000, (ii) injunctive relief, (iii) attorney's fees, and/or (iv) interest. During the period covered by the Commissioner's Charge, TARC and Southeast Contractors estimate that they received a combined total of approximately 15,000 to 22,000 employment applications and hired (or rehired) a combined total of approximately 1,500 to 2,200 workers. TARC and Southeast Contractors have responded to the Commissioner's Charge and have denied engaging in any unlawful employment practices. TARC and Southeast Contractors have been cooperating fully with the EEOC in connection with its investigation. TARC and Southeast Contractors intend to vigorously defend against the allegations contained in the Commissioner's Charge in all proceedings before the EEOC and in any subsequent litigation. If TARC and/or Southeast Contractors are found liable for violations of Title VII based on the matters asserted in the Commissioner's Charge, TARC can make no assurance that such liability would not have a material adverse effect on the financial condition, results of operations and cash flows of TARC or TARC's ability to pay interest or principal on its debt.

         RINEHEART. On October 8, 1996, Carlton Gene Rineheart, et al., and as representative of a class of persons similarly situated, filed suit against 84 individuals and corporations, including TARC, in the U.S. District Court, Middle District of Louisiana alleging negligent and improper storage, handling, treatment, and disposal of hazardous materials from 1976 to the present at two sites in Iberville Parish, Louisiana. The suit claims damages for physical, mental, and property damage in the communities of Bayou Sorrel, Bayou Pigeon and Indian Village. TARC intends to vigorously defend this claim.

         SHELL OIL. On September 27, 1996, Shell Oil filed a third party suit against TARC in the U.S. District Court, Eastern District of Louisiana for contribution and/or indemnity relating to alleged environmental contamination of Bayou Trapagnier and surrounding lands near Norco, Louisiana. In March 1997, TARC obtained a voluntary dismissal from Shell. Shell proceeded to trial on the main case and settled with the plaintiffs during trial by purchasing their land for $5 million. On June 27, 1997, Shell amended its third party action to bring TARC back into the case. Shell has demanded $400,000 from TARC. TARC has refused to pay such amount and is defending the case vigorously.

         GENERAL. TARC is also a named defendant in other ordinary course, routine litigation incidental to its business. While the outcome of these other lawsuits cannot be predicted with certainty, TARC does not expect these matters to have a material adverse effect on its financial position, results of operations or cash flow.

                           MANAGEMENT OF THE COMPANY


DIRECTORS AND EXECUTIVE OFFICERS

The directors and executive officers of the Company are as follows:

       NAME                                        OFFICE                                 AGE
------------------               ------------------------------------------               ---
John R. Stanley                  Chairman of the Board and Chief Executive Officer         58
Edwin B. Donahue                 Vice President, Chief Financial Officer and Secretary     46
Arnold H. Brackenridge           President and Chief Operating Officer of TransTexas       64
R. Glenn McGinnis                Vice President of Manufacturing of TARC                   48
Richard P. Bianchi               Vice President and General Counsel of TransTexas          45
John R. Blinn                    Director                                                  54
Donald B. Henderson              Director                                                  48
James V. Langston                Director                                                  73
Thomas B. McDade                 Director                                                  74


         Set forth below is a description of the backgrounds of the directors and executive officers of the Company.

         JOHN R. STANLEY has served as Chairman of the Board and Chief Executive Officer of the Company since July 1994. Mr. Stanley has been a director and Chief Executive Officer of TARC since September 1987 and has been a director and Chief Executive Officer of TransTexas since May 1993. Mr. Stanley is the founder, Chairman of the Board, Chief Executive Officer, and sole stockholder of TNGC, which is the sole stockholder of TransAmerican. He has operated TransAmerican since 1958.

         EDWIN B. DONAHUE has served as Vice President and Secretary of TEC since February 1997 and as Chief Financial Officer of TEC since June 1997. Mr. Donahue also serves as Vice President, Chief Financial Officer and Secretary of TransTexas and as Vice President and Secretary of TransAmerican and TARC. Mr. Donahue has been employed in various positions with TransAmerican or its affiliates for over 20 years.

         ARNOLD H. BRACKENRIDGE has served as President and Chief Operating Officer of TransTexas since May 1993. Mr. Brackenridge also serves as Executive Vice President of TransAmerican. From 1984 until June 1992, Mr. Brackenridge served as President and Chief Executive Officer of Wintershall Energy, a business group of BASF Corporation. Mr. Brackenridge has worked in the domestic and international oil and gas industry for over 38 years.

         R. GLENN MCGINNIS has been the Vice President of Manufacturing of TARC since July 1995. Prior to joining TARC, Mr. McGinnis held senior refining and supply positions in Canada with Imperial Oil Limited, an affiliate of Exxon Corporation. Mr. McGinnis was with Imperial Oil Limited for 23 years.

         RICHARD P. BIANCHI has served as Vice President and General Counsel of TransTexas since June 1995. From 1990 to June 1995, he served as Judge of the 333rd State District Court in Harris County, Texas. Prior to 1990, he was a partner in Bivin and Bianchi, a business and civil litigation firm in Houston, Texas.

         JOHN R. BLINN became a director of the Company in September 1995. Mr. Blinn is Of Counsel to the law firm of Leonard, Hurt, Terry & Blinn. Prior thereto, he was in private practice, and he served as U.S. Bankruptcy Judge for the Southern District of Texas from 1975 to 1982. Mr. Blinn previously served as a director of TransAmerican until his resignation in 1995.

         DONALD B. HENDERSON has been a director of the Company since July 1994. He also serves as a director of TARC. Mr. Henderson is a partner in the law firm of Blackburn & Henderson and is a director of Colonial Casualty Insurance Co. From 1972 to 1978, Mr. Henderson was a member of the Texas House of Representatives. Mr. Henderson has been a member of the Texas Senate since 1982. Mr. Henderson served as a director of TransAmerican from 1985 until his resignation in February 1995.

         JAMES V. LANGSTON has been a director of the Company since February 1995. Mr. Langston is the Chairman and Chief Executive Officer of Arctic Offshore Technology Company. From 1977 to 1984 he was President, Director, and Chief Operating Officer of Dual Drilling Company. Prior thereto, he was with Exxon, USA for 29 years and served as Manager of Exploration and Production Drilling. Mr. Langston was a director of TransAmerican from 1986 to 1995.

         THOMAS B. MCDADE has been a director of the Company since July 1994. He is also a director of TransTexas and TARC. Mr. McDade is primarily engaged in managing his personal investments and providing consulting services in Houston, Texas. Mr. McDade served as a director of TransAmerican from 1985 until his resignation in February 1995. Prior to 1989, he served as a consultant to Texas Commerce Bancshares, Inc. and prior to July 1985 he served as Vice Chairman and director of Texas Commerce Bancshares, Inc. and Vice Chairman and Advisory Director of Texas Commerce Bank. Mr. McDade served as a director and trustee of eleven registered investment companies from 1985 to 1995 for which John Hancock Funds serves as investment advisor in Boston, Massachusetts. Mr. McDade is a former director of Houston Industries, Inc. and Houston Lighting & Power Company. He is also a former member of the Board of Managers of the Harris County Hospital District and former Chairman of the State Securities Board of Texas.

EXECUTIVE COMPENSATION

         The following table summarizes the compensation paid during the fiscal years ended July 31, 1994 and 1995, the transition period ended January 31, 1996 and the fiscal year ended January 31, 1997 to the Chief Executive Officer and certain executive officers of the Company and its subsidiaries ("Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                           ANNUAL COMPENSATION
       NAME AND PRINCIPAL POSITION        FISCAL                             OTHER ANNUAL
              IN THE COMPANY              YEAR        SALARY      BONUS     COMPENSATION(a)
John R. Stanley(b) . . . . . . . . . . .  1994     $350,000    $     --        $ 4,620
   Chief Executive Officer of             1995      350,000          --          4,620
   the Company, TransTexas and TARC       1996*     175,000          --            807
                                          1997      397,117          --          5,154

Arnold H. Brackenridge(b). . . . . . . .  1994     $175,000    $     --        $    80
   President and Chief Operating Officer  1995      221,154          --          1,454
   of TransTexas                          1996*     137,500      85,397(c)         721
                                          1997      294,808     111,089(d)       2,435

Edwin B. Donahue(b). . . . . . . . . . .  1994     $134,234    $     --        $ 3,997
   Vice President, Chief Financial        1995      149,423          --          4,364
   Officer and Secretary of the           1996*      90,384      85,397(c)       1,110
   Company and TransTexas;                1997      215,385     113,885(d)       4,731
   Vice President and Secretary of TARC

Richard Bianchi (b)(e) . . . . . . . . .  1995     $ 11,538    $     --        $    --
   Vice President and General Counsel     1996*     100,000          --             --
   of TransTexas                          1997      214,154          --            777

Glenn McGinnis(f). . . . . . . . . . . .  1995     $  8,654    $     --        $    --
   Vice President of  Manufacturing of    1996*     116,937          --             --
   TARC                                   1997      233,653          --            727

-----------------------------
*     Six months ended January 31, 1996 ("Transition Period")

(a) Reflects amounts contributed under the Company's Savings Plan. Certain of the executive officers receive personal benefits in addition to salary and cash bonuses. The aggregate amount of such personal benefits, however, does not exceed the lesser of $50,000 or 10% of the total of the annual salary and bonus reported for the named executive officer and accordingly, such amounts have been excluded from the table.

(b)   Compensated by TransTexas.

(c) These bonuses were paid in fiscal 1997 for services rendered during the Transition Period.

(d)   These bonuses were paid in fiscal 1998 for services rendered in fiscal
      1997.

(e)   Mr. Bianchi joined TransTexas in June 1995.

(f)   Compensated by TARC.  Mr. McGinnis joined TARC in July 1995.

EMPLOYMENT AGREEMENTS

        In October 1997, TransTexas and Mr. Bianchi entered into an employment agreement that provides for an annual salary of $214,000 and terminates on August 12, 1998. This employment agreement provides that if Mr. Bianchi's employment is terminated prior to the term of the agreement, TransTexas is required to pay Mr. Bianchi his salary for the remaining term of the agreement plus an additional six months' salary.

SAVINGS PLAN

      The Company maintains a long-term savings plan (the "Savings Plan") in which eligible employees of the Company and certain of its affiliates may elect to participate. Each employee becomes eligible to participate in the Savings Plan on January 1 or July 1 following the completion of one year of service with the Company or its participating affiliates and attainment of age 21. The Savings Plan is intended to constitute a qualified plan under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code") and contains a salary reduction arrangement described in Section 401(k) of the Code.

      Each participant may elect to reduce his compensation by a percentage equal to 2% to 15% and the Company will contribute that amount to the Savings Plan on a pre-tax basis on behalf of the participant. The Code limits the annual amount that a participant may elect to have contributed on his behalf on a pre-tax basis to the Savings Plan. For 1997, this limit is $9,500. The Company presently makes a matching contribution in an amount equal to 10%, 20%, or 50% of the amount elected to be contributed by each participant on a pre-tax basis, up to a maximum of 3% of each participant's compensation, depending on whether the employee has been a participant in the Savings Plan for one year, two years, or three years. Each participant also may elect to contribute up to 10% of his compensation to the Savings Plan on an after-tax basis. The Code imposes nondiscrimination tests on contributions made to the Savings Plan pursuant to participant elections and on the Company's matching contributions, and limits amounts which may be allocated to a participant's Savings Plan account each year. In order to satisfy the nondiscrimination tests, contributions made on behalf of certain highly compensated employees (as defined in the Code) may be limited. Contributions made to the Savings Plan pursuant to participant elections and matching contributions are at all times 100% vested. Contributions to the Savings Plan are invested, according to specified investment options selected by the participants, in investment funds maintained by the trustee of the Savings Plan. Generally, a participant's vested benefits will be distributed from the Savings Plan as soon as administratively practicable following a participant's retirement, death, disability, or other termination of employment. In addition, a participant may elect to withdraw his after-tax contributions from the Savings Plan prior to his termination of employment, and subject to strict limitations and exceptions, the Savings Plan provides for withdrawals of a participant's pre-tax contributions prior to a participant's termination of employment, in the event of the participant's severe financial hardship or attainment of age 59 1/2. The Savings Plan may be amended or terminated by the Board of Directors of the Company. As of September 30, 1997, approximately 1,590 employees were eligible to participate in the Savings Plan, including Messrs.
Stanley, Brackenridge, Donahue, Bianchi and McGinnis.

DIRECTOR COMPENSATION

      Each director of the Company is paid an annual director's fee of $75,000 plus $750 for each board meeting and committee meeting attended (excluding committee meetings occurring on the same day as board meetings).

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The Company does not directly compensate any of its executive officers. The Company does not have a Compensation Committee. During the fiscal year ended January 31, 1997, none of the members of the compensation committees of TransTexas or TARC was an officer or employee of the Company or any of its subsidiaries, and none had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K. See "Certain Relationships and Related Transactions."

                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The Company's common stock is owned 100% by TransAmerican. TransAmerican is owned 100% by TNGC, and TNGC is owned 100% by John R. Stanley. No other officer or director of the Company owns any common stock of the Company. As of July 31, 1997, there were 9,000 shares of common stock outstanding and no shares of preferred stock outstanding.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Pursuant to the asset transfer agreement (the "Asset Transfer Agreement") among TransAmerican, TransTexas, TTC and Mr. Stanley, TransAmerican assigned and transferred to TransTexas (the "Asset Transfer") all operating assets relating to its natural gas exploration, production and transportation business, subject to the existing liens on those assets, other than (i) certain mineral interests that were subject to restriction on transfer pursuant to the terms of the instruments evidencing those interests, (ii) capital stock of any of its subsidiaries and (iii) cash and accounts receivable in the amount of $37 million.

      TransTexas assumed substantially all liabilities relating to TransAmerican's natural gas exploration, production and transportation business. On June 13, 1997, the Asset Transfer Agreement was amended to eliminate any indemnity obligations of TransAmerican to TransTexas with respect to such liabilities.

      TransTexas has provided accounting and legal services to TARC and TEC and drilling and workover, administrative and procurement, accounting, legal, lease operating, and gas marketing services to TransAmerican pursuant to a services agreement. TransTexas has provided general commercial legal services and certain accounting services (including payroll, tax, and treasury services) to TARC and TEC for a fee of $26,000 per month. TARC expects its general and administrative expenses to increase significantly when the refinery commences more complex operations. At TransAmerican's request, TransTexas, at its election, has provided drilling and workover services. In June 1997, the receivable from TransAmerican under the services agreement was paid and the services agreement was terminated.

      On June 13, 1997, a new services agreement was entered into among TransAmerican, TEC, TARC and TransTexas. Under the new services agreement, TransTexas will provide accounting, legal, administrative and other services to TARC, TEC and TransAmerican and its affiliates. TransAmerican will provide advisory services to TransTexas, TARC and TEC. TARC will pay to TransTexas approximately $300,000 per month for services rendered to, and for allocated expenses paid by TransTexas on behalf of, TARC and TEC. TEC and its subsidiaries will pay $2.5 million in the aggregate per year to TransAmerican for advisory services and benefits provided by TransAmerican.

      In December 1994, TransTexas entered into an interruptible gas sales agreement with TransAmerican, revenues from which totaled approximately $14.8 million, $11.1 million, $11.7 million, and $11.7 million for the year ended July 31, 1995, the six months ended January 31, 1996, the year ended July 31, 1997 and the six months ended July 31, 1996 and 1997, respectively. TransAmerican did not purchase any gas from TransTexas for the six months ended July 31, 1997. All amounts owed under the agreement were paid on June 13, 1997.

      In July 1995, TransTexas acquired certain oil leases in the Lodgepole Prospect in North Dakota from TransAmerican for approximately $6.3 million, which amount represented TransAmerican's cost for such leases. TransTexas continued to acquire additional leases in the area. In October 1995, TransTexas sold an undivided interest in its Lodgepole leases to TransDakota Oil Corporation ("TDOC"), a subsidiary of TransAmerican. The sales price was approximately $16.1, which amount represented the cost to TransTexas of the interest sold. In September 1996, TransTexas purchased these and other oil and gas leasehold interests in the Lodgepole area from TDOC for approximately $20.0 million. TransTexas believes that the combination of these interests, together with TransTexas' other interests in the Lodgepole area, will produce a more marketable property package. The purchase price was $3.9 million greater than TDOC's basis in the properties.

      In September 1995, TransTexas made advances to TransAmerican in the aggregate amount of $4.7 million. In October 1995, TransAmerican repaid the full amount of these advances with interest at an annualized rate of 13%.

      In October 1995, Mr. Stanley guaranteed TransTexas' $40 million line of credit with BNY Financial Corporation.

      As of January 1996, TransTexas and TransTexas Exploration Corporation, a wholly owned subsidiary of TransTexas ("TTEX"), entered into a Drilling Program, as defined in the TransTexas Senior Secured Notes Indenture. Pursuant to the Drilling Program, TTEX received a portion of revenues, in the form of a production payment, from certain of TransTexas' wells. The production payment was transferred in consideration of a note payable in the amount of $23.7 million issued by TTEX. In July 1996, TTEX transferred this production payment to TransTexas in the form of a dividend, and TransTexas forgave the $13.2 million remaining balance of the note payable.

      Since July 1996, TTEX has made advances to TransAmerican pursuant to the terms of a $25 million promissory note due July 31, 1998 that bears interest, payable quarterly, at 15% per annum. This note was repaid on June 13, 1997.

      During 1995, TransAmerican acquired an office building which it subsequently sold to TransTexas in February 1996 for $4 million. In February 1996, TransAmerican advanced $4 million of the proceeds from this sale to TARC for working capital.

      In order to facilitate the settlement of certain litigation in May 1996, TransTexas advanced to TransAmerican $16.4 million of the settlement amount in exchange for a note receivable. All amounts outstanding under this note were repaid on June 13, 1997.

      In September 1996, TransTexas and TransAmerican entered into an agreement pursuant to which TransTexas obtained an $11.5 million dollar-denominated production payment, subsequently increased to $19 million, bearing interest at 17% per annum, burdening certain oil and gas interests owned by TransAmerican as a source of repayment for certain of the receivables from TransAmerican discussed above. At January 31, 1997, $59 million of remaining related-party receivables has been recorded as a contra-stockholder equity account due to uncertainties regarding the repayment terms for such receivables. TransTexas has agreed to defer any interest payments due from TransAmerican until 1998. On January 31, 1997, TransAmerican conveyed at historical cost certain oil and gas properties to TransTexas for a purchase price of $31.6 million. A portion of the purchase price was used to offset obligations under the September 1996 production payment.

      TransTexas has made various advances to TransAmerican in an aggregate amount of approximately $7 million for lease purchases and other corporate expenses. This amount was repaid on June 13, 1997.

      In January 1997, an affiliate of TransTexas contributed all of the outstanding common stock of Signal Capital Holdings Corporation ("SCHC"), with a book value of $6 million, to TransTexas. In the same month, TransTexas contributed the stock of SCHC to TTC. Also in January 1997, TransTexas contributed substantially all of its Lobo Trend properties to TTC.

      Certain refinery assets held by TransAmerican or its subsidiaries, including the real property on which TARC's refinery is located, were transferred to TARC in fiscal 1994 at TransAmerican's net book value of approximately $25 million.

      In July 1994, JRS Ventures, Inc. ("JRS"), owned by John R. Stanley, conveyed to TARC a portion of the real property on which TARC's refinery is located. TARC paid JRS $25,000 in October 1997, which is the amount for which JRS purchased the land in August 1993 from Lynn (as defined).

      A former affiliate of TransAmerican owed $205,000 to Lynn Petroleum Storage and Transport Co., Inc. ("Lynn"), a company owned by Mr. Stanley's children. This liability was assumed by TARC in conjunction with the transfer of refinery assets described above. In May 1995, TARC paid this obligation and an obligation arising from the purchase of a cryogenic gas processing unit and butane tanks from Lynn at Lynn's undepreciated book value of such assets of $492,200. TARC believes that the purchase price for the cryogenic gas processing unit is fair and reasonable to TARC and on terms no less favorable than could be obtained from an unrelated third party.

      Pursuant to the stock transfer agreement (the "Stock Transfer Agreement") among TransAmerican, the Company and TARC, TransAmerican contributed to the capital of the Company (the "Stock Transfer") (i) all of the outstanding capital stock of TARC, and (ii) 55 million shares of common stock of TransTexas; and the Company then contributed 15 million of these shares of TransTexas common stock to TARC.

      Prior to the sale of the TARC Notes, TARC participated in TransAmerican's centralized cash management program. Funds required by TARC for daily operations and capital expenditures were advanced by TransAmerican. In October 1994, TransAmerican sold 5.25 million shares of TransAmerican common stock. TransAmerican advanced approximately $50 million of the proceeds from these stock sales to TARC, of which approximately $20 million was used by TARC to repay a portion of the intercompany debt owed to TransAmerican, and the remaining $30 million of the net proceeds was used for working capital and general corporate purposes. TARC used approximately $30 million of the net proceeds of the sale of the TARC Notes to repay additional intercompany debt to TransAmerican. TransAmerican contributed to the capital of TARC (through TEC) all but $10 million of the remainder of TARC's intercompany debt owed to TransAmerican. In April 1995, TARC repaid the remaining $10 million of intercompany indebtedness owed to TransAmerican. In August 1995, TARC received an advance of $3 million from TransTexas which TARC used to settle its remaining portion of certain litigation. In September 1995, TARC received an advance of $1.7 million from TransAmerican which TARC used to purchase feedstock. In October 1995, TARC repaid these advances without interest. Additionally in October 1995, TARC received an advance of approximately $4 million from TransAmerican for working capital which it repaid in June 1997.

      Southeast Contractors provides construction personnel to TARC in connection with TARC's expansion and construction program. These construction workers are temporary employees, and the number and composition of the workforce will vary throughout TARC's expansion and construction program. Southeast Contractors charges TARC for the direct costs it incurs (which consist solely of employee payroll and benefits) plus administrative costs and fees of up to $2.2 million per year. Total labor costs charged by Southeast Contractors for the six months ended July 31, 1997 and 1996 were $9.7 million and $4.4 million, respectively, of which $2.4 million and $1.8 million was payable at July 31, 1997, respectively.

      TransTexas sells natural gas to TARC under an interruptible long-term sales contract. Revenues from TARC under this contract totaled approximately $0.3 million and $1.5 million for the six months ended July 31, 1997 and 1996, respectively. The receivable from TARC for natural gas sales totaled approximately $3.0 million at July 31, 1997.

      In September 1995, TARC received an advance of $1 million from TransTexas which TARC used to purchase feedstock. This advance was repaid by TARC without interest. In December 1995, TARC advanced $1 million to TransTexas. This advance was repaid to TARC with interest in December 1995.

      In July 1996, TARC executed a promissory note to TransAmerican for up to $25 million. The note bore interest at a rate of 15% per annum, payable quarterly beginning October 31, 1996. On November 1, 1996, TARC executed an additional $25 million promissory note to TransAmerican which bore interest at 15% per annum, payable quarterly beginning December 31, 1996 (together with the first promissory note, the "TransAmerican Notes"). In February 1997, the November 1996 promissory note was replaced with a $50 million note bearing interest at an annual rate of 15%. TransAmerican waived any default occurring as a result of TARC's failure to make the scheduled interest payment provided for in the notes. All amounts outstanding under the TransAmerican Notes were repaid on June 13, 1997.

     In July 1997, TEC advanced $5 million to TARC. TEC advanced an additional $41 million in September 1997. All of the advances will be governed by the terms of a promissory note due June 14, 2002 bearing interest at a rate that, when added to the interest paid by TransTexas on the TransTexas Intercompany Loan, will equal the amount of interest payable on the Notes.

     TransAmerican, its existing subsidiaries, including TARC, TEC and TransTexas, entered into a tax allocation agreement (the "Tax Allocation Agreement"), the general terms of which require TransAmerican and all of its subsidiaries to file federal income tax returns as members of a consolidated group to the extent permitted by law. Filing on a consolidated basis allows income and tax of one member to be offset by losses and credits of another and allows deferral of certain intercompany gains; however, each member is severally liable for the consolidated federal income tax liability of the consolidated group.

     The Tax Allocation Agreement requires each of TransAmerican's subsidiaries to pay to TransAmerican each year its allocable share of the federal income tax liabilities of the consolidated group ("Allocable Share"). The Tax Allocation Agreement provides for a reallocation of the group's consolidated federal income tax liabilities among the members if the IRS or the courts ultimately re-determine the group's regular tax or alternative minimum tax liability. In the event of an IRS audit or examination, the Tax Allocation Agreement generally gives TransAmerican the authority to compromise or settle disputes and to control litigation, subject to the approval of TARC, TEC or TransTexas, as the case may be, where such compromise or settlement affects the determination of the separate tax liability of that company.

     Under the Tax Allocation Agreement, each subsidiary's Allocable Share for each tax year will generally equal the amount of federal income tax it would have owed had it filed a separate federal income tax return for each year except that each subsidiary will be able to utilize net operating losses and credits of TransAmerican and the other members of the consolidated group effectively to defer payment of tax liabilities that it would have otherwise owed had it filed a separate federal income tax return. Each subsidiary will essentially pay the deferred taxes at the time TransAmerican (or the member whose losses or credits are utilized by such subsidiary) begins generating taxable income or tax. This will have the effect of deferring a portion of such subsidiary's tax liability to future years. The parties to the Tax Allocation Agreement amended such agreement in connection with the Lobo Sale to include additional affiliates as parties, and further amended the Tax Allocation Agreement, in connection with the Transactions, to allocate to TransAmerican, as among the parties, any tax liability associated with the Lobo Sale.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

       The following discussion sets forth the anticipated material United States federal income tax consequences of the exchange of Outstanding Notes for Exchange Notes issued pursuant to the Exchange Offer. This discussion is based upon the Code, its legislative history, existing and proposed regulations thereunder, published rulings and court decisions, all as in effect and existing on the date hereof and all of which are subject to change at any time, which change may be retroactive. This discussion applies only to those persons who purchased their Outstanding Notes from the Initial Purchaser and hold the Notes as capital assets and does not address the tax consequences to taxpayers who are subject to special rules (such as financial institutions, tax-exempt organizations and insurance companies) or aspects of federal income taxation that may be relevant to a prospective investor based upon such investor's particular tax situation. Accordingly, holders of the Outstanding Notes should consult their tax advisors with respect to the particular consequences to them of the acquisition, ownership and disposition of the Exchange Notes including the applicability of any state, local or foreign tax laws to which they may be subject as well as with respect to the possible effects of changes in federal and other tax laws.

ISSUANCE OF EXCHANGE NOTES

       The issuance of the Exchange Notes to Holders of the Outstanding Notes pursuant to the terms set forth in this Prospectus should not constitute a recognition event for federal income tax purposes. Consequently, no gain or loss should be recognized by Holders of the Outstanding Notes upon receipt of the Exchange Notes. For purposes of determining gain or loss upon the subsequent sale or exchange of the Exchange Notes, a Holder's basis in the Exchange Notes should be the same as such Holder's basis in the Outstanding Notes exchanged therefor. Holders should be considered to have held the Exchange Notes from the time of their original acquisition of the Outstanding Notes.

       Treasury regulations relating to the tax treatment of debt instruments with original discount contain provisions for determining the yield and maturity of debt instruments having one or more contingencies that could result in the acceleration or deferral of amounts due under the debt (including optional redemption). The Company will follow the general rule of these provisions, which is to ignore contingencies, as it is more likely than not that payments will be made under the Exchange Notes under the stated payment schedule, and thus plans to accrue and report interest on the Exchange Notes under the stated payment schedule.

       A holder who does not tender his Outstanding Notes will not recognize any gain or loss for United States Federal income tax purposes from the Exchange Offer.

TAXATION OF THE NOTES

       ORIGINAL ISSUE DISCOUNT. During the period that a holder owns a Senior Secured Discount Exchange Note, the holder will be required to include OID in income as if such holder continued to own the Outstanding Senior Secured Discount Note that was exchanged therefor. Because the Outstanding Senior Secured Discount Notes were issued at a discount from their "stated redemption price at maturity," the Senior Secured Discount Notes had OID for federal income tax purposes. No OID exists with respect to the Senior Secured Notes and, thus, the Senior Secured Exchange Notes will not be issued with OID. The amount of OID attributable to each Outstanding Senior Secured Discount Note equals the excess of the "stated redemption price at maturity" over its "issue price." The issue price of the Outstanding Senior Secured Discount Notes was the first price at which a substantial amount of such notes were initially sold. The stated redemption price at maturity of an Outstanding Senior Secured Discount Note is the sum of all payments to be made on such Outstanding Senior Secured Discount Note, including the amount of all stated interest payments. Although the Outstanding Senior Secured Discount Notes do not provide for the payment of interest in cash until 1999, a holder of an Outstanding Senior Secured Discount Note will be required to include OID in gross income in advance of the receipt of cash attributable to such income during the initial approximate two-year period during which the Outstanding Senior Secured Discount Notes are outstanding. The amount and timing of such OID during this period should correspond to the increase in the Accreted Value of the Outstanding Senior Secured Discount Note, which is based on the semi-annual interest rate of 13% per annum. Subsequent to the initial approximate two-year period of the

Outstanding Senior Secured Discount Notes, the amount of OID required to be included by the holder of an Outstanding Senior Secured Discount Note should be equal to the amount of scheduled interest payments received. Outstanding Senior Secured Discount Notes issued in certificated form contain a legend that sets forth various information concerning OID.

       More specifically, a holder of an Outstanding Senior Secured Discount Note with OID must include in gross income for federal income tax purposes the sum of the daily portions of OID with respect to the Outstanding Senior Secured Discount Note for each day during the taxable year or portion of a taxable year on which such holder holds the Outstanding Senior Secured Discount Note (such sum, "Accrued OID"). The daily portion is determined by allocating to each day of any accrual period within a taxable year a pro rata portion of an amount equal to the adjusted issue price of the Outstanding Senior Secured Discount Note at the beginning of the accrual period multiplied by the yield to maturity of the Outstanding Senior Secured Discount Note. For purposes of computing OID, the Company will use six-month accrual periods that end on the days in the calendar year corresponding to the maturity date of the Outstanding Senior Secured Discount Notes and the date six months prior to such maturity date, with the possible exception of the initial accrual period for the Outstanding Senior Secured Discount Notes. The adjusted issue price of an Outstanding Senior Secured Discount Note at the beginning of any accrual period is the issue price of the Outstanding Senior Secured Discount Note increased by the Accrued OID for all prior accrual periods (less all payments of stated principal and interest made on the Outstanding Senior Secured Discount Notes).

       DISPOSITION OF EXCHANGE NOTES. Generally, any sale, redemption or other disposition of Exchange Notes will result in taxable gain or loss equal to the difference between (i) the amount of cash and the fair market value of other property received and (ii) the holder's adjusted tax basis in the Exchange Note. In the case of a holder who purchased an Outstanding Note from the Initial Purchaser, the adjusted tax basis of an Exchange Note will initially equal the purchase price of the Outstanding Note and in the case of a Senior Secured Discount Exchange Note will be increased by any Accrued OID includable in such holder's gross income and decreased by all payments (including stated principal and interest) received by such holder on the Exchange Note. Any gain or loss upon a sale or other disposition of an Exchange Note will generally be capital gain or loss, which will be long-term if the Exchange Note has been held by the holder for more than eighteen months.

       SUBSEQUENT PURCHASERS. The foregoing does not discuss special rules which may affect the treatment of purchasers that acquire Exchange Notes other than from a seller who did not initially acquire an Outstanding Note from the Initial Purchaser, including those provisions of the Code relating to the treatment of "market discount," "acquisition premium" and "amortizable bond premium." For example, the market discount provisions of the Code may require a subsequent purchaser of an Exchange Note at a market discount to treat all or a portion of any gain recognized upon sale or other disposition of the Exchange Notes as ordinary income and to defer a portion of any interest expense that would otherwise be deductible on any indebtedness incurred or maintained to purchase or carry such Exchange Notes until the holder disposes of the Exchange Notes in a taxable transaction.

       FOREIGN HOLDERS. The following discussion is a summary of certain United States federal income tax consequences to a Foreign Person that holds an Exchange Note. The term "Foreign Person" means a nonresident alien individual or foreign corporation, but only if the income or gain on the Exchange Note is not "effectively connected with the conduct of a trade or business within the United States." If the income or gain on the Exchange Note is "effectively connected with the conduct of a trade or business within the United States," then the nonresident alien individual or foreign corporation will be subject to tax on such income or gain in essentially the same manner as a United States citizen or resident or a domestic corporation, as discussed above, and in the case of a foreign corporation, may also be subject to the branch profits tax.

       Under the "portfolio interest" exception to the general rules for the withholding of tax on interest and original issue discount paid to a Foreign Person, a Foreign Person will not be subject to United States tax (or to withholding) on interest or original issue discount on an Exchange Note, provided that (i) the Foreign Person does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote and is not a controlled foreign corporation with respect to the United States that is related to the Company through stock ownership, and (ii) the Company, its paying agent or the person who would otherwise be required to withhold tax receives either (A) a statement (an "Owner's Statement") signed under penalties of perjury by the beneficial owner of the Exchange Note in which the owner certifies that the owner is not a United States person and which provides the owner's name and address, or (B) a statement signed under penalties of perjury by the Financial Institution holding the Exchange Note on behalf of the beneficial owner, together with a copy of the Owner's Statement. The term "Financial Institution" means a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business and that holds an Exchange Note on behalf of the owner of the Exchange Note. A Foreign Person who does not qualify for the "portfolio interest" exception would, under current law, generally be subject to United States withholding tax at a flat rate of 30% (or a lower applicable treaty rate) on interest payments and payments (including redemption proceeds) attributable to original issue discount on the Exchange Notes.

       In general, gain recognized by a Foreign Person upon the redemption, sale or exchange of an Exchange Note (including any gain representing accrued market discount) will not be subject to United States tax. However, a Foreign Person may be subject to United States tax at a flat rate of 30% (unless exempt by applicable treaty) on any such gain if the Foreign Person is an individual present in the United States for 183 days or more during the taxable year in which the Exchange Note is redeemed, sold or exchanged, and certain other requirements are met.

BACKUP WITHHOLDING

       A holder may be subject, under certain circumstances, to backup withholding at a 31% rate with respect to payments received with respect to the Exchange Notes. This withholding generally applies only if the holder (i) fails to furnish his or her social security or other taxpayer identification number ("TIN"), (ii) furnishes an incorrect TIN, (iii) is notified by the IRS that he or she has failed to report properly payments of interest and dividends and the IRS has notified the Company that he or she is subject to backup withholding or
(iv) fails, under certain circumstances, to provide a certified statement, signed under penalty of perjury, that the TIN provided is his or her correct number and that he or she is not subject to backup withholding. Any amount withheld from a payment to a holder under the backup withholding rules is allowable as a credit against such holder's federal income tax liability, provided that the required information is furnished to the IRS. Certain holders (including, among others, corporations and foreign individuals who comply with certain certification requirements described above under "Foreign Holders") are not subject to backup withholding. Holders should consult their tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining such an exemption.


                          CERTAIN LEGAL CONSIDERATIONS

CANCELLATION OF DEBT ISSUES

       Part of the refinancing of TransAmerican's debt in 1993 involved the cancellation of approximately $65.9 million of accrued interest and of a contingent liability for interest of $102 million owed by TransAmerican. TransAmerican has taken the federal tax position that the entire amount of this debt cancellation is excluded from its income under the COD Exclusion. TransAmerican has reduced its tax attributes (including its net operating loss and credit carryforwards) as a consequence of the COD Exclusion. Although TransTexas believes that there is substantial legal authority to support the position that the COD Exclusion applies to the cancellation of TransAmerican's indebtedness due to factual and legal uncertainties, there can be no assurance that the IRS will not challenge this position, or that any such challenge would not be upheld. Under the Tax Allocation Agreement, TransTexas has agreed to pay an amount equal to any federal tax liability (which would be approximately $25.4 million) attributable to the inapplicability of the COD Exclusion. Any such tax would be offset in future years by alternative minimum tax credits and retained loss and credit carryforwards to the extent recoverable from TransAmerican. The IRS has commenced an audit of the consolidated federal income tax returns of the TNGC Consolidated Group for its taxable years ended July 31, 1994, and July 31, 1995. Because the audit is in its initial stages, it is not possible to predict the scope of the IRS' review and whether any tax deficiencies will be proposed by the IRS as a result of its review.

RECOGNITION OF GAIN AND DEDUCTION OF COSTS

       If a transfer or other disposition occurs of an amount of TransTexas common stock that results in the members of the TNGC Consolidated Group (excluding TransTexas) in the aggregate owning less than 80% of the voting power and 80% of the stock value of TransTexas, then a Deconsolidation of TransTexas would occur. Upon a Deconsolidation of TransTexas, members of the TNGC Consolidated Group that own TransTexas common stock could incur a substantial amount of federal income tax liability. If such Deconsolidation occurred during the fiscal year ending January 31, 1998, the aggregate amount of this tax liability is estimated to be between $50 million and $100 million, assuming no reduction for tax attributes of the TNGC Consolidated Group. However, such tax liability generally would be substantially reduced or eliminated in the event that the IRS successfully challenged TransTexas' position on the Lobo Sale. If TARC were no longer a member of the TNGC Consolidated Group, TransTexas would also no longer be a member of the TNGC Consolidated Group based on the Company's anticipated level of ownership of TransTexas stock. Further, if a spin-off of TTXD occurs and is a taxable event, TransTexas would recognize a significant deferred gain, which TransTexas would include in income upon a Deconsolidation of TransTexas or upon a disposition outside the TNGC Consolidated Group of the TTXD stock that initially was distributed to group members, and the tax liability resulting from a Deconsolidation of TransTexas of TNGC Consolidated Group members also would be increased. Moreover, a distribution of TransTexas common stock by TARC would create gain to TARC that would not be taken into income until either a Deconsolidation of TARC or upon a disposition of the distributed common stock outside of the TNGC Consolidated Group.

       Likewise, if TransAmerican, the Company or TARC sells or otherwise disposes of stock of TransTexas outside of the TNGC Consolidated Group, the selling corporation will recognize gain (which would not be deferred under the consolidated return regulations) equal to the excess (if any) of the fair market value of the TransTexas stock disposed of over the seller's basis (if any) in such stock. It is possible that any shares of TransTexas stock sold by the TNGC Consolidated Group will have no basis.

       The Tax Allocation Agreement has been revised to require TNGC, TransAmerican, the Company, TransTexas and TARC to file federal income tax returns as members of the TNGC Consolidated Group. Corporations that are members of a federal consolidated group are generally severally liable for the federal tax of the entire group.

       TransTexas and TARC intend to deduct currently the excess of the price paid to redeem the TransTexas Senior Secured Notes and the TARC Discount Notes, respectively, over the principal amount and the accreted amount (as applicable) of such notes as redemption premium. If the IRS were to argue successfully that, taking into account the issuance of the Outstanding Senior Secured Discount Notes and the Outstanding Senior Secured Notes, the redemption of the TransTexas Senior Secured Notes and the TARC Discount Notes should be treated as a debt for debt exchange, it is possible that TransTexas and TARC would be required to amortize and deduct the applicable redemption premiums ratably over the terms of the Outstanding Notes. Moreover, deductibility of the redemption premiums may be subject to other limitations. TEC believes, however, that the redemption of the TransTexas Senior Secured Notes and the TARC Discount Notes should be treated as a cash redemption rather than a debt for debt exchange and that the redemption premiums constitute deductible interest, thereby entitling TransTexas and TARC to deduct the redemption premium in the year the redemption occurs.

STATE TAX

       Under the Tax Allocation Agreement, TransTexas is required to pay Texas franchise tax (which is estimated not to exceed $11.4 million) attributable to prior year transactions. TransTexas paid approximately $5.4 million of such tax as of the closing date of the Lobo Sale and will pay a substantial amount of the remaining tax within the ensuing twelve-month period.

                      DESCRIPTION OF EXISTING INDEBTEDNESS

TRANSTEXAS

       TRANSTEXAS SUBORDINATED NOTES. TransTexas has outstanding approximately $116 million in principal amount of TransTexas Subordinated Notes. TransTexas has filed a registration statement to register the exchange of the TransTexas Subordinated Notes for subordinated notes with terms substantially identical to the TransTexas Subordinated Notes. The TransTexas Subordinated Notes bear cash interest at the rate of 13 3/4% per annum, payable semi-annually in arrears on June 30 and December 31 of each year, commencing December 31, 1997. Upon the occurrence of a TTXD Spinoff (as defined in the Indenture) through a pro rata distribution or dividend to TransTexas' common stockholders, the interest rate on the TransTexas Subordinated Notes would increase to 14 1/8% and TransTexas will issue to each holder of TransTexas Subordinated Notes in principal amount equal to 1 1/2% of the aggregate principal amount of TransTexas Subordinated Notes held by such holder. The Subordinated Notes Indenture contains restrictive covenants including, among others, limitations on incurring additional debt, asset sales, dividends and transactions with affiliates.

       TRANSTEXAS RECEIVABLES FACILITY. TransTexas and BNY Financial Corporation are parties to an Amended and Restated Accounts Receivable Management and Security Agreement (the "BNY Facility"), dated as of October 31, 1995 and amended in December 1996. In connection with the Lobo Sale, the TEC Notes Offering and the Transactions, TransTexas and BNY entered into a waiver of the BNY Facility, pursuant to which advances under the BNY Facility are made at the sole discretion of the lender and the lender may require repayment of principal and interest at any time. As of July 31, 1997, outstanding advances under the BNY Facility totaled approximately $6.2 million. Interest accrues on advances at the rate of (i) the higher of (a) the prime rate of The Bank of New York or (b) the Federal Funds Rate plus 1/2 of 1% plus (ii) 1/2 of 1%. Obligations under the BNY Facility are secured by liens on TransTexas' receivables and inventory. TransTexas is currently negotiating an amendment and restatement of the BNY Facility.

TARC

       TARC NOTES. As of July 31, 1997, TARC has outstanding $15.7 million in aggregate carrying value of the TARC Notes. Cash interest does not accrue on the TARC Discount Notes prior to February 15, 1998. Commencing August 15, 1998, cash interest on the TARC Discount Notes is payable semi-annually on February 15 and August 15 at a rate of 18 1/2% per annum, subject to adjustment. The TARC Mortgage Notes bear interest at the rate of 16 1/2% per annum, subject to adjustment, payable semi-annually on February 15 and August 15. Upon payment in full in cash of the interest payment due on August 15, 1998, in respect of the TARC Discount Notes, the TARC Discount Notes and the TARC Mortgage Notes will thereafter bear interest at the respective rates per annum set forth above less 50 basis points. The TARC Notes will mature on February 15, 2002. The TARC Notes Indenture contains restrictive covenants, including limitations on TARC's ability to transfer or sell assets or consummate a merger, consolidation or sale of all or substantially all of its assets.

                       DESCRIPTION OF THE EXCHANGE NOTES

       The Exchange Notes will be issued as a separate series of notes pursuant to an indenture, dated as of June 13, 1997 (the "Indenture" or "TEC Notes Indenture"), by and between the Company and Firstar Bank of Minnesota, N.A., as trustee (the "Trustee"). The Exchange Notes are substantially identical (including principal amount, interest rate, maturity and redemption rights) to the Outstanding Notes for which they may be exchanged pursuant to this offer, except for certain transfer restrictions and registration rights relating the Outstanding Notes and except for certain interest provisions relating to such rights. Under the terms of the Indenture, the covenants and events of default will apply equally to the Exchange Notes and the Outstanding Notes, and the Exchange Notes and the Outstanding Notes will be treated as one class for all actions to be taken by the holders thereof and for determining their respective rights under the Indenture. References to the Notes include the Exchanges Notes and the Outstanding Notes unless the context otherwise requires. The terms of the Indenture are also governed by certain provisions contained in the Trust Indenture Act of 1939, as amended. The following summaries of certain provisions of the Indenture, the Disbursement Agreement (as defined) and the Security Documents (as defined) are summaries only, do not purport to be complete, and are qualified in their entirety by reference to all of the provisions of the Indenture, the Disbursement Agreement or the Security Documents, as applicable. A copy of the Indenture, Disbursement Agreement and Security Documents have been filed as exhibits to the Registration Statement of which this Prospectus is a part. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Indenture. References to the "Company" as used in this "Description of the Notes" are to TransAmerican Energy Corporation.

GENERAL

       The Notes are senior secured obligations of the Company and will rank pari passu in right of payment to any future senior indebtedness and are senior in right of payment to any subordinated indebtedness of the Company. The Notes will be issued only in fully registered form, without coupons, in denominations of $1,000 and integral multiples thereof.

       The Notes will mature on June 15, 2002. The Senior Secured Exchange Notes will bear interest at the rate of 11 1/2% per annum from the date of issuance of the Outstanding Senior Secured Notes or from the most recent Interest Payment Date to which interest has been paid or provided for, payable semi-annually in cash in arrears on June 15 and December 15 of each year, commencing December 15, 1997, to the persons in whose names such Senior Secured Exchange Notes are registered at the close of business on the June 1 or December 1 preceding such Interest Payment Date. The Outstanding Senior Secured Discount Notes were issued at a substantial discount from their principal amount. The Senior Secured Discount Notes will accrete from the date of their original issuance (June 13, 1997 for the Outstanding Senior Secured Discount Notes and the Exchange Date for the Senior Secured Discount Exchanges Notes) until June 15, 1999. On their issue date, the Senior Secured Discount Exchange Notes will have the same Accreted Value per $1,000 face amount as the Outstanding Senior Secured Discount Notes on such date. After June 15, 1999 the Senior Secured Discount Notes will bear cash interest at the rate of 13% per annum, payable semi-annually on June 15 and December 15 of each year, commencing December 15, 1999, to the persons in whose names such Senior Secured Discount Notes are registered at the close of business on the June 1 or December 1 preceding such Interest Payment Date. Interest on the Notes will be paid on the basis of a 360-day year consisting of twelve 30-day months.

       Principal of, premium, if any, and interest on the Notes will be payable, and the Notes may be presented for registration of transfer or exchange, at the office or agency of the Company maintained for such purpose in New York, New York, and such other office or agency of the Company as may be maintained for such purpose. At the option of the Company, payment of interest may be made by check mailed to the Holders of the Notes at the addresses set forth upon the registry books of the Company. No service charge will be made for any registration of transfer or exchange of the Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Until otherwise designated by the Company, the Company's office or agency will be the principal corporate trust office of the Indenture Trustee presently located in New York, New York.

       The Company's operations are, or are expected to be, conducted through TransTexas, TARC and TTXD. Any right of the Company to receive assets of TransTexas, TARC, TTXD or any of their Subsidiaries upon their liquidation or recapitalization (and the consequent right of holders of the Notes to participate in those assets) will be subordinate to the claims of creditors of TransTexas, TARC, TTXD or any of their Subsidiaries, as applicable, except to the extent that the Company is itself recognized as a creditor of such entity. The ability of the Company to pay principal of and interest on the Notes is dependent upon the earnings of TransTexas, TARC, TTXD and their Subsidiaries and the distribution of those earnings to the Company, the payment of obligations under the TransTexas Intercompany Loan and the TARC Intercompany Loan or upon loans or advances made by TransTexas, TARC, TTXD or any of their Subsidiaries to the Company or by sale of the stock of the Company's Subsidiaries. See "Risk Factors -- General Risk Factors -- Holding Company Structure."

DISBURSEMENT OF FUNDS; DISBURSEMENT ACCOUNTS

       Pursuant to a disbursement agreement (the "Disbursement Agreement") among TARC, the Company, Firstar Bank of Minnesota, N.A., as disbursement agent (the "Disbursement Agent"), the Trustee and Baker & O'Brien, Inc., as construction supervisor (the "Construction Supervisor"), approximately $284 million from the Transactions was or will be placed in an account (the "TARC Disbursement Account"), to be held and invested by the Disbursement Agent until satisfaction of the disbursement conditions set forth in the Disbursement Agreement. In addition, TARC deposited the unused portion of funds allocated to the repurchase of the TARC Notes (the "TARC Note Funds") in the TARC Disbursement Account. Pursuant to the Disbursement Agreement, the Company also will deposit approximately $226 million in an account (the "TEC Disbursement Account" and together with the TARC Disbursement Account, the "Disbursement Accounts"). The Disbursement Agent will invest the assets of the Disbursement Accounts in cash or Cash Equivalents (as defined) as specifically directed in writing by the Company. Interest income, if any, earned on the invested proceeds will be added to the balance of the Disbursement Accounts. The Disbursement Agent will disburse funds from the Disbursement Accounts only upon satisfaction of the disbursement conditions set forth in the Disbursement Agreement. All funds in the TARC Disbursement Account and the TEC Disbursement Account will be pledged as security for the repayment of the TARC Intercompany Loan and the Notes, respectively.

       Baker & O'Brien is a professional consulting firm serving the energy, chemical, and related industries. Although Baker & O'Brien has performed and is currently performing consulting services for TARC and affiliates of TARC, it is an independent consultant and has no affiliation with TARC. Baker & O'Brien was retained by the Initial Purchaser to provide an independent review of the plans of TARC to reactivate and upgrade its petroleum refinery.

       The Disbursement Agent will make disbursements out of the Disbursement Accounts in accordance with a budget prepared by TARC and approved by the Construction Supervisor. The budget consists of an itemized schedule setting forth the additional expenditures estimated to be incurred in connection with the Capital Improvement Program. TARC may reallocate expenditures to line items within Phase I or line items within Phase II or may reallocate from Phase II to Phase I but may not reallocate expenditures budgeted for Phase I to Phase II until Phase I is completed.

       Under the Disbursement Agreement, the Construction Supervisor is responsible for review and approval of TARC's plans and specifications and budget for the Capital Improvement Program. In addition, the Construction Supervisor is required to review each request by TARC for a disbursement from the Disbursement Accounts. No disbursements may be made from either Disbursement Account to fund the Capital Improvement Program unless the Construction Supervisor determines (i) that the disbursement has been requested to pay for expenses that are in accordance with the plans and specifications approved by the Construction Supervisor, pursuant to the terms of the budget, and (ii) that transactions for which a disbursement has been requested were made on an arm's length basis or on a basis at least as favorable to TARC as could have been obtained on an arm's length basis, as represented by TARC. No disbursements may be made from either Disbursement Account for purposes other than the Capital Improvement Program other than (i) up to $1.5 million per month (except for December 1997, in which disbursements may be up to $4.5 million) to fund administrative costs and certain taxes and insurance payments, not in excess of $25.5 million in the aggregate; provided, that if less than $1.5 million is spent in any month (or less than $4.5 million is spent in December 1997) the amounts which may be disbursed in one or more subsequent months will be increased by the amount of such difference, (ii) up to $50 million for feedstock upon certification by the Construction Supervisor of the Mechanical Completion of the Delayed Coking Unit and associated facilities,
(iii) the TARC Note Funds to redeem or otherwise retire the TARC Notes and (iv) up to $7.0 million for outstanding accounts payable. In addition, interest income from the Disbursement Accounts may be used for the Capital Improvement Program or disbursed to fund administrative and other costs of TARC or the Company including, without limitation, costs incurred pursuant to the Services Agreement.

       Pursuant to a disbursement agreement (the "TransTexas Disbursement Agreement") among TransTexas, the Company and Firstar Bank of Minnesota, N.A., as disbursement agent (the "TransTexas Disbursement Agent"), approximately $399 million was placed in an account (the "TransTexas Disbursement Account"), to be held and invested by the TransTexas Disbursement Agent for use by TransTexas solely to make share repurchases pursuant to the TransTexas Share Repurchase Program. Any funds remaining in the TransTexas Disbursement Account after the Phase II Completion Date may be used by TransTexas for general corporate purposes. The TransTexas Disbursement Agent will invest the assets of the TransTexas Disbursement Account in cash or Cash Equivalents (as defined) as specifically directed in writing by TransTexas. Interest income, if any, earned on the invested proceeds will be added to the balance of the TransTexas Disbursement Account but may be disbursed to TransTexas at any time and used by TransTexas for general corporate purposes. The TransTexas Disbursement Agent will disburse funds from the TransTexas Disbursement Account only upon satisfaction of the disbursement conditions set forth in the TransTexas Disbursement Agreement. As of September 15, 1997, approximately $262.4 million had been disbursed from the TransTexas Disbursement Account. All funds in the TransTexas Disbursement Account are pledged as security for the repayment of the TransTexas Intercompany Loan.

OPTIONAL REDEMPTION

       The Company will not have the right to redeem the Notes prior to June 15, 2000, except that prior to June 15, 2000, the Company may redeem, at its option, up to 35% of the aggregate principal amount of the Senior Secured Notes and up to 35% of the Value of the Senior Secured Discount Notes, in each case in cash at a redemption price equal to 111 1/2% of the principal amount of the Senior Secured Notes or 111 1/2% of the Accreted Value of the Senior Secured Discount Notes so redeemed, together with accrued and unpaid interest, if any, to the date of redemption, with the net proceeds of any Equity Offering by the Company. On or after June 15, 2000, the Company will have the right to redeem all or any part of the Notes in cash at the redemption prices (expressed as a percentage of the outstanding principal amount) set forth below for the year 2000 and thereafter, together with accrued and unpaid interest, if any, to the redemption date:

       If redeemed during the 12-month                             Redemption
       period beginning June 15,                                      Price
       --------------------------------                               -----
       2000  . . . . . . . . . . . . . . . . . . . . . . . . . . .  105.750%
       2001 and thereafter . . . . . . . . . . . . . . . . . . . .  100.000%

       In the case of a partial redemption, the Company may elect to redeem from either the Senior Secured Notes or the Senior Secured Discount Notes or a combination thereof, and the Indenture Trustee shall select the Notes to be redeemed from within the Senior Secured Notes or the Senior Secured Discount Notes pro rata or by lot or in such other manner as in its sole discretion it deems appropriate and fair. The Notes may be redeemed in part in multiples of $1,000 principal amount only.

       Notice of any redemption will be sent, by first class mail at least 15 days and not more than 60 days prior to the date fixed for redemption, to the Holder of each Note to be redeemed to such Holder's last address as then shown upon the registry books of the Registrar. Any notice which relates to a Note to be redeemed in part only must state the portion of the principal amount equal to the unredeemed portion thereof and must state that on and after the date fixed for redemption, upon surrender of such Note, a new Note, or Notes in a principal amount equal to the unredeemed portion thereof will be issued. The date fixed for redemption contained in any notice of redemption and the obligation of the Company to redeem any Notes upon such date may be subject to the satisfaction or waiver of conditions determined by the Company in its sole discretion. On and after the date fixed for redemption, unless the Company defaults on its payment obligations or any conditions contained in the notice of redemption are not satisfied or waived, interest will cease to accrue and/or the original issue discount will cease to accrete on the Notes or portions thereof called for redemption.

CERTAIN DEFINITIONS

       Set forth below is a summary of certain defined terms contained in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

       "Accounts Receivable Subsidiary" means a subsidiary of the Company designated as an Accounts Receivable Subsidiary for the purpose of financing the accounts receivable of TARC.

       "Accounts Receivable Subsidiary Notes" means the notes to be issued by the Accounts Receivable Subsidiary for the purchase of accounts receivable.

       "Accreted Value" of a Senior Secured Discount Note, with respect to each $1,000 principal amount of Senior Secured Discount Notes, is defined as of any Semi-Annual Accrual Date set forth below as the Accreted Value thereof set forth below and as of any other date as the Accreted Value set forth below for the immediately preceding Semi-Annual Accrual Date plus the Proportionate Amount to such date:

                                                            ACCRETED VALUE
                                                              (PER $1,000
                                                               PRINCIPAL
        SEMI-ANNUAL ACCRUAL DATE                                AMOUNT)
        ------------------------                                -------
        December 15, 1997 . . . . . . . . . . . . . .          $827.849
        June 15, 1998 . . . . . . . . . . . . . . . .           881.659
        December 15, 1998 . . . . . . . . . . . . . .           938.967
        June 15, 1999 and thereafter  . . . . . . . .          1,000.00

       The Accreted Value prior to the first Semi-Annual Accrual Date will be the sum of $776.779 and the Proportionate Amount. "Proportionate Amount," with respect to a Senior Secured Discount Note as of any date, is defined as an amount equal to the product of (i) the Accreted Value for the immediately following Semi-Annual Accrual Date less the Accreted Value for the immediately preceding Semi-Annual Accrual Date (or, with respect to the period before the first Semi-Annual Accrual Date, less $776.779) multiplied by (ii) a fraction, the numerator of which is the actual number of days elapsed from the immediately preceding Semi-Annual Accrual Date (or, with respect to the period before the first Semi-Annual Accrual Date, the Issue Date) to the date for which the Proportionate Amount is being determined and the denominator of which is the actual number of days from the date of the immediately preceding Semi-Annual Accrual Date to and including the immediately following Semi-Annual Accrual Date or the actual number of days from the Issue Date to the first Semi-Annual Accrual Date, as the case may be.

       "Additional Interest Accumulated Amount" shall have the meaning given to it in the covenant described herein under the heading "-- Additional Interest Excess Cash Offer."

       "Additional Interest Excess Cash" means the cash received by the Company from (i) the TARC Interest Increase and (ii) the TransTexas Interest Increase.

       "Additional Interest Excess Cash Acceptance Amount" shall have the meaning given to it in the covenant described herein under the heading "-- Additional Interest Excess Cash Offer."

       "Additional Interest Excess Cash Offer" shall have the meaning given to it in the covenant described herein under the heading "-- Additional Interest Excess Cash Offer."

       "Additional Interest Excess Cash Offer Amount" shall have the meaning given to it in the covenant described herein under the heading "-- Additional Interest Excess Cash Offer."

       "Additional Interest Excess Cash Offer Price" shall have the meaning given to it in the covenant described herein under the heading "-- Additional Interest Excess Cash Offer."

       "Additional Interest Excess Cash Purchase Date" shall have the meaning given to it in the covenant described herein under the heading "-- Additional Interest Cash Offer."

       "Additional Interest Final Put Date" shall have the meaning given to it in the covenant described herein under the heading "-- Additional Interest Excess Cash Offer."

       "Adjusted Consolidated Net Income" of any Person for any period means the net income (loss) of such Person and its consolidated Subsidiaries for such period, determined in accordance with GAAP, excluding (without duplication) (i) all extraordinary gains, (ii) the net income, if positive, of any other Person, other than a consolidated Subsidiary, in which such Person or any of its consolidated Subsidiaries has an interest, except to the extent of the amount of any dividends or distributions actually paid in cash to such Person or a consolidated Subsidiary of such Person during such period, (iii) the net income, if positive, of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition and (iv) the net income, if positive, of any Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to such Subsidiary.

       "Adjusted Consolidated Tangible Assets" means (without duplication), as of the date of determination, (A) the sum of (i) discounted future net cash flows from proved oil and gas reserves of the TransTexas Entities, calculated in accordance with SEC guidelines (before any state or federal income tax), as estimated in a Reserve Report as of a date no earlier than TransTexas' most recent fiscal year end (or, if such reserve report is unavailable, or if the date of determination is after the end of the first fiscal quarter of the most recent fiscal year of TransTexas, as estimated by TransTexas engineers on the same basis as of a date no earlier than the end of the most recent fiscal quarter, which estimates shall be confirmed in writing by a report by nationally recognized independent petroleum engineers in accordance with SEC guidelines in the event of a Material Change), (ii) the Net Working Capital of TransTexas on a date no earlier than the date of TransTexas' latest consolidated annual or quarterly financial statements and (iii) with respect to all other tangible assets (which are deemed to include mineral lease-hold interests) of the TransTexas Entities, the greater of (a) the net book value of such other tangible assets on a date no earlier than the date of TransTexas' latest consolidated annual or quarterly financial statements, and (b) the appraised value, as estimated by a qualified independent appraiser, of such other tangible assets, as of a date no earlier than the date that is three years prior to the date of determination (or such later date on which TransTexas shall have a reasonable basis to believe that there has occurred a material decrease in value since the determination of such appraised value), minus (B) minority interests and, to the extent not otherwise taken into account in determining Adjusted Consolidated Tangible Assets, any gas balancing liabilities of the TransTexas Entities. In addition to, but without duplication of the foregoing, for purposes of this definition, "Adjusted Consolidated Tangible Assets" shall be calculated after giving effect, on a pro forma basis, to (1) any Permitted Investment, to and including the date of the transaction giving rise to the need to calculate Adjusted Consolidated Tangible Assets (the "Assets Transaction Date"), in any other Person that, as a result of such investment, becomes a Subsidiary of TransTexas, (2) the acquisition, to and including the Assets Transaction Date (by merger, consolidation, or purchase of stock or assets), of any business or assets, including, without limitation, Permitted Investments, (3) any sales or other dispositions of assets (other than sales of Hydrocarbons or other mineral products in the ordinary course of business) occurring on or prior to the Assets Transaction Date and (4) the TTXD Spin-off if the TTXD Spin-off has occurred. For purposes of calculating the ratio of TransTexas' Adjusted Consolidated Tangible Assets to total consolidated Debt of the TransTexas Entities, Debt of a Subsidiary that is not a wholly owned Subsidiary of TransTexas (which Debt is non-recourse to TransTexas or any of its other Subsidiaries or any of their assets) shall be included only to the extent of TransTexas' pro rata ownership interest in such Subsidiary.

       "Adjusted Net Assets" of a Guarantor means the lesser of (a) the amount by which the Guarantor's property, at a fair valuation, exceeds the sum of its debts (including unliquidated or contingent debts), (b) the amount by which the present fair salable value of the Guarantor's assets exceeds the amount that will be required to pay its probable liability on its existing debts as they become absolute and matured, (c) the amount by which the Guarantor's assets exceed the maximum amount that would constitute unreasonably small capital for its business or (d) the amount by which the Guarantor's assets exceed the amount that such Guarantor should reasonably retain to pay its debts (including unliquidated or contingent debts) as they mature.





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
       "Asset Sale" means any direct or indirect conveyance, sale, transfer or other disposition (including through damage or destruction for which Insurance Proceeds are paid or by condemnation), in one transaction or a series of related transactions, of any of the properties, businesses or assets of the Company or any Subsidiary of the Company, whether owned on the Issue Date or thereafter acquired; provided, however, that "Asset Sale" shall not include (i) any disposition of property that is not Collateral, (ii) any pledge or disposition of assets (if such pledge or disposition would otherwise constitute an Asset Sale) to the extent and only to the extent that it results in the creation of a Permitted Lien (other than the creation of a Permitted Lien in connection with a Dollar-Denominated Production Payment that TransTexas or any of its Subsidiaries does not elect to treat as Debt or in connection with a Volumetric Production Payment, which in either case shall be treated as an Asset Sale hereunder; provided, however, that a contribution of a Dollar Denominated Production Payment to a Hedging Subsidiary shall not constitute an Asset Sale) or (iii) conveyances, sales, transfers or other dispositions in connection with a Drilling Program.

       "Attributable Debt" in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP or, in the event that such rate of interest is not reasonably determinable, discounted at the rate of interest borne by the Senior Secured Notes) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

       "Capital Expenditures" of a Person means expenditures (whether paid in cash or accrued as a liability) by such Person or any of its Subsidiaries that, in conformity with GAAP, are or would be included in "capital expenditures," "additions to property, plant, or equipment" or comparable items in the consolidated financial statements of such Person consistent with prior accounting practices.

       "Capital Expenditures Testing Quarter" means any fiscal quarter immediately following a Measurement Quarter in which Measurement Quarter the SEC PV10 of TransTexas (based on TransTexas' then most recent Reserve Report) is less than 90% of the Net Debt of TransTexas, measured as of the last day of such Measurement Quarter.

       "Capital Improvement Program" means the expansion and improvement program at TARC as described in this Prospectus under the heading "Business of TARC -- Capital Improvement Program" and including both Phase I and Phase II.

       "Capital Stock" means, with respect to any Person, any capital stock of such Person and shares, interests, participations, or other ownership interests (however designated) of such Person and any rights (other than debt securities convertible into corporate stock), warrants or options to purchase any of the foregoing, including without limitation, each class of common stock and preferred stock of such Person, if such Person is a corporation, and each general or limited partnership interest or other equity interest of such Person, if such Person is a partnership.

       "Capitalized Lease Obligation" means obligations under a lease that are required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of Debt represented by such obligations shall be the capitalized amount of such obligations, as determined in accordance with GAAP.

       "Cash Equivalents" means (a) United States dollars, (b) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition, (c) certificates of deposit with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year, and overnight bank deposits, in each case, with any Eligible Institution, (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (b) and (c) entered into with any Eligible Institution, (e) commercial paper rated "P-1," "A-1" or the equivalent thereof by Moody's Investors Service, Inc. or Standard & Poor's Corporation, Inc., respectively, and in each case maturing within one year after the date of acquisition, (f) shares of money market funds, including those of the Indenture Trustee, that invest solely in United States dollars and securities of the types described in clauses (a) through (e), (g) demand and time deposits and certificates of deposit with any commercial bank organized





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in the United States not meeting the qualifications specified in clause (c)
above or an Eligible Institution, provided that such deposits and certificates support bonds, letters of credit and other similar types of obligations incurred in the ordinary course of business, (h) deposits, including deposits denominated in foreign currency, with any Eligible Institution; provided that all such deposits do not exceed $10 million in the aggregate at any one time, and (i) demand or fully insured time deposits used in the ordinary course of business with commercial banks insured by the Federal Deposit Insurance Corporation.

       "CATOFIN(R) Unit" means certain real property currently owned by TARC as more specifically defined in the TARC Mortgage, together with all personal property of TARC now or hereinafter located on such real property but only to the extent that such property is part of a refining unit designed to produce propane and butane mono-olefins using the CATOFIN(R) process.

       "Change of Control" means (i) the liquidation or dissolution of, or the adoption of a plan of liquidation by, the Company, (ii) any transaction, event or circumstance pursuant to which any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), other than John R. Stanley (or his heirs, his estate or any trust in which he or his immediate family members have, directly or indirectly, a beneficial interest in excess of 50%) and his Subsidiaries or the Indenture Trustee, is or becomes the "beneficial owner" (as that term is used in Rules 13d-3 and 13d-5 under the Exchange Act, whether or not applicable), directly or indirectly, of more than 50% of the total voting power of the Company's then outstanding Voting Stock or (iii) any event which results in the Company or any of its Subsidiaries having beneficial ownership of at least some of TARC or TransTexas Capital Stock, respectively, but less than 50%, on a fully diluted basis, of (x) the total voting power of TARC's or TransTexas' then outstanding Voting Stock, respectively, or (y) the economic value of the outstanding Capital Stock of TARC or TransTexas, respectively; unless, at the time of the occurrence of an event specified in clause (ii) or (iii), the Notes have an Investment Grade Rating; provided, however, that if at any time within 120 days after such occurrence, the Notes cease having an Investment Grade Rating, such event shall be a "Change of Control."

       "Collateral" shall mean the TARC Collateral and the TransTexas Collateral as well as all of the Company's ownership interest in the Capital Stock of TARC and TransTexas and any future Subsidiaries of the Company and all of the Company's rights under the TARC Intercompany Loan and the TransTexas Intercompany Loan.

       "Common Stock" means the Company's common stock, $0.01 par value.

       "Consolidated EBITDA" of any Person for any period, unless otherwise defined herein, means (a) the Consolidated Net Income of such Person for such period, plus (b) the sum, without duplication (and only to the extent such amounts are deducted from net revenues in determining such Consolidated Net Income), of (i) the provision for income taxes for such period for such Person and its consolidated Subsidiaries, (ii) depreciation, depletion, and amortization of such Person and its consolidated Subsidiaries for such period and (iii) Consolidated Fixed Charges of such Person for such period, determined, in each case, on a consolidated basis for such Person and its consolidated Subsidiaries in accordance with GAAP.

       "Consolidated Fixed Charge Coverage Ratio" on any date (the "Transaction Date") means, with respect to any Person, the ratio, on a pro forma basis, of
(i) the aggregate amount of Consolidated EBITDA of such Person (attributable to continuing operations and businesses and exclusive of the amounts attributable to operations and businesses discontinued or disposed of, on a pro forma basis as if such operations and businesses were discontinued or disposed of on the first day of the Reference Period) for the Reference Period to (ii) the aggregate Consolidated Fixed Charges of such Person (exclusive of amounts attributable to discontinued operations and businesses on a pro forma basis as if such operations and businesses were discontinued or disposed of on the first day of the Reference Period, but only to the extent that the obligations giving rise to such Consolidated Fixed Charges would no longer be obligations contributing to such Person's Consolidated Fixed Charges subsequent to the Transaction Date) during the Reference Period; provided, that for purposes of such computation, in calculating Consolidated EBITDA and Consolidated Fixed Charges, (a) the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio shall be assumed to have occurred on the first day of the Reference Period, (b) the incurrence of any Debt or issuance of





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Disqualified Capital Stock or the retirement of any Debt or Capital Stock during the Reference Period or subsequent thereto and on or prior to the Transaction Date shall be assumed to have occurred on the first day of such Reference Period, (c) Consolidated Interest Expense attributable to any Debt (whether existing or being incurred) bearing a floating interest rate shall be computed as if the rate in effect on the Transaction Date had been the applicable rate for the entire period, unless such Person or any of its Subsidiaries is a party to a Swap Obligation (that remains in effect for the 12-month period after the Transaction Date) that has the effect of fixing the interest rate on the date of computation, in which case such rate (whether higher or lower) shall be used, and (d) Consolidated EBITDA and Consolidated Fixed Charges of any Person shall be calculated by giving pro forma effect to the TTXD Spin-off and each other transaction described elsewhere in this Prospectus under the heading "Prospectus Summary -- Recent Events" as if such transactions had occurred on the first day of the Reference Period, in each case, other than the TTXD Spin-off, only if such transaction has occurred during the Reference Period.

       "Consolidated Fixed Charges" of any Person for any period means (without duplication) the sum of (i) Consolidated Interest Expense of such Person for such period, (ii) dividend requirements of such Person and its consolidated Subsidiaries (whether in cash or otherwise (except dividends payable solely in shares of Qualified Capital Stock)) with respect to Preferred Stock paid, accrued, or scheduled to be paid or accrued during such period, in each case to the extent attributable to such period and excluding items eliminated in consolidation and (iii) fees paid, accrued, or scheduled to be paid or accrued during such period by such Person and its Subsidiaries in respect of performance bonds or other guarantees of payment. For purposes of clause (ii) above, dividend requirements shall be increased to an amount representing the pre-tax earnings that would be required to cover such dividend requirements; accordingly, the increased amount shall be equal to a fraction, the numerator of which is such dividend requirements and the denominator of which is 1 minus the applicable actual combined effective Federal, state, local, and foreign income tax rate of such Person and its subsidiaries (expressed as a decimal), on a consolidated basis, for the fiscal year immediately preceding the date of the transaction giving rise to the need to calculate Consolidated Fixed Charges.

       "Consolidated Interest Expense" of any Person means, for any period, the aggregate interest (without duplication), whether expensed or capitalized, paid, accrued, or scheduled to be paid or accrued during such period in respect of all Debt of such Person and its consolidated Subsidiaries (including (i) amortization of deferred financing costs and original issue discount and non-cash interest payments or accruals, (ii) the interest portion of all deferred payment obligations, calculated in accordance with the effective interest method and (iii) all commissions, discounts, other fees, and charges owed with respect to letters of credit and banker's acceptance financing and costs associated with Swap Obligations, in each case to the extent attributable to such period but excluding any interest accrued on intercompany payables for taxes to the extent the liability for such taxes has been assumed by TransAmerican pursuant to the Tax Allocation Agreement) determined on a consolidated basis in accordance with GAAP. For purposes of this definition,
(x) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board), and (y) Consolidated Interest Expense attributable to any Debt represented by the guarantee by such Person or a Subsidiary of such Person other than with respect to Debt of such Person or a Subsidiary of such Person shall be deemed to be the interest expense attributable to the item guaranteed.

       "Consolidated Net Income" of any Person for any period means the net income (loss) of such Person and its consolidated Subsidiaries for such period, determined in accordance with GAAP, excluding (without duplication) (i) all extraordinary, unusual and nonrecurring gains, (ii) the net income, if positive, of any other Person, other than a consolidated Subsidiary, in which such Person or any of its consolidated Subsidiaries has an interest, except to the extent of the amount of any dividends or distributions actually paid in cash to such Person or a consolidated Subsidiary of such Person during such period, but not in excess of such Person's pro rata share of such other Person's aggregate net income earned during such period or earned during the immediately preceding period and not distributed during such period, (iii) the net income, if positive, of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition and (iv) the net income, if positive, of any Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its





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charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to such Subsidiary.

       "Construction Supervisor" means Baker & O'Brien, Inc., as construction supervisor of the Capital Improvement Program or any successor construction supervisor appointed pursuant to the Disbursement Agreement.

       "Continuing Operations" means the operations of the TransTexas Entities after giving effect to the sale by TransTexas of the stock of TransTexas Transmission Corporation.

       "Debt" means, with respect to any Person, without duplication (i) all liabilities, contingent or otherwise, of such Person (a) for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (b) evidenced by bonds, notes, debentures, or similar instruments or letters of credit or representing the balance deferred and unpaid of the purchase price of any property acquired by such Person or services received by such Person (other than long-term service or supply contracts which require minimum periodic payments), (c) evidenced by bankers' acceptances or similar instruments issued or accepted by banks or Swap Obligations, (d) for the payment of money relating to a Capitalized Lease Obligation, (e) the Attributable Debt associated with any Sale and Leaseback Transaction or (f) Dollar-Denominated Production Payments that TransTexas or any of its Subsidiaries elect to treat as Debt (excluding all other Permitted Production Payment Obligations); (ii) reimbursement obligations of such Person with respect to letters of credit; (iii) all liabilities of others of the kind described in the preceding clause (i) or (ii) that such Person has guaranteed or that is otherwise its legal liability (to the extent of such guaranty or other legal liability) other than for endorsements, with recourse, of negotiable instruments in the ordinary course of business; (iv) all obligations secured by a Lien (other than Permitted Liens, except to the extent the obligations secured by such Permitted Liens are otherwise included in clause
(i), (ii) or (iii) of this definition and are obligations of such Person) to which the property or assets (including, without limitation, leasehold interests and any other tangible or intangible property rights) of such Person are subject, regardless of whether the obligations secured thereby shall have been assumed by or shall otherwise be such Person's legal liability (but, if such obligations are not assumed by such Person or are not otherwise such Person's legal liability, the amount of such Debt shall be deemed to be limited to the fair market value of such property or assets determined as of the end of the preceding fiscal quarter); and (v) any and all deferrals, renewals, extensions, refinancings, and refundings (whether direct or indirect) of, or amendments, modifications, or supplements to, any liability of the kind described in any of the preceding clauses (i) through (iv) regardless of whether between or among the same parties.

       "Default" means an event or condition, the occurrence of which is, or with the lapse of time or giving of notice or both would be, an Event of Default.

       "Delayed Coking Unit" means the delayed coking unit being constructed as part of the Capital Improvement Program.

       "Disbursement Agreement" means the Disbursement Agreement, among TARC, the Company, the disbursement agent named therein and the Construction Supervisor, as amended pursuant to the terms thereof.

       "Disqualified Capital Stock" means, with respect to any Person, any Capital Stock of such person or its subsidiaries that, by its terms or by the terms of any security into which it is convertible or exchangeable, is, or upon the happening of an event or the passage of time would be, required to be redeemed or repurchased by such Person or its subsidiaries, including at the option of the holder, in whole or in part, or has, or upon the happening of an event or passage of time would have, a redemption or similar payment due, on or prior to June 15, 2002.

       "Dollar-Denominated Production Payments" means production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

       "Drilling Program" means any arrangement between TransTexas or any Subsidiary of TransTexas and another Person pursuant to which (i) such Person agrees (x) to drill, complete or perform operations to enhance recovery from,





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a well or wells on mineral interests owned by TransTexas or such Subsidiary or
(y) to pay to TransTexas or such Subsidiary all or a portion of the costs paid or incurred in connection with drilling, completing or performing such other operations (or to reimburse TransTexas or such Subsidiary for such costs within 6 months of the incurrence thereof) and (ii) TransTexas or such Subsidiary agrees to convey or assign to such person an interest in such well or wells in accordance with clause (l) of the definition of "Permitted TransTexas Liens."

       "Eligible Institution" means a commercial banking institution that has combined capital and surplus of not less than $500 million and that is rated "A" (or higher) according to Moody's Investors Service, Inc. or Standard & Poor's Corporation, Inc. at the time as of which any investment or rollover therein is made.

       "Equipment" means and includes, as to (i) TransTexas or any of its Subsidiaries, all of such Person's now owned or hereafter acquired Vehicles, drilling rigs, workover rigs, fracture stimulation equipment, well site compressors, rolling stock and related equipment and other assets accounted for as equipment by such Person on its financial statements, all proceeds thereof, and all documents of title, books, records, ledger cards, files, correspondence, and computer files, tapes, disks and related data processing software that at any time evidence or contain information relating to the foregoing; provided, however, that "Equipment" shall not include any assets constituting part of a natural gas pipeline or the compression or dehydration equipment used in the operation of any such pipeline and (ii) TARC or any of its Subsidiaries, all of such Person's now owned or hereafter acquired Vehicles, rolling stock and related equipment and other assets accounted for as equipment by such Person in its financial statements, all proceeds thereof, and all documents of title, books, records, ledger cards, files, correspondence and computer files, tapes, disks and related data processing software that at any time evidence or contain information relating to the foregoing; provided however that "Equipment" shall not include any assets constituting part of TARC's refinery or fixed assets used in TARC's processing or storage operations.

       "Equity Offering" of any Person means any Public Equity Offering or any private placement of any Capital Stock of such Person.

       "Excess Cash" means the Net Cash Proceeds received by the Company from Asset Sales by the Company and the aggregate amount of cash and Cash Equivalents received by the Company from its Subsidiaries, including from dividends or payments in respect of Intercompany Loan Redemptions less the sum (without duplication) of (a) the provision for income and other taxes of the Company or, in the case of subclause (iii) of this clause (a), TransAmerican, for (i) the current fiscal year, (ii) the immediately preceding fiscal year or
(iii) relating to the sale by TransTexas of the Capital Stock of TransTexas Transmission Corporation, (b) without duplication, amounts received pursuant to the Services Agreement, (c) amounts used to pay consent fees in connection with a solicitation of waivers or amendments to the Notes, (d) dividends received from an Accounts Receivable Subsidiary; provided, that such funds are then contributed to TARC, (e) payments of interest and principal on loans by the Company to TARC or TransTexas which loans are permitted by the terms of the Indenture and (f) scheduled payments of interest and principal pursuant to the terms of the Intercompany Loans.

       "Excess Cash Acceptance Amount" shall have the meaning given to it in the covenant described herein under the heading "-- Covenants -- Excess Cash Offer."

       "Excess Cash Offer" shall have the meaning given to it under the heading "-- Covenants -- Excess Cash Offer."

       "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

       "Exchange Assets" means assets acquired by TARC or TransTexas or any Subsidiary of either of them in exchange for assets of TARC or TransTexas or such Subsidiary, respectively, in connection with an Asset Sale, which acquired assets in the case of exchanges of assets by TransTexas or any of its Subsidiaries include proved reserves with a value that, together with the cash or Cash Equivalents received therefor by TransTexas or any of its Subsidiaries, is





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equal to or greater than the value of the proved reserves included in the assets disposed of by TransTexas or such Subsidiary in connection with such Asset Sale; provided, that during any fiscal year TransTexas or any of its Subsidiaries can collectively acquire assets (other than proved reserves, cash or Cash Equivalents) with a fair market value of up to $40 million in exchange for assets of TransTexas or such Subsidiaries with proved reserves, and such assets acquired by TransTexas or such Subsidiaries shall constitute "Exchange Assets" hereunder.

       "First Lien Debt" means any Debt or other obligation secured by a Permitted TransTexas Lien described in clause (c), (d), (e), (f), (i), (k),
(l), (o), (q), (r) to the extent that the Incurrence of the Permitted Lien to which such clause relates is one of the other clauses listed here, (s) or (t) of the definition of "Permitted TransTexas Liens," a Permitted TARC Lien described in clause (c), (d), (g), (j), (k), (m), (o), (p), (q), (r) to the extent that the Incurrence of the Permitted Lien to which such clause relates is one of the other clauses listed here, (s), (t) and (y) of the definition of "Permitted TARC Liens," or a Permitted TEC Lien described under clause (g) of Permitted TEC Liens including, in each case, any refinancings thereof.

       "GAAP" means generally accepted accounting principles as in effect in the United States on the Issue Date applied on a basis consistent with that used in the preparation of the audited financial statements of the Company included in this Prospectus.

       "Gas Purchase Agreement" means the Interruptible Gas Sales Terms and Conditions between TARC and TransTexas, as in effect on the Issue Date and as amended from time to time, provided that any such amendment is not adverse to the holders of the Notes in any material respect.

       "Guarantee" means any guarantee of the obligations of TARC under the TARC Intercompany Loan or of TransTexas under the TransTexas Intercompany Loan by any Guarantor.

       "Guarantor" means each of TARC's or TransTexas' Subsidiaries that becomes a guarantor of either the TARC Intercompany Loan or the TransTexas Intercompany Loan in compliance with the provisions of the Indenture.

       "Hedging Subsidiary" means a Subsidiary of TransTexas engaged solely in the business of facilitating Permitted Hedging Transactions with TransTexas or any of its Subsidiaries.

       "Hydrocarbons" means oil, natural gas, condensate, and natural gas liquids.

       "Independent Director" means an individual that is not and has not been affiliated (other than as a director of TransAmerican or its past or present subsidiaries) with, and is not and has not been a Related Person (other than solely as a director of TransAmerican or one of its past or present subsidiaries) with respect to John R. Stanley, TransAmerican or the Company or its Subsidiaries.

       "Insurance Proceeds" means the interest in and to all proceeds (net of costs of collection, including attorney's fees) which now or hereafter may be paid under any insurance policies now or hereafter obtained by or on behalf of the Company, TARC, TransTexas, or any Guarantor in connection with any assets thereof, together with interest payable thereon and the right to collect and receive the same, including, without limitation, proceeds of casualty insurance, title insurance, business interruption insurance and any other insurance now or hereafter maintained with respect to such assets.

       "Intercompany Loans" means the TransTexas Intercompany Loan and the TARC Intercompany Loan.

       "Intercompany Loan Redemptions" means the optional redemption by TARC or TransTexas of all or a portion of the accreted value or principal amount, as the case may be, then outstanding under the TARC Intercompany Loan or the TransTexas Intercompany Loan, respectively, in cash at a redemption price equal to (a) 105% of the accreted value of the TARC Intercompany Loan and the principal amount of the TransTexas Intercompany Loan for redemptions made on or prior to December 31, 1997, (b) 108% of the accreted value of the TARC Intercompany Loan and the





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principal amount of the TransTexas Intercompany Loan for redemptions made during the period from January 1, 1998 through June 14, 2000, (c) at a price equal to 105.750% of the accreted value of the TARC Intercompany Loan and the principal amount of the TransTexas Intercompany Loan for redemptions made during the period from June 15, 2000 through June 14, 2001 and (d) 100.000% of the accreted value of the TARC Intercompany Loan and the principal amount of the TransTexas Intercompany Loan for redemptions made on or after June 15, 2001, in each case, plus accrued and unpaid interest, if any, to and including the redemption date.

       "Interest Rate or Currency Agreement" of any Person means any forward contract, futures contract, swap, option or other financial agreement or arrangement (including, without limitation, caps, floors, collars, puts and similar agreements) relating to, or the value of which is dependent upon, interest rates or currency exchange rates.

       "Inventory" means and includes, (i) as to TransTexas, all of TransTexas' now owned or hereafter acquired casing, drill pipe and other supplies accounted for as inventory by TransTexas on its financial statements (excluding any Hydrocarbons), all proceeds thereof, and all documents of title, books, records, ledger cards, files, correspondence, and computer files, tapes, disks and related data processing software that at any time evidence or contain information relating to the foregoing and (ii) as to TARC, feedstocks, refined products, chemicals and catalysts, other supplies and storeroom items and similar items accounted for as inventory by TARC on its financial statements, all proceeds thereof, and all documents of title, books, records, ledger cards, files, correspondence, and computer files, tapes, disks and related data processing software that at any time evidence or contain information relating to the foregoing.

       "Investment" by any Person in any other Person means (a) the acquisition (whether for cash, property, services, securities or otherwise) of capital stock, bonds, notes, debentures, partnership, or other ownership interests or other securities of such other Person or any agreement to make any such acquisition; (b) the making by such Person of any deposit with, or advance, loan or other extension of credit to, such other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such other Person) and (without duplication) any amount committed to be advanced, loaned or extended to such other Person; (c) the entering into of any guarantee of, or other contingent obligation with respect to, Debt or other liability of such other Person; (d) the entering into of any Swap Obligation with such other Person; or
(e) the making of any capital contribution by such Person to such other Person.

       "Investment Grade Rating" means, with respect to any Person or issue of debt securities or preferred stock, a rating in one of the four highest letter rating categories (without regard to "+" or "-" or other modifiers) by any rating agency or if any such rating agency has ceased using letter rating categories or the four highest of such letter rating categories are not considered to represent "investment grade" ratings, then the comparable "investment grade" ratings (as designated by any such rating agency).

       "Issue Date" means the date of first issuance of the Notes under the Indenture.

       "Lien" means any mortgage, lien, pledge, charge, security interest, or other encumbrance of any kind, regardless of whether filed, recorded, or otherwise perfected under applicable law (including any conditional sale or other title retention agreement and any lease deemed to constitute a security interest and any option or other agreement to give any security interest).

       "Material Change" means an increase or decrease of more than 10% since the then most recent Reserve Report in the discounted future net cash flows (excluding changes that result from changes in prices) from proved oil and gas reserves of TransTexas and its consolidated Subsidiaries (before any state or federal income tax); provided, however, that the following will be excluded from the Material Change calculation: (i) any acquisitions since the then most recent Reserve Report of oil and gas reserves that have been estimated by independent petroleum engineers and on which a report or reports have been prepared by such independent petroleum engineers within 12 months of the acquisition, (ii) any reserves added since the then most recent Reserve Report attributable to the drilling or recompletion of wells not included in previous reserve estimates and (iii) any disposition of properties existing on the date of then most recent Reserve Report that have been disposed of.





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
       "Measurement Quarter" means any fiscal quarter ending on or after April 30, 1998.

       "Mechanical Completion" means with respect to the Capital Improvement Program, Phase I, Phase II or any specified unit or component thereof, sufficient completion of the construction of the Capital Improvement Program, Phase I, Phase II or any specified unit or component, as the case may be, in accordance with the Plans, so that the Capital Improvement Program, Phase I, Phase II or such unit or component, as the case may be, can be operated for its intended purpose.

       "Net Proceeds" means (a) in the case of any sale by a Person of Qualified Capital Stock, the aggregate net cash proceeds received by such Person from the sale of Qualified Capital Stock (other than to a Subsidiary) after payment of reasonable out-of-pocket expenses, commissions and discounts incurred in connection therewith, and (b) in the case of any exchange, exercise, conversion or surrender of any outstanding securities or Debt of such Person for or into shares of Qualified Capital Stock of such Person, the net book value of such outstanding securities as adjusted on the books of such Person or Debt of such Person to the extent recorded in accordance with GAAP, in each case, on the date of such exchange, exercise, conversion or surrender (plus any additional amount required to be paid by the holder of such Debt or securities to such Person upon such exchange, exercise, conversion or surrender and less (i) any and all payments made to the holders of such Debt or securities and (ii) all other expenses incurred by such Person in connection therewith, in each case, in so far as such payments or expenses are incident to such exchange, exercise, conversion, or surrender).

       "Net Cash Proceeds" means an amount equal to the aggregate amount of cash received by the Company and its Subsidiaries in respect of an Asset Sale or a Non-Collateral Asset Sale, less the sum of (i) all reasonable out-of-pocket fees, commissions, and other expenses incurred in connection with such Asset Sale or Non-Collateral Asset Sale, as the case may be, including the amount (estimated in good faith by the Company) of income, franchise, sales and other applicable taxes to be paid, payable or accrued by the Company or any Subsidiary of the Company (in each case as estimated in good faith by the Company or such Subsidiary without giving effect to tax attributes unrelated to such Asset Sale) in connection with such Asset Sale or Non-Collateral Asset Sale, as the case may be, and (ii) the aggregate amount of cash so received which is used to retire any then existing Debt of the Company or its Subsidiaries (other than the Intercompany Loans or the Notes), as the case may be, which is required by the terms of such Debt to be repaid in connection with such Asset Sale or Non-Collateral Asset Sale, as the case may be.

       "Net Debt" of a Person means such Person's outstanding Debt to the extent recorded in accordance with GAAP, less cash and Cash Equivalents of such Person, in each case as measured on a consolidated basis and as of the last day of the measuring period.

       "Net Working Capital" of any Person means (i) all current assets of such Person and its consolidated Subsidiaries, minus (ii) all current liabilities of such Person and its consolidated Subsidiaries other than the current portion of long term debt, each item to be determined in conformity with GAAP.

       "Net Worth" of any Person means, at any date of determination, stockholders' equity as set forth on the most recently available quarterly or annual consolidated balance sheet of such Person and its Subsidiaries (which shall be as of a date not more than 90 days prior to the date of such computation), less any amounts included therein attributable to Disqualified Capital Stock or any equity security convertible into or exchangeable for Debt, the cost of treasury stock (not otherwise deducted from stockholder's equity), and the principal amount of any promissory notes receivable from the sale of the Capital Stock of such Person or any of its Subsidiaries, each item to be determined in conformity with GAAP.

       "NNM" means the Nasdaq National Market.

       "Nominee" means any Person who has or holds any right, title or interest in any oil and gas or mineral lease as a nominee for TransTexas or any of its Subsidiaries.





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       "Nominee Property" means any property, lease, interest or other asset with respect to which any Person has or holds any right, title or interest as a Nominee.

       "Non-Collateral Asset Sale" means any direct or indirect conveyance, sale, transfer or other disposition (including through damage or destruction for which Insurance Proceeds are paid or by condemnation), in one or a series of related transactions, of any of the properties, businesses or assets of the Company or any Subsidiary of the Company (other than properties, businesses or assets of any of the TTXD Entities after the TTXD Spin-off), whether owned on the Issue Date or thereafter acquired, which properties, businesses or assets do not constitute Collateral.

       "Non-Recourse Debt" of any Accounts Receivable Subsidiary means Debt of such Accounts Receivable Subsidiary that (a) is not guaranteed by the Company or any of its Subsidiaries (other than a guaranty by the Company limited in recourse to the stock of the Accounts Receivable Subsidiary), (b) is not recourse to and does not obligate the Company or any of its Subsidiaries (other than as described in clause (a) above), and (c) does not subject any assets of the Company (other than Capital Stock of such Accounts Receivable Subsidiary) or any of its Subsidiaries, to the payment thereof.

       "Note Redemption" means a redemption of Notes by the Company pursuant to the redemption provisions of the Indenture.

       "Note Repurchase" means a purchase of Notes by the Company, other than pursuant to a Note Redemption, a Change of Control Offer or an Excess Cash Offer; provided that all Notes purchased are delivered to the Indenture Trustee for cancellation promptly upon their receipt by the Company.

       "NYSE" means the New York Stock Exchange.

       "Office Leases" means the existing leases of office space at 1300 North Sam Houston Parkway East, Houston, Texas 77032-2949.

       "Permitted Hedging Transactions" means non-speculative transactions in futures, forwards, swaps or option contracts (including both physical and financial settlement transactions) engaged in by the TARC Entities or the TransTexas Entities as part of their normal business operations as a risk-management strategy or hedge against adverse changes in the prices of natural gas, feedstock or refined products; provided, that such transactions do not in the case of TransTexas or its Subsidiaries, on a monthly basis, relate to more than 90% of the TransTexas Entities' average net natural gas production per month from the Continuing Operations for the most recent 3-month period measured at the time of such incurrence; provided, further, that, at the time of such transaction (i) the counter party to any such transaction is an Eligible Institution or a Person that has an Investment Grade Rating or has an issue of debt securities or preferred stock outstanding with an Investment Grade Rating or (ii) such counter party's obligation pursuant to such transaction is unconditionally guaranteed in full by, or secured by a letter of credit issued by, an Eligible Institution or a Person that has an Investment Grade Rating or that has an issue of debt securities or preferred stock outstanding with an Investment Grade Rating.

       "Permitted Investment" means, when used with reference to the Company or its Subsidiaries, (i) trade credit extended to persons in the ordinary course of business; (ii) purchases of Cash Equivalents; (iii) Investments by TransTexas or its wholly owned Subsidiaries in wholly owned Subsidiaries of TransTexas (other than TTXD) that are engaged in Related TransTexas Businesses and Investments by TARC or its wholly owned Subsidiaries in wholly owned Subsidiaries of TARC that are engaged in Related TARC Businesses; (iv) Swap Obligations; (v) the receipt of capital stock in lieu of cash in connection with the settlement of litigation; (vi) advances to officers and employees in connection with the performance of their duties in the ordinary course of business in an amount not to exceed $3 million in the aggregate outstanding at any time in the case of each of (i) the TARC Entities and (ii) the TransTexas Entities; (vii) margin deposits in connection with Permitted Hedging Transactions; (viii) an Investment in one or more Unrestricted Subsidiaries of
(a) TransTexas in an aggregate amount, net of return on such Investment, not in excess of $25 million less the amount of any Unrestricted Non-Recourse Debt outstanding of TransTexas or any of its Subsidiaries





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
and (b) TARC of the assets comprising the CATOFIN(R) Unit owned by TARC as of the date hereof; (ix) Investments and expenditures made in the ordinary course of business by TransTexas or its Subsidiaries, and of a nature that is or shall have become customary in, the oil and gas business as a means of actively exploiting, exploring for, acquiring, developing, processing, gathering, marketing or transporting oil or gas through agreements, transactions, interests or arrangements which permit a person to share risks or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of the oil and gas business jointly with third parties, including, without limitation, (a) ownership interests in oil and gas properties or gathering systems and (b) Investments and expenditures in the form of or pursuant to operating agreements, processing agreements, farm-in agreements, farm-out agreements, development agreements, area of mutual interest agreements, unitization agreements, pooling arrangements, joint bidding agreements, service contracts, joint venture agreements, partnership agreements (whether general or limited), subscription agreements, stock purchase agreements and other similar agreements with third parties (including Unrestricted Subsidiaries); provided, that in the case of any joint venture engaged in processing, gathering, marketing or transporting oil or gas (i) all Debt of such joint venture (other than a joint venture that is an Unrestricted Subsidiary) that would not otherwise constitute Debt of one of the TransTexas Entities shall be deemed Debt of TransTexas in proportion to its direct or indirect ownership interest in such joint venture and (ii) such joint venture shall be reasonably calculated to enhance the value of the reserves of the TransTexas Entities or marketability of production from such reserves; (x) a guaranty by any Subsidiary of the Company permitted under the covenant described under "-- Covenants -- Limitation on Incurrences of Additional Debt and Issuances of Disqualified Capital Stock"; (xi) deposits permitted by the definition of Permitted Liens or any extension, renewal, or replacement of any of them, (xii) the TTXD Equity Investment (in addition to any contribution by TransTexas pursuant to clause (xiii) below), (xiii) capital contributions by TransTexas to TTXD or to a joint venture, a partnership, a limited liability company or a similar entity of TransTexas' drilling and energy services business and pipeline services business and related assets,
(xiv) any acquisition by TARC of tank storage facilities (or the company that owns such facilities) in the vicinity of the TARC refinery, (xv) guarantees by TransTexas of Debt of TTXD to the extent that such Debt relates to assets contributed to TTXD pursuant to clause (xiii) hereof, (xvi) Investments in Accounts Receivables Notes by TARC in an Accounts Receivable Subsidiary in amounts not to exceed the greater of $20 million or 20% of the TARC Borrowing Base at any one time, (xvii) a loan from the Company to its Subsidiaries (other than the TTXD Entities prior to the TTXD Spin-off) with (i) the excess of the Excess Cash Offer Amount (after reserving the full Interest Reserve Amount) over the Excess Cash Acceptance Amount, provided, that such loans are on terms no less favorable to the Company than were disclosed to the Holders of the Notes in the Excess Cash Offer or (ii) the excess of the Additional Interest Excess Cash Offer Amount over the Additional Interest Excess Cash Acceptance Amount, provided, that such loans are on terms no less favorable to the Company than were disclosed to the Holders of the Notes in the Additional Interest Excess Cash Offer, (xviii) an Investment in Capital Stock resulting from an Asset Sale pursuant to clause (M) of the covenant described herein under the heading "-- Limitation on Asset Sales," (xix) Investments by the Company in an Accounts Receivable Subsidiary, or by the Company or TARC in a reincorporation subsidiary in each case in connection with the initial capitalization thereof and not to exceed $1,000, (xx) Investments by the Company or TARC or a wholly owned Subsidiary of either of them solely for the purpose of facilitating a repurchase of the TARC Warrants in connection with a merger, (xxi) other Investments not in excess of $5 million at any time outstanding, (xxii) loans made (X) to officers, directors and employees of the Company or any of its Subsidiaries approved by the applicable Board of Directors (or by an authorized officer), the proceeds of which are used solely to purchase stock or to exercise stock options received pursuant to an employee stock option plan or other incentive plan, in a principal amount not to exceed the purchase price of such stock or the exercise price of such stock options, as applicable and (Y) to refinance loans, together with accrued interest thereon made pursuant to this clause, in each case not in excess of $3 million in the aggregate outstanding at any one time, (xxiii) Investments by the Company in its Subsidiaries in an aggregate amount not to exceed the proceeds of Subordinated Debt permitted to be incurred pursuant to clause (5)(d) of the covenant described herein under the heading "Limitation on Issuances of Additional Indebtedness and Issuances of Disqualified Capital Stock," (xxiv) Investments by the Company in TARC in an amount not to exceed the amounts received by the Company from an Accounts Receivable Subsidiary, (xxv) a capital contribution by TTXD of any or all of its assets to a joint venture, a partnership, a limited liability company or a similar entity, (xxvi) a capital contribution by the Company to TARC in an amount not to exceed $226 million (inclusive of any equity contribution made as described under the heading "Prospectus Summary -- Recent Events -- TARC Equity Contribution"), (xxvii) any deposit or escrow of funds in connection with adjustments to the Lobo Sale purchase price or (xxviii) loans made by the Company to TransTexas or TARC which in the aggregate do not exceed $50 million principal amount outstanding at any one time.

       "Permitted Liens" means Permitted TARC Liens, Permitted TEC Liens and Permitted TransTexas Liens.

       "Permitted Production Payment Obligations" means Volumetric Production Payments and Dollar-Denominated Production Payments each as permitted to be made hereunder, and similar burdens on the property of TransTexas or any Subsidiary of TransTexas to the extent such burdens are limited in recourse to
(x) the properties subject to such interests or agreements, (y) the Hydrocarbons produced from such properties, and (z) the proceeds of such Hydrocarbons.

       "Permitted TARC Liens" means (a) Liens imposed by governmental authorities for taxes, assessments, or other charges not yet due or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of any of the TARC Entities in accordance with GAAP; (b) statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen, repairmen, mineral interest owners, or other like Liens arising by operation of law in the ordinary course of business provided that (i) the underlying obligations are not overdue for a period of more than 60 days, or (ii) such Liens are being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of any of the TARC Entities in accordance with GAAP;
(c) deposits of cash or Cash Equivalents to secure (i) the performance of bids, trade contracts (other than borrowed money), leases, statutory obligations, surety bonds, performance bonds, and other obligations of a like nature incurred in the ordinary course of business (or to secure reimbursement obligations or letters of credit issued to secure such performance or other obligations) in an aggregate amount outstanding at any one time not in excess of $5 million or (ii) appeal or supersedeas bonds (or to secure reimbursement obligations or letters of credit in support of such bonds); (d) easements, rights-of-way, zoning, similar restrictions and other similar encumbrances or title defects incurred in the ordinary course of business which, in the aggregate, are not material in amount and which do not, in any case, materially detract from the value of the property subject thereto (as such property is used by any of the TARC Entities) or materially interfere with the ordinary conduct of the business of any of the TARC Entities; (e) Liens arising by operation of law in connection with judgments, only to the extent, for an amount and for a period not resulting in an Event of Default with respect thereto; (f) Liens securing Debt or other obligations not in excess of $3 million; (g) pledges or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance, other types of social security legislation, property insurance and liability insurance; (h) Liens on Equipment, Receivables and Inventory; (i) Liens on the assets of any entity existing at the time such assets are acquired by any of the TARC Entities, whether by merger, consolidation, purchase of assets or otherwise so long as such Liens (i) are not created, incurred or assumed in contemplation of such assets being acquired by any of the TARC Entities and (ii) do not extend to any other assets of any of the TARC Entities; (j) Liens (including extensions and renewals thereof) on real or personal property, acquired after the Issue Date ("New TARC Property"); provided, however, that (i) such Lien is created solely for the purpose of securing Debt Incurred to finance the cost (including the cost of improvement or construction) of the item of New TARC Property subject thereto and such Lien is created at the time of or within six months after the later of the acquisition, the completion of construction, or the commencement of full operation of such New TARC Property, (ii) the principal amount of the Debt secured by such Lien does not exceed 100% of such cost plus reasonable financing fees and other associated reasonable out-of-pocket expenses (iii) any such Lien shall not extend to or cover any property or assets other than such item of New TARC Property and any improvements on such New TARC Property and (iv) such Lien does not extend to assets or property which are part of the fixed refinery assets which are part of the Capital Improvement Program; (k) leases or subleases granted to others that do not materially interfere with the ordinary course of business of any of the TARC Entities, taken as a whole; (l) Liens on the assets of one of the TARC Entities in favor of another TARC Entity; (m) Liens securing reimbursement obligations with respect to letters of credit that encumber documents relating to such letters of credit and the products and proceeds thereof; provided, that, such reimbursement obligations are not matured for a period of over 60 days; (n) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;
(o) Liens encumbering customary initial deposits and margin deposits securing Swap Obligations or Permitted Hedging Transactions; (p) Liens on cash deposits to secure reimbursement obligations with respect to letters of credit after the Delayed Coking Unit is completed; (q) Liens that secure Unrestricted Non-Recourse Debt;





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provided, however, that at the time of incurrence the aggregate fair market value of the assets securing such Lien (exclusive of the stock of the applicable Unrestricted Subsidiary) shall not exceed the amount of allowed Unrestricted Non-Recourse Debt of TARC; (r) Liens on the proceeds of any property subject to a Permitted TARC Lien or on deposit accounts containing any such proceeds; (s) Liens on the proceeds of any property that is not Collateral; (t) Liens imposed in connection with the Port Commission Bond Financing; provided, that such liens do not extend to property other than the Port Facility Assets; (u) any extension, renewal or replacement of the Liens created pursuant to any of clauses (a) through (g), (i) through (t) or (w) provided that such Liens would have otherwise been permitted under such clauses, and provided further that the Liens permitted by this clause (u) do not secure any additional Debt or encumber any additional property; (v) Liens of the trustee under the indenture and related collateral documents governing the terms of the Senior TARC Mortgage Notes and the Senior TARC Discount Notes,
(w) Liens in favor of the Company or its assignee under the Security Documents and (y) Liens on tank storage facilities in the vicinity of the TARC refinery acquired after the date hereof.

       "Permitted TEC Liens" means (a) Liens imposed by governmental authorities for taxes, assessments, or other charges not yet due or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of any of the Company in accordance with GAAP; (b) Liens arising by operation of law in connection with judgments, only to the extent, for an amount and for a period not resulting in an Event of Default with respect thereto; (c) any extension, renewal, or replacement of Liens created pursuant to either of clauses (a) or
(b) of this definition, provided that such Liens would have otherwise been permitted under such clauses, and further provided that the Liens permitted by this clause (c) shall not be spread to cover any additional Debt or property;
(d) Liens of the trustee under the indenture and related collateral documents governing the terms of the Senior TARC Mortgage Notes and the Senior TARC Discount Notes; (e) deposits of cash or Cash Equivalents to secure appeal or supersedeas bonds (or to secure reimbursement obligations or letters of credit in support of such bonds), (f) pledges or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance, and other types of social security legislation, property insurance and liability insurance or (g) a guaranty of the Debt of an Accounts Receivable Subsidiary limited in recourse to the stock of such Accounts Receivable Subsidiary.

       "Permitted TransTexas Liens" means (a) Liens imposed by governmental authorities for taxes, assessments, or other charges not yet due or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of any of the TransTexas Entities in accordance with GAAP; (b) statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen, repairmen, mineral interest owners, or other like Liens arising by operation of law in the ordinary course of business, provided that (i) the underlying obligations are not overdue for a period of more than 60 days, or (ii) such Liens are being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of any of the TransTexas Entities in accordance with GAAP; (c) (i) pledges of assets or deposits of cash or Cash Equivalents to secure the performance of bids, trade contracts (other than borrowed money), leases, statutory obligations, surety bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business (or to secure reimbursement obligations or letters of credit in support of such bonds) in an aggregate amount not in excess of 5% of the SEC PV10 indicated on TransTexas' most recent Reserve Report at the time such pledges or deposits are made or (ii) pledges of assets, the fair market value of which is not in excess of $40 million in the aggregate pledged at any one time, or deposits of cash or Cash Equivalents, in each case, to secure appeal or supersedeas bonds (or to secure reimbursement obligations or letters of credit in support of such bonds); (d) Liens encumbering customary initial deposits and margin deposits securing Swap Obligations or Permitted Hedging Transactions; (e) pledges of assets including, without limitation, the mortgage of a production payment by a Hedging Subsidiary, to secure margin obligations, settlement obligations, reimbursement obligations or letters of credit in connection with Permitted Hedging Transactions; provided that, at the time such pledge is made (or, if such pledge secures future Permitted Hedging Transactions, at the time any such Permitted Hedging Transaction is entered into), the maximum aggregate exposure under such Permitted Hedging Transactions does not exceed the greater of (i) $25 million or (ii) 10% of the SEC PV10 indicated on TransTexas' then most recent Reserve Report; (f) easements, rights-of-way, zoning, similar restrictions and other similar encumbrances or title defects incurred in the ordinary course of business which, in the aggregate, are not material in amount, and which do not in any case materially detract from the value of the property subject thereto (as such property is used by any of the TransTexas Entities) or materially interfere with the ordinary conduct of the





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business of any of the TransTexas Entities; (g) Liens arising by operation of law in connection with judgments, only to the extent, for an amount and for a period not resulting in an Event of Default with respect thereto; (h) Liens securing Debt or other obligations not in excess of $3 million and Liens existing on the date of the Indenture; (i) pledges or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance, and other types of social security legislation, property insurance and liability insurance; (j) Liens granted on Equipment, Inventory or Receivables; (k) Liens granted in connection with the Presale of Gas, provided that all of the proceeds from such Presale of Gas shall be applied to an Intercompany Loan Redemption; (l) Liens created on acreage drilled or to be drilled pursuant to Drilling Programs, on Hydrocarbons produced therefrom and on the proceeds of such Hydrocarbons to secure TransTexas' obligations thereunder, provided that (i) the number of wells included in such program commenced in any fiscal year does not exceed 30 per fiscal year (plus the number of wells included in programs commenced in prior years but not yet completed), (ii) such obligations are limited to a percentage of production from such wells, (iii) such Liens survive only until the Person to whom such Lien was granted has received production with a value equal to the reimbursable costs, expenses and fees related to property and services provided or paid for by such Person plus an agreed-upon interest component, and (iv) such Liens secure obligations that are nonrecourse to each of the Company or its Subsidiaries; (m) Liens on the assets of any entity existing at the time such assets are acquired by any of the TransTexas Entities, whether by merger, consolidation, purchase of assets or otherwise so long as such Liens (i) are not created, incurred or assumed in contemplation of such assets being acquired by any of the TransTexas Entities and (ii) do not extend to any other assets of any of the Company or its Subsidiaries; (n) any extension, renewal, or replacement of Liens created pursuant to any of clauses (a) through (g), (i),
(k) through (m) or (q) through (t) of this definition, provided that such Liens would have otherwise been permitted under such clauses, and further provided that the Liens permitted by this clause (n) do not secure any additional Debt or encumber any additional property; (o) Liens securing (i) Royalty Payment Obligations and (ii) Permitted Production Payment Obligations; (p) Liens on the assets of any of the TransTexas Entities in favor of another TransTexas Entity;
(q) Liens that secure Unrestricted Non-Recourse Debt; provided however, that at the time of incurrence the aggregate fair market value of the assets securing such Lien (exclusive of the stock of the applicable Unrestricted Subsidiary) shall not exceed the amount of allowed Unrestricted Non-Recourse Debt of TransTexas; (r) Liens on the proceeds of any property subject to a Permitted TransTexas Lien or on deposit accounts containing any such proceeds; (s) Liens on the proceeds of any property that is not Collateral; (t) Liens (including extensions and renewals thereof) on real or personal property, acquired after the Issue Date ("New TransTexas Property"); provided, however, that (i) such Lien is created solely for the purpose of securing Debt Incurred to finance the cost (including the cost of improvements or construction) of New TransTexas Property subject thereto and such Lien is created at the time of or within six months after the later of the acquisition, the completion of construction, or the commencement of full operation of such New TransTexas Property, (ii) the principal amount of the Debt secured by such Lien does not exceed 100% of such cost including costs and fees related to the financing thereof, (iii) any such Lien shall not extend to or cover any property or assets other than such item of New TransTexas Property and any improvements on such New TransTexas Property; (u) Liens of the trustee under the indenture and related collateral documents governing the terms of the TransTexas Senior Notes and (v) Liens in favor of the Company or its assignee under the Security Documents.

       "Person" means any corporation, individual, joint stock company, joint venture, partnership, unincorporated association, governmental regulatory entity, country, state, or political subdivision thereof, trust, municipality, or other entity.

       "Phase I" has the meaning given to it in this Prospectus under the heading "Business of TARC -- Capital Improvement Program."

       "Phase I Completion Date" means the date on which the Construction Supervisor issues a written notice (the "Phase I Completion Notice") to the Company and the Disbursement Agent certifying that (a) the process units and supporting facilities set forth under the heading "Business of TARC -- Capital Improvement Program -- Phase I" have reached Mechanical Completion in accordance with the Plans, and (b) for a period of at least 15 consecutive days, TARC's refinery has sustained (i) the successful performance of the Delayed Coking Unit, the Hydrodesulfurization Unit and the Sulfur Recovery Unit, (ii) an average feedstock throughput level of at least 150,000 barrels per day, and





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(iii) no net production of vacuum tower bottoms when using as input a combined feedstock slate with an average API Gravity of 22 degrees or less.

       "Phase II" has the meaning given to it in this Prospectus under the heading "Business of TARC -- Capital Improvement Program."

       "Phase II Completion Date" means the date on which the Construction Supervisor issues a written notice (the "Phase II Completion Notice") to the Company and the Disbursement Agent certifying that (a) the process units and supporting facilities set forth under the heading "Business of TARC -- Capital Improvement Program -- Phase II" have reached Mechanical Completion in accordance with the Plans and (b) for a period of at least 72 uninterrupted hours, TARC's refinery has sustained (i) the successful performance of all of the Phase I facilities plus the Fluid Catalytic Cracking (FCC) Unit, the FCC Flue Gas Scrubber and the Alkylation Unit, (ii) an average feedstock throughput level of at least 180,000 barrels per day, and (iii) average production yields (measured as the liquid volume percent of feedstock throughput) of refined products with a specific gravity of gasoline or lighter of at least 40% and of middle distillates or lighter of at least 70%, when using a combined Crude Unit feedstock slate with an average API Gravity of 22 degrees or less.

       "Plans" means (a) the plans and specifications prepared by or on behalf of TARC as used in the Disbursement Agreement, which describe and show the proposed expansion and modification of TARC's refinery and (b) a budget prepared by or on behalf of TARC as used in the Disbursement Agreement.

       "Port Commission Bond Financing" means a financing transaction involving the following elements: (a) the transfer of TARC's interest in all or some of the following assets which are under construction in or near TARC's refinery:
(i) the Prospect Road tank farm; (ii) certain dock improvements; (iii) the dock vapor recovery system; (iv) the coke handling system; (v) the refinery waste water treatment facility and (vi) tankage for liquefied petroleum gas (the "Port Facility Assets") to the Port of South Louisiana Commission (the "Tax-Exempt Issuer") or its affiliate and a leaseback of the Port Facility Assets to TARC or one of its Subsidiaries; (b) the issuance of tax-exempt bonds by the Tax-Exempt Issuer; and (c) the loan of proceeds from such bonds to TARC or one of its Subsidiaries for the purpose of financing the completion of the Port Facility Assets.

       "Preferred Stock" means, with respect to any corporation, any class or classes (however designated) of Capital Stock of such Person that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation over shares of Capital Stock of any other class of such corporation.

       "Presale of Gas" means any advance payment agreement or other arrangement pursuant to which TransTexas or any Guarantor of the TransTexas Intercompany Loan, having received full payment of the purchase price for a specified quantity of Hydrocarbons prior to the first scheduled date of delivery, is required to deliver, in one or more installments subsequent to the date of such agreement or arrangement, such quantity of Hydrocarbons to the purchaser of such Hydrocarbons pursuant to and during the term of such agreement or arrangement; provided, however, that the term "Presale of Gas" shall not include (i) any such agreement or other arrangement covering deliveries of Hydrocarbons for a period not exceeding three calendar months and pursuant to which TransTexas or such Guarantor has received full payment of the purchase price within 120 days of the last scheduled date of delivery, (ii) a transaction to the extent and only to the extent that it results in the creation of any Permitted TransTexas Lien under clauses (l) or (o) of the definition of "Permitted TransTexas Liens," (iii) Permitted Hedging Transactions or (iv) an Asset Sale involving Hydrocarbon reserves.

       "principal amount" when used with respect to the Senior Secured Discount Notes means the principal amount of such Debt as indicated on the face of such Debt instrument.

       "Project Costs" means, with respect to a proposed expansion or modification of TARC's refinery, the aggregate costs required to complete such expansion or modification of the refinery in accordance with the Plans therefor and





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applicable legal requirements, including direct costs related thereto such as construction, engineering and design costs and the cost of site work, construction permits, certificates and bonds, fixtures, machinery, and equipment.

       "Public Equity Offering" means an underwritten public offering by a nationally recognized member of the National Association of Securities Dealers of Qualified Capital Stock of any Person pursuant to an effective registration statement filed with the SEC pursuant to the Securities Act.

       "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

       "Receivables" means and includes, as to any Person, any and all of such Person's now owned or hereafter acquired "accounts" as such term is defined in
Article 9 of the Uniform Commercial Code in the State of New York, all products and proceeds thereof, and all books, records, ledger cards, files, correspondence, and computer files, tapes, disks or software that at any time evidence or contain information relating to the foregoing.

       "Reference Period" with regard to any Person means the four full fiscal quarters of such Person ended on or immediately preceding any date upon which any determination is to be made pursuant to the terms of the Notes or the Indenture.

       "Registration Rights Agreements" means the Registration Rights Agreements in connection with the registration under federal securities laws of
(i) the Notes and (ii) the capital stock of TARC, TransTexas and TTXD pledged or to be pledged to the Indenture Trustee, in each case among the Company and the Indenture Trustee, as in effect on the Issue Date and as amended from time to time, provided that any such amendment is not materially adverse to the holders of the Notes.

       "Reimbursement and Credit Facility" means the Reimbursement and Credit Agreement dated January 25, 1996, pursuant to which a third party caused a $20 million letter of credit to be issued to collateralize a supersedeas bond on behalf of TransTexas, as amended from time to time in a manner not adverse to the Holders of the Notes.

       "Related Person" means (i) any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Subsidiary of the Company or any officer, director, or employee of the Company or any Subsidiary of the Company or of such Person, (ii) the spouse, any immediate family member, or any other relative who has the same principal residence of any Person described in clause (i) above, and any Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with, such spouse, family member, or other relative, and (iii) any trust in which any Person described in clause (i) or (ii), above, is a fiduciary or has a beneficial interest. For purposes of this definition the term "control" means (a) the power to direct the management and policies of a Person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise, or (b) the beneficial ownership of 10% or more of the voting common equity of such Person (on a fully diluted basis) or of warrants or other rights to acquire such equity (whether or not presently exercisable).

       "Related Business" means any of the Related TARC Business, the Related TransTexas Business and the Related TTXD Business.

       "Related TARC Business" means the business of (i) processing, blending, terminalling, storing, marketing (other than through operating retail gasoline stations), refining, or distilling crude oil, condensate, natural gas liquids, petroleum blendstocks or refined products thereof (ii) owning and operating an Accounts Receivable Subsidiary and (iii) after the Phase II Completion Date, the exploration for, acquisition of, development of, production, transportation and gathering of crude oil, natural gas, condensate and natural gas liquids from outside of the United States.

       "Related TransTexas Business" means (i) the exploration for, acquisition of, development of, production, transportation, gathering, and processing (in connection with natural gas and natural gas liquids only) of, crude oil, natural gas, condensate, and natural gas liquids; provided that the Related TransTexas Business shall not include any





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refining or distilling of Hydrocarbons other than processing and fractionating natural gas and natural gas liquids, (ii) the drilling and energy services business and pipeline services business or (iii) owning and operating a Hedging Subsidiary.

       "Related TTXD Business" means the drilling and energy services business and pipeline services business.

       "Required Phase I Completion Date" means March 31, 1999.

       "Reserve Report" means a report prepared by independent petroleum engineers with respect to Hydrocarbon reserves in accordance with guidelines published by the SEC.

       "Restricted Investment" means any direct or indirect Investment by the Company or any Subsidiary of the Company other than a Permitted Investment.

       "Restricted Payment" means, with respect to any Person, (i) any Restricted Investment, (ii) any dividend or other distribution on shares of Capital Stock of such Person or any Subsidiary of such Person, (iii) any payment on account of the purchase, redemption, or other acquisition or retirement for value of any shares of Capital Stock of such Person, and (iv) any defeasance, redemption, repurchase, or other acquisition or retirement for value, or any payment in respect of any amendment in anticipation of or in connection with any such retirement, acquisition, or defeasance, in whole or in part, of any Subordinated Debt, directly or indirectly, of such Person or a Subsidiary of such Person prior to the scheduled maturity or prior to any scheduled repayment of principal in respect of such Subordinated Debt; provided, however, that the term "Restricted Payment" does not include (i) any dividend, distribution, or other payment on shares of Capital Stock of an issuer solely in shares of Qualified Capital Stock of such issuer that is at least as junior in ranking as the Capital Stock on which such dividend, distribution, or other payment is to be made, (ii) any dividend, distribution, or other payment to the Company from any of its Subsidiaries, (iii) any defeasance, redemption, repurchase, or other acquisition or retirement for value, in whole or in part, of any Subordinated Debt of such Person payable solely in shares of Qualified Capital Stock of such Person, (iv) any payments or distributions made pursuant to and in accordance with the Transfer Agreement, the TransTexas Drilling Agreement, the Services Agreement, the Office Leases or the Tax Allocation Agreement, or (v) any dividend, distribution or other payment to TARC by any of its Subsidiaries or TransTexas by any of its Subsidiaries, (vi) any Intercompany Loan Redemptions, (vii) any redemption, repurchase or other retirement for value of the TARC Warrants by the Company or TARC, including any premium paid thereon, (viii) any redemption, repurchase or other retirement for value of the TEC Preferred Stock by the Company, including any premium paid thereon, (ix) any redemption, defeasance, repurchase or other retirement for value of the Senior TARC Mortgage Notes by TARC, including any premium paid thereon, (x) any redemption, defeasance, repurchase or other retirement for value of the Senior TARC Discount Notes by TARC, including any premium paid thereon, (xi) any redemption, defeasance, repurchase or other retirement for value of the Senior TransTexas Notes by TransTexas, including any premium paid thereon, (xii) an Investment by TransTexas in, or distribution by TransTexas on, its Capital Stock pursuant to share repurchases or dividends on its Capital Stock in each case as described under the caption "Transactions" in an aggregate amount not to exceed $400 million, (xiii) the redemption, purchase, retirement or other acquisition of any Debt including any premium paid thereon, with the proceeds of any refinancing Debt permitted to be incurred pursuant to clause (1)(g), (3)(j), 4(j) or 5(e) of the covenant described herein under the heading "Limitation on the Incurrences of Additional Debt and Issuances of Disqualified Capital Stock," (xiv) the distribution by TransTexas of shares of capital stock of TTXD in connection with the TTXD Spin-off, (xv) after the repayment of the TARC Intercompany Loan or the TransTexas Intercompany Loan, dividends or other distributions on shares of common stock of TARC or TransTexas, respectively, provided that each such dividend or distribution is paid to all holders of common stock of such entity on a pro rata basis, (xvi) the purchase by TARC or TransTexas of shares of Capital Stock of TARC, TransTexas or TTXD in connection with each of their employee benefit plans, including without limitation any employee stock ownership plans or any employee stock option plans, in an aggregate amount not to exceed 7% of the aggregate market value of the voting stock held by non-affiliates of the issuer measured from the date of the first such purchase, (xvii) a dividend or other payment not to exceed $23 million from the Company to TransAmerican, and (xviii) any repayment or retirement for value by TARC or TransTexas of any loan from the Company incurred pursuant to clause (1)(q), (1)(r), (2)(o), (2)(p), (3)(u), (3)(v), (4)(s), or (4)(t) of the
covenant





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described herein under the heading "-- Limitation on Incurrences of Additional
Indebtedness and Issuances of Disqualified Capital Stock."

       "Revolving Credit Facility" means any revolving credit facility between TransTexas, on the one hand, and any banks or other lenders, on the other hand.

       "Royalty Payment Obligations" means (i) royalties, overriding royalties, revenue interests, net revenue interests, net profit interests, and reversionary interests, (ii) the interests of others in pooling or unitization agreements, production sales contracts and operating agreements, (iii) Liens arising under, in connection with or related to farm-out, farm-in, joint operating, pooling, unitization or area of mutual interest agreements or other similar or customary arrangements, agreements or interests, and (iv) similar burdens on the property of TransTexas or any Subsidiary of TransTexas; each as incurred in the ordinary course of business and to the extent such burdens are limited in recourse to (x) the properties subject to such interests or agreements, (y) the Hydrocarbons produced from such properties, and (z) the proceeds of such Hydrocarbons.

       "Sale and Leaseback Transaction" means an arrangement relating to property owned on the Issue Date or thereafter acquired whereby the Company or a Subsidiary of the Company transfers such property to a Person and leases it back from such Person.

       "SEC" means the Securities and Exchange Commission.

       "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

       "Security Documents" means the TARC Security Documents and the TransTexas Security Documents and a collateral assignment by the Company of each of these to the Indenture Trustee and a pledge by the Company of substantially all of its assets, including its interest in the TEC Disbursement Account, the Capital Stock of TARC, TransTexas and any other future Subsidiaries and the Intercompany Notes and each other agreement relating to any Guarantee or the pledge of assets to secure the Notes or the TransTexas Intercompany Loan or the TARC Intercompany Loan that may be entered into on or after the Issue Date pursuant to the terms of the Indenture.

       "Senior Debt" means, with respect to any Person, any Debt that is not Subordinated Debt.

       "Senior TARC Discount Notes" means the Guaranteed First Mortgage Discount Notes due 2002 issued by TARC and guaranteed by the Company.

       "Senior TARC Mortgage Notes" means the Guaranteed First Mortgage Notes due 2002 issued by TARC and guaranteed by the Company.

       "Senior TransTexas Notes" means the 11 1/2% Senior Secured Notes due 2002 of TransTexas.

       "Services Agreement" means the Services Agreement among TNGC Holdings and its Subsidiaries, as in effect on the Issue Date and as amended from time to time, provided that any such amendment is not materially adverse to the holders of the Notes.

       "Subordinated Debt" means Debt of TARC or TransTexas that (i) requires no payment of principal prior to or on the date on which all principal of and interest on the respective Intercompany Loans is paid in full and (ii) is subordinate and junior in right of payment to the respective Intercompany Loans in the event of a liquidation.

       "Subordinated Notes" means the $189 million principal amount of 13 1/4% Series A Senior Subordinated Discount Notes due 2003 of TransTexas, in the form in existence on the date of the Indenture, the 13 1/4% Series B Senior





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Subordinated Discount Notes due 2003 of TransTexas, the 13  3/4% Series C
Senior Subordinated Notes due 2001 of TransTexas and the 13 3/4% Series D Senior Subordinated Notes due 2001 of TransTexas.

       "Subsidiary" with respect to any Person, means (i) a corporation with respect to which such Person or its Subsidiaries owns, directly or indirectly, at least fifty percent of such corporation's Capital Stock with voting power, under ordinary circumstances, to elect directors, or (ii) a partnership in which such Person or a subsidiary of such Person is, at the time, a general partner of such partnership and has more than 50% of the total voting power of partnership interests entitled (without regard to the occurrence of any contingency) to vote in the election of managers thereof, or (iii) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries of such Person, or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof has (x) at least a fifty percent ownership interest or (y) the power to elect or direct the election of the directors or other governing body of such other Person; provided, however, that "Subsidiary" shall not include (i) for the purposes of the covenant "Guarantee by Subsidiaries," a joint venture an investment in which would constitute a Permitted Investment under clause (ix) of the definition thereof, (ii) any Unrestricted Subsidiary of such Person, except for purposes of the covenant "-- Limitation on Transactions with Related Persons" or (iii) an Accounts Receivable Subsidiary.

       "Swap Obligation" of any Person means any Interest Rate or Currency Agreement entered into with one or more financial institutions or one or more futures exchanges in the ordinary course of business and not for purposes of speculation that is designed to protect such Person against fluctuations in (x) interest rates with respect to Debt Incurred and which shall have a notional amount no greater than 105% of the principal amount of the Debt being hedged thereby, or (y) currency exchange rate fluctuations.

       "TARC" means TransAmerican Refining Corporation, a Texas corporation.

       "TARC Borrowing Base" means, as of any date, an amount equal to the sum of (a) 90% of the book value of all accounts receivable owned by TARC and its Subsidiaries (excluding any accounts receivable that are more than 90 days past due, less (without duplication) the allowance for doubtful accounts attributable to such current accounts receivable) calculated on a consolidated basis and in accordance with GAAP and (b) 85% of the current market value of all inventory owned by TARC and its Subsidiaries as of such date. To the extent that information is not available as to the amount of accounts receivable as of a specific date, TARC may utilize, to the extent reasonable, the most recent available information for purposes of calculating the TARC Borrowing Base.

       "TARC Collateral" means (x) the assets of TARC which are mortgaged or pledged to the Company as security for the TARC Intercompany Loan in accordance with the TARC Security Documents and (y) the Guarantees by the Subsidiaries of TARC of the TARC Intercompany Loan.

       "TARC Disbursement Account" means a segregated deposit account from which funds will be disbursed pursuant to the terms of the Disbursement Agreement.

       "TARC Entities" means TARC and each of its Subsidiaries.

       "TARC Guarantor Mortgage" means each mortgage, deed of trust, assignment, security agreement and financing statement by each Guarantor of the TARC Intercompany Loan to the trustee named therein for the benefit of the Company.

       "TARC Guarantor Security Agreement" means each Security Agreement, Pledge and Financing Statement by each Guarantor of the TARC Intercompany Loan in favor of the Company.

       "TARC Intercompany Loan" means the senior secured promissory note from TARC to the Company in the fully accreted principal amount of $920 million upon substantially the terms described under "-- Collateral and Security."





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       "TARC Interest Increase" means the .25% per annum increase in the rate of interest borne by the TARC Intercompany Loan on or after June 15, 1999 which occurs if the cost to complete Phase I is in excess of $245 million.

       "TARC Mortgage" means the Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement from TARC in favor of the Company.

       "TARC Pledge Agreement" means the Pledge Agreement between TARC and the Company.

       "TARC Security Agreement" means the Security Agreement between TARC and the Company.

       "TARC Security Documents" means the TARC Security Agreement, the TARC Pledge Agreement, the Disbursement Agreement, the TARC Mortgage, a registration rights agreement relating to the shares of TARC Common Stock pledged to the Indenture Trustee and each other agreement relating to the pledge of assets to secure the TARC Intercompany Loan and any guarantee of the obligations of TARC under the TARC Intercompany Loan by any Guarantor that may be entered into after the date of the TARC Intercompany Loan, pursuant to the terms of the TARC Intercompany Loan.

       "TARC Shared Collateral" means the Collateral securing the Senior TARC Mortgage Notes, the Senior TARC Discount Notes, and the TARC Intercompany Loan.

       "TARC Warrants" means the Common Stock Purchase Warrants of TARC issued on February 23, 1995.

       "Tax Allocation Agreement" means the Tax Allocation Agreement, dated as of August 24, 1993, among TNGC Holdings Corporation, the Company and other subsidiaries, as in effect on the Issue Date and as amended from time to time, provided that any such amendment is not materially adverse to the holders of the Notes.

       "TEC Disbursement Account" means a segregated deposit account from which funds will be disbursed pursuant to the Disbursement Agreement.

       "TEC Preferred Stock" means the 1,000 shares of Preferred Stock issued on February 23, 1995.

       "Third Party Consent Agreement" means any mineral lease, right-of-way, easement, or any farm-out, farm-in, joint operating, joint venture or area of mutual interest agreement to which TransTexas or any of its Subsidiaries is a party (i) that is included in the Collateral or relates to an asset included in the Collateral, (ii) that requires the consent or approval of any Person (a) for the creation, perfection, maintenance or protection of a valid security interest in, or Lien against, any of the Collateral in favor of the Company or the Indenture Trustee or (b) upon foreclosure of the Indenture Trustee's Lien, for the Company or the Indenture Trustee to acquire or sell, assign, dispose of or otherwise transfer such mineral lease, right-of-way, easement, or farm-out, farm-in, joint operating, joint venture or area of mutual interest agreement or any right or interest of TransTexas or any of its Subsidiaries thereunder, or for the Company or the Indenture Trustee to exercise any or all of its rights or remedies under any of the Security Documents and (iii) with respect to which such consent or approval has not yet been obtained.

       "Trading Day" means any day on which the securities in question are quoted on the NYSE, or if such securities are not approved for listing on the NYSE, on the principal national securities market or exchange on which such securities are listed or admitted, or if not listed or admitted for trading on any national securities market or exchange, on the NNM.

       "Transfer Agreement" means the Transfer Agreement, dated as of August 24, 1993, among TransAmerican, TransTexas, TransTexas Transmission Corporation, and Mr. Stanley, as in effect on the Issue Date and as amended from time to time, provided that any such amendment is not materially adverse to the holders of the Notes.





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       "TransTexas" means TransTexas Gas Corporation, a Delaware corporation.

       "TransTexas Borrowing Base" means, as of any date, an amount equal to the sum of (a) 85% of the book value of all accounts receivable owned by TransTexas and its Subsidiaries (excluding any accounts receivable that are more than 90 days past due, less (without duplication) the allowance for doubtful accounts attributable to such current accounts receivable) calculated on a consolidated basis and in accordance with GAAP and (b) 70% of the current market value of all inventory owned by TransTexas and its Subsidiaries as of such date. To the extent that information is not available as to the amount of accounts receivable as of a specific date, TransTexas may utilize, to the extent reasonable, the most recent available information for purposes of calculating the TransTexas Borrowing Base.

       "TransTexas Disbursement Agreement" means the Disbursement Agreement among TransTexas, the Company, the Trustee and the disbursement agent named therein, as amended pursuant to the terms thereof.

       "TransTexas Collateral" means (x) the assets of TransTexas which are mortgaged or pledged to the Company pursuant to the terms of the TransTexas Security Documents and (y) the guarantees by the Subsidiaries of TransTexas of the TransTexas Intercompany Loan.

       "TransTexas Drilling Agreement" means a drilling services agreement between TransTexas and TTXD relating to the provision by TTXD to TransTexas of drilling and related services at market rates, upon the terms approved by the board of directors of each of TTXD and TransTexas.

       "TransTexas Entities" means TransTexas and each of its Subsidiaries.

       "TransTexas Guarantor Mortgage" means each mortgage, deed of trust, assignment, security agreement and financing statement by each Guarantor of the TransTexas Intercompany Loan to the trustee named therein for the benefit of the Company.

       "TransTexas Guarantor Security Agreement" means each security agreement, pledge and financing statement by each Guarantor of the TransTexas Intercompany Loan in favor of the Company.

       "TransTexas Intercompany Loan" means the senior secured promissory note from TransTexas to the Company in the principal amount of $450 million upon substantially the terms described under the heading "-- Collateral and Security."

       "TransTexas Interest Increase" means an increase in the rate of interest borne by the TransTexas Intercompany Loan from 10 7/8% to 12 7/8% during a TransTexas Interest Increase Quarter.

       "TransTexas Interest Increase Quarter" means any fiscal quarter immediately following a Capital Expenditure Testing Quarter, in which Capital Expenditure Testing Quarter the Capital Expenditures of TransTexas exceeded the Consolidated EBITDA of TransTexas for the fiscal quarter immediately preceding such Capital Expenditure Testing Quarter.

       "TransTexas Mortgage" means the Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement by TransTexas to the trustee named therein for the benefit of the Company.

       "TransTexas Security Agreement" means the Security Agreement, Pledge and Financing Statement by TransTexas, in favor of the Company.

       "TransTexas Security Documents" means the TransTexas Mortgage, the TransTexas Security Agreement, the TransTexas Disbursement Agreement, the TransTexas Intercreditor Agreement, a registration rights agreement relating to the shares of TransTexas common stock pledged to the Indenture Trustee and each other agreement relating to the pledge of assets to secure the TransTexas Intercompany Loan and any guarantee of the obligations of TransTexas under





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the TransTexas Intercompany Loan by any Guarantor that may be entered into after the date of the TransTexas Intercompany Loan, pursuant to the terms of the TransTexas Intercompany Loan.

       "TransTexas Shared Collateral" means the Collateral securing the Senior TransTexas Notes and the TransTexas Intercompany Loan.

       "TTXD" means TransTexas Drilling Services, Inc., a Delaware corporation or a newly formed corporation which is initially a wholly-owned Subsidiary of TransTexas formed for the purpose of receiving the Investments described herein under clauses (xii) and (xiii) under the definition of "Permitted Investments" contained herein.

       "TTXD Entities" means TTXD and each of its Subsidiaries.

       "TTXD Equity Investment" means an equity Investment by TransTexas in TTXD in an aggregate amount not in excess of $75 million.

       "TTXD Spin-off" means (i) the transfer of the drilling and integrated services business and pipeline services business and related assets from TransTexas to TTXD and (ii) the (x) dividend of shares of common stock of TTXD to holders of TransTexas common stock or (y) any other transaction that would result, in the case of (x) or (y), in TransTexas being the beneficial owner of less than 50% of the common stock of TTXD.

       "Unrestricted Non-Recourse Debt" of the Company or any of its Subsidiaries means (i) Debt of such Person that is secured solely (other than with respect to clause (ii) below) by a Lien upon the stock of an Unrestricted Subsidiary of such Person and as to which there is no recourse (other than with respect to clause (ii) below) against such Person or any of its assets other than against such stock (and the dollar amount of any Debt of such Person as described in this clause (i) shall be deemed to be zero for purposes of all other provisions of the Indenture) and (ii) guarantees of the Debt of Unrestricted Subsidiaries of such Person; provided, that the aggregate of all Debt of such Person Incurred and outstanding pursuant to clause (ii) of this definition, together with all Permitted Investments (net of any return on such Investment) in Unrestricted Subsidiaries of such Person, does not exceed (x) $25 million in the case of TransTexas or (y) 20% of TARC's Consolidated EBITDA since the Phase II Completion Date in the case of TARC plus in the case of clause (ii) of this definition of Unrestricted Non-Recourse Debt, Restricted Payments permitted to be made pursuant to clauses (i) or (ii), as applicable, of the covenant contained herein under the heading "Limitation on Restricted Payments."

       "Unrestricted Subsidiary" of any Person means any other Person ("Other Person") that would, but for this definition of "Unrestricted Subsidiary" be a Subsidiary of such Person organized or acquired after the Issue Date as to which all of the following conditions apply: (i) neither such Person nor any of its other Subsidiaries provides credit support of any Debt of such Other Person (including any undertaking, agreement or instrument evidencing such Debt), other than Unrestricted Non-Recourse Debt; (ii) such Other Person is not liable, directly or indirectly, with respect to any Debt other than Unrestricted Subsidiary Debt; (iii) neither such Person nor any of its Subsidiaries has made an Investment in such Other Person unless such Investment was permitted by the provisions described under " -- Covenants -- Limitation on Restricted Payments;" and (iv) the Board of Directors of such Person, as provided below, shall have designated such Other Person to be an Unrestricted Subsidiary on or prior to the date of organization or acquisition of such Other Person. Any such designation by the Board of Directors of such Person shall be evidenced to the Indenture Trustee by delivering to the Indenture Trustee a resolution thereof giving effect to such designation and an Officers' Certificate certifying that such designation complies with the foregoing conditions. The Board of Directors of any Person may designate any Unrestricted Subsidiary of such Person as a Subsidiary of such Person; provided, that, (a) if the Unrestricted Subsidiary has any Debt outstanding or is otherwise liable for any Debt or has a negative Net Worth, then immediately after giving pro forma effect to such designation, such Person could incur at least $1.00 of additional Debt pursuant to the provisions described under the heading " -- Covenants -- Limitation on Incurrences of Additional Debt and Issuances of Disqualified Capital Stock" (assuming, for purposes of this calculation, that each dollar of negative Net Worth is equal to one dollar of Debt), (b) all Debt of such Unrestricted Subsidiary shall be deemed to be incurred by a Subsidiary of the Person on the date such Unrestricted Subsidiary becomes a Subsidiary, and (c) no





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Default or Event of Default would occur or be continuing after giving effect to such designation. Any subsidiary of an Unrestricted Subsidiary shall be an Unrestricted Subsidiary for purposes of the Indenture. Notwithstanding the foregoing, TransTexas Exploration Corporation shall be deemed to be an Unrestricted Subsidiary of TransTexas.

       "Unrestricted Subsidiary Debt" means, as to any Unrestricted Subsidiary of any Person, Debt of such Unrestricted Subsidiary (i) as to which neither such Person nor any Subsidiary of such Person is directly or indirectly liable (by virtue of such Person or any such Subsidiary being the primary obligor on, guarantor of, or otherwise liable in any respect to, such Debt), unless such liability constitutes Unrestricted Non-Recourse Debt and (ii) which, upon the occurrence of a default with respect thereto, does not result in, or permit any holder (other than the Company or any Subsidiary of the Company) of any Debt of such Person or any Subsidiary of such Person to declare, a default on such Debt of such Person or any Subsidiary of such Person or cause the payment thereof to be accelerated or payable prior to its stated maturity, unless, in the case of this clause (ii), such Debt constitutes Unrestricted Non-Recourse Debt.

       "Value" means, as of any date, (a) when used with respect to Senior Secured Discount Notes prior to June 15, 1999, the Accreted Value of such Senior Secured Discount Notes, and (b) when used with respect to (i) Senior Secured Discount Notes on or after June 15, 1999 or (ii) Senior Secured Notes, the outstanding principal amount of such Notes, plus all accrued and unpaid interest thereon.

       "Vehicles" means all trucks, automobiles, trailers and other vehicles covered by a certificate of title.

       "Volumetric Production Payments" means production payment obligations recorded as deferred revenue in accordance with GAAP, together with all undertakings and obligations in connection therewith.

       "Voting Stock" means Capital Stock of a Person having generally the right to vote in the election of directors of such Person.

       "Weighted Average Life" means, as of the date of determination, with respect to any debt instrument, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such debt instrument multiplied by the amount of such principal payment by (ii) the sum of all such principal payments.

COVENANTS

       The Indenture contains, among others, the following covenants:

       Repurchase of Notes at the Option of the Holder Upon a Change of Control. In the event that a Change of Control occurs, each Holder of Notes will have the right, at such Holder's option, subject to the terms and conditions of the Indenture, to require the Company to repurchase all or any part of such Holder's Notes (provided that the principal amount of such Notes must be $1,000 or an integral multiple thereof) on a date that is no later than 60 Business Days after the occurrence of such Change of Control (the date on which the repurchase is effected being referred to herein as the "Change of Control Payment Date"), at a cash purchase price equal to 101% of the Value thereof (the "Change of Control Purchase Price"), on and including the Change of Control Payment Date.

       The Company shall notify the Indenture Trustee within five Business Days after each date upon which the Company knows, or reasonably should know, of the occurrence of a Change of Control. Within 20 Business Days after the Company knows, or reasonably should know, of the occurrence of each Change of Control, the Company will make an irrevocable, unconditional offer (a "Change of Control Offer") to the Holders of Notes to purchase all of the Notes at the Change of Control Purchase Price by sending written notice of a Change of Control Offer, by first class mail, to each Holder at its registered address, with a copy to the Indenture Trustee. The notice to Holders will contain all instructions and materials required by applicable law and will contain or make available to Holders other information material to such Holders' decision to tender Notes pursuant to the Change of Control Offer.





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       On or before the Change of Control Payment Date, the Company will (i)
accept for payment Notes or portions thereof properly tendered pursuant to the Change of Control Offer prior to the close of the third Business Day prior to the Change of Control Payment Date, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Change of Control Purchase Price of all Notes so tendered, and (iii) deliver or cause to be delivered to the Indenture Trustee Notes so accepted together with an Officers' Certificate listing the Notes or portions thereof being purchased by the Company. The Paying Agent will promptly mail to the Holders of Notes so accepted payment in an amount equal to the Change of Control Purchase Price, and the Indenture Trustee will promptly authenticate and mail or deliver to such Holders a new Note equal in Accreted Value or principal amount, as applicable, to any unpurchased portion of the Note surrendered. Any Notes not so accepted will be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

       To the extent applicable and if required by law, the Company will comply with Section 14 of the Exchange Act and the provisions of Regulation 14E and any other tender offer rules under the Exchange Act and other securities laws, rules, and regulations which may then be applicable to any offer by the Company to purchase the Notes at the option of Holders upon a Change of Control and, if such laws, rules, and regulations require or prohibit any action inconsistent with the foregoing, compliance by the Company with such laws, rules, and regulations will not constitute a breach of the Company's obligations with respect to the foregoing.

       Limitation on Incurrences of Additional Debt and Issuances of Disqualified Capital Stock. The Indenture provides that the Company may not, and may not permit any of its Subsidiaries (other than any of the TTXD Entities after the TTXD Spin-off) to, directly or indirectly, create, incur, assume, guarantee, or otherwise become liable for, contingently or otherwise (to "Incur" or, as appropriate, an "Incurrence"), any Debt or issue any Disqualified Capital Stock, except:

       (1) in the case of TransTexas or its Subsidiaries prior to the earlier to occur of (x) the Phase I Completion Date or (y) the Notes being rated "B2" or better by Moody's Investors Services, Inc. or "BB-" or better by Standard and Poors Corporation, Inc.:

              (a) Debt evidenced by the TransTexas Intercompany Loan or the Guarantees;

              (b) Subordinated Debt of TransTexas solely to any wholly owned Subsidiary of TransTexas, or Debt of any wholly owned Subsidiary of TransTexas solely to TransTexas or to any wholly owned Subsidiary of TransTexas;

              (c) Debt outstanding under a Revolving Credit Facility in an aggregate principal amount not to exceed at any one time the greater of $30 million or the TransTexas Borrowing Base;

              (d) Debt in an aggregate principal amount outstanding not to exceed at any one time $35 million;

              (e) Debt of TransTexas secured by a Permitted TransTexas Lien that meets the requirements of clause (c), (d), (e), (i), (k), (l), (m),
       (o) or (r) of the definition of "Permitted TransTexas Liens," to the extent that such Liens would give rise to Debt under clauses (i), (ii), or (iii) of the definition of "Debt;"

              (f) any guaranty of Debt permitted by clauses (c), (d), (e) or
       (g) hereof, which guaranty is subordinated in right of payment to the TransTexas Intercompany Loan to the same extent that the Debt permitted to be incurred pursuant to such clauses would be required to be subordinated to the TransTexas Intercompany Loan and which guaranty shall not be included in the determination of the amount of Debt which may be Incurred pursuant to (c), (d), (e) or (g) hereof;

              (g) TransTexas may Incur Debt as an extension, renewal, replacement, or refunding of any of the Debt permitted to be Incurred by clauses (m) or (o) hereof, or this clause (g) (such Debt is collectively referred to





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       as "Pre-Phase I TransTexas Refinancing Debt"), provided, that (1) the maximum principal amount of Pre-Phase I TransTexas Refinancing Debt (or, if such Pre-Phase I TransTexas Refinancing Debt is issued with original issue discount the original issue price of such Pre-Phase I TransTexas Refinancing Debt) permitted under this clause (g) may not exceed the lesser of (x) the principal amount of the Debt being extended, renewed, replaced, or refunded plus reasonable financing fees and other associated reasonable out-of-pocket expenses including consent payments, premium, if any, and related fees, in each case other than those paid to a Related Person (collectively, "Refinancing Fees"), or (y) if such Debt being extended, renewed, replaced, or refunded was issued at an original issue discount, the original issue price, plus amortization of the original issue discount as of the time of the Incurrence of the Pre-Phase I TransTexas Refinancing Debt plus Refinancing Fees, (2) the Pre-Phase I TransTexas Refinancing Debt has a Weighted Average Life and a final maturity that is equal to or greater than the Debt being extended, renewed, replaced, or refunded at the time of such extension, renewal, replacement, or refunding and (3) the Pre-Phase I TransTexas Refinancing Debt shall rank with respect to the Notes and the TransTexas Intercompany Loan to an extent no less favorable in respect thereof to the Holders than the Debt being refinanced;

              (h) Debt represented by trade payables or accrued expenses, in each case incurred on normal, customary terms in the ordinary course of business, not overdue for a period of more than 90 days (or, if overdue for a period of more than 90 days, being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto being maintained on the books of TransTexas in accordance with GAAP) and not constituting any amounts due to banks or other financial institutions;

              (i) Swap Obligations of TransTexas;

              (j) Unrestricted Non-Recourse Debt of TransTexas;

              (k) Debt evidenced by the Senior TransTexas Notes;

              (l) TransTexas may enter into an agreement for the Presale of Gas for cash if the net proceeds from such sale are used to make an Intercompany Loan Redemption;

              (m) Debt relating to the Reimbursement and Credit Facility;

              (n) letters of credit and reimbursement obligations relating thereto to the extent collateralized by cash or Cash Equivalents;

              (o) Debt evidenced by the Subordinated Notes;

              (p) guarantees of Debt of TTXD to the extent that such Debt was Debt of TransTexas on the Issue Date and relates to assets contributed to TTXD pursuant to clause (xiii) of the definition of "Permitted Investment;"

              (q) Debt of TransTexas or any of its Subsidiaries owed to the Company which is loaned pursuant to terms of the fourth paragraph of either of the covenants contained herein under the headings "-- Excess Cash" and "-- Additional Interest Excess Cash Offer;" and

              (r) Debt of TransTexas owed to the Company which together with any Debt incurred pursuant to clauses (2)(p), (3)(v) and (4)(t) hereof does not in the aggregate exceed $50 million principal amount outstanding at any one time; provided that such Debt must have a maturity date which is not after the maturity date of the Notes; and provided further, that such loan must bear cash interest which, together with any cash interest payable (i) on Debt Incurred pursuant to clauses
       (2)(p), (3)(v) and (4)(t) hereof, (ii) the TARC Intercompany Loan, (iii) the TransTexas Intercompany Loan and (iv) any other intercompany loan payable to the Company, is sufficient to satisfy all interest payments on the Notes through their stated maturity.





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
       (2) in the case of TARC or its Subsidiaries prior to the earlier to occur of (x) the Phase I Completion Date or (y) the Notes being rated "B2" or better by Moody's Investors Services, Inc. or "BB-" or better by Standard and Poors Corporation, Inc.:

              (a) Debt evidenced by the TARC Intercompany Loan or the Guarantees;

              (b) Subordinated Debt of TARC solely to any wholly owned Subsidiary of TARC, or Debt of any wholly owned Subsidiary of TARC solely to TARC or to any wholly owned Subsidiary of TARC;

              (c) Debt of TARC outstanding at any time in an aggregate principal amount not to exceed the greater of (x) $100 million or (y) the TARC Borrowing Base, less, in each case, the amount of any Debt of an Accounts Receivable Subsidiary (other than Debt owed to TARC).

              (d) Debt in an aggregate principal amount not to exceed at any one time $10 million;

              (e) Debt incurred in connection with the Port Commission Bond Financing, and any Attributable Debt related thereto, in each case in an aggregate amount not to exceed $65 million;

              (f) Debt secured by a Permitted TARC Lien that meets the requirements of clause (c), (g), (m), (o) and (r) of the definition of "Permitted TARC Liens", to the extent that such Liens would give rise to Debt under clauses (i), (ii), or (iii) of the definition of "Debt";

              (g) Any guaranty of Debt permitted by clauses (c), (d) or (f) hereof which guaranty is subordinated in right of payment to the Notes and the TARC Intercompany Loan to the same extent that the Debt permitted to be incurred pursuant to such clauses would be required to be subordinated to the Notes and the TARC Intercompany Loan and which guaranty shall not be included in the determination of the amount of Debt which may be Incurred pursuant to (c), (d) or (f) hereof;

              (h) Debt of TARC represented by trade payables or accrued expenses, in each case, incurred on normal, customary terms in the ordinary course of business, not overdue for a period of more than 90 days (or, if overdue for a period of more than 90 days, being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto being maintained on the books of TARC in accordance with
       GAAP) and not constituting any amounts due to banks or other financial institutions;

              (i) Swap Obligations of TARC;

              (j) Unrestricted Non-Recourse Debt of TARC;

              (k) Debt evidenced by the Senior TARC Mortgage Notes;

              (l) Debt or Attributable Debt Incurred in connection with the acquisition of tank storage facilities in the vicinity of the refinery or a substantially contemporaneous Sale and Leaseback Transaction with respect thereto;

              (m) letters of credit and reimbursement obligations relating thereto to the extent collateralized by cash or Cash Equivalents;

              (n) Debt evidenced by the Senior TARC Discount Notes;





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              (o) Debt of TARC or any of its Subsidiaries owed to the Company which is loaned pursuant to terms of the fourth paragraph of either of the covenants contained herein under the headings "-- Excess Cash" and "-- Additional Interest Excess Cash Offer;"

              (p) Debt of TARC owed to the Company which together with any Debt incurred pursuant to clauses (1)(r), (3)(v) and (4)(t) hereof does not in the aggregate exceed $50 million principal amount outstanding at any one time; provided that such Debt must have a maturity date which is not after the maturity date of the Notes; and provided further, that such loan must bear cash interest which, together with any cash interest payable (i) on Debt Incurred pursuant to clauses (1)(r), (3)(v) and
       (4)(t) hereof, (ii) the TARC Intercompany Loan, (iii) the TransTexas Intercompany Loan and (iv) any other intercompany loan payable to the Company, is sufficient to satisfy all interest payments on the Notes through their stated maturity; and

              (q) TARC may Incur Debt as an extension, renewal, replacement, or refunding of any of the Debt permitted to be Incurred by clause (e) hereof, or this clause (q) (such Debt is collectively referred to as "Pre-Phase I TARC Refinancing Debt"), provided, that (1) the maximum principal amount of Pre-Phase I TARC Refinancing Debt (or, if such Pre-Phase I TARC Refinancing Debt is issued with original issue discount, the original issue price of such Pre-Phase I TARC Refinancing Debt) permitted under this clause (q) may not exceed the lesser of (x) the principal amount of the Debt being extended, renewed, replaced, or refunded plus Refinancing Fees or (y) if such Debt being extended, renewed, replaced, or refunded was issued at an original issue discount, the original issue price, plus amortization of the original issue discount as of the time of the Incurrence of the Pre-Phase I TARC Refinancing Debt plus Refinancing Fees, (2) the Pre-Phase I TARC Refinancing Debt has a Weighted Average Life and a final maturity that is equal to or greater than the Debt being extended, renewed, replaced, or refunded at the time of such extension, renewal, replacement, or refunding and (3) the Pre-Phase I TARC Refinancing Debt shall rank with respect to the Notes and the TARC Intercompany Loan to an extent no less favorable in respect thereof to the Holders than the Debt being refinanced.

       (3) in the case of TransTexas or its Subsidiaries after the earlier to occur of (x) the Phase I Completion Date or (y) the Notes being rated "B2" or better by Moody's Investors Services, Inc. or "BB-" or better by Standard and Poors Corporation, Inc.:

              (a) Debt evidenced by the TransTexas Intercompany Loan or the Guarantees;

              (b) Subordinated Debt of TransTexas solely to any wholly owned Subsidiary of TransTexas, or Debt of any wholly owned Subsidiary of TransTexas solely to TransTexas or to any wholly owned Subsidiary of TransTexas;

              (c) (i) if the Phase I Completion Date has not occurred but the Notes have been rated "B2" by Moody's Investors Services, Inc. or "BB-" by Standard and Poors Corporation, Inc., TransTexas may Incur Subordinated Debt with initial net proceeds to TransTexas not in excess of $75 million in the aggregate, (ii) if the Phase I Completion Date has not occurred but the Notes are rated at least "B1" or better by Moody's Investors Services, Inc. or "BB" or better by Standard and Poors Corporation, Inc., TransTexas may Incur Subordinated Debt with initial net proceeds to TransTexas not in excess of $125 million in the aggregate, less any Subordinated Debt Incurred pursuant to subclause (i) above, and (iii) if the Phase I Completion Date has occurred, TransTexas may Incur Subordinated Debt with initial net proceeds to TransTexas not in excess of $125 million in the aggregate, less any Subordinated Debt Incurred pursuant to subclauses (i) and (ii) above;

              (d) Debt outstanding under a Revolving Credit Facility in an aggregate principal amount not to exceed at any one time the greater of $40 million or the TransTexas Borrowing Base, less any Debt outstanding pursuant to clause (c) of clause (l) above;





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              (e) Debt in an aggregate principal amount outstanding not to exceed at any one time $35 million, less any Debt outstanding pursuant to clause (d) of clause (l) above;

              (f) Debt secured by Liens permitted pursuant to clauses (j) or
       (t) of Permitted TransTexas Liens, in an aggregate principal amount not to exceed $35 million;

              (g) The Attributable Debt Incurred in connection with a Sale and Leaseback Transaction of TransTexas' headquarters building located at 1300 North Sam Houston Parkway East, Houston, Texas, and the properties, including various buildings and site improvements, located (i) on U.S. Highway 359, known as "TransTexas Gas Corporation," in Webb County, Texas and (ii) two (2) miles west of Zapata, Texas, on Farm-To-Market Road 496, known as "TransTexas Gas Corporation," in Zapata County, Texas;

              (h) Debt of TransTexas secured by a Permitted TransTexas Lien that meets the requirements of clause (c), (d), (e), (i), (k), (l), (m),
       (o) or (r) of the definition of "Permitted TransTexas Liens," to the extent that such Liens would give rise to Debt under clauses (i), (ii), or (iii) of the definition of "Debt;"

              (i) any guaranty of Debt permitted by clauses (c), (d), (e), (f),
       (h) or (j) hereof, which guaranty is subordinated in right of payment to the TransTexas Intercompany Loan to the same extent that the Debt permitted to be incurred pursuant to such clauses would be required to be subordinated to the TransTexas Intercompany Loan and which guaranty shall not be included in the determination of the amount of Debt which may be Incurred pursuant to (c), (d), (e), (f), (h) or (j) hereof;

              (j) TransTexas may Incur Debt as an extension, renewal, replacement, or refunding of any of the Debt permitted to be Incurred by clauses (c), (j) (q) or (s) hereof, or the third paragraph of this section or Debt permitted to be refinanced pursuant to clause (1)(g) hereof (such Debt is collectively referred to as "TransTexas Refinancing Debt"), provided, that (1) the maximum principal amount of TransTexas Refinancing Debt (or, if such TransTexas Refinancing Debt is issued with original issue discount, the original issue price of such TransTexas Refinancing Debt) permitted under this subclause (j) may not exceed the lesser of (x) the principal amount of the Debt being extended, renewed, replaced, or refunded plus Refinancing Fees, or (y) if such Debt being extended, renewed, replaced, or refunded was issued at an original issue discount, the original issue price, plus amortization of the original issue discount as of the time of the Incurrence of the TransTexas Refinancing Debt plus Refinancing Fees, (2) the TransTexas Refinancing Debt has a Weighted Average Life and a final maturity that is equal to or greater than the Debt being extended, renewed, replaced, or refunded at the time of such extension, renewal, replacement, or refunding and
       (3) the TransTexas Refinancing Debt shall rank with respect to the Notes and the TransTexas Intercompany Loan to an extent no less favorable in respect thereof to the Holders than the Debt being refinanced;

              (k) Debt represented by trade payables or accrued expenses, in each case incurred on normal, customary terms in the ordinary course of business, not overdue for a period of more than 90 days (or, if overdue for a period of more than 90 days, being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto being maintained on the books of TransTexas in accordance with GAAP) and not constituting any amounts due to banks or other financial institutions;

              (l) Swap Obligations of TransTexas;

              (m) Unrestricted Non-Recourse Debt of TransTexas;

              (n) Debt evidenced by the Senior TransTexas Notes;

              (o) Dollar-Denominated Production Payment Obligations that TransTexas elects to treat as Debt not to exceed $40 million in the aggregate at any one time outstanding;





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              (p) TransTexas may enter into an agreement for the Presale of Gas for cash if the net proceeds from such sale are used to make an Intercompany Loan Redemption;

              (q) Debt relating to the Reimbursement and Credit Facility;

              (r) letters of credit and reimbursement obligations relating thereto to the extent collateralized by cash or Cash Equivalents;

              (s) Debt evidenced by the Subordinated Notes;

              (t) guarantees of Debt of TTXD to the extent that such Debt was Debt of TransTexas on the Issue Date and relates to assets contributed to TTXD pursuant to clause (xiii) of the definition of "Permitted Investment;"

              (u) Debt of TransTexas or any of its Subsidiaries owed to the Company which is loaned pursuant to terms of the fourth paragraph of either of the covenants contained herein under the headings "-- Excess Cash" and "-- Additional Interest Excess Cash Offer;" and

              (v) Debt of TransTexas owed to the Company which together with any Debt incurred pursuant to clauses (1)(r), (2)(p) and (4)(t) hereof does not in the aggregate exceed $50 million principal amount outstanding at any one time; provided that such Debt must have a maturity date which is not after the maturity date of the Notes; and provided further, that such loan must bear cash interest which, together with any cash interest payable (i) on Debt Incurred pursuant to clauses
       (1)(r), (2)(p) and (4)(t) hereof, (ii) the TARC Intercompany Loan, (iii) the TransTexas Intercompany Loan and (iv) any other intercompany loan payable to the Company, is sufficient to satisfy all interest payments on the Notes through their stated maturity.

       (4) in the case of TARC or its Subsidiaries after the earlier to occur of (x) the Phase I Completion Date or (y) the Notes being rated "B2" or better by Moody's Investors Services, Inc. or "BB-" or better by Standard and Poors Corporation, Inc.:

              (a) Debt evidenced by the TARC Intercompany Loan or the Guarantees;

              (b) Subordinated Debt of TARC solely to any wholly owned Subsidiary of TARC, or Debt of any wholly owned Subsidiary of TARC solely to TARC or to any wholly owned Subsidiary of TARC;

              (c) Subordinated Debt of TARC with initial net proceeds to TARC not in excess of $150 million in the aggregate;

              (d) Debt of TARC outstanding at any time in an aggregate principal amount not to exceed the greater of (x) $100 million or (y) the TARC Borrowing Base, less, in each case, the amount of any Debt of an Accounts Receivable Subsidiary (other than Debt owed to TARC) and any Debt outstanding pursuant to clause (c) of clause (2) above.

              (e) Debt in an aggregate principal amount not to exceed at any one time $10 million, less any Debt outstanding pursuant to clause (d) of clause (2) above;

              (f) Debt secured by Liens permitted pursuant to clauses (h) and
       (j) of Permitted TARC Liens, in an aggregate principal amount not to exceed $35 million;

              (g) Debt incurred in connection with the Port Commission Bond Financing, and any Attributable Debt related thereto, in each case in an aggregate amount not to exceed $65 million, less any Debt incurred pursuant to clause (e) of clause (2) above;





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              (h) Debt secured by a Permitted TARC Lien that meets the
       requirements of clause (c), (g), (m), (o) and (r) of the definition of "Permitted TARC Liens", to the extent that such Liens would give rise to Debt under clauses (i), (ii), or (iii) of the definition of "Debt";

              (i) Any guaranty of Debt permitted by clauses (c), (d), (e), (f),
       (h) or (j) hereof which guaranty is subordinated in right of payment to the Notes and the TARC Intercompany Loan to the same extent that the Debt permitted to be incurred pursuant to such clauses would be required to be subordinated to the Notes and the TARC Intercompany Loan and which guaranty shall not be included in the determination of the amount of Debt which may be Incurred pursuant to (c), (d), (e), (f), (h) or (j) hereof; and

              (j) TARC may Incur Debt as an extension, renewal, replacement, or refunding of any of the Debt permitted to be Incurred by clauses (c) or
       (g) above, the fourth paragraph of this section, or this subclause (j) or Debt permitted to be refinanced pursuant to clause (2)(q) hereof (such Debt is collectively referred to as "TARC Refinancing Debt"), provided, that (1) the maximum principal amount of TARC Refinancing Debt (or, if such TARC Refinancing Debt is issued with original issue discount, the original issue price of such TARC Refinancing Debt) permitted under this clause (j) may not exceed the lesser of (x) the principal amount of the Debt being extended, renewed, replaced, or refunded plus Refinancing Fees, or (y) if such Debt being extended, renewed, replaced, or refunded was issued at an original issue discount, the original issue price, plus amortization of the original issue discount at the time of the Incurrence of the TARC Refinancing Debt plus Refinancing Fees, (2) the TARC Refinancing Debt has a Weighted Average Life and a final maturity that is equal to or greater than the Debt being extended, renewed, replaced, or refunded at the time of such extension, renewal, replacement, or refunding and (3) the TARC Refinancing Debt shall rank with respect to the Notes and the TARC Intercompany Loan to an extent no less favorable in respect thereof to the Holders than the Debt being refinanced;

              (k) Debt of TARC represented by trade payables or accrued expenses, in each case, incurred on normal, customary terms in the ordinary course of business, not overdue for a period of more than 90 days (or, if overdue for a period of more than 90 days, being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto being maintained on the books of TARC in accordance with
       GAAP) and not constituting any amounts due to banks or other financial institutions;

              (l) Swap Obligations of TARC;

              (m) Unrestricted Non-Recourse Debt of TARC;

              (n) Debt evidenced by the Senior TARC Mortgage Notes;

              (o) Debt or Attributable Debt Incurred in connection with the acquisition of tank storage facilities in the vicinity of the refinery or a substantially contemporaneous Sale and Leaseback Transaction with respect thereto;

              (p) letters of credit and reimbursement obligations relating thereto to the extent collateralized by cash;

              (q) Debt evidenced by the Senior TARC Discount Notes;

              (r) Debt of TARC Incurred in connection with the acquisition, construction or improvement of a CATOFIN(R) Unit not in excess of 20% of TARC's Consolidated EBITDA accrued for the period (taken as one accounting period) commencing with the first full fiscal quarter that commenced after the Phase I Completion Date, to and including the fiscal quarter ended immediately prior to the date of such calculation, provided, that, no such Debt may be Incurred unless (i) the Phase II Completion Date has occurred or (ii) the Construction Supervisor shall have provided the Indenture Trustee with written certification that, based upon its bi-monthly evaluation of the Capital Improvement Program, the amounts remaining in the disbursement





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       accounts to complete Phase II are sufficient to complete Phase II in accordance with the Plans approved by the Construction Supervisor;

              (s) Debt of TARC or any of its Subsidiaries owed to the Company which is loaned pursuant to terms of the fourth paragraph of either of the covenants contained herein under the headings "-- Excess Cash" and "-- Additional Interest Excess Cash Offer;" and

              (t) Debt of TARC owed to the Company which together with any Debt incurred pursuant to clauses (1)(r), (2)(p) and (3)(v) hereof does not in the aggregate exceed $50 million principal amount outstanding at any one time; provided that such Debt must have a maturity date which is not after the maturity date of the Notes; and provided further, that such loan must bear cash interest which, together with any cash interest payable (i) on Debt Incurred pursuant to clauses (1)(r), (2)(p) and
       (3)(v) hereof, (ii) the TARC Intercompany Loan, (iii) the TransTexas Intercompany Loan and (iv) any other intercompany loan payable to the Company, is sufficient to satisfy all interest payments on the Notes through their stated maturity.

       (5)    in the case of the Company or its Accounts Receivable Subsidiary;

              (a) Debt evidenced by the Notes pursuant to the Indenture;

              (b) guarantees of the Senior TARC Mortgage Notes and the Senior TARC Discount Notes;

              (c) Debt of an Accounts Receivable Subsidiary in an amount permitted by the covenant contained herein under the heading "Accounts Receivables Subsidiary";

              (d) Subordinated Debt of the Company with initial net proceeds to the Company not in excess of $150 million in the aggregate; and

              (e) The Company may Incur Debt as an extension, renewal, replacement, or refunding of any of the Debt permitted to be Incurred by subclauses (d) hereof, or this subclause (e) (such Debt is collectively referred to as "TEC Refinancing Debt"), provided, that (1) the maximum principal amount of TEC Refinancing Debt (or, if such TEC Refinancing Debt is issued with original issue discount, the original issue price of such Refinancing Debt) permitted under this subclause (e) may not exceed the lesser of (x) the principal amount of the Debt being extended, renewed, replaced, or refunded plus Refinancing Fees, or (y) if such Debt being extended, renewed, replaced, or refunded was issued at an original issue discount, the original issue price, plus amortization of the original issue discount as of the time of the Incurrence of the TEC Refinancing Debt plus Refinancing Fees, (2) the TEC Refinancing Debt has a Weighted Average Life and a final maturity that is equal to or greater than the Debt being extended, renewed, replaced, or refunded at the time of such extension, renewal, replacement, or refunding and (3) the TEC Refinancing Debt shall rank with respect to the Notes to an extent no less favorable in respect thereof to the Holders than the Debt being refinanced.

       For the purpose of determining the amount of outstanding Debt that has been Incurred pursuant to clause (o) or (m) of clause (1) above, clause (e) of clause (2) above, clause (c), (s) or (q) of clause (3) above, clause (c) or (g) of clause (4) above or clause (d) of clause (5) above, there shall be included in each such case the principal amount then outstanding of any Debt originally Incurred pursuant to such clause and, after any refinancing or refunding of such Debt, any outstanding Debt Incurred pursuant to clause (g) of clause (1) above, clause (q) of clause (2) above, clause (j) of clause (3) above, clause
(j) of clause (4) above and clause (e) of clause (5) above so as to refinance or refund such Debt Incurred pursuant to such subclauses and any subsequent refinancings or refundings thereof.

       Notwithstanding the foregoing provisions of this covenant, after the Phase I Completion Date, TransTexas may (1) Incur Senior Debt and may issue Disqualified Capital Stock if, at the time such Senior Debt is Incurred or such Disqualified Capital Stock is Issued, (i) no Default or Event of Default shall have occurred and be continuing at the time or immediately after giving effect to such transaction on a pro forma basis, and (ii) immediately after giving effect to





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the Consolidated Fixed Charges in respect of such Debt being incurred and the application of the proceeds therefrom to the extent used to reduce Debt or retire Disqualified Capital Stock, on a pro forma basis, the Consolidated Fixed Charge Coverage Ratio of TransTexas for the Reference Period is greater than
2.5 to 1, and (iii) TransTexas' Adjusted Consolidated Tangible Assets are equal to or greater than 150% of the total consolidated principal amount or accreted value, as the case may be, of Debt of the TransTexas Entities (excluding, for purposes of this calculation, the negative Net Worth of any Subsidiary which was formerly designated as an Unrestricted Subsidiary); and (2) Incur Subordinated Debt if, at the time such Subordinated Debt is incurred, (i) no Default or Event of Default shall have occurred and be continuing at the time or immediately after giving effect to such transaction on a pro forma basis,
(ii) immediately after giving effect to the Consolidated Fixed Charges in respect of such Subordinated Debt being incurred and the application of the proceeds therefrom to the extent used to reduce Debt, on a pro forma basis, the Consolidated Fixed Charge Coverage Ratio of TransTexas for the Reference Period is greater than 2.0 to 1, and (iii) TransTexas' Adjusted Consolidated Tangible Assets are equal to or greater than 125% of the total consolidated principal amount or accreted value, as the case may be, of Debt of the TransTexas Entities (excluding, for purposes of this calculation, the negative Net Worth of any Subsidiary which was formerly designated as an Unrestricted Subsidiary).

       Notwithstanding the foregoing provisions of this covenant, (a) TARC may Incur Senior Debt and TARC may issue Disqualified Capital Stock if, at the time such Senior Debt is Incurred or such Disqualified Capital Stock is issued, (i) no Default or Event of Default shall have occurred and be continuing at the time or immediately after giving effect to such transaction on a pro forma basis, and (ii) immediately after giving effect to the Consolidated Fixed Charges in respect of such Debt being Incurred or such Disqualified Capital Stock being issued and the application of the proceeds therefrom to the extent used to reduce Debt or Disqualified Capital Stock, on a pro forma basis, the Consolidated Fixed Charge Coverage Ratio of TARC for the Reference Period is greater than 2.5 to 1, and (b) TARC may Incur Subordinated Debt if, at the time such Subordinated Debt is incurred, (i) no Default or Event of Default shall have occurred and be continuing at the time or immediately after giving effect to such transaction on a pro forma basis, and (ii) immediately after giving effect to the Consolidated Fixed Charges in respect of such Subordinated Debt being incurred and the application of the proceeds therefrom to the extent used to reduce Debt, on a pro forma basis, the Consolidated Fixed Charge Coverage Ratio of TARC for the Reference Period is greater than 2.0 to 1.

       Debt Incurred and Disqualified Capital Stock issued by any Person that is not a Subsidiary of TransTexas or TARC, as the case may be, which Debt or Disqualified Capital Stock is outstanding at the time such Person becomes a Subsidiary of, or is merged into, or consolidated with TransTexas or TARC or one of their Subsidiaries, as the case may be, shall be deemed to have been Incurred or issued, as the case may be, at the time such Person becomes a Subsidiary of, or is merged into, or consolidated with TransTexas or TARC, respectively, or one of their respective Subsidiaries.

       For the purpose of determining compliance with this covenant, (A) if an item of Debt meets the criteria of more than one of the types of Debt described in the above clauses, the Company or the Subsidiary in question shall have the right to determine in its sole discretion the category to which such Debt applies and shall not be required to include the amount and type of such Debt in more than one of such categories and may elect to apportion such item of Debt between or among any two or more of such categories otherwise applicable, and (B) the amount of any Debt which does not pay interest in cash or which was issued at a discount to face value shall be deemed to be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

       Limitation on Restricted Payments. The Indenture provides that the Company will not, and will not permit any of its Subsidiaries (other than any of the TTXD Entities after the TTXD Spin-off) to, directly or indirectly, make any dividend or other distribution on shares of Capital Stock of the Company or any Subsidiary of the Company or make any payment on account of the purchase, redemption, or other acquisition or retirement for value of any such shares of Capital Stock (except (x) to TransTexas by any of its Subsidiaries or (y) to TARC by any of its Subsidiaries) unless such dividends, distributions, or payments are made in cash or Capital Stock or a combination thereof (other than the TTXD Spin-off or a dividend of the common stock of TransTexas by TARC to the Company). In addition, the Indenture provides that the Company will not, and will not permit any of its Subsidiaries (other than any of the TTXD Entities after the TTXD Spin-off) to, directly or indirectly, make any Restricted Payment; provided, however, that TransTexas





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or TARC may make a Restricted Payment if, at the time or after giving effect thereto on a pro forma basis no Default or Event of Default would occur or be continuing, and:

       (i)    in the case of Restricted Payments by TransTexas:

              (a) the Consolidated Fixed Charge Coverage Ratio of TransTexas exceeds 2.25 to 1;

              (b) TransTexas' Adjusted Consolidated Tangible Assets are equal to or greater than 150% of the total consolidated principal amount or accreted value, as the case may be, of Debt of TransTexas and its Subsidiaries (excluding, for purposes of the calculation of Debt, any Swap Obligations); and

              (c) the aggregate amount of all Restricted Payments made by TransTexas and its Subsidiaries, including such proposed Restricted Payment and all payments that may be made pursuant to the proviso at the end of this sentence (if not made in cash, then the fair market value of any property used therefor) from and after the Issue Date and on or prior to the date of such Restricted Payment, would not exceed the sum of (x) 25% of Adjusted Consolidated Net Income of TransTexas accrued for the period (taken as one accounting period), commencing with the first full fiscal quarter that commenced after the Issue Date, to and including the fiscal quarter ended immediately prior to the date of each calculation (or, in the event Adjusted Consolidated Net Income for such period is a deficit, then minus 100% of such deficit), minus (y) 100% of the amount of any write-downs, write-offs, other negative revaluations, and other negative extraordinary charges not otherwise reflected in Adjusted Consolidated Net Income of TransTexas during such period, plus
       (z) the aggregate Net Proceeds received by TransTexas from the issuance or sale (other than to the Company or a Subsidiary of the Company) of its Qualified Capital Stock from and after the Issue Date and on or prior to the date of such Restricted Payment); or

       (ii)   in the case of Restricted Payments by TARC:

              (a) TARC's Consolidated Fixed Charge Coverage Ratio exceeds 2.25 to 1; and

              (b) the aggregate amount of all Restricted Payments made by all of the TARC Entities, including such proposed Restricted Payment and all payments that may be made pursuant to the proviso at the end of this sentence (if not made in cash, then the fair market value of any property used therefor), from and after the Issue Date and on or prior to the date of such Restricted Payment, would not exceed an amount equal to (x) 25% of Adjusted Consolidated Net Income of TARC accrued for the period (taken as one accounting period) from the first full fiscal quarter that commenced after the Issue Date to and including the fiscal quarter ended immediately prior to the date of each calculation for which financial statements are available (or, if TARC's Adjusted Consolidated Net Income for such period is a deficit, then minus 100% of such deficit), plus (y) the aggregate Net Proceeds received by TARC from the issuance or sale (other than to the Company or a Subsidiary of the Company) of its Qualified Capital Stock from and after the Issue Date and on or prior to the date of such Restricted Payment, minus (z) 100% of the amount of any write-downs, write-offs, other negative revaluations, and other negative extraordinary charges not otherwise reflected in TARC's Adjusted Consolidated Net Income during such period; and

provided, that the foregoing clauses will not prohibit the payment of any dividend within 60 days after the date of its declaration if such dividend could have been made on the date of its declaration in compliance with the foregoing provisions.

     Accounts Receivable Subsidiary. The Indenture provides that:

              (a) Notwithstanding the provisions of the covenant entitled "Limitation on Restricted Payments," TARC may, and may permit any of its Subsidiaries to, make Investments in an Accounts Receivable Subsidiary
       (i) the proceeds of which are applied within five Business Days of the making thereof solely to finance the





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       purchase of accounts receivable of TARC and its Subsidiaries and (ii) in the form of Accounts Receivable Subsidiary Notes to the extent permitted by clause (b) below; provided that the aggregate amount of such Investments shall not exceed the greater of $20 million or 20% of the TARC Borrowing Base at any time;

              (b) TARC may not, nor may it permit any of its Subsidiaries to, sell accounts receivable to an Accounts Receivable Subsidiary except for consideration in an amount not less than that which would be obtained in an arm's length transaction and solely in the form of cash or Cash Equivalents; provided that an Accounts Receivable Subsidiary may pay the purchase price for any such accounts receivable in the form of Accounts Receivable Subsidiary Notes so long as, after giving effect to the issuance of any such Accounts Receivable Subsidiary Notes, the aggregate principal amount of all Accounts Receivable Subsidiary Notes outstanding shall not exceed the greater of $20 million or 20% of the aggregate purchase price paid for all outstanding accounts receivable purchased by an Accounts Receivable Subsidiary since the date of this Indenture (and not written off or required to be written off in accordance with the normal business practice of an Accounts Receivable Subsidiary);

              (c) The Company shall not permit an Accounts Receivable Subsidiary to sell any accounts receivable purchased from TARC and its Subsidiaries or participation interests therein to any other Person except on an arm's length basis and solely for consideration in the form of cash or Cash Equivalents;

              (d) The Company may not, nor may it permit any of its Subsidiaries to, enter into any guarantee, subject any of their respective properties or assets (other than the accounts receivable sold by them to an Accounts Receivable Subsidiary or a guarantee limited in recourse solely to the stock of an Accounts Receivable Subsidiary) to the satisfaction of any liability or obligation or otherwise incur any liability or obligation (contingent or otherwise), in each case, on behalf of an Accounts Receivable Subsidiary or in connection with any sale of accounts receivable or participation interests therein by or to an Accounts Receivable Subsidiary, other than obligations relating to breaches of representations, warranties, covenants, and other agreements of TARC or any of its Subsidiaries with respect to the accounts receivable sold by TARC or any of its Subsidiaries to an Accounts Receivable Subsidiary or with respect to the servicing thereof; provided that neither TARC nor any of its Subsidiaries shall at any time guarantee or be otherwise liable for the collectability of accounts receivable sold by them;

              (e) The Company shall not permit an Accounts Receivable Subsidiary to engage in any business or transaction other than the purchase and sale of accounts receivable or participation interests therein of TARC and its Subsidiaries and activities incidental thereto, including incurring Debt pursuant to clause (f) below;

              (f) The Company shall not permit an Accounts Receivable Subsidiary to incur any Debt other than the Accounts Receivable Subsidiary Notes, Debt owed to TARC, and Non-Recourse Debt; provided that the aggregate principal amount of all such Debt of an Accounts Receivable Subsidiary shall not exceed the book value of its total assets as determined in accordance with GAAP;

              (g) The Company shall cause any Accounts Receivable Subsidiary to remit to the Company on a monthly basis as a distribution all available cash and Cash Equivalents not held in a collection account pledged to lenders, acquirors of accounts receivable or participation interests therein, to the extent not applied to (i) pay interest or principal on the Accounts Receivable Subsidiary Notes or any Debt of such Accounts Receivable Subsidiary permitted by clause (f) above, (ii) pay or maintain reserves for reasonable operating expenses of such Accounts Receivable Subsidiary or to satisfy reasonable minimum operating capital requirements, or (iii) to finance the purchase of additional accounts receivable of TARC and its Subsidiaries; and





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                 (h) TARC may not, nor may it permit any of its Subsidiaries to, sell accounts receivable to, or enter into any such transaction with or for the benefit of, an Accounts Receivable Subsidiary (i) if such Accounts Receivable Subsidiary pursuant to or within the meaning of any Bankruptcy Law (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case,
         (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, (D) makes general assignment for the benefit of its creditors, or (E) generally is not paying its debts as they become due; or (ii) if a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against such Accounts Receivable Subsidiary in an involuntary case, (B) appoints a Custodian of such Accounts Receivable Subsidiary or for all or substantially all of the property of such Accounts Receivable Subsidiary, or (C) orders the liquidation of such Accounts Receivable Subsidiary, and, with respect to clause (ii) hereof, the order or decree remains unstayed and in effect for 60 consecutive days.

         Limitation on Restricting Subsidiary Dividends. The Indenture provides that the Company may not, and may not permit any of its Subsidiaries (other than TARC, TransTexas or any of the TTXD Entities) to, directly or indirectly, create, assume, or suffer to exist any consensual encumbrance or restriction on the ability of any Subsidiary of the Company (other than TARC, TransTexas or any of the TTXD Entities) to pay dividends or make other distributions on the Capital Stock of any Subsidiary of the Company, except encumbrances and restrictions existing under this Indenture and any agreement of a Person acquired by the Company or a Subsidiary of the Company, which restrictions existed at the time of acquisition, were not put in place in anticipation of such acquisition and are not applicable to any Person or property, other than the Person or any property of the Person so acquired. Notwithstanding anything contained herein to the contrary, neither TARC nor TransTexas may create an encumbrance or restriction on their ability to pay premium, if any, principal of, or interest on, the Intercompany Loans.

         Guarantee by Subsidiaries. The Indenture provides that if TARC or TransTexas or any of their respective Subsidiaries shall make Investments in an aggregate amount, or otherwise transfer (including by capital contribution) or cause to be transferred, in a manner otherwise permitted pursuant to the Indenture, any assets (tangible or intangible), businesses, divisions, real property, or equipment having a book value as shown in the Company's most recent consolidated balance sheet or the notes thereto (or if greater, a fair market value at the time of transfer) in excess of $1 million in or to any Subsidiary that is not a Guarantor or an obligor on either the TransTexas Intercompany Loan or the TARC Intercompany Loan, other than TTXD or any Subsidiary of TTXD after the TTXD Spin-off, the Company shall (a) cause such transferee Subsidiary to (x) guarantee payment of the TransTexas Intercompany Loan, in the case of Subsidiaries of TransTexas, or the TARC Intercompany Loan in the case of Subsidiaries of TARC, by executing a Guarantee and (y) execute the appropriate security document, in substantially the form of the relevant Security Document, necessary to grant a security interest in all of the assets of such Subsidiary (other than Equipment, Inventory and Receivables) to secure such Guarantee and (b) deliver to the Indenture Trustee an Opinion of Counsel, in form reasonably satisfactory to the Indenture Trustee, that such Guarantee is a valid, binding and enforceable obligation of such Subsidiary, subject to customary exceptions for bankruptcy, fraudulent transfer and equitable principles. If TARC or TransTexas or any of their Subsidiaries shall subsequently sell or otherwise transfer all of the Capital Stock of such Subsidiary held by TARC, TransTexas or any of their Subsidiaries, the Guarantee required hereby shall be withdrawn or canceled. In addition, if the TTXD Spin-off has occurred the Guarantee by TTXD or any of its Subsidiaries shall be withdrawn or cancelled.

         The liability of each Guarantor under its Guarantee will be limited to the amount of its Adjusted Net Assets. The limitation is intended to protect the Guarantees from avoidance as fraudulent transfers, although there can be no assurance that the limitation will successfully do so. See "Risk Factors -- General Risk Factors -- Fraudulent Transfer Considerations." Each Guarantor that makes a payment under its Guarantee of the TARC Intercompany Loan or the TransTexas Intercompany Loan shall be entitled to assert a claim for reimbursement from each other Guarantor of the respective Intercompany Loan, in each case in an amount not to exceed the product of (x) the other Guarantor's Adjusted Net Assets times (y) a fraction, the numerator of which is the other Guarantor's Adjusted Net Assets and the denominator of which is the sum of the Adjusted Net Assets of all Guarantors of the same Intercompany Loan.





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         Limitation on Transactions with Related Persons. The Indenture provides that the Company may not, and may not permit any of its Subsidiaries (other than any of the TTXD Entities after the date of the TTXD Spin-off) to, enter directly or indirectly into, or permit to exist, any transaction or series of related transactions with any Related Person (excluding any Related Person which is a Related Person solely because the party engaging in such transaction has the ability to control the Related Person under the definition of "Control" contained within the definition of "Related Person") (including without limitation: (i) the sale, lease, transfer, or other disposition of properties, assets, or securities to such Related Person; (ii) the purchase or lease of any properties, assets, or securities from such Related Person; (iii) an Investment in such Related Person (excluding Investments permitted to be made pursuant to clauses (iii), (vi), (viii), (x), (xii), (xiii), (xv), (xvi),
(xvii), (xix), (xx), (xxii), (xxiii), (xxiv) or (xxvi) of the definition of "Permitted Investment" contained herein); and (iv) entering into or amending any contract or agreement with or for the benefit of a Related Person (each a "Related Person Transaction")), except for (a) permitted Restricted Payments, including for this purpose the transactions excluded from the definition of Restricted Payments by the proviso contained in the definition of "Restricted Payments", (b) transactions made in good faith, the terms of which are: (x) fair and reasonable to the Company or such Subsidiary, as the case may be, and
(y) are at least as favorable as the terms which could be obtained by the Company or such Subsidiary, as the case may be, in a comparable transaction made on an arm's length basis with Persons who are not Related Persons, (c) transactions (i) between the Company and any of its wholly owned Subsidiaries or transactions between wholly owned Subsidiaries of the Company, (ii) among the TTXD Entities, (iii) among the TARC Entities or (iv) among the TransTexas Entities, (d) transactions pursuant to the Services Agreement, the Transfer Agreement, the Tax Allocation Agreement, the Gas Purchase Agreement, the Drilling Agreement, the Intercompany Notes, the Security Documents, and the Registration Rights Agreements (e) the lease of office space to the Company or an Affiliate of the Company by TransAmerican or an Affiliate of TransAmerican, provided that payments thereunder do not exceed in the aggregate $2,000,000 per year, (f) any sale and leaseback or other transfer of TransTexas' headquarters building located at 1300 North Sam Houston Parkway East, Houston, Texas, (g) any employee compensation arrangement in an amount which together with the amount of all other cash compensation paid to such employee by the Company and its Subsidiaries does not provide for cash compensation in excess of $2 million in any fiscal year of the Company or any Subsidiary and which has been approved by a majority of the Company's Independent Directors and found in good faith by such directors to be in the best interests of the Company or such Subsidiary, as the case may be; (h) loans to TARC and TransTexas which are permitted to be Incurred pursuant to the terms of the covenant described herein under the heading "-- Limitation on Incurrences of Additional Indebtedness and Issuances of Disqualified Capital Stock"; (i) the amounts payable by the Company and its Subsidiaries to Southeast Contractors for employee services provided to TARC not exceeding the actual costs to Southeast Contractors of the employees, which costs consist solely of payroll and employee benefits, plus related administrative costs and an administrative fee, not exceeding $2 million per year in the aggregate; and (j) the Company and its Subsidiaries may pay a management fee to TransAmerican in an amount not to exceed $2.5 million per year.

         Notwithstanding the foregoing, the Company may not, nor may the Company permit any of its Subsidiaries to, directly or indirectly (excluding clauses (i) and (j) above), loan or advance any funds to John R. Stanley, and the aggregate amount of total compensation to John R. Stanley shall not exceed
(i) $1.0 million per year in the aggregate from the Company and TransTexas and
(ii) following the Phase II Completion Date, $1.0 million from TARC.

         Without limiting the foregoing, except for sales of accounts receivable to an Accounts Receivable Subsidiary in accordance with the provisions described under "-- Accounts Receivable Subsidiary," (a) with respect to any Related Person Transaction or series of Related Person Transactions (other than any Related Person Transaction described in clause (a) (with respect to permitted Restricted Payments by virtue of clauses (i), (ii), (iv)-(xii), (xiv), (xv), (xvi) and (xvii) of the proviso contained in the definition of "Restricted Payments"), (c), (d), (e), (f) or (h) of the first paragraph of this covenant) with an aggregate value in excess of $1 million, such transaction must first be approved by a majority of the Board of Directors of the Company or its Subsidiary which is the transacting party and a majority of the directors of such entity who are disinterested in the transaction pursuant to a Board Resolution, as (i) fair and reasonable to the Company or such Subsidiary, as the case may be, and (ii) on terms which are at least as favorable as the terms which could be obtained by the Company or such Subsidiary, as the case may be, on an arm's length basis with Persons who are not Related Persons, and (b) with respect to any Related Person Transaction or series of related Person Transactions (other than any Related Person Transaction described in clause (a) (with respect to permitted Restricted Payments by





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virtue of clauses (i), (ii), (iv)-(xii), (xiv), (xv), (xvi) and (xvii) of the proviso contained in the definition of "Restricted Payments"), (c), (d), (e),
(f), (g) or (h) of the first paragraph of this covenant) with an aggregate value in excess of $5 million, the Company must first obtain a favorable written opinion as to the fairness of such transaction to the Company or such Subsidiary, as the case may be, from a financial point of view, from a "big 6 accounting firm" or a nationally recognized investment banking firm; provided that such opinion shall not be necessary if approval of the Board of Directors to such Related Person Transaction has been obtained after receipt of bona fide bids of at least two other independent parties and such Related Person Transaction is in the ordinary course of business.

         Limitation on Asset Sales. The Indenture provides that the Company may not, and may not permit any of its Subsidiaries to, consummate an Asset Sale unless: (a) an amount equal to the Net Cash Proceeds therefrom is (i) in the case of an Asset Sale by the Company, applied as described herein under the heading "Excess Cash," (ii) in the case of an Asset Sale by one of the TransTexas Entities, applied to an Intercompany Loan Redemption of the TransTexas Intercompany Loan, (iii) in the case of an Asset Sale by one of the TARC Entities, applied to an Intercompany Loan Redemption of the TARC Intercompany Loan, (iv) used to make cash payments in the ordinary course of business and consistent with past practices that are not otherwise prohibited by the Indenture, provided that the aggregate amount so used pursuant to this clause (iv) from and after the Issue Date does not exceed $25 million with respect to TransTexas, or $15 million with respect to TARC (without duplication of amounts used to acquire any Capital Assets in accordance with clauses (v),
(vi) and (vii) below); (v), with respect to an Asset Sale by TransTexas or any of its Subsidiaries (x) to the extent such Asset Sale occurs prior to the payment in full of the TransTexas Intercompany Loan (and any other loans from the Company pursuant to clauses (xvii) or (xxviii) of the definition of "Permitted Investment") and includes proved reserve assets, used for Capital Expenditures in a Related TransTexas Business within 180 days after the date of such Asset Sale, provided that TransTexas' most recent Reserve Report indicates that TransTexas and its Subsidiaries, after giving effect to the Asset Sale and to the addition of proved reserves associated with any assets acquired in connection with such Asset Sale, have proved reserves as indicated on the most recent Reserve Report at least equal to (1) if such sale occurs during the fiscal year ending January 31, 1998, 450 Bcfe of natural gas, (2) if such sale occurs during the fiscal year ending January 31, 1999, 500 Bcfe of natural gas or with an SEC PV 10 of at least $600 million and (3) if such sale occurs during the fiscal year ending January 31, 2000 or thereafter, 600 Bcfe of natural gas or with an SEC PV 10 of at least $700 million, or (y) to the extent such Asset Sale occurs substantially contemporaneously with or after the payment in full of the TransTexas Intercompany Loan (and any other loan to TransTexas from the Company pursuant to clauses (xvii) or (xxviii) of the definition of "Permitted Investment") or involves assets that do not include proved reserves, used for Capital Expenditures in a Related TransTexas Business within 180 days after the date of such Asset Sale; (vi) with respect to an Asset Sale by TARC or any of its Subsidiaries after the Phase II Completion Date, used for Capital Expenditures in a Related TARC Business within 180 days after the date of such Asset Sale; provided that, prior to the payment in full of the TARC Intercompany Loan (and any other loan to TARC from the Company pursuant to clauses (xvii) or (xxviii) of the definition of "Permitted Investment"), the aggregate amount does not exceed $10 million or (vii) with respect to Asset Sales by TransTexas or TARC or any of their Subsidiaries resulting from (x) the damage to or destruction of assets for which Insurance Proceeds are paid or (y) condemnation, eminent domain or similar type proceedings, in each case, used for Capital Expenditures in a Related TransTexas Business (in the case of Asset Sales by any of the TransTexas Entities) or a Related TARC Business (in the case of Asset Sales by any of the TARC Entities) within 360 days after the date of such Asset Sale; and (b) in the case of any Asset Sale or series of related Asset Sales for total proceeds in excess of $5 million, at least 85% of the value of the consideration for such Asset Sales consists of cash, Cash Equivalents or Exchange Assets or any combination thereof. Notwithstanding the foregoing limitations on Asset Sales and restrictions on the use of Net Cash Proceeds therefrom:

                 (A) TransTexas or any Subsidiary of TransTexas may convey, sell, lease, transfer, or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to TransTexas or a wholly owned Subsidiary of TransTexas;

                 (B) TARC or any Subsidiary of TARC may convey, sell, lease, transfer, or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to TARC or any wholly owned Subsidiary of TARC;





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                 (C) the Company and its Subsidiaries may engage in Asset Sales in the ordinary course of business;

                 (D) the Company and its Subsidiaries may engage in Asset Sales not otherwise permitted in clauses (A) through (C) or (E) through (N) of this sentence provided that the aggregate proceeds from all such Asset Sales do not exceed $5 million in any twelve-month period;

                 (E) the Company and its Subsidiaries may engage in Asset Sales pursuant to and in accordance with the provisions described under " -- Limitation on Mergers, Sales, or Consolidation;"

                 (F) the Company and its Subsidiaries may sell, assign, lease, license, transfer, abandon or otherwise dispose of (a) damaged, worn out, unserviceable or other obsolete property in the ordinary course of business or (b) other property no longer necessary for the proper conduct of their business;

                 (G) TARC and its Subsidiaries may sell accounts receivable to an Accounts Receivable Subsidiary in accordance with the provisions described under "-- Covenants -- Accounts Receivable Subsidiary;"

                 (H) TARC and its Subsidiaries may convey, sell, transfer or otherwise dispose of crude oil and refined products in the ordinary course of business;

                 (I) the Company and its Subsidiaries may engage in Asset Sales
         (a) the Net Cash Proceeds of which are used for payment of cash interest on the Notes or the Intercompany Loans, (b) in connection with the settlement of litigation or the payment of judgments or (c) the Net Cash Proceeds of which are used in connection with the settlement of litigation or for the payment of judgments; provided, that the aggregate value of assets transferred pursuant to clauses (b) and (c) above from and after the Issue Date does not exceed $25,000,000;

                 (J) TransTexas may sell, convey, contribute or otherwise transfer the assets comprising the Related TTXD Business to TTXD;

                 (K) TARC may transfer the Port Facility Assets in connection with the Port Commission Bond Financing;

                 (L) TransTexas and its Subsidiaries may convey, sell, transfer or otherwise dispose of Hydrocarbons or other mineral products in the ordinary course of business;

                 (M) Prior to the TTXD Spin-off, TransTexas may sell, transfer, contribute or otherwise dispose of the capital stock of TTXD or the assets comprising the drilling and energy services business and pipeline services business of TransTexas provided that (x) in the case of a transfer, contribution or other distribution to a company which has a class of equity securities publicly traded on a national securities exchange or on the NNM, (aa) at least 50% of the value of the consideration for such Asset Sale consists of cash and up to 50% of the value of the consideration for such Asset Sale may consist of Capital Stock and (bb) the Net Cash Proceeds from such Asset Sale are applied pursuant to clause (a)(ii) of the prior paragraph or (y) in the case of a transfer, contribution or other distribution to a joint venture, partnership, limited liability company or similar entity newly formed for the purpose of this transfer, up to 100% of the value of the consideration for such Asset Sale may consist of Capital Stock or other equity interests in such entity; provided, that any Net Cash Proceeds from such Asset Sale are applied pursuant to clause (a)(ii) of the prior paragraph;

                 (N) The Company and TARC may sell shares of TransTexas common stock in connection with a transaction contemplated by the TransTexas Disbursement Agreement and clause (xii) of the definition of "Restricted Payments;" and





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                 (O) Unless otherwise required by the foregoing clauses (A)
         through (N), the proceeds of any Asset Sale permitted thereby shall be used by the Company or its Subsidiaries for purposes not otherwise prohibited by the Indenture.

         The Indenture also provides that the Company may not, and may not permit any of its Subsidiaries to, consummate a Non-Collateral Asset Sale unless an amount equal to the Net Cash Proceeds therefrom is used for Capital Expenditures in (i) a Related TARC Business in the case of Non-Collateral Asset Sales by any of the TARC Entities or (ii) a Related TransTexas Business in the case of Non-Collateral Asset Sales by any of the TransTexas Entities, in each case within 180 days after the date of such Non-Collateral Asset Sale.

         Limitation on Liens. The Indenture provides that the Company may not and may not permit any Subsidiary to, directly or indirectly, Incur, or suffer to exist any Lien upon any of its respective property or assets, whether now owned or hereafter acquired which property or assets constitute Collateral, other than (a) in the case of the Company, Permitted TEC Liens, (b) in the case of TARC, Permitted TARC Liens, and (c) in the case of TransTexas, Permitted TransTexas Liens. For the purpose of determining compliance with this covenant, if a Lien meets the criteria of more than one of the types of permitted Liens, the Company or the Subsidiary in question shall have the right to determine in its sole discretion the category of permitted Lien to which such Lien applies, shall not be required to include such Lien in more than one of such categories and may elect to apportion such Lien between or among any two or more categories otherwise applicable.

         Limitation on Line of Business. The Indenture provides that none of the TransTexas Entities or the TARC Entities shall directly or indirectly engage to any substantial extent in any line or lines of business activity other than a Related TransTexas Business or a Related TARC Business respectively and, in each case, such other business activities as are reasonably related or incidental thereto. The Indenture also provides that neither the Company nor any Affiliate of John R. Stanley (other than Persons who are Affiliates solely by being directors or Affiliates of directors of one or more companies affiliated with John R. Stanley and other than TARC, TransTexas, TTXD or any of their Subsidiaries) may engage to any substantial extent in any line or lines of business activity that is a Related Business. The Indenture further provides that the Company shall not have any direct Subsidiaries other than TARC, TTXD, TransTexas, an Accounts Receivable Subsidiary, and any wholly owned Subsidiary formed solely for the purpose of facilitating the reincorporation of TARC in Delaware or the repurchase of the TARC Warrants.

         Limitation on Status as Investment Company or Public Utility Company. The Indenture prohibits the Company and its Subsidiaries from becoming "investment companies" (as that term is defined in the Investment Company Act of 1940, as amended), or a "holding company," or "public utility company" (as such terms are defined in the Public Utility Holding Company Act of 1935, as amended), or from otherwise becoming subject to regulation under the Investment Company Act or the Public Utility Holding Company Act.

         Excess Cash. Not later than 20 Business Days after any date on which the Accumulated Amount (as defined) exceeds $50 million, the Company will make an irrevocable, unconditional offer (an "Excess Cash Offer") to the Holders to purchase the maximum amount of Notes which could be acquired by application of the Accumulated Amount as described herein (the "Excess Cash Offer Amount"), at a purchase price (the "Excess Cash Offer Price") equal to 105% of the Accreted Value of the Senior Secured Discount Notes and the principal amount of the Senior Secured Notes for offers made on or prior to December 31, 1997, at a price equal to 108% of the Accreted Value of the Senior Secured Discount Notes and the principal amount of the Senior Secured Notes for offers made during the period from January 1, 1998 through June 15, 2000 and thereafter at the optional redemption prices set forth under "Optional Redemption," in each case, plus accrued and unpaid interest, if any, to and including, the date the Notes tendered are purchased and paid for in accordance with the Indenture, which date shall be no later than 25 Business Days after the first date on which the Excess Cash Offer is required to be made (the "Excess Cash Purchase Date"). The Excess Cash Offer Amount required to be paid hereunder shall be reduced by the amount needed to pay the cash interest on the Notes through maturity (less any interest payable to the Company on the TARC Intercompany Loan, the TransTexas Intercompany Loan and any other intercompany loan payable to the Company) after giving effect to the Notes repurchased pursuant to the Excess Cash Offer (the "Interest Reserve Amount"). Notice of an Excess Cash Offer will be sent at least 20





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Business Days prior to the close of business on the third Business Day prior to the Excess Cash Purchase Date (the "Final Put Date"), by first-class mail, by the Company to each Holder at the address on the books of the Note Registrar, with a copy to the Indenture Trustee. The notice to the Holders will contain all information, instructions, and materials required by applicable law or otherwise material to such Holders' decision to tender Notes pursuant to the Excess Cash Offer. An amount equal to the aggregate of all Excess Cash received by the Company is referred to as the "Accumulated Amount." Prior to making any Excess Cash Offer, the Company shall invest the Accumulated Amount only in cash and Cash Equivalents. The Company may, at its option, elect to make an Excess Cash Offer in the manner specified herein prior to the time that the Accumulated Amount exceeds $50 million.

         To the extent applicable and if required by law, the Company shall comply with Section 14 of the Exchange Act and the provisions of Regulation 14E and any other tender offer rules under the Exchange Act and other securities laws, rules, and regulations which may then be applicable to any Excess Cash Offer by the Company to purchase the Notes. The Company shall give the Indenture Trustee prompt notice if the Accumulated Amount exceeds $50 million.

         On or before an Excess Cash Purchase Date, the Company shall (a) accept for payment Notes or portions thereof properly tendered pursuant to the Excess Cash Offer prior to the close of business on the Final Put Date (on a pro rata basis between the issues (the maximum extent possible) based on the Value of the Notes actually tendered if Notes with a Value in excess of the Value of Notes to be acquired are tendered and not withdrawn), (b) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Excess Cash Offer Price through the Excess Cash Purchase Date of all Notes or portions thereof so accepted, and (c) deliver to the Indenture Trustee Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail or deliver to Holders of Notes so accepted, payment in an amount equal to the Excess Cash Offer Price through the Excess Cash Purchase Date for such Notes. The Indenture Trustee shall promptly cancel all Notes accepted by the Company pursuant to the Excess Cash Offer and authenticate and mail or deliver to the Holders of Notes so accepted a new Note equal in Value to any unpurchased portion of the Note surrendered. Any Notes not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Excess Cash Offer on or as soon as practicable after the Excess Cash Payment Date.

         If the amount required to acquire all Notes tendered by Holders pursuant to the Excess Cash Offer (the "Excess Cash Acceptance Amount") shall be less than the aggregate Excess Cash Offer Amount, the excess of the Excess Cash Offer Amount over the Excess Cash Acceptance Amount may be (i) invested in cash or Cash Equivalents, (ii) used by the Company to make a Note Repurchase or
(iii) used by the Company to make loans to its Subsidiaries, provided that such loans (x) are on terms no less favorable to the Company than the economic terms described to the Holders of Notes in the Excess Cash Offer, (y) are made to the parties described in the Excess Cash Offer, and (z) have a maturity date which is not after the maturity date of the Notes. Upon consummation of any Excess Cash Offer made in accordance with the terms of the Indenture, the Accumulated Amount will be reduced to zero.

         Notwithstanding anything contained in the foregoing to the contrary, the Company shall immediately deposit any cash received by it that the Company has allocated to the Interest Reserve Amount or the provision for income taxes, in each case in the manner contemplated by the definition of "Excess Cash" contained herein, into a segregated cash collateral account in which the Indenture Trustee has a perfected first priority security interest pending such uses.

         Notwithstanding anything contained in the foregoing to the contrary, at any time after June 15, 2000, the Company may elect to make an optional redemption at the prices and in the manner described herein under the heading "Optional Redemption" in lieu of making an Excess Cash Offer. In the event that the Company makes an Optional Redemption, the Accumulated Amount shall be reduced by an amount equal to the redemption price actually paid in connection with such Optional Redemption.

         Additional Interest Excess Cash Offer. Upon the occurrence of a TARC Interest Increase or a TransTexas Interest Increase the Company shall be obligated to make an offer to purchase the Notes upon the terms and subject to the conditions described below. Not later than 20 Business Days after any date on which the Additional Interest Accumulated Amount (as defined below) exceeds $10,000,000, the Company shall make an irrevocable, unconditional





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offer (an "Additional Interest Excess Cash Offer") to the Holders to purchase the maximum amount of Notes which could be acquired by application of the Additional Interest Accumulated Amount as defined below (the "Additional Interest Excess Cash Offer Amount"), at a purchase price (the "Additional Interest Excess Cash Offer Price") equal to 101% of the Accreted Value of the Senior Secured Discount Notes and the principal amount of the Senior Secured Notes, in each case, plus accrued and unpaid interest, if any, to and including the date the Notes tendered are purchased and paid for in accordance with the Indenture, which date shall be no later than 25 Business Days after the first date on which the Additional Interest Excess Cash Offer is required to be made (the "Additional Interest Excess Cash Purchase Date"). The Company shall send notice of an Additional Interest Excess Cash Offer at least 20 Business Days prior to the close of business on the third Business Day prior to the Additional Interest Excess Cash Purchase Date (the "Additional Interest Final Put Date"), by first-class mail, to each Holder at his address set forth upon the registry of the Company, with a copy to the Trustee. The notice to the Holders will contain all information, instructions, and materials required by applicable law or otherwise material to such Holders' decision to tender Notes pursuant to the Additional Interest Excess Cash Offer. An amount equal to the aggregate of all Additional Interest Excess Cash received by the Company is referred to as the "Additional Interest Accumulated Amount." Prior to making any Additional Interest Excess Cash Offer, the Company shall invest the Additional Interest Accumulated Amount only in cash and Cash Equivalents. The Company may, at its option, elect to make an Additional Interest Excess Cash Offer in the manner specified herein prior to the time that the Additional Interest Accumulated Amount exceeds $10,000,000.

         To the extent applicable and if required by law, the Company shall comply with Section 14 of the Exchange Act and the provisions of Regulation 14E and any other tender offer rules under the Exchange Act and other securities laws, rules, and regulations which may then be applicable to any Additional Interest Excess Cash Offer by the Company to purchase the Notes. The Company shall give the Trustee prompt notice if the Additional Interest Accumulated Amount exceeds $10,000,000.

         On or before an Additional Interest Excess Cash Purchase Date, the Company shall (a) accept for payment Notes or portions thereof properly tendered pursuant to the Additional Interest Excess Cash Offer prior to the close of business on the Additional Interest Final Put Date (on a pro rata basis between the issues (to the maximum extent possible) based on the Value of the Notes actually tendered if Notes with a Value in excess of the Value of Notes to be acquired are tendered and not withdrawn), (b) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Additional Interest Excess Cash Offer Price through the Additional Interest Excess Cash Purchase Date of all Notes or portions thereof so accepted, and (c) deliver to the Trustee Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail or deliver to Holders of Notes so accepted, payment in an amount equal to the Additional Interest Excess Cash Offer Price through the Additional Interest Excess Cash Purchase Date for such Notes. The Trustee shall promptly cancel all Notes accepted by the Company pursuant to the Additional Interest Excess Cash Offer and authenticate and mail or deliver to the Holders of Notes so accepted a new Note equal in Value to any unpurchased portion of the Note surrendered. Any Notes not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Additional Interest Excess Cash Offer on or as soon as practicable after the Additional Interest Excess Cash Payment Date.

         If the amount required to acquire all Notes tendered by Holders pursuant to the Additional Interest Excess Cash Offer (the "Additional Interest Excess Cash Acceptance Amount") shall be less than the aggregate Additional Interest Excess Cash Offer Amount, the excess of the Additional Interest Excess Cash Acceptance Amount shall be (i) invested in cash or Cash Equivalents, (ii) used by the Company to make a Note Repurchase or (iii) used by the Company to make loans to its Subsidiaries, provided that such loans (x) are on terms no less favorable to the Company than the economic terms described to the Holders in the Additional Interest Excess Cash Offer, (y) are made to the parties described in the Excess Cash Offer and (z) have a maturity date which is not after the maturity date of the Notes. Upon consummation of any Additional Interest Excess Cash Offer made in accordance with the terms of the Indenture, the Additional Interest Accumulated Amount will be reduced to zero.





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         Notwithstanding anything contained in the foregoing to the contrary, the Company shall immediately deposit any cash received by it that the Company has allocated to the Additional Interest Reserve Amount into a segregated cash collateral account in which the Trustee has a perfected first priority security interest pending such uses.

         Third Party Consents. TransTexas shall use its best efforts to obtain, as soon as reasonably practicable, all consents and approvals that may be required under any Third Party Consent Agreement (i) for the creation, perfection, maintenance or protection of a valid security interest in, or lien against, any of the Collateral in favor of the Indenture Trustee or (ii) upon foreclosure of the Indenture Trustee's lien, for the Indenture Trustee to acquire or sell, assign, dispose of or otherwise transfer such Third Party Consent Agreement, or any right or interest of the Company or any of its Subsidiaries thereunder, or for the Indenture Trustee to exercise any or all of its rights or remedies under any of the Security Documents. The use of its "best efforts" shall not require TransTexas to pay consideration for such consents or approvals or to take actions other than use its good faith efforts to request such consents and approvals. TransTexas shall not, and shall not permit any of its Subsidiaries to, permit to exist as of the end of any fiscal quarter, any Third Party Consent Agreement if, after giving effect to such Third Party Consent Agreement, the aggregate of all Third Party Consent Agreements entered into after the date of the Indenture includes or relates to properties constituting more than 25% of the net acreage owned or leased by TransTexas or any of its Subsidiaries or Nominees after the date of the Indenture.

         Limitation on Assets Held by Nominees. Within 270 days of the acquisition of any Nominee Property by any Nominee (to the extent the aggregate expenditures for all then existing Nominee Property exceeds $10 million), TransTexas and its Subsidiaries shall cause such Nominee to assign and transfer to TransTexas, or such of its Subsidiaries, as the case may be, all of such Nominee's right, title and interest in and to such Nominee Property.

         Maintenance of Properties and Insurance. Each of the Company and its Subsidiaries will cause the properties used or useful to the conduct of its business and the business of itself and each of its Subsidiaries to be maintained and kept in good condition, repair, and working order (reasonable wear and tear excepted) and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments, and improvements thereof, all as in its reasonable judgment may be necessary, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

         Each of the Company and its Subsidiaries will provide, or cause to be provided, for itself and each of its Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in its reasonable, good faith opinion, are adequate and appropriate for the conduct of its business and the business of such Subsidiaries in a prudent manner, with reputable insurers or with the government of the United States of America or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as is customary, in its reasonable, good faith opinion, and adequate and appropriate for the conduct of its business and the business of its Subsidiaries in a prudent manner for companies engaged in a similar business.

LIMITATION ON MERGER, SALE OR CONSOLIDATION

         The Indenture provides that the Company will not, and will not permit TARC or TransTexas to, consolidate with or merge with or into any other Person or, directly or indirectly, sell, lease, assign, transfer, or convey all or substantially all of its assets (computed on a consolidated basis), to another Person or group of Persons acting in concert, whether in a single transaction or through a series of related transactions, unless (i) either (a) the Company, TARC or TransTexas as the case may be, is the continuing Person or (b) the resulting, surviving, or transferee entity is a corporation or partnership organized under the laws of the United States, any state thereof, or the District of Columbia, and shall expressly assume all of the obligations of the Company, TARC or TransTexas, as the case may be, under the Notes, the Intercompany Loans, the Security Documents, the Registration Rights Agreements and the Indenture by a supplemental indenture or other appropriate document supplemental thereto, and execute and deliver to the Indenture Trustee on or prior to the consummation of such transaction, in form satisfactory to the Indenture Trustee, any supplements to any Security Documents as the Indenture Trustee, in its sole discretion, may require; (ii) no Default or Event of Default shall exist or shall occur immediately after giving effect to such transaction; (iii) immediately after





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giving effect to such transaction on a pro forma basis, the Net Worth of the surviving or transferee entity is at least equal to the Net Worth of such predecessor or transferring entity immediately prior to such transaction; (iv) except for a merger of TARC into a wholly owned Subsidiary of the Company or its wholly owned Subsidiary incorporated in the State of Delaware solely for the purpose of facilitating a reincorporation in Delaware or a repurchase of the TARC Warrants, the surviving or transferee entity would immediately thereafter be permitted to Incur at least $1.00 of additional Senior Debt pursuant to the third or fourth paragraph of the covenant described herein under the caption "Limitation on Incurrences of Additional Debt and Issuances of Disqualified Capital Stock," as applicable (in all cases for this purpose only, as if the Phase I Completion Date has occurred), and (v) except for a merger of TARC into a wholly owned Subsidiary of the Company or its wholly owned Subsidiary incorporated in the State of Delaware solely for the purpose of facilitating a reincorporation in Delaware or a repurchase of the TARC Warrants, at the time of or within 120 days after the occurrence of the event specified above, the Notes have not been or are not downgraded by Standard & Poor's Corporation, Inc., Moody's Investors Services, Inc., or any successor rating agencies to either entity to a rating below that which existed immediately prior to the time the event specified above is first publicly announced. For purposes of this covenant, the Consolidated Fixed Charge Coverage Ratio shall be determined on a pro forma consolidated basis (giving effect to the transaction) for the four fiscal quarters immediately preceding such transaction.

         Upon any consolidation or merger or any transfer of all or substantially all of the assets of the Company, TARC or TransTexas in accordance with the foregoing, the successor Person formed by such consolidation or into which the Company, is merged or to which such transfer is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Company, TARC or TransTexas under the Indenture, any applicable Intercompany Loan or the Security Documents with the same effect as if such successor corporation had been named as the Company, TARC or TransTexas therein.

         Notwithstanding the foregoing, any Subsidiary of TARC or TransTexas with a Net Worth greater than zero, may merge into TARC or TransTexas, respectively (or a wholly owned Subsidiary of TARC or TransTexas, respectively) at any time, provided, that TARC or TransTexas, as the case may be, shall have delivered to the Indenture Trustee an Officers' Certificate stating that such Subsidiary has a Net Worth greater than zero and such merger does not result in a Default or an Event of Default hereunder. Notwithstanding anything contained in the foregoing to the contrary, an Accounts Receivable Subsidiary may merge into TARC, provided, that such merger does not result in a Default or Event of Default hereunder.

         Notwithstanding anything contained in this covenant to the contrary, none of TARC or TransTexas may merge into the Company or any of its Subsidiaries.

COLLATERAL AND SECURITY

         The Notes are secured by (x) a pledge of all of the Capital Stock of TransTexas and TARC owned by the Company and the Capital Stock of any Subsidiaries of the Company acquired after the date hereof (the "Stock Pledge"), which initially constituted approximately 70% of the outstanding common stock of TransTexas and 100% of the outstanding common stock of TARC,
(y) an assignment by the Company to the Indenture Trustee, for the ratable benefit of the holders of the Notes, of (a) the TARC Intercompany Loan, (b) the TARC Mortgage (as defined), (c) the TransTexas Intercompany Loan and (d) the TransTexas Mortgage (as defined) and (z) a pledge of the Company's interest in the TEC Disbursement Account. The TARC Intercompany Loan will be secured by the TARC Mortgage and will be guaranteed by each of the TARC Entities other than TARC (the "TARC Entities Guarantees"). The TransTexas Intercompany Loan is secured by the TransTexas Mortgage and will be guaranteed by each of the TransTexas Entities other than TransTexas (the "TransTexas Entities Guarantees" and, together with the TARC Entities Guarantees, the "Guarantees"). The TARC Intercompany Loan, the TARC Mortgage, the TransTexas Intercompany Loan, the TransTexas Mortgage, the Guarantees and the Stock Pledge and any ancillary documents executed by the Company, TARC, TransTexas or their Subsidiaries or the Indenture Trustee for purposes of providing security for the benefit of the holders of the Notes are referred to herein as the "Security Documents"), which encompasses a lien on (i) the Capital Stock of TARC and TransTexas owned by the Company and any other Subsidiaries which may be acquired by the Company after the date hereof (the "Pledged Stock"), (ii) the TARC Intercompany Loan and the TransTexas





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Intercompany Loan, (iii) substantially all the assets of the TARC and substantially all of the assets of TransTexas (other than Equipment, Inventory and Receivables and the assets used in or comprising the TTXD Related Business), in each case, whether now owned or hereafter acquired and (iv) the Company's interest in the TEC Disbursement Account (collectively, the "Collateral").

         TARC has executed a recourse promissory note in the principal amount of $920 million in favor of the Company. TransTexas has executed a recourse promissory note in the principal amount of $450 million in favor of the Company. Each of the TARC Intercompany Loan and the TransTexas Intercompany Loan contains redemption and default terms which are substantially similar to those of the Notes. Each Intercompany Loan will mature on June 1, 2002. The TARC Intercompany Loan will accrete principal at 16% per annum semi-annually until June 15, 1999. Thereafter cash interest will accrue at 16% per annum and be payable semi-annually in arrears on June 15 and December 15 of each year commencing on December 15, 1999. If the cost to complete Phase I is in excess of $245 million, the interest rate borne by the TARC Intercompany Loan after June 15, 1999 will increase from 16% to 16.25% per annum. The TransTexas Intercompany Loan bears interest at 10 7/8% per annum payable semi-annually in arrears on June 15 and December 15 of each year commencing on December 15, 1997. The interest rate borne on the TransTexas Intercompany Loan will increase from 10 7/8% to 12 7/8% per annum during any TransTexas Interest Increase Quarter. The funds received by the Company from any increase in the interest rate payable on the TARC Intercompany Loan or the TransTexas Intercompany Loan pursuant to the above provisions shall constitute Additional Interest Excess Cash to be applied in accordance with the covenant described herein under the heading " -- Additional Interest Excess Cash Offer." TARC has entered into a mortgage (the "TARC Mortgage") which encumbers substantially all of the assets and properties of TARC other than Equipment, Inventory and Receivables, and the CATOFIN(R) Unit. TransTexas has also entered into a mortgage (the "TransTexas Mortgage") which encumbers substantially all of the assets and properties of TransTexas other than Equipment, Inventory and Receivables.

         Shares of Pledged Stock may be released from the Stock Pledge for sale by the Company if (i) the Net Cash Proceeds of such sale are immediately deposited in a segregated cash collateral account in which the Indenture Trustee has a perfected first priority security interest, and (ii) funds in such account are released only to permit the Company to fund an Excess Cash Offer in the manner described herein under the heading "-- Excess Cash Offer."

         Notwithstanding the foregoing, no shares of Pledged Stock may be released from the pledge pursuant to the foregoing if at the time of such proposed release, a Default or Event of Default has occurred and is continuing or would occur as a result of such release.

         The Company shall give written notice to the holders of Notes within 10 days of any release of Pledged Stock pursuant to the foregoing. Such notice shall set forth the date of such release, the number of shares released, and the provision of the Indenture pursuant to which such shares were released.

         Concurrently with any Asset Sale, the Collateral that is the subject of such Asset Sale may be released from the security interest created by the Security Documents.

         Upon satisfaction and discharge of the TARC Intercompany Loan, the Indenture Trustee's lien on the TARC Collateral will be released and upon satisfaction and discharge of the TransTexas Intercompany Loan the Indenture Trustee's lien on the TransTexas Collateral will be released.

         Each of TARC and TransTexas will have the right, at its option, to redeem all or a portion of the accreted value or principal amount, as the case may be, then outstanding under the TARC Intercompany Loan or the TransTexas Intercompany Loan, respectively, in cash at a redemption price equal to (a) 105% of the accreted value of the TARC Intercompany Loan and the principal amount of the TransTexas Intercompany Loan for redemptions made on or prior to December 31, 1997, (b) 108% of the accreted value of the TARC Intercompany Loan and the principal amount of the TransTexas Intercompany Loan for redemptions made during the period from January 1, 1998 through June 14, 2000, (c) at a price equal to 105.750% of the accreted value of the TARC Intercompany Loan and the principal amount of the TransTexas Intercompany Loan for redemptions made during the period from June 15, 2000 through June 14,





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2001 and (d) 100.000% of the accreted value of the TARC Intercompany Loan and the principal amount of the TransTexas Intercompany Loan, for redemptions made on or after June 15, 2001, in each case, plus accrued and unpaid interest, if any, to and including the redemption date.

         TransTexas has secured certain supersedeas bonds and its indemnification obligations, including pursuant to the Reimbursement and Credit Facility, with letters of credit and escrowed cash totaling approximately $21.1 million at January 31, 1997. These parties will therefore have a claim on such assets prior to that of the holders of the Notes. The Indenture and the Security Documents provide that the security interest of the Indenture Trustee (as assignee of the Company) in the Collateral may be subordinated to First Lien Debt. In certain circumstances, the Indenture may require the Indenture Trustee to release Collateral with respect to First Lien Debt. In addition, the Indenture Trustee has entered into an intercreditor and collateral agency agreement (the "Intercreditor Agreement") with the trustees under the indenture for the Senior TARC Mortgage Notes and the Senior TARC Discount Notes (the "Prior TARC Notes") and Firstar Bank of Minnesota, NA, as collateral agent (the "Collateral Agent"), that provide (i) that the TARC Intercompany Loan is subordinated in right of payment (except regularly scheduled payments, provided no default under the indenture governing the Prior TARC Notes exists or would result therefrom) and lien priority to the Prior TARC Notes, (ii) that (a) in the event of any liquidation or reorganization of TARC any cash or other assets paid or distributed on account of the TARC Intercompany Loan will be applied, after payment of reasonable costs and expenses relating to obtaining such proceeds, to the payment of the Prior TARC Notes and only after the Prior TARC Notes have been paid in full, to the payment of the TARC Intercompany Loan and
(b) in any other event, any such proceeds will be applied so as not to impair or affect the right of the holders of the Prior TARC Notes to receive payments as and when due (but nothing contained in this intercreditor agreement shall be construed to prohibit, limit or otherwise affect the rights of TARC to transfer, dispose of or otherwise deal with its properties and assets included within the TARC Shared Collateral securing both the Prior TARC Notes and the TARC Intercompany Loan and the proceeds thereof, in any manner permitted under the indenture for the Prior TARC Notes and the TARC Intercompany Loan or the security documents relating thereto) and (iii) that determinations regarding the exercise of remedies against the TARC Shared Collateral, as the case may be, will be made by a majority of the outstanding principal amount of the Prior TARC Notes and the TARC Intercompany Loan. The principal amount of the TARC Intercompany Loan is such that determinations under the Intercreditor Agreement regarding enforcement of remedies and dispositions of the TARC Shared Collateral will be controlled by the Indenture Trustee, as the holder of the TARC Intercompany Loan, and thus, indirectly, by the holders of the Notes, except that, and the Intercreditor Agreement so provides, nothing contained in the Intercreditor Agreements will impair or affect the right of the holders of any prior TARC Notes, to institute suit for the enforcement of any payment thereon as and when due.

         If the Notes become due and payable prior to the stated maturity thereof or are not paid in full at the stated maturity thereof, the Indenture Trustee may take all actions it deems necessary or appropriate, including, but not limited to, foreclosing upon the Pledged Stock in accordance with applicable law. If such event occurs and either the TARC Intercompany Loan or the TransTexas Intercompany Loan is due and payable prior to the stated maturity thereof or is not paid in full at the stated maturity thereof, the Indenture Trustee may foreclose upon the TARC Collateral or the TransTexas Collateral, as applicable. If the Indenture Trustee takes possession of or otherwise acquires TARC's refinery or TransTexas' natural gas reserves, the Indenture Trustee may retain one or more experienced operators of refineries or managers of natural gas reserves to manage the refinery or natural gas reserves on behalf of the holders of the Notes. The proceeds received from the sale of any Collateral that is the subject of a foreclosure shall be applied first to pay the expenses of such foreclosure and amounts then payable to the Indenture Trustee and thereafter to pay (subject to any prior liens on the Collateral) the principal of and interest on the Notes. The Indenture Trustee has the power to institute and maintain such suits and proceedings as it may deem expedient to prevent impairment of, or to preserve or protect its and the Holders' interest in, the Collateral.

         Consents or approvals will be required from third parties in order to permit the Indenture Trustee to exercise all of its rights and remedies under the Security Documents with respect to a portion of the Collateral. Without these consents and approvals, the Indenture Trustee may not be able to foreclose or otherwise acquire, sell, assign or otherwise transfer, all rights in and to this portion of the Collateral. The Indenture obligates the Company to use its best efforts to obtain such consents and approvals and limits the Company's ability to acquire additional Collateral subject to such





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consent or approval requirements. However, there can be no assurance that all such consents and approvals will be obtained.

         There can be no assurance that the Collateral Agent or the Indenture Trustee will be able to sell the Collateral without substantial delays or that the proceeds obtained will be sufficient to pay all amounts owing to Holders of the Notes. See "Risk Factors -- General Risk Factors -- Adequacy of Collateral; Risks of Foreclosure," "-- General Risk Factors -- Fraudulent Conveyance Considerations," and "-- General Risk Factors -- Certain Bankruptcy Considerations."

EVENTS OF DEFAULT AND REMEDIES

         The Indenture defines an Event of Default as (i) the failure by the Company to pay installments of interest on the Notes as and when the same become due and payable and the continuance of any such failure for 30 days,
(ii) the failure by the Company to pay all or any part of the principal or premium, if any, on the Notes when and as the same become due and payable at maturity, redemption, by acceleration, or otherwise, including payment of the Excess Cash Offer Price, Additional Interest Excess Cash Offer Price or Change of Control Purchase Price, (iii) the failure by the Company or any of its Subsidiaries to observe or perform any other covenant, agreement, or warranty contained in the Security Documents, the Notes or the Indenture and, subject to certain exceptions, the continuance of such failure for a period of 30 days after written notice is given to the Company by the Indenture Trustee or the Company and the Indenture Trustee by the Holders of at least 25% in aggregate Value of the Notes outstanding, (iv) certain events of bankruptcy, insolvency, or reorganization in respect of the Company or any of its Subsidiaries, (v) a default which extends beyond any stated period of grace applicable thereto (including any extension thereof) under any mortgage, indenture, or instrument under which there is outstanding any Debt of the Company or any of its Subsidiaries aggregating in excess of $25 million or a failure to pay such Debt at its stated maturity, provided that a waiver by all of the lenders of such debt of such default shall constitute a waiver hereunder for the same period,
(vi) final judgments not covered by insurance aggregating at least $25 million at any one time rendered against the Company or any of its Subsidiaries and not stayed or discharged within 60 days, (vii) any of the Security Documents not being in full force and effect (except where no material adverse effect to the holders of the Notes would result) or ceasing to give the Indenture Trustee a perfected security interest in, and Lien on, the Collateral, (viii) Independent Directors not constituting a majority of the board of directors of the Company for a period of 90 days in any twelve-month period, (ix) if the Phase I Completion Date has not occurred by the Required Phase I Completion Date, or
(x) if the Phase II Completion Date has not occurred by January 31, 2000. The Indenture provides that if a default occurs and is continuing and if it is known to the Indenture Trustee, the Indenture Trustee must, within 90 days after the occurrence of such default, give to the Holders notice of such default; provided, that, except in the case of default in payment of principal of, premium, if any, or interest on the Notes, including a default in the payment of the Excess Cash Offer Price, Additional Interest Excess Cash Offer Price or Change of Control Purchase Price as required by the Indenture, the Indenture Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of the Notes.

         If an Event of Default occurs and is continuing (other than an Event of Default specified in clause (iv), above, relating to the Company or its Subsidiaries), then in every such case, unless the principal of all of the Notes shall have already become due and payable, either the Indenture Trustee or the Holders of 25% in aggregate Value of Notes then outstanding, by notice in writing to the Company (and to the Indenture Trustee if given by Holders) (an "Acceleration Notice"), may declare all principal of the Notes, determined as set forth below, and accrued interest thereon or, as appropriate, the Change of Control Purchase Price, to be due and payable immediately. If an Event of Default specified in clause (iv), above, relating to the Company or its Subsidiaries occurs, all principal and accrued interest thereon will be immediately due and payable on all outstanding Notes without any declaration or other act on the part of the Indenture Trustee or the Holders. The Holders of no less than a majority in aggregate Value of Notes generally are authorized to rescind such acceleration if all existing Events of Default, other than the non-payment of the principal of, premium, if any, and interest on the Notes which have become due solely by such acceleration, have been cured or waived.





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         Prior to the declaration of acceleration of the Notes, the Holders of a majority in aggregate Value of the Notes at the time outstanding may waive on behalf of all the Holders any default or potential default, except a default or potential default in the payment of principal of, premium, if any, or interest on any Note not yet cured, or a default or potential default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Note affected. Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, the Indenture Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request, order, or direction of any of the Holders, unless such Holders have offered to the Indenture Trustee reasonable security or indemnity. Subject to all provisions of the Indenture and applicable law, the Holders of a majority in aggregate Value of the Notes at the time outstanding have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred on the Indenture Trustee.

COVENANT DEFEASANCE; SATISFACTION AND DISCHARGE OF THE INDENTURE

         The Indenture ceases to be of further effect as to all outstanding Notes (except as to (i) rights of registration of transfer, substitution, and exchange of Notes and the Company's right of optional redemption, (ii) rights of Holders to receive payments of principal of, premium, if any, and interest on the Notes (but not the Change of Control Purchase Price of the Notes, Excess Cash Offer Price or Additional Interest Excess Cash Offer Price) and any other rights of the Holders with respect to such amounts, (iii) the rights, obligations, and immunities of the Indenture Trustee under the Indenture, and
(iv) certain other specified provisions in the Indenture (the foregoing exceptions (i) through (iv) are collectively referred to as the "Reserved Rights")) on the 91st day (or one day after such other greater period of time in which any such deposit of trust funds may remain subject to set aside or avoidance under bankruptcy or insolvency laws, e.g., one year after any such deposit) after the irrevocable deposit by the Company with the Indenture Trustee, in trust for the benefit of the Holders, of (i) money in an amount,
(ii) U.S. Government Obligations which through the payment of interest and principal will provide, not later than one day before the due date of payment in respect of the Notes, money in an amount, or (iii) a combination thereof, sufficient to pay and discharge the principal of, premium, if any, and interest on the Notes then outstanding on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date. Such a trust may be established only if certain conditions are satisfied, including delivery by the Company to the Indenture Trustee of an opinion of outside counsel acceptable to the Indenture Trustee (who may be outside counsel to the Company) to the effect that (i) the defeasance and discharge will not be deemed, or result in, a taxable event for Federal income tax purposes, with respect to the Holders, (ii) the Company's deposit will not result in the Company, the trust, or the Indenture Trustee being subject to regulation under the Investment Company Act of 1940 and (iii) after the passage of 90 days (or any greater period of time in which any such deposit of trust funds may remain subject to bankruptcy or insolvency laws insofar as those laws apply to the Company) following the deposit of the trust funds, such funds will not be subject to set aside or avoidance under any bankruptcy, insolvency, or other similar laws affecting creditors' rights generally. The Indenture will not be discharged if, among other things, an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company shall have occurred and be continuing on the date of such deposit. The Company will be deemed to have paid and discharged the entire indebtedness on all of the outstanding Notes when (i) all outstanding Notes have been delivered to the Indenture Trustee for cancellation, or (ii) the Company has paid or caused to be paid the principal of and interest on the Notes.

REPORTS

         The Company is required to furnish to the Indenture Trustee, within 60 days after the end of each fiscal quarter or 90 days after the end of a fiscal quarter that is also the end of a fiscal year, an officers' certificate to the effect that such officers have conducted or supervised a review of the activities of the Company and its Subsidiaries and of performance under the Indenture and that, to the best of such officers' knowledge, based on their review, the Company has fulfilled all of its obligations under the Indenture or, if there has been a default, specifying each default known to them, its nature and its status. The Company is also required to notify the Indenture Trustee of any changes in the composition of the Board of Directors of the Company or any of its Subsidiaries or of any amendment to the charter or bylaws of the Company or any of its Subsidiaries.





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         The Company and each of its Subsidiaries, where applicable, shall deliver to the Indenture Trustee and to each Holder, within 15 days after it files them with the Commission, copies of all reports and information that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. The Company shall, or shall cause TARC to, include in all reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act a summary of the status of the TARC's Capital Improvement Program, including a description of sources of funds available for the completion of the Capital Improvement Program. The Company agrees to continue to be subject to the filing and reporting requirements of the Commission as long as any of the Notes are outstanding.

         Concurrently with the reports delivered pursuant to the preceding paragraph, the Company shall deliver to the Indenture Trustee and to each Holder annual and quarterly financial statements with appropriate footnotes of the Company and its Subsidiaries, all prepared and presented in a manner substantially consistent with those of the Company required by the preceding paragraph.

AMENDMENTS AND SUPPLEMENTS

         The Indenture contains provisions permitting the Company and the Indenture Trustee to enter into a supplemental indenture or amend the Security Documents for certain limited purposes without the consent of the Holders. With the consent of the Holders of not less than a majority in aggregate Value of the Notes at the time outstanding, the Company and the Indenture Trustee are permitted to amend or supplement the Indenture or any supplemental indenture or modify the rights of the Holders; provided, that no such modification may, without the consent of the Holders of not less than 66 2/3 in aggregate Value of the Notes at the time outstanding, (i) prior to a Change of Control, reduce the Change of Control Purchase Price or alter the provisions of the covenant described herein under the heading "Repurchase of Notes at the Option of the Holder Upon a Change of Control", (ii) prior to the date upon which an Excess Cash Offer is required to be made, reduce the Excess Cash Offer Price or alter the provisions of the covenant described herein under the heading "Excess Cash," in a manner adverse to the Holders or (iii) prior to the date upon which an Additional Interest Excess Cash Offer is required to be made, reduce the Additional Interest Excess Cash Offer Price or alter the provisions of the covenant described herein under the heading "Additional Interest Excess Cash Offer," in a manner adverse to the Holders; provided further, that no such modification may, without the consent of each Holder affected thereby; (i) change the Stated Maturity of the principal of, or any installment of principal of, or any installment of interest on, any Note, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the place of payment where, or the coin or currency in which, any Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or, (x) after the date upon which a Change of Control Offer is required to be made, reduce the Change of Control Purchase Price or alter the provisions of the covenant described herein under the heading "Repurchase of Notes at the Option of the Holder upon a Change of Control", (y) after the date upon which an Excess Cash Offer is required to be made, reduce the Excess Cash Offer Price or alter the provisions of the covenant described herein under the heading "Excess Cash" in a manner adverse to the Holders or (z) after the date upon which an Additional Interest Excess Cash Offer is required to be made, reduce the Additional Interest Excess Cash Offer Price or alter the provisions of the covenant described herein under the heading "Additional Interest Excess Cash Offer," in a manner adverse to the Holders, or (ii) reduce the percentage in Value of the Outstanding Notes, the consent of whose Holders is required for any such amendment, supplemental indenture, or waiver provided for in the Indenture, or (iii) modify certain of the waiver provisions, except to increase any required percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby.

NO PERSONAL LIABILITY OF STOCKHOLDERS, OFFICERS, DIRECTORS

         No stockholder, officer, or director, as such, past, present, or future of the Company or any of its Subsidiaries or any successor corporation or any of them shall have any personal liability in respect of the obligations of the Company or such Subsidiary under the Indenture or the Notes by reason of his or its status as such stockholder, officer, or director.





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REGISTRATION RIGHTS

         The Company and the Initial Purchaser entered into the Registration Rights Agreement pursuant to which the Company agreed to file with the Commission promptly (but in any event on or prior to 120 days) after the Closing Date, a registration statement on the appropriate form (the "Exchange Offer Registration Statement"), relating to a registered exchange offer for the Notes under the Securities Act and to use its best efforts to have such Exchange offer Registration Statement declared effective by the Commission within 180 days after the Closing Date. Upon the effectiveness of the Exchange Offer Registration Statement, the Company will offer to the holders of Notes who are not prohibited by any law or policy of the Commission from participating in the Exchange Offer the opportunity to exchange their Outstanding Notes for the Exchange Notes. In the event that applicable law or interpretations of the staff of the Commission do not permit the Company to effect the Exchange Offer or, in the case of any holder of Notes that participates in the Exchange Offer, such holder does not receive freely tradeable Exchange Notes on the date of the exchange for tendered Outstanding Notes, or if for some reason the Exchange Offer is not consummated within 270 days after the Closing Date, or under certain circumstances upon the request of the Initial Purchaser, the Company will, at its cost, file with the Commission a shelf registration statement (the "Shelf Registration Statement"), to cover resales of Outstanding Notes by the holders thereof who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement. The Company will use its best efforts to cause the applicable registration statement to be declared effective by the Commission as promptly as practicable after the date of filing.

         Based on an interpretation of the staff of the Commission set forth in several no-action letters to third parties, the Company believes that the Exchange Notes issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by holders thereof without compliance with the registration and prospectus delivery provisions of the Securities Act.
However, any purchaser of Notes who is an "affiliate" of the Company or who intends to participate in the Exchange Offer for the purpose of distributing the Exchange Notes (i) will not be able to rely on the interpretation of the staff of the Commission set forth in the above referenced no-action letters,
(ii) will not be able to tender its Notes in the Exchange Offer and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the Notes unless such sale or transfer is made pursuant to an exemption from such requirements.

         The Registration Rights Agreement provides that unless the Exchange Offer would not be permitted by a policy of the Commission, the Company will commence the Exchange Offer and will use its best efforts to issue, on or prior to 30 business days after the date on which the Exchange Offer Registration Statement is declared effective by the Commission, Exchange Notes in exchange for all Outstanding Notes tendered prior thereto in the Exchange Offer. Upon the occurrence of certain Registration Defaults (as defined in the Registration Rights Agreement), the Company will be obligated, jointly and severally, to pay liquidated damages to each holder of Registrable Securities (as defined in the Registration Rights Agreement), during the first 120-day period immediately following the occurrence of such Registration Default in an amount equal to $0.05 per week per $1,000 principal amount of Registrable Securities held by such Holder. Thereafter, the weekly liquidated damages amount will be $0.15 per week per $1,000 principal amount of Registrable Securities held by such Holder, until the Registration Default is cured. All accrued liquidated damages will be paid in the same manner as interest payments on the Notes on semi-annual damages payment dates that correspond to interest payment dates for the Notes. Following the cure of a Registration Default, the accrual of liquidated damages will cease.

         Holders of Notes will be required to make certain representations to the Company (as described in the Registration Rights Agreement) in order to participate in the Exchange Offer and will be required to deliver information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to have their Notes included in the Shelf Registration Statement. A holder of Notes that sells such Notes pursuant to the Shelf Registration Statement generally would be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement which are applicable to such a holder





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(including certain indemnification obligations).  The Company will provide a copy of the Registration Rights Agreement to prospective investors upon request.


GLOBAL EXCHANGE NOTE; BOOK-ENTRY FORM

         The Exchange Notes initially exchanged by Qualified Institutional Buyers (as defined in Rule 144A under the Securities Act) are represented by a Global Exchange Note. The Global Exchange Note will be deposited on the Exchange Date with DTC and registered in the name of DTC or its nominee (the "Global Exchange Note Registered Owner"). Except as set forth below, the Global Exchange Note may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

         DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

         Pursuant to procedures established by DTC, (i) upon deposit of the Global Exchange Note, DTC will credit, on its internal system, the principal amounts of the Exchange Notes of the individual beneficial interests represented by such Global Exchange Note to the respective accounts of exchanging Holders who have accounts with DTC and (ii) ownership of such interests in the Global Exchange Note will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Exchange Note). The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer Exchange Notes will be limited to that extent.

         Except as described below, owners of interests in the Global Exchange Note will not have Exchange Notes registered in their names, will not receive physical delivery of Exchange Notes in definitive form and will not be considered the registered owners thereof under the Indenture for any purpose.

         None of the Company, the Trustee, nor any agent of the Company or the Trustee will have any responsibility or liability for (i) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Exchange Note, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Exchange Note or (ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

         Payments in respect of the principal of, premium, if any, and interest on any Exchange Notes registered in the name of the Global Exchange Note Registered Owner on any relevant record date will be payable by the Trustee to the Global Exchange Note Registered Owner in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, the Company and the Trustee will treat the persons in whose names the Exchange Notes, including the Global Exchange Note, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Company, the Trustee, nor any agent of the Company or the Trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of the Exchange Notes or for any other matter relating to actions or practices of DTC or any of its Participants or Indirect Participants. The Company understands that DTC's current practice, upon receipt of any payment in respect of securities such as the Exchange Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in principal amount of beneficial interests in the relevant security as shown on the records of DTC (unless DTC has reason to believe it will not receive payment on such payment date). Payments by the Participants and the Indirect Participants to the beneficial owners of Exchange Notes will be governed by standing instructions and customary practices and will not be the responsibility of DTC, the Trustee or the Company. Neither the Company nor the Trustee will be liable for any delay by DTC or any of its Participants or Indirect Participants in identifying the beneficial owners of the Exchange Notes, and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions from the Global Exchange Note Registered Owner for all purposes.

         The Global Exchange Note is exchangeable for definitive certificated Exchange Notes if (i) DTC notifies the Company that it is unwilling or unable to continue as depositary for the Global Exchange Note or if the Company determines that DTC is unable to continue as depositary and the Company thereupon fails to appoint a successor depositary, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Exchange Notes in definitive certificated form, (iii) there shall have occurred and be continuing an Event of Default or an event which after notice or lapse of time would be an Event of Default with respect to the Exchange Notes, or (iv) as provided in the last paragraph hereunder. Such definitive certificated Exchange Notes shall be registered in the names of the owners of the beneficial interests in the Global Exchange Note as provided by the Participants. Exchange Notes in definitive certificated form will be fully registered, without coupons, in minimum denominations of $1,000 and integral multiples of $1,000 above the amount. Upon issuance of Exchange Notes in definitive certificated form, the Trustee is required to register the Exchange Notes in the name of, and cause the Exchange Notes to be delivered to, the person or persons (or the nominee thereof) identified as the beneficial owner as DTC shall direct.

         Although DTC has agreed to the foregoing procedures to facilitate transfers of interest in the Global Exchange Note among Participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Company nor the Trustee will have any responsibility for the performance by DTC or its Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations.

         The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

         Subject to the restrictions on the transferability of the Outstanding Notes, an Outstanding Note in definitive form will be issued upon the resale, pledge or other transfer of any Outstanding Note or interest therein to any person or entity that is not a Qualified Institutional Buyer or that does not participate in DTC. Outstanding Notes sold to Accredited Investors within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act will be issued in registered, certified form without interest coupons.
Such Outstanding Notes will be subject to certain restrictions on transfer.


                              PLAN OF DISTRIBUTION

         Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a Prospectus in connection with any resale of such Exchange Notes. The Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Outstanding Notes where such Outstanding Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that for a period not to exceed 180 days after consummation of the Exchange Offer, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

         The Company will not receive any proceeds from any sales of the Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchase or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Notes. Any broker-dealer that resells the Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal for the Exchange Offer states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

         For a period of 90 days after the Expiration Date, the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay certain expenses incident to the Exchange Offer, other than commissions or concession of any brokers or dealers, and will indemnify the holders of the Securities (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

         By acceptance of this Exchange Offer, each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer agrees that, upon receipt of notice from the Company of the happening of any event which makes any statement in the Prospectus untrue in any material respect or which request the making of any changes in the Prospectus in order to make the statements therein not misleading (which notice the Company agrees to deliver promptly to such broker-dealer), such broker-dealer will suspend use of the Prospectus until the Company has amended or supplemented the Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemental Prospectus to such broker-dealer. If the Company shall give any such notice to suspend the use of the Prospectus, it shall extend the 90-day period referred to above by the number of days during the period from and including the date of the giving of such notice to and including when broker-dealers shall have received copies of the supplemented or amended Prospectus necessary to permit resales of the Exchange Notes.

                                 LEGAL MATTERS

         The validity of the issuance of the Notes offered hereby will be passed upon for the Company by Gardere & Wynne, L.L.P., Dallas, Texas.

                            INDEPENDENT ACCOUNTANTS

         The consolidated financial statements of the Company, TransTexas and TARC as of January 31, 1997 and 1996 and the related statements of operations, stockholders' equity and cash flows for the year ended January 31, 1997, the six months ended January 31, 1996 and each of the years in the periods ended July 31, 1995 and 1994 included elsewhere in this Prospectus have been audited by Coopers & Lybrand, L.L.P., independent accountants, and are included herein in reliance on their report, given on the authority of that firm as experts in accounting and auditing.

                               RESERVE ENGINEERS

         Information relating to the estimated proved reserves of oil and natural gas and the related estimates of future net revenues and present values thereof for the periods included in this Prospectus and in the Notes to Consolidated Financial Statements of the Company have been prepared by Netherland, Sewell & Associates, Inc., independent petroleum engineers and geologists.

                   PRO FORMA CONDENSED FINANCIAL INFORMATION

         The following unaudited pro forma condensed financial information of TEC as of the year ended January 31, 1997 and six months ended July 31, 1997, illustrate the effect of the Offering and the Transactions. The unaudited pro forma condensed statements of operations have been prepared assuming that the Offering and the Transactions were consummated on February 1, 1996.

         The unaudited pro forma adjustments and the resulting unaudited pro forma condensed financial information are based on the assumptions noted in the footnotes thereto. The unaudited pro forma condensed financial information does not purport to represent what TEC's results of operations would have been had the Offering and the Transactions actually occurred on the dates indicated or the results of operations for any future date or period.

                        TRANSAMERICAN ENERGY CORPORATION

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED JANUARY 31, 1997
                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)
                                  (UNAUDITED)


                                                           Historical      Adjustments           Pro Forma
                                                          -----------      -----------           ----------
Revenues:
     Gas, condensate and natural gas liquids.........     $   360,740      $  (173,761)(a)       $  186,979
     Transportation..................................          34,423          (34,423)(a)               --
     Product sales...................................          10,857               --               10,857
     Gains on the sale of assets.....................           7,856               --                7,856
     Other...........................................             297               --                  297 (g)
                                                          -----------      -----------           ----------
         Total revenues..............................         414,173         (208,184)             205,989
                                                          -----------      -----------           ----------

Costs and expenses:
     Operating.......................................         154,313          (97,494)(a)           56,819
     Depreciation, depletion and amortization........         139,678          (78,932)(a)           60,746
     General and administrative......................          57,500           (2,000)(a)           58,000
                                                                                 2,500 (d)
     Taxes other than income taxes...................          26,772          (12,818)(a)           13,954
     Litigation settlements..........................         (96,000)              --              (96,000)
                                                          -----------      -----------           ----------
         Total costs and expenses....................         282,263         (188,744)              93,519 (g)
                                                          -----------      -----------           ----------
         Operating income............................         131,910          (19,440)             112,470
                                                          -----------      -----------           ----------

Other income (expense):
     Interest income.................................           5,748               --                5,748
     Interest expense, net...........................        (101,670)         (35,123)(b)         (136,793)
     Other, net......................................          42,980               --               42,980
                                                          -----------      -----------           ----------
         Total other income (expense)................         (52,942)         (35,123)             (88,065)
                                                          -----------      -----------           ----------
         Income (loss) before income taxes...........          78,968          (54,563)              24,405
Income taxes.........................................          12,491           23,644 (c)           36,135
                                                          -----------      -----------           ----------
         Net income (loss) before preferred
         stock dividend..............................     $    66,477      $  ( 78,207)          $  (11,730)
                                                          ===========      ===========           ==========

Series A preferred stock dividend....................     $        19      $       (19)(f)       $       --
                                                          ===========      ===========           ==========

Net income (loss) available for common stockholder...     $    66,458      $   (78,188)          $  (11,730)
                                                          ===========      ===========           ==========

Net income (loss) per share..........................     $     7,384                            $   (1,303)
                                                          ===========                            ==========

Weighted average number of common
     shares outstanding..............................           9,000                                 9,000
                                                          ===========                            ==========


The accompanying notes are an integral part of the pro forma financial statements.

                        TRANSAMERICAN ENERGY CORPORATION

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                         SIX MONTHS ENDED JULY 31, 1997
                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)
                                  (UNAUDITED)

                                                                      HISTORICAL       ADJUSTMENTS       PRO FORMA
                                                                      ----------       -----------       ---------
   Revenues:
     Gas, condensate and natural gas liquids . . . . . . . . . . .    $ 111,848        $ (38,684)(a)     $ 73,164
     Transportation  . . . . . . . . . . . . . . . . . . . . . . .       12,055          (12,055)(a)           --
     Gains on the sale of assets . . . . . . . . . . . . . . . . .      532,929         (532,929)(a)           --
     Other . . . . . . . . . . . . . . . . . . . . . . . . . . . .          617               --              617 (g)
                                                                      ---------        ---------         --------
             Total revenues  . . . . . . . . . . . . . . . . . . .      657,449         (583,668)          73,781
                                                                      ---------        ---------         --------
   Costs and expenses:
     Operating . . . . . . . . . . . . . . . . . . . . . . . . . .       47,887          (27,700)(a)       20,187
     Depreciation, depletion and amortization  . . . . . . . . . .       57,397          (19,726)(a)       37,671
     General and administrative  . . . . . . . . . . . . . . . . .       29,767           (7,688)(a)       23,329
                                                                                           1,250 (d)
     Taxes other than income taxes . . . . . . . . . . . . . . . .        9,535           (2,255)(a)        7,280
                                                                      ---------        ---------         --------
             Total costs and expenses  . . . . . . . . . . . . . .      144,586          (56,119)          88,467 (g)
                                                                      ---------        ---------         --------
             Operating income (loss) . . . . . . . . . . . . . . .      512,863         (527,549)         (14,686)
                                                                      ---------        ---------         --------
   Other income (expense):
     Interest income . . . . . . . . . . . . . . . . . . . . . . .        9,114               --            9,114
     Interest expense  . . . . . . . . . . . . . . . . . . . . . .      (69,932)          (2,222)(b)      (72,154)
     Other, net  . . . . . . . . . . . . . . . . . . . . . . . . .          735               --              735
                                                                      ---------        ---------         --------
             Total other income (expense)  . . . . . . . . . . . .      (60,083)          (2,222)         (62,305)
                                                                      ---------        ---------         --------
             Income (loss) before income taxes . . . . . . . . . .      452,780         (529,771)         (76,991)
   Income tax expense (benefit)  . . . . . . . . . . . . . . . . .      172,483         (199,430)(c)      (26,947)
                                                                      ---------        ---------         --------
             Income (loss) before extraordinary item . . . . . . .    $ 280,297         (330,341)         (50,044)
   Extraordinary item - early extinguishment of debt . . . . . . .     (156,539)         156,539 (e)           --
                                                                      ---------        ---------         --------
             Net income (loss) before preferred stock dividend . .    $ 123,758        $(173,802)        $(50,044)
                                                                      =========        =========         ========
   Series A preferred stock dividend . . . . . . . . . . . . . . .    $      19        $     (19)(f)     $     --
                                                                      =========        =========         ========
   Net income available for common stockholder . . . . . . . . . .    $ 123,739        $(173,783)        $(50,044)
                                                                      =========        =========         ========
   Net income (loss) per share . . . . . . . . . . . . . . . . . .    $  13,749                          $ (5,560)
                                                                      =========                          ========
   Weighted average number of common shares outstanding  . . . . .        9,000                             9,000
                                                                      =========                          ========


The accompanying notes are an integral part of the pro forma financial statements.

                        TRANSAMERICAN ENERGY CORPORATION
                          NOTES TO UNAUDITED PRO FORMA
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(a) To adjust revenues, including losses relating to risk management activities, operating expenses, depreciation, depletion and amortization, general and administrative and taxes other than income taxes as a result of the Lobo Sale.

(b)      To adjust interest expense as follows (in thousands of dollars):

                                                                                        Year Ended         Six Months Ended
                                                                                      January 31, 1997      July 31, 1997
                                                                                      ----------------     ----------------
         Historical interest on TransTexas Senior Secured  Notes . . . . . . .           $ (92,000)           $(33,808)
         Historical interest on TransTexas other debt  . . . . . . . . . . . .              (2,500)             (1,736)
         Historical interest on TARC Notes repurchased . . . . . . . . . . . .             (62,999)            (26,915)
         Historical interest on TransTexas Subordinated Notes  . . . . . . . .              (1,646)             (4,831)
         Historical interest on TARC intercompany debt . . . . . . . . . . . .              (2,237)             (3,025)
         Historical interest on TARC notes payable . . . . . . . . . . . . . .                  --              (1,339)
         Interest on TransTexas Subordinated Exchange Notes  . . . . . . . . .              15,925               7,962
         Interest expense on TEC Senior Secured Notes  . . . . . . . . . . . .              54,625              20,029
         Interest expense on TEC Senior Secured Discount Notes (1) . . . . . .              99,598              36,639
         Interest expense on estimated federal income tax
           liability payable to affiliate at an assumed rate of 9% . . . . . .               6,750               3,375
         Amortization of historical debt issuance costs  . . . . . . . . . . .              (5,461)             (3,245)
         Amortization of estimated debt issuance costs . . . . . . . . . . . .              11,300               2,969
         Reduction in capitalized interest . . . . . . . . . . . . . . . . . .              13,768               6,147
                                                                                          --------            --------
                                                                                          $ 35,123            $  2,222
                                                                                          ========            ========

--------------

         (1) Based on actual debt outstanding at January 31, 1997 and July 31, 1997. Pro forma interest expense on the entire amount of Senior Secured Discount Notes is approximately $118.6 million and $ 57.8 million, respectively.

(c) To adjust income tax expense based on the combined pro forma income tax expense of TransTexas and TARC in accordance with the Tax Allocation Agreement.

(d) To record the fee for advisory services and other benefits to be paid annually to TransAmerican pursuant to the Services Agreement.

(e) To eliminate the extraordinary item related to the early retirement of the TransTexas Senior Secured Notes and the TARC Notes and the exchange of the Old TransTexas Subordinated Notes.

(f) To eliminate the dividend on the TEC Preferred Stock which was redeemed.

(g) Does not include revenues and related expenses attributable to the Agreement for Services between TransTexas and Conoco Inc.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                                                     PAGE
                                                                                                                     ----
Report of Independent Accountants   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             F-2
Financial Statements:
  Consolidated Balance Sheet  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             F-3
  Consolidated Statement of Operations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             F-4
  Consolidated Statement of Stockholder's Deficit . . . . . . . . . . . . . . . . . . . . . . . . . . . .             F-5
  Consolidated Statement of Cash Flows  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             F-6
  Notes to Consolidated Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             F-7

                       REPORT OF INDEPENDENT ACCOUNTANTS





To the Stockholders and Board of Directors
TransAmerican Energy Corporation:

    We have audited the accompanying consolidated balance sheet of TransAmerican Energy Corporation (and predecessor) as of January 31, 1996 and 1997 and the related consolidated statements of operations and cash flows for each of the two years ended July 31, 1995, the six months ended January 31, 1996 and the year ended January 31, 1997 and the statement of stockholder's deficit for the two years ended July 31, 1995, the six months ended January 31, 1996 and the year ended January 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of TransAmerican Energy Corporation (and predecessor) as of January 31, 1996 and 1997, and the results of their operations and cash flows for each of the two years in the period ended July 31, 1995, the six months ended January 31, 1996, and the year ended January 31, 1997 in conformity with generally accepted accounting principles.

    The accompanying consolidated financial statements have been prepared assuming that the Company and its wholly-owned subsidiary, TransAmerican Refining Corporation ("TARC"), will continue as going concerns. In our prior opinion dated May 1, 1997 we referenced uncertainty regarding TARC's ability to amend or refinance the TARC Notes, obtain the necessary additional funds to complete its refinery expansion and fund its ongoing working capital requirements. As described in Note 2, in June 1997 TARC completed a tender offer for the TARC Notes and obtained funds for its refinery expansion with proceeds from an intercompany loan from the Company. There is no assurance that the refinery expansion can be completed, that the funds obtained will be adequate or that profitable operations will be ultimately achieved. As a result, there is substantial doubt about TARC's ability to continue as a going concern. Additionally, the Company has pledged its ownership interest in TransTexas Gas Corporation ("TransTexas") as collateral on the Company's Senior Discount Notes, the repayment of which is substantially dependent on TARC's ability to provide cash flow from operations or otherwise provide funds for debt repayment. In the event TARC does not provide adequate funds to the Company, the Company may not be able to recover its investment in TARC and could lose its ownership interest in TransTexas. Therefore, there is substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.





                                                        COOPERS & LYBRAND L.L.P.

Houston, Texas
May 1, 1997 (except
paragraph four
above and Note 2,
which are dated as
of October 10, 1997)

               TRANSAMERICAN ENERGY CORPORATION (AND PREDECESSOR)

                      CONDENSED CONSOLIDATED BALANCE SHEET
                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

                                                                                  JANUARY 31,      JANUARY 31,       JULY 31,
                                                                                      1996            1997             1997
                                                                                  -----------      -----------      -----------
                                                                                                                    (UNAUDITED)
                                              ASSETS
Current assets:
  Cash and cash equivalents                                                       $    14,114      $    24,179      $   113,659
  Cash restricted for interest - TransTexas                                            46,000           46,000               --
  Debt proceeds held in disbursement account - TARC                                    14,840               --           14,148
  Accounts receivable                                                                  36,372           78,660           31,628
  Receivable from affiliates                                                            3,000               --               --
  Inventories                                                                          48,652           12,481           15,105
  Other current assets                                                                 56,300           25,638           16,588
                                                                                  -----------      -----------      -----------

    Total current assets                                                              219,278          186,958          191,128
                                                                                  -----------      -----------      -----------

Property and equipment                                                              2,438,926        2,836,696        1,851,647
Less accumulated depreciation, depletion and amortization                           1,302,972        1,451,417          702,195
                                                                                  -----------      -----------      -----------

    Net property and equipment -- based on the full cost method of accounting for gas and oil properties of which $136,360, $158,973 and $147,080 was excluded from amortization at January 31, 1996,
     January 31, 1997 and July 31, 1997, respectively                               1,135,954        1,385,279        1,149,452
                                                                                  -----------      -----------      -----------

Restricted cash:
  Cash held for share repurchases - TransTexas                                             --               --          349,685
  Debt proceeds held in disbursement accounts                                           9,565               --          137,662
Due from affiliates                                                                    26,846               --               --
Other assets, net                                                                      64,779           41,498          138,222
                                                                                  -----------      -----------      -----------
                                                                                  $ 1,456,422      $ 1,613,735      $ 1,966,149
                                                                                  ===========      ===========      ===========

                               LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Current maturities of long-term debt                                            $     1,335      $     5,787      $     9,542
  Revolving credit agreement                                                               --               --            6,249
  Accounts payable                                                                     63,302           48,202           58,378
  Payable to affiliate                                                                  2,260            1,604            2,397
  Product financing arrangements                                                       37,206               --               --
  Accrued liabilities                                                                  89,316           98,861           49,416
  Long-term debt                                                                           --          365,730               --
                                                                                  -----------      -----------      -----------
    Total current liabilities                                                         193,419          520,184          125,982
                                                                                  -----------      -----------      -----------

Due to affiliates                                                                      18,992           26,295            4,743
Notes payable to affiliate                                                                 --           46,589               --
Long-term debt, less current maturities                                             1,119,079          910,469        1,513,932
Revolving credit agreement                                                             20,365           26,268               --
Production payments, less current portion                                              31,036           11,931           11,218
Deferred revenue                                                                       32,850           54,554               --
Deferred income taxes                                                                  40,256           31,367           53,909
Other liabilities                                                                      36,358           32,991           11,493
Redeemable preferred stock, $0.01 par value, 10,000 shares
 authorized; Series A - 1,000 shares issued and outstanding at
 January 31, 1996 and January 31, 1997                                                     96               96               --

Commitments and contingencies (Note 18)                                                    --               --               --

Stockholder's equity (deficit):
  Common stock, $0.01 par value, 100,000 shares authorized; 9,000
   shares issued and outstanding                                                           --               --               --
  Additional paid-in capital                                                          175,019          158,535          269,647
  Accumulated deficit                                                                (211,048)        (148,508)         (24,775)
                                                                                  -----------      -----------      -----------
                                                                                      (36,029)          10,027          244,872
  Advances to affiliates                                                                   --          (57,036)              --
                                                                                  -----------      -----------      -----------

    Total stockholder's equity (deficit)                                              (36,029)         (47,009)         244,872
                                                                                  -----------      -----------      -----------
                                                                                  $ 1,456,422      $ 1,613,735      $ 1,966,149
                                                                                  ===========      ===========      ===========


                  The accompanying notes are an integral part
                   of the consolidated financial statements.

               TRANSAMERICAN ENERGY CORPORATION (AND PREDECESSOR)

                      CONSOLIDATED STATEMENT OF OPERATIONS
                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

                                                                                       SIX MONTHS
                                                                                          ENDED        YEAR ENDED
                                                             YEAR ENDED JULY 31,       JANUARY 31,     JANUARY 31,
                                                          ------------------------     -----------    -----------
                                                            1994            1995          1996           1997
                                                          ---------      ---------     -----------    -----------
Revenues:
  Gas, condensate and natural gas liquids                 $ 300,210      $ 273,092      $ 123,253      $ 360,740
  Transportation                                             33,240         36,787         15,892         34,423
  Product sales                                             174,143        140,027        107,237         10,857
  Gain on the sale of assets                                     --             --            474          7,856
  Tank rentals                                                3,035            552             --             --
  Other                                                         157            285            127            297
                                                          ---------      ---------      ---------      ---------
    Total revenues                                          510,785        450,743        246,983        414,173
                                                          ---------      ---------      ---------      ---------

Costs and expenses:
  Operating                                                 268,862        244,123        154,697        154,313
  Depreciation, depletion and amortization                  116,447        135,819         64,053        139,678
  General and administrative                                 44,807         45,592         21,213         57,500
  Taxes other than income taxes                              16,904         18,208          8,133         26,772
  Litigation settlements                                     (1,000)            --        (18,300)       (96,000)
                                                          ---------      ---------      ---------      ---------
    Total costs and expenses                                446,020        443,742        229,796        282,263
                                                          ---------      ---------      ---------      ---------
    Operating income                                         64,765          7,001         17,187        131,910
                                                          ---------      ---------      ---------      ---------
Other income (expense):
  Interest income                                             1,553          6,798          5,197          5,748
  Interest expense, net                                     (51,684)       (81,012)       (49,348)      (101,670)
  Other, net                                                 (2,851)         2,451           (229)        42,980
                                                          ---------      ---------      ---------      ---------
    Total other income (expense)                            (52,982)       (71,763)       (44,380)       (52,942)
                                                          ---------      ---------      ---------      ---------
    Income (loss) before income taxes and
     extraordinary item                                      11,783        (64,762)       (27,193)        78,968
Income tax expense (benefit)                                  5,380         (2,415)          (416)        12,491
                                                          ---------      ---------      ---------      ---------
    Income (loss) before extraordinary item                   6,403        (62,347)       (26,777)        66,477
Extraordinary item - early extinguishment of debt                --        (56,637)            --             --
                                                          ---------      ---------      ---------      ---------
    Net income (loss) before preferred stock dividend     $   6,403      $(118,984)     $ (26,777)     $  66,477
                                                          =========      =========      =========      =========

Series A preferred stock dividend                         $      --      $      --      $      --      $      19
                                                          =========      =========      =========      =========

Net income (loss) available for common stockholders       $   6,403      $(118,984)     $ (26,777)     $  66,458
                                                          =========      =========      =========      =========
Net income (loss) per common share:
  Income (loss) before extraordinary item                                $ (13,901)     $  (2,975)     $   7,384
  Extraordinary item                                                       (12,628)            --             --
                                                                         ---------      ---------      ---------
                                                                         $ (26,529)     $  (2,975)     $   7,384
                                                                         =========      =========      =========

Weighted average number of shares outstanding                                4,485          9,000          9,000
                                                                         =========      =========      =========
                                                               SIX MONTHS ENDED
                                                                  JULY 31,
                                                          ------------------------
                                                            1996            1997
                                                          ---------      ---------
                                                                (UNAUDITED)
Revenues:
  Gas, condensate and natural gas liquids                 $ 156,245      $ 111,848
  Transportation                                             16,870         12,055
  Product sales                                              10,857             --
  Gain on the sale of assets                                  7,762        532,929
  Tank rentals                                                   --             --
  Other                                                         357            617
                                                          ---------      ---------
    Total revenues                                          192,091        657,449
                                                          ---------      ---------

Costs and expenses:
  Operating                                                  73,390         47,887
  Depreciation, depletion and amortization                   65,165         57,397
  General and administrative                                 25,663         29,767
  Taxes other than income taxes                              15,255          9,535
  Litigation settlements                                    (96,000)            --
                                                          ---------      ---------
    Total costs and expenses                                 83,473        144,586
                                                          ---------      ---------
    Operating income                                        108,618        512,863
                                                          ---------      ---------
Other income (expense):
  Interest income                                             2,121          9,114
  Interest expense, net                                     (54,121)       (69,932)
  Other, net                                                 56,490            735
                                                          ---------      ---------
    Total other income (expense)                              4,490        (60,083)
                                                          ---------      ---------
    Income before income taxes and
     extraordinary item                                     113,108        452,780
Income taxes                                                  7,788        172,483
                                                          ---------      ---------
    Income before extraordinary item                        105,320        280,297
Extraordinary item - early extinguishment of debt                --       (156,539)
                                                          ---------      ---------
    Net income before preferred stock dividend            $ 105,320      $ 123,758
                                                          =========      =========

Series A preferred stock dividend                         $      19      $      19
                                                          =========      =========

Net income available for common stockholders              $ 105,301      $ 123,739
                                                          =========      =========
Net income per common share:
  Income before extraordinary item                        $  11,700      $  31,142
  Extraordinary item                                             --        (17,393)
                                                          ---------      ---------
                                                          $  11,700      $  13,749
                                                          =========      =========

Weighted average number of shares outstanding                 9,000          9,000
                                                          =========      =========



                  The accompanying notes are an integral part
                   of the consolidated financial statements.

               TRANSAMERICAN ENERGY CORPORATION (AND PREDECESSOR)

            CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY (DEFICIT)
                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)




                                                                                              Retained
                                                                             Additional        Earnings
                                                                          Paid-in Capital   (Accumulated)
                                                  Shares        Amount   (Capital Deficit)     Deficit)
                                                 ---------     --------- -----------------  -------------
Balance at July 31, 1994                             1,000     $       --     $       1      $      --
  Stock transfer, as adjusted                           --             --       175,018        (65,287)
  Issuance of common stock                           8,000             --            --             --
  Net loss                                              --             --            --       (118,984)
                                                 ---------     ----------     ---------      ---------

Balance at July 31, 1995                             9,000             --       175,019       (184,271)
  Net loss                                              --             --            --        (26,777)
                                                 ---------     ----------     ---------      ---------

Balance at January 31, 1996                          9,000             --       175,019       (211,048)
  Transfer of litigation escrow to affiliate            --             --       (22,484)            --
  Contribution of Signal Capital Holdings
   Corporation stock by affiliate                       --             --         6,000             --
  Advances to affiliates                                --             --            --             --
  Preferred stock dividends                             --             --            --            (19)
  Elimination of intercompany gain on
   property purchased from affiliate                    --             --            --         (3,918)
  Net income                                            --             --            --         66,477
                                                 ---------     ----------     ---------      ---------

Balance at January 31, 1997                          9,000             --       158,535       (148,508)
  Payment to affiliate                                  --             --       (13,304)            --
  Contribution of properties by affiliate               --             --        21,513             --
  Assumption of income taxes by affiliate               --             --       125,907             --
  Dividend to affiliate                                 --             --       (23,000)            --
  Preferred stock dividends                             --             --            --            (19)
  Redemption of preferred stock                         --             --            (4)            (6)
  Reclassification of advances to affiliates            --             --            --             --
  Net income                                            --             --            --        123,758
                                                 ---------     ----------     ---------      ---------
Balance at July 31, 1997 (unaudited)                 9,000     $       --     $ 269,647      $ (24,775)
                                                 =========     ==========     =========      =========
                                                                   Total
                                                 Advances      Stockholder's
                                               to Affiliates  Equity (Deficit)
                                               -------------  ----------------
Balance at July 31, 1994                         $      --      $       1
  Stock transfer, as adjusted                           --        109,731
  Issuance of common stock                              --             --
  Net loss                                              --       (118,984)
                                                 ---------      ---------

Balance at July 31, 1995                                --         (9,252)
  Net loss                                              --        (26,777)
                                                 ---------      ---------

Balance at January 31, 1996                             --        (36,029)
  Transfer of litigation escrow to affiliate            --        (22,484)
  Contribution of Signal Capital Holdings
   Corporation stock by affiliate                       --          6,000
  Advances to affiliates                           (57,036)       (57,036)
  Preferred stock dividends                             --            (19)
  Elimination of intercompany gain on
   property purchased from affiliate                    --         (3,918)
  Net income                                            --         66,477
                                                 ---------      ---------

Balance at January 31, 1997                        (57,036)       (47,009)
  Payment to affiliate                                  --        (13,304)
  Contribution of properties by affiliate               --         21,513
  Assumption of income taxes by affiliate               --        125,907
  Dividend to affiliate                                 --        (23,000)
  Preferred stock dividends                             --            (19)
  Redemption of preferred stock                         --            (10)
  Reclassification of advances to affiliates        57,036         57,036
  Net income                                            --        123,758
                                                 ---------      ---------
Balance at July 31, 1997 (unaudited)             $      --      $ 244,872
                                                 =========      =========



Prior year periods are not presented because the Company's predecessor was not a separate entity with its own capital structure.


                  The accompanying notes are an integral part
                   of the consolidated financial statements.

               TRANSAMERICAN ENERGY CORPORATION (AND PREDECESSOR)

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                           (IN THOUSANDS OF DOLLARS)

                                                                                                         SIX MONTHS
                                                                                                           ENDED
                                                                           YEAR ENDED JULY 31,           JANUARY 31,
                                                                       ----------------------------      -----------
                                                                          1994              1995             1996
                                                                       -----------      -----------      -----------
Operating activities:
  Net income (loss)                                                    $     6,403      $  (118,984)     $   (26,777)
  Adjustments to reconcile net income (loss) to net cash provided
   (used) by operating activities:
    Extraordinary item                                                          --           56,637               --
    Depreciation, depletion and amortization                               116,447          135,819           64,053
    Amortization of discount on long-term debt                                  --            7,673            3,389
    Amortization of discount on subordinated notes                              --               --               --
    Amortization of debt issue costs                                         2,818            4,339            1,533
    Gain on the sale of assets                                                  --               --             (474)
    Deferred income taxes                                                   (5,961)           5,196             (416)
    Gain on the sale of TransTexas stock                                        --               --               --
    Inventory writedown                                                         79            1,265            4,406
    Proceeds from volumetric production payments                                --               --           32,850
    Repayment of volumetric production payments                                 --               --               --
    Amortization of deferred revenue                                            --               --               --
    Changes in assets and liabilities:
      Accounts receivable                                                  (45,616)          19,685           (9,189)
      Inventories                                                           (3,600)          (6,540)           4,057
      Other current assets                                                     351          (12,446)           1,564
      Accounts payable                                                       9,690          (17,499)           1,995
      Accrued liabilities                                                   26,473          (27,184)          (6,975)
      Transactions with affiliates, net                                       (721)         (12,320)          (3,447)
      Other assets                                                          (1,816)          (3,690)             569
      Other liabilities                                                     20,516           11,934          (18,228)
                                                                       -----------      -----------      -----------
        Net cash provided (used) by operating activities                   125,063           43,885           48,910
                                                                       -----------      -----------      -----------

Investing activities:
  Capital expenditures                                                    (290,494)        (376,458)        (275,451)
  Proceeds from the sale of assets                                              --               --           20,500
  Increase in cash restricted for interest                                      --          (44,722)         (46,000)
  Withdrawals from cash restricted for interest                                 --               --           44,722
  Increase in cash restricted for TransTexas share repurchases                  --               --               --
  Withdrawals from cash restricted for TransTexas share repurchases             --               --               --
  Advances to affiliate                                                     (8,257)              --               --
  Payment of advances by affiliate                                           8,257               --               --
  Proceeds from the sale of TransTexas stock                                    --               --               --
  Purchase of production payment from affiliate                             (5,000)              --               --
  Production payment by affiliate                                              609            4,391               --
  Purchase of TARC warrants                                                     --               --               --
  Purchase of treasury stock - TransTexas                                       --               --               --
                                                                       -----------      -----------      -----------
        Net cash provided (used) by investing activities                  (294,885)        (416,789)        (256,229)
                                                                       -----------      -----------      -----------

Financing activities:
  Issuance of long-term debt                                               500,000        1,120,750            3,000
  Retirement of long-term debt                                                  --         (542,500)              --
  Principal payments on long-term debt                                          --          (20,000)            (219)
  Increase in debt proceeds held in disbursement accounts                  (62,093)        (173,000)              --
  Withdrawals from disbursement accounts                                        --           32,143          116,452
  Issuance of note payable                                                      --               --               --
  Retirement of note payable                                                    --               --               --
  Issuance of production payments                                               --           49,500               --
  Principal payments on production payments                                     --           (7,866)          (8,833)
  Net proceeds from the sale of TransTexas stock                                --               --               --
  Issuance of redeemable preferred stock                                        --               96               --
  Principal payments on capital lease obligations                               --               --               --
  Revolving credit agreement, net                                               --               --           20,365
  Issuance of common stock                                                  66,143               --               --
  Dividend payment on preferred stock                                           --               --               --
  Advances from TransAmerican and affiliates to TARC                        68,523           87,560           12,270
  Repayment of advances from TransAmerican by TARC                              --          (60,000)          (8,750)
  Transfer of litigation escrow to affiliate                                    --               --               --
  Dividend to TransAmerican                                                     --               --               --
  Debt issue costs                                                         (19,638)         (38,515)          (1,258)
  Redemption of Series A preferred stock                                        --               --               --
  Other                                                                         --               --             (458)
                                                                       -----------      -----------      -----------
        Net cash provided (used) by financing activities                   552,935          448,168          132,569
                                                                       -----------      -----------      -----------
TransTexas transactions with TransAmerican, net                           (369,529)              --               --
                                                                       -----------      -----------      -----------
        Increase in cash and cash equivalents                               13,584           75,264          (74,750)
Beginning cash and cash equivalents                                             16           13,600           88,864
                                                                       -----------      -----------      -----------
Ending cash and cash equivalents                                       $    13,600      $    88,864      $    14,114
                                                                       ===========      ===========      ===========
                                                                       YEAR ENDED             SIX MONTHS ENDED
                                                                       JANUARY 31,                JULY 31,
                                                                       -----------      ----------------------------
                                                                           1997             1996             1997
                                                                       -----------      -----------      -----------
                                                                                                (UNAUDITED)
Operating activities:
  Net income (loss)                                                    $    66,477      $   105,320      $   123,758
  Adjustments to reconcile net income (loss) to net cash provided
   (used) by operating activities:
    Extraordinary item                                                          --               --          156,539
    Depreciation, depletion and amortization                               139,678           65,165           57,397
    Amortization of discount on long-term debt                               8,470               40           17,863
    Amortization of discount on subordinated notes                              --               --            4,941
    Amortization of debt issue costs                                         1,653            7,002            2,175
    Gain on the sale of assets                                                               (7,762)        (532,929)
    Deferred income taxes                                                   (1,343)         (11,244)         172,483
    Gain on the sale of TransTexas stock                                   (42,607)         (56,162)              --
    Inventory writedown                                                     (8,889)             921               --
    Proceeds from volumetric production payments                            58,621           58,621               --
    Repayment of volumetric production payments                                 --               --          (45,134)
    Amortization of deferred revenue                                       (36,917)         (16,087)          (9,420)
    Changes in assets and liabilities:
      Accounts receivable                                                  (42,288)          (3,508)          47,032
      Inventories                                                           (1,035)          (5,578)          (2,621)
      Other current assets                                                   2,671           22,899            5,050
      Accounts payable                                                      13,914           (1,406)          11,885
      Accrued liabilities                                                   32,561           (3,125)         (51,106)
      Transactions with affiliates, net                                         (2)         (11,763)            (955)
      Other assets                                                          21,491           (2,161)             259
      Other liabilities                                                    (20,173)         (16,452)           1,867
                                                                       -----------      -----------      -----------
        Net cash provided (used) by operating activities                   192,282          124,720          (40,916)
                                                                       -----------      -----------      -----------

Investing activities:
  Capital expenditures                                                    (427,232)        (191,354)        (293,412)
  Proceeds from the sale of assets                                          92,518           69,971        1,030,032
  Increase in cash restricted for interest                                 (92,000)         (46,000)              --
  Withdrawals from cash restricted for interest                             92,000           46,000           46,000
  Increase in cash restricted for TransTexas share repurchases                  --               --         (399,284)
  Withdrawals from cash restricted for TransTexas share repurchases             --               --           49,599
  Advances to affiliate                                                    (24,750)          (9,500)         (13,304)
  Payment of advances by affiliate                                              --               --           56,354
  Proceeds from the sale of TransTexas stock                                42,607               --               --
  Purchase of production payment from affiliate                                 --               --               --
  Production payment by affiliate                                               --               --               --
  Purchase of TARC warrants                                                     --               --          (33,010)
  Purchase of treasury stock - TransTexas                                       --               --          (49,599)
                                                                       -----------      -----------      -----------
        Net cash provided (used) by investing activities                  (316,857)        (130,883)         393,376
                                                                       -----------      -----------      -----------

Financing activities:
  Issuance of long-term debt                                               125,645           25,000        1,367,706
  Retirement of long-term debt                                                  --               --       (1,329,214)
  Principal payments on long-term debt                                     (20,238)         (17,044)          (5,428)
  Increase in debt proceeds held in disbursement accounts                  (26,549)         (26,549)        (217,813)
  Withdrawals from disbursement accounts                                    50,949           50,550           66,003
  Issuance of note payable                                                      --               --           36,000
  Retirement of note payable                                                    --               --          (36,000)
  Issuance of production payments                                           28,598               --           20,977
  Principal payments on production payments                                (45,205)         (32,800)         (23,909)
  Net proceeds from the sale of TransTexas stock                                --           42,607               --
  Issuance of redeemable preferred stock                                        --
  Principal payments on capital lease obligations                               --             (517)            (438)
  Revolving credit agreement, net                                            5,903          (12,417)         (20,019)
  Issuance of common stock                                                       --               --               --
  Dividend payment on preferred stock                                          (19)             (19)             (19)
  Advances from TransAmerican and affiliates to TARC                        49,152           11,656           15,026
  Repayment of advances from TransAmerican by TARC                          (1,925)          (1,925)         (66,000)
  Transfer of litigation escrow to affiliate                               (22,484)              --               --
  Dividend to TransAmerican                                                     --               --          (23,000)
  Debt issue costs                                                          (9,187)          (4,256)         (46,746)
  Redemption of Series A preferred stock                                        --               --             (106)
  Other                                                                         --               --               --
                                                                       -----------      -----------      -----------
        Net cash provided (used) by financing activities                   134,640           34,286         (262,980)
                                                                       -----------      -----------      -----------
TransTexas transactions with TransAmerican, net                                 --               --               --
                                                                       -----------      -----------      -----------
        Increase in cash and cash equivalents                               10,065           28,123           89,480
Beginning cash and cash equivalents                                         14,114           14,114           24,179
                                                                       -----------      -----------      -----------
Ending cash and cash equivalents                                       $    24,179      $    42,237      $   113,659
                                                                       ===========      ===========      ===========



                  The accompanying notes are an integral part
                   of the consolidated financial statements.

               TRANSAMERICAN ENERGY CORPORATION (AND PREDECESSOR)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (Information With Respect to the Interim Periods
                   Ended July 31, 1996 and 1997 is Unaudited)


 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    Organization

       The consolidated financial statements include the following subsidiaries of TransAmerican Energy Corporation (the "Company" or "TEC"), a wholly owned subsidiary of TransAmerican Natural Gas Corporation ("TransAmerican"):

       TransTexas Gas Corporation and subsidiary and its combined predecessors ("TransTexas") and TransAmerican Refining Corporation ("TARC")

       For the periods prior to the formation of the Company, the combined operations of TransTexas and TARC are referred to herein as "the predecessor." The Company was formed on July 12, 1994 to hold 55 million shares of common stock (74.3% of the then outstanding shares) of TransTexas and all of the outstanding capital stock of TARC. TransAmerican contributed 55 million shares (74.3% of the total then outstanding) of TransTexas common stock to the Company (the "Stock Transfer") in connection with the public offering of TARC's senior secured notes (the "TARC Notes"). The Company then contributed 15 million of these shares (20.3% of the total then outstanding) of TransTexas common stock to TARC. In March 1996, TARC sold 4.55 million shares (6.2% of the total then outstanding) of TransTexas common stock in public offerings. The consolidated financial statements include the financial statements of TransTexas and TARC on a wholly-owned basis. Prior to the Stock Transfer, the financial statements of the predecessor were presented on a combined basis.

       The consolidated financial statements reflect all adjustments, consisting of normal recurring accruals, which are, in the opinion of management, necessary for a fair presentation of the results for the interim periods. Interim results of operations are not necessarily indicative of the results that may be expected for the year ending January 31, 1998. TransTexas and TARC do not operate as an integrated entity. Thus, the financial information presented herein should be read in conjunction with the separate financial statements of TransTexas and TARC filed on their respective Annual Reports on Form 10-K for the fiscal year ended January 31, 1997.

       TransAmerican and certain subsidiaries emerged from a proceeding under Chapter 11 of the Bankruptcy Code on October 19, 1987, pursuant to a confirmed plan of reorganization. With the proceeds of the public offering of TransTexas' 10 1/2% senior secured notes (the "Prior Notes"), TransTexas paid all allowed claims under TransAmerican's plan of reorganization as well as certain other debts of TransAmerican. During 1996, TransTexas reclassified approximately $21.6 million of deferred tax liability to capital to properly reflect liabilities of TransAmerican.

       TransTexas Transmission Corporation was incorporated in June 1993 as a wholly owned subsidiary of TransTexas. In December 1995, TransTexas Exploration Corporation ("TTEX") was incorporated as a wholly owned subsidiary of TransTexas and is an Unrestricted Subsidiary, as defined in the TEC Notes Indenture (as defined in Note 2). TransTexas Drilling Services, Inc. was incorporated in January 1997 as a wholly owned subsidiary of TransTexas.

       All significant intercompany transactions between the consolidated entities have been eliminated. All significant intercompany transactions and balances with TransAmerican prior to the Stock Transfer are recorded in TransAmerican's equity investment.

               TRANSAMERICAN ENERGY CORPORATION (AND PREDECESSOR)

                (Information With Respect to the Interim Periods
                   Ended July 31, 1996 and 1997 is Unaudited)


       The results of operations and cash flows for the years ended July 31, 1994, represent that of the predecessor. Included in the results of operations and cash flows for the year ended July 31, 1995, are the activities of the predecessor through February 23, 1995.

    Change in Fiscal Year

       On January 30, 1996, the Board of Directors approved a change in the Company's fiscal year end for financial reporting purposes to January 31 from July 31.

    Management Estimates

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date(s) of the financial statements, and the reported amounts of revenues and expenses during the
reporting period(s).   Actual results could differ from these estimates.

    Cash Equivalents

       The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

    Inventories

       The Company's inventories, consisting primarily of tubular goods, refinery feedstocks and refined products, are stated at the lower of average cost or market. At July 31, 1995 and January 31, 1996, TARC wrote down the value of its inventories by approximately $1.3 million and $4.4 million, respectively, to reflect existing market prices.

    Gas and Oil Properties

       The Company uses the full cost method of accounting for exploration and development costs. Under this method of accounting, the cost for successful, as well as unsuccessful, exploration and development activities are capitalized. Such capitalized costs and estimated future development and reclamation costs are amortized on a unit-of-production method. Net capitalized costs of gas and oil properties are limited to the lower of unamortized cost or the cost center ceiling, defined as the sum of the present value (10% discount rate) of estimated unescalated future net revenues from proved reserves; plus the cost of properties not being amortized, if any; plus the lower of cost or estimated fair value of unproved properties included in the costs being amortized, if any; less related income tax effects.

       Proceeds from the sale of gas and oil properties are applied to reduce the costs in the cost center unless the sale involves a significant quantity of reserves in relation to the cost center, in which case a gain or loss is recognized.

       Unevaluated properties and associated costs not currently being amortized and included in gas and oil properties were $136 million, $159 million and $147 million at January 31, 1996 and 1997 and July 31, 1997, respectively. The properties represented by these costs were undergoing exploration at such dates, or are properties on which the Company intends to commence such activities in the future. The Company believes that the unevaluated properties at July 31, 1997 will be substantially evaluated in 12 to 24 months and it will begin to amortize these costs at such time.

               TRANSAMERICAN ENERGY CORPORATION (AND PREDECESSOR)

                (Information With Respect to the Interim Periods
                   Ended July 31, 1996 and 1997 is Unaudited)



    Refining Properties

       Property and equipment acquired subsequent to 1983, including assets transferred from TransAmerican in 1994, are stated at TransAmerican's or TARC's historical cost. During the period from 1987 through August 1993, property and equipment acquired prior to 1983 were carried at estimated net realizable value and no depreciation expense was charged. New or refurbished units are depreciated as placed in service. Depreciation of refinery equipment and other buildings and equipment is computed by the straight-line method at rates that will amortize the unrecovered cost of depreciable property and equipment, including assets acquired under capital leases, over their estimated useful lives. Costs of improving leased property are amortized over the estimated useful lives of the assets or the terms of the leases, whichever is shorter.

    Other Property and Equipment

       Other property and equipment are stated at cost. The cost of repairs and minor replacements is charged to operating expense while the cost of renewals and betterments is capitalized. At the time depreciable assets other than gas and oil properties are retired, or otherwise disposed of, the cost and related accumulated depreciation or amortization are removed from the accounts. Gains or losses on dispositions in the ordinary course of business are included in the consolidated statement of operations. Impairment of other property and equipment is reviewed whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable.

       Depreciation of pipeline and transmission facilities, oil field services equipment and other buildings and equipment is computed by the straight-line method at rates that will amortize the unrecovered cost of depreciable property and equipment, including assets acquired under capital leases, over their estimated useful lives.

       Costs of improving leased property are amortized over the estimated useful lives of the assets or the terms of the leases, whichever is shorter.

    Turnarounds

       A turnaround consists of a complete shutdown, inspection and maintenance of a unit. The estimated costs of turnarounds are accrued over the period to the next scheduled turnaround, which is generally greater than one year.

    Environmental Remediation Costs

       Environmental expenditures are expensed or capitalized as appropriate, depending on their future economic benefit. Expenditures that relate to an existing condition caused by past operations and that do not have future economic benefits are expensed. Liabilities for these expenditures are provided when the responsibility to remediate is probable and the amount of associated cost is reasonably estimable.

    Debt Issue Costs

       Costs related to the issuance of long-term debt are classified as "Other
Assets."   Capitalized debt costs are amortized to interest expense over the scheduled maturity of the debt utilizing the interest method. In the event of a redemption of long-term debt, the related debt issue costs are charged to income in the period of redemption.

    Costs in Excess of Net Assets of Subsidiaries

       Costs in excess of net assets of subsidiaries relates to (i) the Company's acquisition of TARC warrants of approximately $33 million and (ii) TransTexas' purchase of its treasury stock from nonaffiliates of approximately

               TRANSAMERICAN ENERGY CORPORATION (AND PREDECESSOR)

                (Information With Respect to the Interim Periods
                   Ended July 31, 1996 and 1997 is Unaudited)


$50 million. The Company amortizes these costs using the straight-line method over a period of 40 years. The Company periodically reviews the costs in excess of net assets of subsidiaries to determine whether any impairment of these assets has occurred. In making such determination, the Company evaluates the performance, on an undiscounted basis, of the underlying subsidiaries' expected future operating cash flows in relation to the Company's net investment in the subsidiaries. Based on its review as of July 31, 1997, the Company does not believe that an impairment of its costs in excess of net assets of subsidiaries has occurred.

    Defined Contribution Plan

       The Company, through its parent company, TransAmerican, maintains a defined contribution plan, which incorporates a "401(k) feature" as allowed under the Internal Revenue Code. All investments are made through Massachusetts Mutual Life Insurance Company. Employees who are at least 21 years of age and have completed one year of credited service are eligible to participate on the next semiannual entry date. The Company matches 10%, 20%, or 50% of employee contributions up to a maximum of 3% of the participant's compensation, based on years of plan participation. The Company and its predecessor's contributions with respect to this plan totaled approximately
$0.2 million, $0.3 million, $0.2 million and $0.6 million for the years ended July 31, 1994 and 1995, the six months ended January 31, 1996 and the year ended January 31, 1997, respectively. All contributions are currently funded.

    Fair Value of Financial Instruments

       The Company includes fair value information in the notes to consolidated financial statements when the fair value of its financial instruments is different from the book value. The Company believes the book value of those financial instruments that are classified as current approximate fair value because of the short maturity of these instruments. For noncurrent financial instruments, the Company uses quoted market prices or, to the extent that there are no available quoted market prices, market prices for similar instruments.

    Revenue Recognition

       The Company recognizes revenues from the sales of refined products, natural gas, condensate, oil and natural gas liquids in the period of delivery. Revenues were recognized from transportation of natural gas in the period the service was provided. The sales method is used for natural gas imbalances that arise from jointly produced properties.

    Price Management Activities

       TARC's revenues and feedstock costs have been and will continue to be affected by changes in the prices of petroleum and petroleum products. TARC's ability to obtain additional capital is also substantially dependent on refined product prices and refining margins, which are subject to significant seasonal, cyclical and other fluctuations that are beyond TARC's control.

       From time to time, TARC enters into commonly traded refinery feedstock and finished goods related futures contracts, options on futures, swap agreements and forward sale agreements with the intent to protect against a portion of the price risk associated with price declines from holding inventory, or fixed price purchase commitments. Commitments involving future settlement give rise to market risk, which represents the potential loss that can be caused by a change in the market value of a particular instrument, and to credit risk, which represents the potential loss if a counterparty is unable to perform. Under the guidelines of Statement of Financial Accounting Standards No. 80, "Accounting for Futures Contracts" ("SFAS 80"), gains and losses associated with such transactions that meet the hedge criteria in SFAS 80 will be deferred until realized. Those transactions that do not meet the hedging criteria in SFAS 80 are recorded at market value resulting in a gain or a loss that is recorded in other income in the period in which a change in market value occurs.

               TRANSAMERICAN ENERGY CORPORATION (AND PREDECESSOR)

                (Information With Respect to the Interim Periods
                   Ended July 31, 1996 and 1997 is Unaudited)


       TransTexas' results of operations and the value of its gas and oil properties are highly dependent upon the prices TransTexas receives for its natural gas. Substantially all of TransTexas' sales of natural gas are made in the spot market, or pursuant to contracts based on spot market prices, and not pursuant to long-term, fixed-price contracts. Accordingly, the prices received by TransTexas for its natural gas production are dependent upon numerous factors beyond the control of TransTexas, including the level of consumer product demand, the North American supply of natural gas, government regulations and taxes, the price and availability of alternative fuels, the level of foreign imports of oil and natural gas and the overall economic environment. Demand for natural gas is seasonal, with demand typically higher during the summer and winter, and lower during the spring and fall, with concomitant changes in price.

       From time to time, TransTexas has entered into commodity price swap agreements (the "Hedge Agreements") to reduce its exposure to price risk in the spot market for natural gas. The Hedge Agreements are accounted for as hedges if the price of the hedge agreement correlates with the price of the natural gas production hedged. Accordingly, gains or losses are deferred and recorded as assets or liabilities and subsequently recognized as an increase or decrease in revenues in the respective month the physical volumes are sold.

    Concentration of Credit Risk

       Financial instruments that potentially expose the Company to credit risk consist principally of cash, trade receivables, commodity price swap agreements and forward contracts. The Company selects depository banks based upon management's review of the financial stability of the institution. Balances periodically exceed the $100,000 level covered by federal deposit insurance.
To date, there have been no losses incurred due to excess deposits in any financial institution. Trade accounts receivable are generally from companies with significant natural gas marketing and petroleum activities, who would be impacted by conditions or occurrences affecting those industries. All futures contracts have been with major brokerage firms, and in the opinion of management, did not expose the Company to any undue credit risks. In addition, as of January 31, 1996, TARC had deposited cash totaling $5.1 million with two third parties to permit the third parties to hedge their price risk in connection with TARC's product financing arrangements.

    Income Taxes

       The Company, TARC and TransTexas file a consolidated tax return with TransAmerican. Income taxes are due from or payable to TransAmerican in accordance with a tax allocation agreement (the "Tax Allocation Agreement").
It is each company's policy to record income tax expense as though such company had filed separately. Deferred income taxes are recognized, at enacted tax rates, to reflect the future effects of tax carryforwards and temporary differences arising between the tax bases of assets and liabilities and their financial reporting amounts in accordance with Statement of Financial Accounting Standards No. 109 and the Tax Allocation Agreement between the Company, TransAmerican and TransAmerican's other subsidiaries. Income taxes include federal and state income taxes. The Company could not file a consolidated return as it owns less than 80% of TransTexas and, therefore, income taxes are presented on a combined basis.

    Recently Issued Pronouncements

       In June 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131"), which establishes standards for reporting information about operating segments. It also establishes standards for related disclosures about products and services, geographic areas and major customers. This statement will be adopted by the Company effective February 1, 1998. The Company does not believe the effect of adoption of this statement will have a material effect on its financial position.

               TRANSAMERICAN ENERGY CORPORATION (AND PREDECESSOR)

                (Information With Respect to the Interim Periods
                   Ended July 31, 1996 and 1997 is Unaudited)


       In June 1997, the FASB issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS 130"), which establishes standards for reporting and display of comprehensive income and its components in financial statements. This statement will be adopted by the Company effective February 1, 1998. The Company does not believe the effect of adoption of this statement will have a material effect on its financial statements.

       In February 1997, the FASB issued Statement of Financial Accounting Standards No. 128, "Earnings per Share" ("SFAS 128") and Statement of Financial Accounting Standards No. 129, "Disclosure of Information about Capital Structure" ("SFAS 129"). These statements will be adopted by the Company effective January 31, 1998. SFAS 128 simplifies the computation of earnings per share by replacing primary and fully diluted presentations with the new basic and diluted disclosures. SFAS 129 establishes standards for disclosing information about an entity's capital structure. The Company does not believe the effect of adoption of these statements will have a material impact on its financial statements.

       In October 1996, the American Institute of Certified Public Accountants issued Statement of Position 96-1, "Environmental Remediation Liabilities" ("SOP 96-1"), which establishes new accounting and reporting standards for the recognition and disclosure of environmental remediation liabilities. SOP 96-1 was adopted by the Company effective February 1, 1997. The Company does not believe the effect of adoption of SOP 96-1 will have a material impact on its financial position, results of operations or cash flows.


 2. RECENT EVENTS

       TEC NOTES OFFERING. On June 13, 1997, TEC completed a private offering (the "TEC Notes Offering") of $475 million aggregate principal amount of 11 1/2% Senior Secured Notes due 2002 (the "TEC Senior Secured Notes") and $1.13 billion aggregate principal amount of 13% Senior Secured Discount Notes due 2002 (the "TEC Senior Secured Discount Notes" and, together with the TEC Senior Secured Notes, the "TEC Notes") for net proceeds of approximately $1.3 billion. The TEC Notes are senior obligations of TEC, secured by a lien on substantially all its existing and future assets, including the intercompany loans described below. The indenture governing the TEC Notes (the "TEC Notes Indenture") contains certain restrictive covenants, including, among others, limitations on incurring additional debt, asset sales, dividends and transactions with affiliates.

       The TEC Senior Secured Notes bear interest at a rate of 11 1/2% per annum payable semi-annually in cash in arrears on June 15 and December 15 of each year, commencing December 15, 1997. Principal on the TEC Senior Secured Discount Notes will accrete to 100% of the face value thereof by June 15, 1999. Commencing December 15, 1999, cash interest on the TEC Senior Secured Discount Notes will be payable semi-annually in arrears on June 15 and December 15 of each year at a rate of 13% per annum. The TEC Notes will mature on June 15, 2002. The TEC Notes are not redeemable prior to June 15, 2000, except that the Company may redeem, at its option, prior to June 15, 2000, up to 35% of the original aggregate principal amount of the TEC Senior Secured Notes and up to 35% of the accreted value of the TEC Senior Secured Discount Notes, at the redemption prices set forth in the TEC Notes Indenture, plus accrued and unpaid interest, if any, to and including the date of redemption, with the net proceeds of any equity offering. On or after June 15, 2000, the TEC Notes will be redeemable at the option of TEC, in whole or in part, at the redemption prices set forth in the TEC Notes Indenture, plus accrued and unpaid interest, if any, to and including the date of redemption. Upon the occurrence of a Change of Control (as defined), TEC will be required to make an offer to purchase all of the outstanding TEC Notes at a price equal to 101% of the principal amount thereof, together with accrued and unpaid interest, if any, or, in the case of any such offer to purchase TEC Senior Secured Discount Notes prior to June 15, 1999, at a price equal to 101% of the accreted value thereof, in each

               TRANSAMERICAN ENERGY CORPORATION (AND PREDECESSOR)

                (Information With Respect to the Interim Periods
                   Ended July 31, 1996 and 1997 is Unaudited)


case, to and including the date of purchase. In addition, TEC will be obligated, subject to certain conditions, to make an offer to purchase TEC Notes with Excess Cash (as defined) at a price equal to 105% of the principal amount of accreted value thereof, as applicable, if such purchase occurs on or prior to December 31, 1997, at a price equal to 108% of the principal amount or accreted value thereof, as applicable, if such purchase occurs during the period from January 1, 1998 through June 14, 2000, and thereafter at the redemption prices set forth in the TEC Notes Indenture in each case, together with accrued and unpaid interest, if any, to and including the date of purchase.

       INTERCOMPANY LOANS TO TRANSTEXAS AND TARC. With the proceeds of the TEC Notes Offering, TEC made intercompany loans to TransTexas in the principal amount of $450 million (the "TransTexas Intercompany Loan") and to TARC in the original amount of $676 million (the "TARC Intercompany Loan" and, together with the TransTexas Intercompany Loan, the "Intercompany Loans"). The promissory note evidencing the TransTexas Intercompany Loan (i) bears interest at a rate of 10 7/8% per annum, payable semi-annually in cash in arrears and
(ii) is currently secured by a security interest in substantially all of the assets of TransTexas other than inventory, receivables and equipment. The promissory note evidencing the TARC Intercompany Loan (i) accretes principal at a rate of 16% per annum, compounded semi-annually, until June 15, 1999 to a final accreted value of $920 million, and thereafter pays interest semi-annually in cash in arrears on the accreted value thereof, at a rate of 16% per annum and (ii) is currently secured by a security interest in substantially all of TARC's assets other than inventory, receivables and
equipment.   The Intercompany Loan agreements contain certain restrictive covenants, including, among others, limitations on incurring additional debt, asset sales, dividends and transactions with affiliates. Each Intercompany Loan will mature on June 1, 2002. TARC used approximately $103 million of the proceeds of the TARC Intercompany Loan to repay certain indebtedness, including $36 million of senior secured notes of TARC that were issued in March 1997 and $66 million of advances and notes payable owed to an affiliate, and used approximately $437 million to complete the TARC Notes Tender Offer (described below). Remaining proceeds will be used for the Capital Improvement Program (described below) and for general corporate purposes.

       Upon the occurrence of a Change of Control (as defined in the TEC Notes Indenture), TEC will be required to make an offer to purchase all of the outstanding TEC Notes at a price equal to 101% of the principal amount thereof, together with accrued and unpaid interest, if any, or, in the case of any such offer to purchase TEC Senior Secured Discount Notes prior to June 15, 1999, at a price equal to 101% of the accreted value thereof, in each case, to and including the date of purchase. Pursuant to the terms of the Intercompany Loans, TEC may require TARC and TransTexas to pay a pro rata share of the purchase price paid by TEC. See "Potential Effects of a Change of Control" in
Note 18.

       TARC WARRANTS TENDER OFFER. On June 13, 1997, TEC completed a tender offer for the outstanding common stock purchase warrants of TARC ("TARC Warrants") at a price of $4.50 per warrant. Pursuant to the tender offer, TEC purchased 7,335,452 TARC Warrants for an aggregate purchase price of approximately $33 million. TARC intends to enter into a merger with one of its affiliates pursuant to which each remaining warrant, 159,861 at July 31, 1997, would become exercisable (at an exercise price of $.01) to receive $4.51 of cash instead of one share of common stock of TARC.

       TARC EQUITY CONTRIBUTION. TEC intends to make a capital contribution to TARC in the aggregate amount of $226 million from the proceeds of the TransTexas share repurchase program (discussed below). The amount of this capital contribution will be retained initially in the Disbursement Account and contributed to TARC pursuant to the terms of the Disbursement Agreement. See
Note 4.

       DIVIDEND TO TRANSAMERICAN. TEC paid a dividend to TransAmerican in the amount of $23 million. A portion of the dividend was used to repay the debt of an affiliate, which had been secured by a pledge of 3.7 million shares of TransTexas common stock. In connection with the TEC Notes Offering, TransAmerican contributed the 3.7 million shares of TransTexas common stock to TEC.

               TRANSAMERICAN ENERGY CORPORATION (AND PREDECESSOR)

                (Information With Respect to the Interim Periods
                   Ended July 31, 1996 and 1997 is Unaudited)


       TEC PREFERRED STOCK REDEMPTION. On June 17, 1997, TEC redeemed all of its outstanding preferred stock for an aggregate amount of $100,000, plus accrued and unpaid dividends.

       LOBO SALE. On May 29, 1997, TransTexas entered into and consummated a stock purchase agreement with an unaffiliated buyer (the "Lobo Sale Agreement"), with an effective date of March 1, 1997, to effect the sale (the "Lobo Sale") of the stock of TransTexas Transmission Corporation ("TTC"), its subsidiary that owned substantially all of TransTexas' Lobo Trend producing properties and related pipeline transmission system, for a sales price of approximately $1.1 billion, subject to adjustments as provided for in the Lobo Sale Agreement. Purchase price adjustments were made for, among other things: the value of certain NGLs and stored hydrocarbons; the value of gas in TTC's pipeline; prepaid expenses relating to post-effective date operations; post-closing expenses related to pre-closing operations; the value of oil and gas produced and sold between the effective date of the Lobo Sale Agreement and closing (approximately $44 million); property defects; and estimated costs associated with liabilities incurred before closing. Purchase price adjustments made at the closing of the Lobo Sale are subject to a review, reconciliation and resolution process. With proceeds from the Lobo Sale, TransTexas repaid certain indebtedness and other obligations, including production payments, in an aggregate amount of approximately $84 million. The remaining net proceeds have been or will be used for the repurchase or redemption of the Senior Secured Notes and for general corporate purposes.

       Pursuant to the Lobo Sale, TransTexas is required to indemnify the buyer for certain liabilities related to the assets owned by TTC. Although TransTexas does not anticipate that it will incur any material indemnity liability, no assurance can be given that TransTexas will have sufficient funds to satisfy any such indemnity obligation or that any payment thereof will not have a material adverse effect on its ability to fund its debt service, capital expenditure and working capital requirements.

       TRANSTEXAS SENIOR SECURED NOTES TENDER OFFER. On June 13, 1997, TransTexas completed a tender offer (the "TransTexas Senior Secured Notes Tender Offer") for its 11 1/2% Senior Secured Notes due 2002 (the "TransTexas Senior Secured Notes") for 111 1/2% of their principal amount (plus accrued and unpaid interest). Approximately $785.4 million principal amount of TransTexas Senior Secured Notes were tendered and accepted by TransTexas. The TransTexas Senior Secured Notes remaining outstanding were called for redemption on June 30, 1997 pursuant to the terms of the indenture governing the TransTexas Senior Secured Notes (the "TransTexas Senior Secured Notes Indenture").

       TRANSTEXAS SUBORDINATED NOTES EXCHANGE OFFER. On June 19, 1997, TransTexas completed an exchange offer (the "TransTexas Subordinated Notes Exchange Offer") pursuant to which it exchanged approximately $115.8 million aggregate principal amount of its 13 3/4% Senior Subordinated Notes due 2001 (the "TransTexas Subordinated Notes") for all of its outstanding 13 1/4% Senior Subordinated Notes due 2003 (the "Old TransTexas Subordinated Notes"). The indenture governing the TransTexas Subordinated Notes (the "TransTexas Subordinated Notes Indenture") includes certain restrictive covenants, including, among others, limitations on incurring additional debt, asset sales, dividends and transactions with affiliates.

       As a result of the Lobo Sale, the TransTexas Senior Secured Notes Tender Offer and the TransTexas Subordinated Notes Exchange Offer, TransTexas has recorded a $533 million pretax gain and a $72 million after tax extraordinary charge during the quarter ended July 31, 1997.

       TRANSTEXAS SHARE REPURCHASE PROGRAM. TransTexas has implemented a share repurchase program (the "Share Repurchase Program") pursuant to which it plans to repurchase common stock from its public stockholders and from its affiliates, including TEC and TARC, in an aggregate amount of approximately $399 million in value of stock purchased. It is anticipated that TransTexas will acquire four times the number of shares from its affiliated stockholders that it acquires from its public stockholders. Shares may be purchased through open market purchases,

               TRANSAMERICAN ENERGY CORPORATION (AND PREDECESSOR)

                (Information With Respect to the Interim Periods
                   Ended July 31, 1996 and 1997 is Unaudited)


negotiated transactions or tender offers, or a combination of the above. It is anticipated that the price paid to affiliated stockholders will equal the weighted average price paid to purchase shares from the public stockholders.
As of July 31, 1997, TransTexas had repurchased 3.1 million shares of common stock from public stockholders for an aggregate purchase price of approximately $49.6 million. As of September 15, 1997, approximately 0.8 million additional shares had been purchased from public stockholders for an aggregate purchase price of approximately $11.8 million, and approximately 12.6 million shares had been purchased from TARC and TEC for an aggregate purchase price of approximately $201 million.

       TARC NOTES TENDER OFFER. On June 13, 1997, TARC completed a tender offer (the "TARC Notes Tender Offer") for its (i) Guaranteed First Mortgage Notes due 2002 (the "TARC Mortgage Notes") for 112% of their principal amount (plus accrued and unpaid interest), and (ii) Guaranteed First Mortgage Discount Notes due 2002 (the "TARC Discount Notes" and, together with the TARC Mortgage Notes, the "TARC Notes") for 112% of their accreted value. In connection with the TARC Notes Tender Offer, TARC obtained consents from holders of the TARC Notes to certain waivers under, and amendments to the indenture governing the TARC Notes (the "TARC Notes Indenture"), which eliminate or modify certain of the covenants and other provisions contained in the TARC Notes Indenture. TARC Mortgage Notes and TARC Discount Notes with an aggregate carrying value of $423 million were tendered and accepted by TARC at a cost to TARC of approximately
$437 million (including accrued interest, premiums and other costs).   As a
result of the TARC Notes Tender Offer, $17.2 million in debt issuance costs were written off and TARC recorded a total extraordinary charge of approximately $84 million during the quarter ended July 31, 1997. As of July 31, 1997, TARC Mortgage Notes and TARC Discount Notes with a carrying value of $15.7 million remained outstanding.

       GENERAL. Following consummation of the TEC Notes Offering and the transactions described above, TEC's only source of funds for its holding company operations and debt service will be from payments on the Intercompany Loans or other loans to its subsidiaries, dividends from its subsidiaries, interest on funds in the Disbursement Account (as defined), payments made by TARC on behalf of TEC pursuant to the Services Agreement (as defined) and, in limited circumstances as permitted by the TEC Notes Indenture, sales of stock TEC holds in its subsidiaries.

       During the two years following the TEC Notes Offering, TEC anticipates that its annual cash needs for holding company operations will be approximately $2.0 million, which TEC expects to be paid on its behalf by TARC pursuant to the Services Agreement, and TEC's annual cash interest expense will be approximately $54.6 million. In addition, TEC and its subsidiaries will pay $2.5 million in the aggregate per year to TransAmerican for advisory services and other benefits provided by TransAmerican. TransTexas will be required to pay TEC approximately $48.9 million in interest annually on the TransTexas Intercompany Loan. TEC expects to use this interest income together with income generated from its working capital and, to the extent necessary, its working capital to satisfy its cash needs, including its cash interest payments. If TEC incurs unforeseen expenses, there is no assurance that its capital resources will be sufficient to fund those expenses in addition to anticipated holding company expenses and debt service.

       The TEC Notes Indenture prohibits TEC from selling stock of TransTexas and TARC during the two years following consummation of the TEC Notes Offering unless the proceeds from such sales would be used to make an offer to purchase the TEC Notes. Consequently, during the two years following the consummation of the TEC Notes Offering, unless holders of the TEC Notes rejected all or a portion of any such offer to purchase, sales of such stock would not be a source of funds to supplement TEC's other resources in order to pay unforeseen expenses. As of July 31, 1997, the TEC Notes Indenture contained restrictions that could substantially limit the Company's ability to use the assets of one subsidiary to satisfy the liabilities of the other.

        TARC has incurred losses and negative cash flow from operations as a result of limited refinery operations which did not cover the fixed costs of maintaining the refinery, increased working capital requirements including debt service and losses on refined product sales due to financing costs and low margins. Based on recent refining margins and projected levels of operations, such negative cash flows are likely to continue. If TARC does not complete the Capital Improvement Program without significant cost overruns or does not ultimately achieve profitable operations, TARC's investment in the refinery may not be recovered. The financial statements do not include any adjustments as a result of such uncertainties. Additionally, the Company has pledged its entire ownership interest of the common stock of TransTexas as collateral on the Company's Notes. The repayment of the notes and related interest is dependent on TARC's ability to provide cash flow. In the event TARC does not continue as a going concern, it is likely that the Company will lose its entire investment in TransTexas. Therefore, if the Company is unable to recover its investment in TARC, and loses its investment in TransTexas, there is substantial doubt in the Company's ability to continue as a going concern.

               TRANSAMERICAN ENERGY CORPORATION (AND PREDECESSOR)

                (Information With Respect to the Interim Periods
                   Ended July 31, 1996 and 1997 is Unaudited)


 3. CAPITAL IMPROVEMENT PROGRAM

       TARC's refinery is located in the Gulf Coast region along the Mississippi River, approximately 20 miles from New Orleans, Louisiana. TARC's business strategy is to modify, expand and reactivate its refinery and to maximize refining margins by converting low-cost, heavy, sour crude oils into high-value, light petroleum products including primarily gasoline and heating oil.

       In February 1995, TARC began a construction and expansion program designed to reactivate the refinery and increase its complexity. From February 1995 through April 1997, TARC spent approximately $245 million on the construction and expansion program, procured a majority of the equipment required and completed substantially all of the process design engineering and a substantial portion of the remaining engineering necessary to complete this project.

       In connection with the TEC Notes Offering, the TARC Intercompany Loan and the TARC Notes Tender Offer, TARC has adopted a revised capital improvement program designed to increase the capacity and complexity of the refinery ("Capital Improvement Program"). The most significant projects include: (i) conversion of the visbreaker unit to a delayed coking unit to process vacuum tower bottoms into lighter petroleum products, (ii) modernization and upgrade of a fluid catalytic cracking unit to increase gasoline production capacity and allow the direct processing of low cost atmospheric residual feedstocks and
(iii) upgrading and expanding hydrotreating, alkylation and sulfur recovery units to increase sour crude processing capacity. In addition, TARC plans to expand, modify and add other processing units, tankage and offsite facilities as part of the Capital Improvement Program. The Capital Improvement Program includes expenditures necessary to ensure that the refinery is in compliance with certain existing air and water discharge regulations and that gasoline produced will comply with federal standards. TARC will act as general contractor, but has engaged a number of specialty consultants and engineering and construction firms to assist TARC in completing the individual projects that comprise the Capital Improvement Program. Each of these firms was selected because of its specialized expertise in a particular process or unit integral to the Capital Improvement Program.

       The Capital Improvement Program will be executed in two phases. TARC estimates that Phase I will be completed at a cost of $223 million, will be tested and operational by September 30, 1998 and will result in the refinery having the capacity to process up to 200,000 BPD of sour crude oil. Phase II of the Capital Improvement Program includes the completion and start-up of the Fluid Catalytic Cracking Unit utilizing state-of-the-art MSCC(SM) technology and the installation of additional equipment expected to further improve operating margins by allowing for a significant increase in the refinery's capacity to produce gasoline. TARC estimates that Phase II will be completed at a cost of $204 million and will be tested and operational by July 31, 1999. The proceeds received or to be received by TARC from the TARC Intercompany Loan, the TransTexas share repurchase program and the equity contribution from TEC will include $427 million designated for use in the Capital Improvement Program, which TARC believes is adequate to fund the completion of the project. As of July 31, 1997, TARC had spent approximately $24.1 million on the Capital Improvement Program with commitments for another approximately $56.1 million. The foregoing estimates, as well as other estimates and projections herein, are subject to substantial revision upon the occurrence of future events, such as unavailability of financing, engineering problems, work stoppages and cost overruns over which TARC may not have any control, and there can be no assurance that any such projections or estimates will prove accurate.

               TRANSAMERICAN ENERGY CORPORATION (AND PREDECESSOR)

                (Information With Respect to the Interim Periods
                   Ended July 31, 1996 and 1997 is Unaudited)


4.  DISBURSEMENT ACCOUNTS

       Pursuant to a disbursement agreement (the "Disbursement Agreement") among TARC, TEC, the Trustee under the TEC Notes Indenture (the "TEC Indenture Trustee"), Firstar Bank of Minnesota, as disbursement agent (the "Disbursement Agent"), and Baker & O'Brien, Inc., as construction supervisor (the "Construction Supervisor"), $208 million of the net proceeds from the sale of the TEC Notes was placed into accounts in the name of TARC ($135 million) and TEC ($73 million) (together, the "Disbursement Account") to be held and invested by the Disbursement Agent until disbursed. In addition, anticipated proceeds to TEC and TARC of approximately $300 million from the TransTexas share repurchase program have been or will be deposited in the Disbursement Account as purchases are made. All funds in the Disbursement Account are pledged as security for the repayment of the TEC Notes.

       The Disbursement Agent will make disbursements for the Capital Improvement Program out of the Disbursement Account in accordance with requests made by TARC and approved by the Construction Supervisor. The Construction Supervisor is required to review each such disbursement request by TARC. No disbursements may be made from the Disbursement Account for purposes other than the Capital Improvement Program other than (i) up to $1.5 million per month (except for December 1997, in which disbursements may be up to $4.5 million) to fund administrative costs and certain taxes and insurance payments, not in excess of $25.5 million in the aggregate; provided, that if less than $1.5 million is spent in any month (or less than $4.5 million is spent in December
1997) the amounts that may be disbursed in one or more subsequent months will be increased by the amount of such difference, (ii) up to $50 million for feedstock upon certification by the Construction Supervisor of the Mechanical Completion (as defined) of the Delayed Coking Unit and associated facilities,
(iii) up to $19 million to pay interest on, and to redeem, repurchase, defease or otherwise retire the remaining TARC Notes and (iv) up to $7.0 million for outstanding accounts payable. In addition, interest income from the Disbursement Account may be used for the Capital Improvement Program or disbursed to fund administrative and other costs of TARC and TEC. As of July 31, 1997, $24.9 million had been disbursed to TARC out of the Disbursement Account for use in the Capital Improvement Program and $7.0 million for general corporate purposes.

       Pursuant to a disbursement agreement (the "TransTexas Disbursement Agreement") among TransTexas, TEC, the TEC Indenture Trustee, and the Firstar Bank of Minnesota, N.A. as disbursement agent, approximately $399 million of the proceeds of the TransTexas Intercompany Loan was placed in an account (the "TransTexas Disbursement Account") to be held and invested by the disbursement agent until disbursed. Funds in the TransTexas Disbursement Account will be disbursed to TransTexas as needed to fund the Share Repurchase Program. TransTexas may at any time request disbursement of interest earned on the funds in the TransTexas Disbursement Account. The TransTexas Disbursement Account is classified as "cash restricted for share repurchases" in the accompanying condensed consolidated balance sheet. As of July 31, 1997, approximately $49.6 million had been disbursed for use in the Share Repurchase Program.

       In March 1997, TARC issued $36 million of 15% senior secured notes due March 1998 to unaffiliated third parties. These notes were collateralized by a pledge of 5 million shares of TransTexas common stock. Proceeds from the issuance of these notes were deposited in a cash collateral account and used for refinery construction and general corporate purposes. These notes were repaid in June 1997.


5.  ADDITIONAL FINANCING AND WORKING CAPITAL REQUIREMENTS

       TARC has incurred losses and negative cash flow from operations as a result of limited refinery operations which did not cover the fixed costs of maintaining the refinery, increased working capital requirements including debt service and losses on refined product sales and processing arrangements. In order to operate the refinery at expected levels after completion of expansion and modification of the refinery, TARC will require additional working capital and ultimately must achieve profitable operations.

               TRANSAMERICAN ENERGY CORPORATION (AND PREDECESSOR)

                (Information With Respect to the Interim Periods
                   Ended July 31, 1996 and 1997 is Unaudited)


       A primary source of funds to meet TransTexas' debt service and capital requirements is net cash flow provided by operating activities, which is extremely sensitive to the prices TransTexas receives for its natural gas. TransTexas entered into Hedge Agreements to reduce its exposure to price risk in the spot market for natural gas. Additionally, significant capital expenditures are required for drilling and development, lease acquisitions, pipeline and other equipment additions. Since July 1995, TransTexas has relied on assets sales and various financings, in addition to cash flow from operating activities to meet its working capital requirements, including maintenance of Working Capital as defined in the TransTexas Indenture. TransTexas anticipates that it will require additional financing or sales of assets to fund planned levels of operations through at least January 1998.

 6.  PREFERRED STOCK

       In February 1995, the Company's Board of Directors established one series of preferred stock, designated "Series A Preferred Stock", consisting of an aggregate of 1,000 shares. In connection with the offering of TARC Notes, the Company sold 1,000 shares of Preferred Stock realizing net proceeds of $95,600. On June 17, 1997, TEC redeemed all of its outstanding preferred stock for an aggregate amount of $100,000, plus accrued and unpaid dividends.


 7.  INVENTORIES AND OTHER CURRENT ASSETS

       The major components of inventories are as follows (in thousands of dollars):

                                                        JANUARY 31,
                                                  ----------------------          JULY 31,
                                                   1996            1997             1997
                                                  -------        -------          --------
                                                                                (UNAUDITED)
Refinery feedstocks and blendstocks              $    4,395     $     --        $      --
Intermediate and refined products                    32,836           --               --
Tubular goods and other                              11,421         12,481            15,105
                                                 ----------     ----------      ------------
                                                 $   48,652     $   12,481      $     15,105
                                                 ==========     ==========      ============


       The major components of other current assets are as follows (in thousands of dollars):

                                                      JANUARY 31,
                                                  -----------------------         JULY 31,
                                                   1996            1997             1997
                                                  ------          -------          -------
                                                          (UNAUDITED)
Prepayments:
  Trade and drilling                             $    4,464     $    9,580      $     10,566
  Insurance                                           2,457          2,913             3,865
  Product charges                                     4,452             51             --
Properties held for sale                              6,000           --               --
Deferred loss on commodity
  price swap agreements                              31,317          8,276             --
Other                                                 7,610          4,818             2,157
                                                 ----------     ----------      ------------
                                                 $   56,300     $   25,638      $     16,588
                                                 ==========     ==========      ============

               TRANSAMERICAN ENERGY CORPORATION (AND PREDECESSOR)

                (Information With Respect to the Interim Periods
                   Ended July 31, 1996 and 1997 is Unaudited)


 8.  PROPERTY AND EQUIPMENT

       The major components of property and equipment, at cost, are as follows (in thousands of dollars):

                              ESTIMATED              JANUARY 31,
                             USEFUL LIFE      -------------------------            JULY 31,
                              (YEARS)           1996             1997               1997
                             ---------        -------           -------           --------
                                                                                (UNAUDITED)
Land                                         $     10,022     $     10,746      $     10,735
Gas and oil properties                          1,775,597        2,004,967         1,068,421
Gas transportation                10              160,819          193,443            44,846
Refinery                        20-30             411,650          532,428           609,288
Equipment and other              4-10              80,838           95,112           118,357
                                             ------------     ------------      ------------
                                             $  2,438,926     $  2,836,696      $  1,851,647
                                             ============     ============      ============

       On July 2, 1996, TransTexas consummated the sale, effective as of May 1, 1996, of producing properties in Zapata County, Texas for consideration of approximately $62 million. On June 17 and August 13, 1996, TransTexas consummated the sales, effective as of February 1, 1996, of certain other producing properties in Webb County, Texas for consideration of approximately $9.95 million and $21.5 million, respectively. The purchase price for each of the properties discussed above was subject to adjustment for gas sales between the effective date and the closing date. TransTexas retained the proceeds of such gas sales.

       In March 1996, TransTexas sold its 41.67% interest in the 76-mile, 24-inch MidCon pipeline that runs from TransTexas' previously owned Thompsonville compressor station to Agua Dulce for $7.5 million.

       Approximately $45 million of refinery assets were being depreciated at January 31, 1996 and 1997, respectively. Approximately $60 million of refinery
assets were being depreciated at July 31, 1997.   The remaining refinery and
other assets are considered construction process. Approximately $90.4 million of property, plant and equipment represents assets transferred by TransAmerican at net realizable value and $553.8 million represents additions recorded at historical cost. As of January 31, 1997, the Company changed the estimated useful lives of the refinery equipment currently under construction from 10 years to a range of 20 to 30 years. The change in estimate was not material to 1997 net income. TARC recognized $2.7 million, $5.9 million, $2.9 million, $6.7 million and $3.2 million in depreciation expense for the years ended July 31, 1994 and 1995, the six months ended January 31, 1996, the year ended January 31, 1997 and the six months ended July 31, 1997, respectively.

       In September 1997, TARC purchased a tank storage facility adjacent to the refinery for a purchase price of $40 million.

       In March 1995, the FASB issued Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" ("SFAS 121"). As of February 1, 1996, TARC adopted the requirements of SFAS 121. TARC currently believes, based on estimates of refining margins and current estimates for costs of the expansion and modification program, that future undiscounted cash flows will be sufficient to recover the cost of the refinery over its estimated useful life as well as the costs of related identifiable intangible assets. Management believes there have been no events or changes in circumstances that would require the recognition of an impairment loss. However, due to the inherent uncertainties in estimating future refining margins, in constructing and operating a large scale refinery and the uncertainty regarding TARC's ability to complete the Capital Improvement Program, there can be no assurance that TARC will ultimately recover

               TRANSAMERICAN ENERGY CORPORATION (AND PREDECESSOR)

                (Information With Respect to the Interim Periods
                   Ended July 31, 1996 and 1997 is Unaudited)


the cost of the refinery. Management believes that the book value of the refinery is in excess of its current estimated fair market value.

 9.  OTHER ASSETS

       The major components of other assets are as follows (in thousands of dollars):

                                                            JANUARY 31,
                                                       -----------------------         JULY 31,
                                                        1996            1997             1997
                                                       ------          -------         --------
                                                                                     (UNAUDITED)
Debt issue costs, net of accumulated amortization
   of $4,607 at January 31, 1996, $9,320 at
   January 31, 1997, and $790 at July 31,             $   34,631     $   32,127      $     47,627
   1997, respectively
Litigation escrow                                         22,972          --               --
Costs in excess of net assets of subsidiaries             --              --               82,609
Contractual rights and licenses, net of
   accumulated amortization of $1,464 at
   January 31, 1996, $992 at January 31, 1997,
   and $1,211 at July 31, 1997, respectively               6,516          5,979             5,760
Other                                                        660          3,392             2,226
                                                      ----------     ----------      ------------
                                                      $   64,779     $   41,498      $    138,222
                                                      ==========     ==========      ============

10.  ACCRUED LIABILITIES

       The major components of accrued liabilities are as follows (in thousands of dollars):

                                                          JANUARY 31,
                                                      ----------------------          JULY 31,
                                                       1996            1997             1997
                                                      ------         -------          --------
                                                                                    (UNAUDITED)
Royalties                                            $    9,793     $   27,607      $     11,326
Taxes other than income taxes                             3,054         13,501             7,623
Interest                                                 19,365         20,978            12,382
Payroll                                                   6,153          6,012             6,167
Litigation settlements and other                          9,553          1,263             --
Settlement values of commodity price
   swap agreements                                       31,317         13,276             --
Insurance                                                 1,628          7,840             6,269
Maintenance turnarounds                                   1,145          1,909             2,291
Other                                                     7,308          6,475             3,358
                                                     ----------     ----------      ------------
                                                     $   89,316     $   98,861      $     49,416
                                                     ==========     ==========      ============

       Included in litigation settlements and other at January 31, 1997 are certain non-recurring costs associated with the Lobo Sale.

               TRANSAMERICAN ENERGY CORPORATION (AND PREDECESSOR)

                (Information With Respect to the Interim Periods
                   Ended July 31, 1996 and 1997 is Unaudited)


11.  LONG-TERM DEBT

       The major components of long-term debt are as follows (in thousands of dollars):

                                                                        JANUARY 31,
                                                                    -----------------------     JULY 31,
                                                                      1996           1997         1997
                                                                    --------       --------      ------
                                                                                               (UNAUDITED)
 11 1/2% Senior Secured Notes due 2002--TransTexas                $    800,000   $   800,000   $    --
 13 3/4% Senior Subordinated Notes due 2001--TransTexas                  --          101,092       115,815
 Guaranteed First Mortgage Discount Notes due 2002-TARC                221,155       269,606         6,255
 Guaranteed First Mortgage Notes due 2002-TARC                          95,383        96,124         9,427
 11 1/2% Senior Secured Notes due 2002 - TEC                             --            --          475,000
 13% Senior Secured Discount Notes due 2002 - TEC                        --            --          892,897
 Notes payable, ranging from 9.25% to 12.9% due through 2001             3,876        14,562        24,080
                                                                  ------------   -----------   -----------
   Total long-term debt                                              1,120,414     1,281,384     1,523,474
 Less current maturities                                                 1,335       371,517         9,542
                                                                  ------------   -----------   -----------
                                                                  $  1,119,079   $   909,867   $ 1,513,932
                                                                  ============   ===========   ===========



      On June 13, 1997, TEC completed the TEC Notes Offering of $475 million aggregate principal amount of the TEC Senior Secured Notes and $1.13 billion aggregate principal amount of the TEC Senior Secured Discount Notes for net proceeds of approximately $1.3 billion. The TEC Notes are senior obligations of TEC, secured by a lien on substantially all its existing and future assets, including the intercompany loans described below. The TEC Notes Indenture contains certain restrictive covenants, including, among others, limitations on incurring additional debt, asset sales, dividends and transactions with affiliates.

      The TEC Senior Secured Notes bear interest at a rate of 11 1/2% per annum payable semi-annually in cash in arrears on June 15 and December 15 of each year, commencing December 15, 1997. Principal on the TEC Senior Secured Discount Notes will accrete to 100% of the face value thereof by June 15, 1999. Commencing December 15, 1999, cash interest on the TEC Senior Secured Discount Notes will be payable semi-annually in arrears on June 15 and December 15 of each year at a rate of 13% per annum. The TEC Notes will mature on June 15, 2002. The TEC Notes are not redeemable prior to June 15, 2000, except that the Company may redeem, at its option, prior to June 15, 2000, up to 35% of the original aggregate principal amount of the TEC Senior Secured Notes and up to 35% of the accreted value of the TEC Senior Secured Discount Notes, at the redemption prices set forth in the TEC Notes Indenture, plus accrued and unpaid interest, if any, to and including the date of redemption, with the net proceeds of any equity offering. On or after June 15, 2000, the TEC Notes will be redeemable at the option of TEC, in whole or in part, at the redemption prices set forth in the TEC Notes Indenture, plus accrued and unpaid interest, if any, to and including the date of redemption. Upon the occurrence of a Change of Control (as defined), TEC will be required to make an offer to purchase all of the outstanding TEC Notes at a price equal to 101% of the principal amount thereof, together with accrued and unpaid interest, if any, or, in the case of any such offer to purchase TEC Senior Secured Discount Notes prior to June 15, 1999, at a price equal to 101% of the accreted value thereof, in each case, to and including the date of purchase. In addition, TEC will be obligated, subject to certain conditions, to make an offer to purchase TEC Notes with Excess Cash (as defined) at a price equal to 105% of the principal amount of accreted value thereof, as applicable, if such purchase occurs on or prior to December 31, 1997, at a price equal to 108% of the principal amount or accreted value thereof, as applicable, if such purchase occurs during the period from January 1, 1998 through June 14, 2000, and thereafter at the redemption prices set forth in the TEC Notes Indenture in each case, together with accrued and unpaid interest, if any, to and including the date of purchase.

               TRANSAMERICAN ENERGY CORPORATION (AND PREDECESSOR)

                (Information With Respect to the Interim Periods
                   Ended July 31, 1996 and 1997 is Unaudited)


      On June 20, 1995, TransTexas issued $800 million aggregate principal amount of the TransTexas Senior Secured Notes. TransTexas received net proceeds of approximately $787 million from the sale of the TransTexas Senior Secured Notes after deducting underwriting discounts, fees and expenses. TransTexas used approximately $556 million of the net proceeds to retire or defease the entire principal amount of the Prior Notes, including premium and consent fees and accrued and unpaid interest, and approximately $46 million to establish an interest reserve account. TransTexas recorded an extraordinary loss on the extinguishment of the Prior Notes of approximately $56.6 million. In connection with the TransTexas Senior Secured Notes Tender Offer, TransTexas repurchased or redeemed all of the TransTexas Senior Secured Notes.

       In December 1996, TransTexas issued $189 million in face amount of Old TransTexas Subordinated Notes to unaffiliated third parties. The Old TransTexas Subordinated Notes were sold with original issue discount at a price equal to 52.6166% of the principal amount shown on the face thereof, for gross proceeds of approximately $99.45 million. The Old TransTexas Subordinated Notes accreted at a rate of 13 1/4% compounded semi-annually. Proceeds from the issuance of the Old TransTexas Subordinated Notes were used for working capital and general corporate purposes. As discussed in Note 2, in June 1997, TransTexas exchanged approximately $115.8 million aggregate principal amount of its TransTexas Subordinated Notes for all of its outstanding Old TransTexas Subordinated Notes.

       On February 23, 1995, TARC issued 340,000 A Units consisting of $340 million aggregate principal amount of TARC Discount Notes and 5,811,773 of TARC Warrants and 100,000 B Units consisting of $100 million aggregate principal amount of TARC Mortgage Notes and 1,683,540 TARC Warrants. TARC received approximately $301 million from the sale of A Units and B Units. Net proceeds received by TARC approximated $92 million after deducting approximately $16 million for underwriting discounts, commissions, fees and expenses, approximately $20 million for the repayment of the balance of a loan from TransAmerican ("TransAmerican Loan"), and $173 million which was deposited into a cash collateral account to fund the expansion and upgrading of TARC's refinery. As discussed in Note 2, in connection with the TARC Notes Tender Offer, TARC Notes with an aggregate carrying value of $423 million were tendered and accepted by TARC. In connection with the TARC Warrants Tender Offer, TEC purchased 7,335,452 TARC Warrants.

       In March 1997, TARC issued $36 million principal amount of 15% senior secured notes due 1998 to unaffiliated third parties. These notes were secured by a pledge of the 5 million shares of TransTexas common stock. Proceeds from the issuance of these notes were deposited in a cash collateral account to be used for refinery construction and general corporate purposes. This note was repaid in June 1997.

       TransTexas' notes payable bear interest at rates ranging from 9.25% to
12.9% per annum and mature at various dates  through  2001.   These  notes
payable are collateralized by certain of TransTexas' operating equipment. Aggregate principal payments on TransTexas' notes payable at January 31, 1997 total $5.2 million, $5.6 million and $0.7 million for fiscal years ending January 31, 1998, 1999 and 2000, respectively.

       TARC's capitalized lease obligations were approximately $2.4 million and $1.3 million at January 31, 1996 and 1997, respectively. Maturities of such obligations are approximately $0.8 million, $0.3 million and $0.2 million in the years ending January 31, 1998, 1999 and 2000, respectively.

       The fair value of the TEC Notes, based on quoted market prices of similar instruments, was approximately $1.4 billion as of July 31, 1997. The fair value of the TransTexas Notes, based on quoted market prices, was approximately $818 million and $880 million as January 31, 1996 and 1997, respectively. The fair value of the TransTexas Subordinated Notes, based on quoted market prices of similar instruments, was approximately $104 million as January 31, 1997 and the fair value of the TransTexas Subordinated Exchange Notes was approximately $131 million as of July 31, 1997. The fair value of the TARC Notes, based on quoted market prices, was approximately $295 million and $404 million as January 31, 1996 and 1997, respectively.

               TRANSAMERICAN ENERGY CORPORATION (AND PREDECESSOR)

                (Information With Respect to the Interim Periods
                   Ended July 31, 1996 and 1997 is Unaudited)



12. CREDIT AGREEMENTS

       TransTexas and BNY Financial Corporation are parties to an Amended and Restated Accounts Receivable Management and Security Agreement (the "BNY Facility"), dated as of October 31, 1995 and amended in December 1996. In connection with the Lobo Sale, TEC Notes Offering and the transactions described in Note 2, TransTexas and BNY entered into a waiver of the BNY Facility, pursuant to which advances under the BNY Facility are made at the sole discretion of the lender and the lender may require repayment of principal and interest at any time. Outstanding advances under the BNY Facility totaled approximately $26.3 million and $6.2 million at January 31, 1997 and July 31, 1997, respectively. Interest accrues on advances at the rate of (i) the higher of (a) the prime rate of The Bank of New York or (b) the Federal Funds Rate plus 1/2 of 1% plus (ii) 1/2 of 1%. Obligations under the BNY Facility are secured by liens on TransTexas' receivables and inventory. TransTexas is currently negotiating an amendment and restatement of the BNY Facility.

       In May 1996, TransTexas entered into a Note Purchase Agreement pursuant to which TransTexas issued notes in the aggregate principal amount of $15.75 million, for aggregate proceeds of $15 million. The notes, which bore interest at 13 1/3% per annum, were paid in full in July 1996. The notes were guaranteed on a senior secured basis by TransAmerican.


13.  OTHER LIABILITIES

       The major components of other liabilities are as follows (in thousands of dollars):

                                                          JANUARY 31,                  JULY 31,
                                                      ----------------------
                                                       1996            1997             1997
                                                      ------         -------           -------
                                                                                    (UNAUDITED)
Litigation settlements and accruals                  $   12,171     $    9,641      $     10,008
Short-term obligations expected
   to be refinanced:
    Litigation settlements                               14,747          2,500             --
    Accrued capital expenditures                          5,443         19,738             --
    Current portion of dollar-denominated
      production payment                                  1,765          --                --
Other                                                     2,232          1,112             1,485
                                                     ----------     ----------      ------------
                                                     $   36,358     $   32,991      $     11,493
                                                     ==========     ==========      ============

       In February 1996, TransTexas completed a financing in the amount of $10 million at an interest rate of 12 1/2% per annum and a 36-month term, collateralized by certain operating equipment. In February 1996, TransTexas also amended a purchase agreement with an unaffiliated third party related to a volumetric production payment to include an additional 14 Bcf which were sold to the third party for a purchase price of approximately $16 million. Proceeds from these transactions net of current maturities were used to pay all of the obligations listed above under the caption "Short-term obligations expected to be refinanced" at January 31, 1996.

       In April 1997, TransTexas sold to an unaffiliated third party a term royalty in the form of a dollar-denominated production payment in certain of TransTexas' properties for net proceeds of approximately $20 million. TransTexas also completed a financing in the amount of $8.3 million at an interest rate of 12.7% per annum and a 36-month term, collateralized by certain operating equipment. Proceeds from these transactions, net of current

               TRANSAMERICAN ENERGY CORPORATION (AND PREDECESSOR)

                (Information With Respect to the Interim Periods
                   Ended July 31, 1996 and 1997 is Unaudited)


maturities, were used to pay all of the obligations listed above under the caption "Short-term obligations expected to be refinanced" at January 31, 1997.

14.  INCOME TAXES

       Income tax expense (benefit) includes the following (in thousands of dollars):

                                                         SIX MONTHS      YEAR
                                     YEAR ENDED           ENDED          ENDED          SIX MONTHS ENDED
                                     JULY 31,            JANUARY 31,   JANUARY 31,        JULY 31,
                                --------------------    ------------  ------------  ----------------------
                                  1994        1995          1996         1997          1996        1997
                                ---------   --------     ----------   -----------   ---------    ---------
                                                                                         (UNAUDITED)
Federal:
    Current                     $  10,909   $ (7,611)    $   --       $    21,380   $  19,032    $ 111,108
    Deferred                       (5,961)     5,196           (416)       (8,889)    (11,244)      22,542
State:
    Current                           432      --            --            --          --           --
                                ---------   --------     ----------   -----------   ---------    ---------
Income tax expense (benefit)
   before extraordinary item        5,380     (2,415)          (416)       12,491       7,788      133,650
Tax benefit of extraordinary
   item                              --       (1,491)       --             --           --           --
                                ---------   --------     ----------   -----------   ---------    ---------
Total income tax expense
    (benefit)                   $   5,380   $ (3,906)    $     (416)  $    12,491   $   7,788    $ 133,650
                                =========   ========     ==========   ===========   =========    =========


       In August 1993, the Omnibus Reconciliation Act of 1993, among other things, increased the maximum corporate marginal federal income tax rate to 35% from 34% effective January 1, 1993. Deferred income taxes as of July 31, 1994 include an adjustment of approximately $2.7 million related to this increase in corporate tax rates. Included in "Payable to affiliates" at January 31, 1996 and 1997 are income taxes payable to TransAmerican totaling approximately $3.0 million and $14.4 million, respectively.

       During the third quarter of 1994, TARC reached a level of operations, which, for federal income tax purposes, changed the tax status of TransAmerican's consolidated group to an integrated oil company from an independent producer. As a result of this change in tax status, TransTexas was able to utilize a greater portion of its available tight sands credits, thereby reducing its effective tax rate for 1994. TransTexas was unable to utilize any tight sands credits during the six months ended January 31, 1996 or during the year ended July 31, 1995 due to it net loss position. Total income tax expense differs from amounts computed by applying the statutory federal income tax rate to income before income taxes. The items accounting for this difference are as follows (in thousands of dollars):

               TRANSAMERICAN ENERGY CORPORATION (AND PREDECESSOR)

                (Information With Respect to the Interim Periods
                   Ended July 31, 1996 and 1997 is Unaudited)



                                                            SIX MONTHS      YEAR
                                        YEAR ENDED           ENDED          ENDED       SIX MONTHS ENDED
                                        JULY 31,            JANUARY 31,   JANUARY 31,       JULY 31,
                                   ------------------       -----------   -----------  -------------------
                                     1994        1995          1996         1997         1996        1997
                                   ------      ------       -------      -------       -------      ------
                                                                                          (UNAUDITED)
Federal income tax expense
  (benefit) at the statutory rate  $   4,124   $(43,011)    $   (9,518)  $    27,639   $  39,588    $  90,093
Increase (decrease) in tax
  resulting from:
  Net operating losses (utilized)
      not utilizable                   6,073     31,263          9,102        (7,707)    (24,363)      43,557
  Tax rate change                      2,745      --             --            --          --           --
  State income taxes, net of
       federal income tax benefit        281      --             --            --          --           --
  Tight sands credit                  (7,843)     7,842          --           (7,441)     (7,437)       --
                                   ---------   --------     ----------   -----------   ---------    ---------
                                   $   5,380   $ (3,906)    $     (416)  $    12,491   $   7,788    $ 133,650
                                   =========   ========     ==========   ===========   =========    =========


       Significant components of the Company's tax attributes are as follows (in thousands of dollars):


                                                                         JANUARY 31,        JULY 31,
                                                                  ---------------------     --------
                                                                    1996          1997        1997
                                                                  --------      -------      ------
                                                                                             (UNAUDITED)
Deferred tax assets:
   Investment in affiliates                                       $    --       $ 275,450    $  --
   Receivable from TransAmerican in lieu of federal net
      operating loss carryforwards                                     86,716      72,430     132,666
   Safe harbor leases                                                  85,283      81,976      80,080
   Contingent liabilities                                               3,700       3,403       3,228
   Alternative minimum tax credit carryforward                         31,044      48,643       --
   Other                                                               10,483       3,530       --
                                                                  -----------   ---------    --------
                                                                      217,226     485,432     215,974
   Valuation allowance                                               (167,141)   (430,194)   (181,032)
                                                                  -----------   ---------    --------
     Net deferred tax assets                                           50,085      55,238      34,942
                                                                  -----------   ---------    --------

Deferred tax liabilities:
   Depreciation, depletion and amortization                            90,341      86,605       8,617
   Tax contingencies                                                    --          --         75,000
   Other, net                                                           --          --          5,234
                                                                  -----------   ---------    --------
                                                                       90,341      86,605      88,851
                                                                  -----------   ---------    --------
     Net deferred tax liabilities                                 $    40,256   $  31,367    $ 53,909
                                                                  ===========   =========    ========


       On a separate return basis, TARC and TransTexas have a total of approximately $379.0 million of regular tax net operating loss ("NOL") carryforwards at July 31, 1997 which would expire from 2004 through 2013.
Under the tax allocation agreement with TransAmerican and TransAmerican's other subsidiaries, as long as TARC and TransTexas remain in the consolidated group for tax purposes, TARC and TransTexas will receive benefits in the future for loss carryforwards in the form of reduced current tax payable to the extent (i) their loss carryforwards are

               TRANSAMERICAN ENERGY CORPORATION (AND PREDECESSOR)

                (Information With Respect to the Interim Periods
                   Ended July 31, 1996 and 1997 is Unaudited)


available for and utilized by TransAmerican and (ii) TransAmerican has the ability to pay tax then due. The Company can only use alternative minimum tax credit carryforwards to the extent it is a regular federal income tax payer. At July 31, 1997, TARC and TransTexas had NOL carryforwards of approximately $203.6 million which have not been used by TransAmerican and would expire in 2013.

       TransTexas is required, under the Tax Allocation Agreement, to pay any Texas franchise tax (which is estimated not to exceed $11.4 million) attributable to prior year transactions. TransTexas paid approximately $5.4 million of such tax as of the closing of the Lobo Sale and will pay a substantial amount of the remaining tax within the ensuing 12-month period.


15.  SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

                                                            SIX MONTHS      YEAR
                                           YEAR ENDED         ENDED         ENDED        SIX MONTHS ENDED
                                            JULY 31,        JANUARY 31,   JANUARY 31,        JULY 31,
                                      -----------------     -----------   -----------    ------------------
                                        1994       1995       1996           1997         1996       1997
                                      -------     -----      -------        -------      -------     ------
                                                                                             (UNAUDITED)

Seller financed obligations incurred
  for capital expenditures            $      --       --       $  1,095       $  3,621   $   --      $  --
                                      ==========  ========     ========       ========   =========   ========

Capitalized lease obligations
  incurred for property and
  equipment                           $    1,336  $    967     $  1,643       $   --     $   --      $  --
                                      ==========  ========     ========       ========   =========   ========

Accounts payable and long-term
  liabilities for property and
  equipment                           $   10,429  $ 11,784     $ 36,080       $ 19,673   $  53,803   $ 36,825
                                      ==========  ========     ========       ========   =========   ========

Accretion on notes and discount
  notes capitalized in property and
  equipment                           $   --      $ 11,120     $ 18,186       $ 49,109   $  11,687   $ 30,426
                                      ==========  ========     ========       ========   =========   ========

Forgiveness of advances from
  TransAmerican (including $25.0
  million for property and equipment
  transferred from TransAmerican at
  net book value in 1994)             $  100,000  $ 71,170     $   --         $   --     $   --      $  --
                                      ==========  ========     ========       ========   =========   ========

Product financing arrangements        $   --      $ 27,671     $ 37,206       $(37,206)  $ (11,022)  $  --
                                      ==========  ========     ========       ========   =========   ========

               TRANSAMERICAN ENERGY CORPORATION (AND PREDECESSOR)

                (Information With Respect to the Interim Periods
                   Ended July 31, 1996 and 1997 is Unaudited)



       Cash paid for interest and income taxes are as follows (in thousands of dollars):

                                                            SIX MONTHS      YEAR
                                           YEAR ENDED         ENDED         ENDED         SIX MONTHS ENDED
                                             JULY 31,       JANUARY 31,   JANUARY 31,         JULY 31,
                                       -------------------  -----------   -----------    ------------------
                                         1994        1995       1996          1997         1996       1997
                                       -------     -------     ------       -------      -------     ------
                                                                                                (UNAUDITED)
Interest                               $  26,978   $ 77,145   $    49,771  $     87,680  $   46,946  $ 58,512
                                       =========   ========   ===========  ============  ==========  ========

Income taxes (paid to TransAmerican)   $   1,858   $  --      $     --     $      7,000  $    7,000  $  --
                                       =========   ========   ===========  ============  ==========  ========

       TransTexas incurred approximately $69.4 million, $50.8 million, $112.9 million, $59.6 million and $56.4 million of interest charges of which approximately $0.9 million, $7.4 million, $15.9 million, $7.5 million and $9.2 million was capitalized for the year ended July 31, 1995, the six months ended January 31, 1996, the year ended January 31, 1997 and the six months ended July 31, 1996 and 1997, respectively, in connection with the acquisition of certain of TransTexas' unevaluated gas and oil properties. During 1994, TransTexas capitalized a total of approximately $0.7 million of interest in connection with the expansion of TransTexas' pipeline system. TARC capitalized interest $68.8 million for the year ended January 31, 1997 in connection with the Capital Improvement Program. Total interest charges incurred by TARC were $73.5 million for the year ended January 31, 1997.


16.  TRANSACTIONS WITH AFFILIATES

       On June 13, 1997, the Transfer Agreement was amended to eliminate TransAmerican's indemnification obligations to TransTexas other than for tax liabilities.

       In July 1995, TransTexas acquired certain oil leases in the Lodgepole Prospect in North Dakota from TransAmerican for approximately $6.3 million, which amount represented TransAmerican's cost for such leases. TransTexas continued to acquire additional leases in the area. In October 1995, TransTexas sold an undivided interest in its Lodgepole leases to TransDakota Oil Corporation ("TDOC"), a subsidiary of TransAmerican. The sales price was approximately $16.1, which amount represented the cost to TransTexas of the interest sold. In September 1996, TransTexas purchased these and other oil and gas leasehold interests in the Lodgepole area from TDOC for approximately $20.0 million. TransTexas believes that the combination of these interests, together with TransTexas' other interests in the Lodgepole area, will produce a more marketable property package. The purchase price was $3.9 million greater than TDOC's basis in the properties. The properties have been recorded in TransTexas' financial statements at the carryover basis and the $3.9 million has been classified as a reduction of retained earnings.

       In June 1997, a services agreement was entered into among TransAmerican, TransTexas, TARC and TEC. Under the agreement, TransTexas will provide accounting, legal administrative and other services to TARC, TEC and TransAmerican and its affiliates. TransAmerican will provide advisory services to TransTexas, TARC and TEC. TARC will pay to TransTexas approximately $300,000 per month for services rendered to, and for allocated expenses paid by TransTexas on behalf of TARC and TEC. TEC and its subsidiaries will pay $2.5 million in the aggregate per year to TransAmerican for advisory services and benefits provided by TransAmerican. As of July 31, 1997, $0.4 million and $0.3 million was payable by TARC to TransTexas and TransAmerican, respectively, pursuant to the services agreement.

               TRANSAMERICAN ENERGY CORPORATION (AND PREDECESSOR)

                (Information With Respect to the Interim Periods
                   Ended July 31, 1996 and 1997 is Unaudited)


       In December 1994, TransTexas entered into an interruptible gas sales agreement with TransAmerican, revenues from which totaled approximately $14.8 million, $11.1 million, $11.7 million and $11.7 million for the six months ended July 31, 1996, the year ended July 31, 1995, the six months ended January 31, 1996 and the year ended July 31, 1997, respectively. The receivable from TransAmerican for natural gas sales was paid in full in June 1997.

       TransTexas has provided accounting and legal services to TARC and TEC and drilling and workover, administrative and procurement, accounting, legal, lease operating, and gas marketing services to TransAmerican pursuant to a services agreement. TransTexas has provided general commercial legal services and certain accounting services (including payroll, tax, and treasury services) to TARC and TEC for a fee of $26,000 per month. TARC expects its general and administrative expenses to increase significantly when the refinery commences more complex operations. At TransAmerican's request, TransTexas, at its election, has provided drilling and workover services. In June 1997, the receivable from TransAmerican under the services agreement was paid and the services agreement was terminated.

       In September 1995, TransTexas made advances to TransAmerican in the aggregate amount of $4.7 million. In October 1995, TransAmerican repaid the full amount of these advances with interest at an annualized rate of 13%.

       In October 1995, Mr. Stanley guaranteed TransTexas' $40 million line of credit with BNY Financial Corporation.

       As of January 1996, TransTexas and TTEX entered into a drilling program pursuant to which TTEX received a portion of revenues, in the form of a production payment, from certain of TransTexas' wells. The production payment was transferred in consideration of a note payable in the amount of $23.7 million issued by TTEX. In July 1996, TTEX transferred this production payment to the Company in the form of a dividend, and TransTexas forgave the $13.2 million remaining balance of the note payable.

       In July 1996, TTEX loaned $9.5 million to TransAmerican pursuant to the terms of a $25 million promissory note due July 31, 1998 that bore interest, payable quarterly, at 15% per annum. TTEX made further advances pursuant to the note, subject to the same terms. This note was paid in full in June 1997.

       During 1995, TransAmerican acquired an office building which it subsequently sold to TransTexas in February 1996 for $4 million. In February 1996, TransAmerican advanced $4 million of the proceeds from this sale to TARC for working capital.

       In order to facilitate the settlement of certain litigation in May 1996, TransTexas advanced to TransAmerican $16.4 million of the settlement amount in exchange for a note receivable. Amounts outstanding under this note were paid in June 1997.

        In September 1996, TransTexas and TransAmerican entered into an agreement pursuant to which TransTexas obtained an $11.5 million dollar-denominated production payment, subsequently increased to $19 million, bearing interest at 17% per annum, burdening certain oil and gas interests owned by TransAmerican as a source of repayment for certain of the receivables from TransAmerican discussed above. On January 31, 1997, TransAmerican conveyed, at historical cost, certain oil and gas properties to TransTexas for a purchase price of $31.6 million. A portion of the purchase price was used to offset obligations under the September 1996 production payment. At January 31, 1997, $59 million of related- party receivables were reclassified as a reduction of stockholder's equity due to uncertainties regarding the repayment terms for such receivables.

       TransTexas has made various advances to TransAmerican in an aggregate of approximately $7 million for

               TRANSAMERICAN ENERGY CORPORATION (AND PREDECESSOR)

                (Information With Respect to the Interim Periods
                   Ended July 31, 1996 and 1997 is Unaudited)


lease purchases and other corporate expenses. These advances were repaid in June 1997.

       In January 1997, an affiliate of the Company contributed all of the outstanding common stock of Signal Capital Holdings Corporation ("SCHC"), with
a book value of $6 million, to TransTexas.   In the same month, TransTexas
contributed the stock of SCHC to TTC. Also in January 1997, TransTexas contributed substantially all of its Lobo Trend properties to TTC.

       Certain refinery assets held by TransAmerican or its subsidiaries, including the real property on which TARC's refinery is located, were transferred to TARC in fiscal 1994 at TransAmerican's net book value of approximately $25 million.

       In July 1994, JRS Ventures, Inc. ("JRS"), owned by John R. Stanley, conveyed to TARC a portion of the real property on which TARC's refinery is located. TARC paid JRS $25,000 in October 1997, which is the amount for which JRS purchased the land in August 1993 from Lynn (as defined).

       A former affiliate of TransAmerican owed $205,000 to Lynn Petroleum Storage and Transport Co., Inc. ("Lynn"), a company owned by Mr. Stanley's children. This liability was assumed by TARC in conjunction with the transfer of refinery assets described above. In May 1995, TARC paid this obligation and an obligation arising from the purchase of a cryogenic gas processing unit and butane tanks from Lynn at Lynn's undepreciated book value of such assets of $492,200. TARC believes that the purchase price for the cryogenic gas processing unit is fair and reasonable to TARC and on terms no less favorable than could be obtained from an unrelated third party.

       Pursuant to the stock transfer agreement (the "Stock Transfer Agreement") among TransAmerican, the Company and TARC, TransAmerican contributed to the capital of the Company (the "Stock Transfer") (i) all of the outstanding capital stock of TARC, and (ii) 55 million shares of common stock of TransTexas; and the Company then contributed 15 million of these shares of TransTexas common stock to TARC.

       Prior to the sale of the TARC Notes, TARC participated in TransAmerican's centralized cash management program. Funds required by TARC for daily operations and capital expenditures were advanced by TransAmerican. In October 1994, TransAmerican sold 5.25 million shares of TransTexas common stock. TransAmerican advanced approximately $50 million of the proceeds from these stock sales to TARC, of which approximately $20 million was used by TARC to repay a portion of the intercompany debt owed to TransAmerican, and the remaining $30 million of the net proceeds was used for working capital and general corporate purposes. TARC used approximately $30 million of the net proceeds of the sale of the TARC Notes to repay additional intercompany debt to TransAmerican. TransAmerican contributed to the capital of TARC (through TEC) all but $10 million of the remainder of TARC's intercompany debt owed to TransAmerican. In April 1995, TARC repaid the remaining $10 million of intercompany indebtedness owed to TransAmerican. In August 1995, TARC received an advance of $3 million from TransTexas which TARC used to settle its remaining portion of certain litigation. In September 1995, TARC received an advance of $1.7 million from TransAmerican which TARC used to purchase feedstock. In October 1995, TARC repaid these advances without interest. Additionally in October 1995, TARC received an advance of approximately $4 million from TransAmerican for working capital which it repaid in June 1997.

       Southeast Louisiana Contractors of Norco, Inc. ("Southeast Contractors"), a subsidiary of TransAmerican, provides construction personnel to TARC in connection with TARC's expansion and construction program. These construction workers are temporary employees, and the number and composition of the workforce will vary throughout TARC's expansion and construction program. Southeast Contractors charges TARC for the direct costs it incurs (which consist solely of employee payroll and benefits) plus administrative costs and fees of up to $2.2 million per year. Total labor costs charged by Southeast Contractors were approximately $15.5 million, $20.2 million, $14.1 million, $4.4 million and $9.7 million for the year ended July 31, 1995, the six months ended

               TRANSAMERICAN ENERGY CORPORATION (AND PREDECESSOR)

                (Information With Respect to the Interim Periods
                   Ended July 31, 1996 and 1997 is Unaudited)


January 31, 1996, the year ended January 31, 1997 and the six months ended July 31, 1996 and 1997, respectively. Amounts payable to Southeast Contractors were $2.4 million at July 31, 1997. No labor costs were charged by Southeast Contractors in prior years.

       TransTexas sells natural gas to TARC under an interruptible long-term sales contract. Revenues from TARC under this contract totaled approximately $2.3 million and $2.5 million, respectively, for the years ended July 31, 1994 and 1995, $2.2 million for the six months ended January 31, 1996, $2.7 million for the year ended January 31, 1997 and $1.5 million and $0.3 million, respectively, for the six months ended July 31, 1996 and 1997. The receivable from TARC for natural gas sales totaled approximately $3.0 million at July 31, 1997.

       In September 1995, TARC received an advance of $1 million from TransTexas which TARC used to purchase feedstock. This advance was repaid by TARC without interest. In December 1995, TARC advanced $1 million to TransTexas. This advance was repaid to TARC with interest.

       In July 1996, TARC executed a promissory note to TransAmerican for up to $25 million. The note bore interest at a rate of 15% per annum, payable quarterly beginning October 31, 1996, with a scheduled maturity on July 31, 1998. As of January 31, 1997, the entire $25 million was outstanding under the note. On November 1, 1996, TARC executed an additional $25 million promissory note to TransAmerican which bore interest at 15% per annum, payable quarterly beginning December 31, 1996, with a scheduled maturity on September 30, 1998 (together with the promissory note, the "TransAmerican Notes"). At January 31, 1997, TARC had approximately $44.4 million outstanding under both of these
notes.   In February 1997, the November 1996 promissory note was replaced with a $50 million note which bore interest at an annual rate of 15% with a scheduled maturity on July 31, 2002. In June 1997, TARC repaid the TransAmerican Notes.

       In July 1997, TEC advanced $5 million to TARC. In September 1997, TEC advanced TARC approximately $41 million. All of the advances are governed by the terms of a promissory note that is due June 14, 2002 bearing interest at a rate that, when added to the interest paid by TransTexas on the TransTexas Intercompany Loan, will equal the amount of interest payable on the TEC Notes.

       TransAmerican, its existing subsidiaries, including TARC, the Company, and TransTexas, entered into a Tax Allocation Agreement, the general terms of which require TransAmerican and all of its subsidiaries to file federal income tax returns as members of a consolidated group to the extent permitted by law. Filing on a consolidated basis allows income and tax of one member to be offset by losses and credits of another and allows deferral of certain intercompany gains; however, each member is severally liable for the consolidated federal income tax liability of the consolidated group.

       The Tax Allocation Agreement requires each of TransAmerican's subsidiaries to pay to TransAmerican each year its allocable share of the federal income tax liabilities of the consolidated group ("Allocable Share"). The Tax Allocation Agreement provides for a reallocation of the group's consolidated federal income tax liabilities among the members if the IRS or the courts ultimately redetermine the group's regular tax or alternative minimum tax liability. In the event of an IRS audit or examination, the Tax Allocation Agreement generally gives TransAmerican the authority to compromise or settle disputes and to control litigation, subject to the approval of TARC, the Company or TransTexas, as the case may be, where such compromise or settlement affects the determination of the separate tax liability of that company.

       Under the Tax Allocation Agreement, each subsidiary's Allocable Share for each tax year will generally equal the amount of federal income tax it would have owed had it filed a separate federal income tax return for each year except that each subsidiary will be able to utilize net operating losses and credits of TransAmerican and the other members of the TransAmerican consolidated group effectively to defer payment of tax liabilities that it would have

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               TRANSAMERICAN ENERGY CORPORATION (AND PREDECESSOR)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS   (CONTINUED)
                (Information With Respect to the Interim Periods
                   Ended July 31, 1996 and 1997 is Unaudited)


otherwise owed had it filed a separate federal income tax return. Each subsidiary will essentially pay the deferred taxes at the time TransAmerican (or the member whose losses or credits are utilized by such subsidiary) begins generating taxable income or tax. This will have the effect of deferring a portion of such subsidiary's tax liability to future years.

       As a result of the $23 million dividend to TransAmerican described in
Note 2, the assumption of net tax liabilities of $126 million described in Note 17 and certain other transfers of assets between the Company and TransAmerican totaling $8.0 million, additional paid-in capital increased from $158.6 million as of January 31, 1997 to $269.6 million as of July 31, 1997.

       The TEC Notes Indenture, and previously the TARC Notes Indenture and TransTexas Notes Indenture, requires that, with certain exceptions, transactions between the Company and certain related parties be on terms no less favorable to the Company than would be available from an unrelated party and that are fair and reasonable to the Company. This standard will apply to future transactions, if any, with entities in which Mr. Stanley or members of his family may have an interest. Before the issuance of the TransTexas Notes, TransAmerican regularly acquired products and services from suppliers owned in whole or in part by adult children of Mr. Stanley.


17. BUSINESS SEGMENTS

       As of July 31, 1997, the Company conducts its operations through two industry segments: exploration and production ("E&P"), and refining operations ("Refining"). Prior to the Lobo Sale, the Company also conducted operations through its gas transportation segment ("Transportation"). The E&P segment explores for, develops, produces and markets natural gas, condensate, crude oil and natural gas liquids. The Refining segment is engaged in refining and storage operations. The Transportation segment was engaged in intrastate natural gas transportation and marketing. The Company's significant gas and oil operations are located in Texas and North Dakota. The Company's refinery is located in Norco, Louisiana, approximately 20 miles from New Orleans, Louisiana. Segment income excludes interest income, interest expense and unallocated general corporate expenses. Identifiable assets are those assets used in the operations of the segment. Other assets consist primarily of deferred financing costs, escrowed funds, certain receivables and other property and equipment. The Company's revenues are derived principally from sales to interstate and intrastate gas pipelines, direct end users, industrial companies, marketers, and refiners located in the United States. As a general policy, collateral is not required for receivables, but customers' financial condition and credit worthiness are regularly evaluated. The Company is not aware of any significant credit risk relating to its customers and has not experienced significant credit losses associated with such receivables.

       In 1994, one customer provided approximately $51 million in E&P and Transportation revenues. For the year ended July 31, 1995, two customers provided approximately $73 million and $41 million, respectively, in E&P and Transportation revenues. For the Transition Period ended January 31, 1996, three customers provided approximately $25 million, $22 million and $14 million, respectively, in E&P and Transportation revenues. For the year ended January 31, 1997, three customers provided approximately $70 million, $59 million and $48 million, respectively, in E&P and Transportation revenues.

       For the year ended July 31, 1994, Refining had two customers that accounted for 46% of total revenues. For the year ended July 31, 1995, Refining had two customers that accounted for 56% of total revenues. For the six months ended January 31, 1996, Refining had three customers that accounted for 41% of total revenues. For the year ended January 31, 1997, Refining had two customers that accounted for 96% of total revenues.

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               TRANSAMERICAN ENERGY CORPORATION (AND PREDECESSOR)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS   (CONTINUED)
                (Information With Respect to the Interim Periods
                   Ended July 31, 1996 and 1997 is Unaudited)


    Business segment information is as follows (in thousands of dollars):

                                                                    DEPRECIATION
                                                       OPERATING     DEPLETION
                                                         INCOME         AND       CAPITAL      IDENTIFIABLE
                                          NET SALES      (LOSS)    AMORTIZATION EXPENDITURES      ASSETS
                                          --- -----      ------    ------------ ------------      ------
YEAR ENDED JULY 31, 1994
 Exploration and production             $ 300,210     $ 96,828     $ 107,727     $ 180,426    $  462,951
 Gas transportation                        33,240       (2,257)        5,913        35,763        66,019
 Refining                                 177,178      (14,526)        2,589        84,295       176,327
 Other                                        157      (15,280)          218        34,522        53,367
                                        ---------     --------     ---------     ---------    ----------
                                        $ 510,785     $ 64,765     $ 116,447     $ 335,006    $  758,664
                                        =========     ========     =========     =========    ==========



YEAR ENDED JULY 31, 1995
 Exploration and production             $ 273,092     $ 62,855     $ 121,625     $ 259,189    $  712,322
 Gas transportation                        36,787        2,827         8,041        10,105        60,916
 Refining                                 140,579      (44,446)        5,855       116,654       499,879
 Other                                        285      (14,235)          298        12,786        52,539
                                        ---------     --------     ---------     ---------    ----------
                                      $   450,743     $  7,001     $ 135,819     $ 398,734    $1,325,656
                                        =========     ========     =========     =========    ==========



TRANSITION PERIOD ENDED JANUARY 31, 1996
 Exploration and production             $ 123,253     $ 51,443     $  56,543     $ 176,386    $  738,648
 Gas transportation                        15,892       (4,393)        4,194        13,266        72,815
 Refining                                 107,237      (21,971)        3,159       150,238       518,205
 Other                                        601       (7,892)          157        16,904       126,754
                                        ---------     --------     ---------     ---------    ----------
                                        $ 246,983     $ 17,187     $  64,053     $ 356,794    $1,456,422
                                        =========     ========     =========     =========    ==========



YEAR ENDED JANUARY 31, 1997
 Exploration and production             $ 360,740     $230,560     $ 122,570     $ 314,013    $  881,390
 Gas transportation                        42,200       (9,018)        8,466        33,636        98,903
 Refining                                  10,857      (54,995)        7,225       127,123       563,826
 Other                                        376      (34,637)        1,417        11,165        69,616
                                        ---------     --------     ---------     ---------    ----------
                                        $ 414,173     $131,910     $ 139,678     $ 485,937    $1,613,735
                                        =========     ========     =========     =========    ==========



18.  COMMITMENTS AND CONTINGENCIES

 LEGAL PROCEEDINGS

       As part of the Transfer, TransTexas succeeded to the potential liability, if any, of TransAmerican and certain subsidiaries in connection with the lawsuits described below. TransTexas assumed liability for litigation up to $15 million plus the difference, if any, between $10 million and the costs (if less than $10 million) incurred to resolve the disputed claims. Pursuant to an agreement among TransTexas, TransAmerican and certain of its subsidiaries, as amended (the "Transfer Agreement"), TransAmerican agreed to indemnify TransTexas against all losses incurred by TransTexas in excess of $25 million in connection with (a) disputed claims in TransAmerican's bankruptcy and (b) other litigation assumed by TransTexas and other agreements related to TransAmerican's plan of reorganization (other than settlements and judgments paid from escrowed cash established in connection with TransAmerican's plan of reorganization). On June 13, 1997, the Transfer Agreement was amended to eliminate TransAmerican's indemnity obligations to TransTexas other than for tax liabilities.

               TRANSAMERICAN ENERGY CORPORATION (AND PREDECESSOR)

                (Information With Respect to the Interim Periods
                   Ended July 31, 1996 and 1997 is Unaudited)



       ALAMEDA. On May 22, 1993, Alameda Corporation ("Alameda") sued TransAmerican in the 234th Judicial District Court, Harris County, Texas, claiming that TransAmerican failed to account to Alameda for a share of the proceeds TransAmerican received in a 1990 settlement of litigation with El Paso Natural Gas Company ("El Paso"), and that TransAmerican has been unjustly enriched by its failure to share such proceeds with Alameda. On September 20, 1995, the jury rendered a verdict in favor of TransAmerican. Alameda appealed to the Fourteenth Court of Appeals, which affirmed the trial court judgment in favor of TransAmerican. Alameda filed a motion for rehearing on April 10, 1997 and TransAmerican responded. The court denied Alameda's motion, and Alameda has appealed to the Texas Supreme Court.

       ASPEN. TransAmerican brought suit on September 29, 1993 against Aspen Services, Inc. ("Aspen"), seeking an audit and accounting of drilling costs that Aspen had charged while providing drilling services to TransAmerican. This suit is pending in the 215th Judicial District Court, Harris County, Texas. The parties' drilling agreement provided, among other things, that Aspen would receive payment for its drilling-related costs from the production and sale of gas from the wells that were drilled, and that the revenues that TransAmerican would otherwise receive from the wells would be reduced by the amounts received by Aspen. On July 19, 1995, Aspen filed a counterclaim and third party claim against TransAmerican, TransTexas, and affiliated entities, asserting, among other things, that these entities failed to make certain
payments and properly market the gas from these wells.   Aspen sought damages
in an unspecified amount, as well as certain equitable claims. In April 1997, the trial court ruled against Aspen on all of its claims and counterclaims.

       BRIONES. In an arbitration proceeding, Jesus Briones, a lessor, claimed that one of TransTexas' wells on adjacent lands had been draining natural gas from a portion of his acreage leased to TransTexas on which no well had been drilled. On October 31, 1995, the arbitrator decided that drainage had occurred. On June 3, 1996, the arbitrator issued a letter indicating that drainage damages would be awarded to Briones in the amount of approximately $1.4 million. The arbitrator entered his award of damages on June 27, 1996.
On July 3, 1996, TransTexas filed a petition in the 49th Judicial District Court, Zapata County, Texas, to vacate the arbitrator's award. Briones also filed a petition to confirm the arbitrator's award. In April 1997, the court granted Briones' motion for summary judgment. In August 1997, the court entered a final judgment for Briones in the amount of approximately $1.6 million. TransTexas intends to file a motion for new trial.

       FINKELSTEIN.   On  April  15,  1990,  H.S. Finkelstein filed suit
against TransAmerican in the 49th Judicial District Court, Zapata County, Texas, alleging that TransAmerican failed to pay royalties and improperly marketed oil and gas produced from certain leases. On September 27, 1994, the plaintiff added TransTexas as an additional defendant. On January 6, 1995, a judgment against TransAmerican and TransTexas was entered for approximately $18 million in damages, interest and attorneys' fees. TransTexas and TransAmerican appealed the judgment to the Fourth Court of Appeals, San Antonio, Texas, which affirmed the judgment on April 3, 1996. TransTexas and TransAmerican filed a motion for rehearing. On August 14, 1996, the Fourth Court of Appeals reversed the trial court judgment and rendered judgment in favor of TransAmerican and TransTexas. On August 29, 1996, Finkelstein filed a motion for stay and a motion for rehearing with the court. On October 9, 1996, the court denied Finkelstein's rehearing request. In November 1996, Finkelstein filed an application for writ of error with the Supreme Court of Texas.

       On April 22, 1991, Finkelstein filed a separate suit against TransAmerican and various affiliates in the 49th Judicial District Court, Zapata County, Texas, alleging an improper calculation of overriding royalties allegedly owed to the plaintiff and seeking damages and attorneys' fees in
excess of $33.7 million.   On November 18, 1993, the plaintiff added TransTexas
as an additional defendant. The parties arbitrated this matter in January 1997. A partial decision from the arbitration panel has been rendered in favor of Finkelstein. Although the amount of damages has yet to be determined under the panel's decision, such amount will be substantially less than that sought by plaintiff.

               TRANSAMERICAN ENERGY CORPORATION (AND PREDECESSOR)

                (Information With Respect to the Interim Periods
                   Ended July 31, 1996 and 1997 is Unaudited)


       ARABIAN OFFSHORE PARTNERS. On June 27, 1997, Arabian Offshore Partners filed a lawsuit against TransTexas in the 14th Judicial District Court, Dallas County, Texas, seeking $20 million in damages in connection with TransTexas' refusal to proceed with the acquisition of two jack-up drilling rigs. TransTexas has filed its answer and is preparing a motion for summary judgment.

       EEOC. On August 31, 1995, the U.S. Equal Employment Opportunity Commission ("EEOC") issued a Commissioner's Charge against TARC and Southeast Louisiana Contractors of Norco, Inc. (the "Commissioners Charge") pursuant to Sections 706 and 707 of Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. Section 2000e et seq. ("Title VII"). In the Commissioner's Charge, the EEOC charged TARC and Southeast Louisiana Contractors of Norco, Inc. ("Southeast Contractors"), a subsidiary of TransAmerican, with engaging in unlawful discriminatory hiring and promotion practices based on race and gender. Each violation of Title VII, if proven, potentially could subject TARC and/or Southeast Contractors to liability for (i) monetary damages for back pay and/or front pay in an undetermined amount, and for compensatory damages and/or punitive damages in an amount that should not exceed $300,000, (ii) injunctive relief, (iii) attorney's fees, and/or (iv) interest. During the period covered by the Commissioner's Charge, TARC and Southeast Contractors estimate that they received a combined total of approximately 15,000 to 22,000 employment applications and hired (or rehired) a combined total of approximately 1,500 to 2,200 workers. TARC and Southeast Contractors have responded to the Commissioner's Charge and have denied engaging in any unlawful employment practices. TARC and Southeast Contractors have been cooperating fully with the EEOC in connection with its investigation. TARC and Southeast Contractors intend to vigorously defend against the allegations contained in the Commissioner's Charge in all proceedings before the EEOC and in any subsequent litigation. If TARC and/or Southeast Contractors are found liable for violations of Title VII based on the matters asserted in the Commissioner's Charge, TARC can make no assurance that such liability would not have a material adverse effect on the financial condition, results of operations and cash flows of TARC or TARC's ability to pay interest or principal on its debt.

       RINEHEART. On October 8, 1996, Carlton Gene Rineheart, et al., and as representative of a class of persons similarly situated, filed suit against 84 individuals and corporations, including TARC, in the U.S. District Court, Middle District of Louisiana alleging negligent and improper storage, handling, treatment, and disposal of hazardous materials from 1976 to the present at two sites in Iberville Parish, Louisiana. The suit claims damages for physical, mental, and property damage in the communities of Bayou Sorrel, Bayou Pigeon and Indian Village. TARC intends to vigorously defend this claim.

       SHELL OIL. On September 27, 1996, Shell Oil filed a third party suit against TARC in the U.S. District Court, Eastern District of Louisiana for contribution and/or indemnity relating to alleged environmental contamination
of Bayou Trapagnier and surrounding lands near Norco, Louisiana.    In March
1997, TARC obtained a voluntary dismissal from Shell. Shell proceeded to trial on the main case and settled with the plaintiffs during trial by purchasing their land for $5 million. On June 27, 1997, Shell amended its third party action to bring TARC back into the case. Shell has demanded $400,000 from TARC. TARC has refused to pay such amount and is defending the case vigorously.

       GENERAL. TransTexas and TARC are also named defendants in other ordinary course, routine litigation incidental to their businesses. While the outcome of these other lawsuits cannot be predicted with certainty, the Company does not expect these matters to have a material adverse effect on its financial position. At July 31, 1997, the possible range of estimated losses related to all of the aforementioned claims in addition to the estimates accrued by TransTexas and TARC is $0 to $36 million. The resolution in any reporting period of one or more of these matters in a manner adverse to TARC or TransTexas could have a material adverse impact on the Company's results of operations or cash flows for that period.

               TRANSAMERICAN ENERGY CORPORATION (AND PREDECESSOR)

                (Information With Respect to the Interim Periods
                   Ended July 31, 1996 and 1997 is Unaudited)


    ENVIRONMENTAL MATTERS

       TransTexas' operations and properties are subject to extensive federal, state, and local laws and regulations relating to the generation, storage, handling, emission, transportation, and discharge of materials into the environment. Permits are required for various of TransTexas' operations, and these permits are subject to revocation, modification, and renewal by issuing authorities. TransTexas also is subject to federal, state, and local laws and regulations that impose liability for the cleanup or remediation of property which has been contaminated by the discharge or release of hazardous materials or wastes into the environment. Governmental authorities have the power to enforce compliance with their regulations, and violations are subject to fines or injunctions, or both. It is not anticipated that TransTexas will be required in the near future to expend amounts that are material to the financial condition or operations of TransTexas by reason of environmental laws and regulations, but because such laws and regulations are frequently changed and, as a result, may impose increasingly strict requirements, TransTexas is unable to predict the ultimate cost of complying with such laws and regulations.

       COMPLIANCE MATTERS. TARC is subject to federal, state, and local laws, regulations, and ordinances ("Pollution Control Laws"), which regulate activities such as discharges to air and water, as well as handling and disposal practices for solid and hazardous wastes. TARC believes that it is in substantial compliance with applicable Pollution Control Laws. However, newly enacted Pollution Control Laws, as well as increasingly strict enforcement of existing Pollution Control Laws, will require TARC to make capital expenditures in order to comply with such laws and regulations. To ensure continuing compliance, TARC has made environmental compliance and permitting issues an integral part of its refinery's start-up plans and has budgeted for such capital expenditures in the Capital Improvement Program.

       TARC uses (and in the past has used) certain materials, and generates (and in the past has generated) certain substances or wastes, that are or may be deemed hazardous substances or wastes. In the past, the refinery has been the subject of certain environmental enforcement actions, and has incurred certain fines, as a result of certain of TARC's operations. TARC also was previously subject to enforcement proceedings relating to its prior production of leaded gasoline and air emissions. TARC believes that, with minor exception, all of these past matters were resolved prior to or in connection with the resolution of the bankruptcy proceedings of its predecessor in interest, TransAmerican, or are no longer applicable to TARC's operations. As a result, TARC believes that such matters will not have a material adverse effect on TARC's future results of operations, cash flow or financial position.

       REQUIREMENTS UNDER THE FEDERAL CLEAN AIR ACT. The National Emission Standards for Hazardous Air Pollutants for Benzene Waste Operations (the "Benzene Waste NESHAPS"), promulgated in January 1993 pursuant to the Clean Air Act, regulate benzene emissions from numerous industries, including petroleum refineries. The Benzene Waste NESHAPS require all existing, new, modified, or reconstructed sources to reduce benzene emissions to a level that will provide an ample margin of safety to protect public health. TARC will be required to comply with the Benzene Waste NESHAPS as its refinery operations start up. At this time, TARC cannot estimate the costs of such compliance. TARC believes that compliance with the Benzene Waste NESHAPS will not have a material adverse effect on its financial position, results of operations or cash flow. Until the refinery is in full operation, however, there can be no assurance that the regulations will not have such an effect.

       In addition, the Environmental Protection Agency ("EPA") promulgated National Emission Standards for Hazardous Air Pollutants for Hazardous Organics (the "Hazardous Organics NESHAPS") regulations for petroleum refineries under the Clean Air Act in 1995, and subsequently has amended such regulations.
These regulations set "Maximum Achievable Control Technology ("MACT") standards for petroleum refineries. The Louisiana Department of Environmental Quality (the "LDEQ") has incorporated MACT standards into TARC's air permits under federal and state air pollution prevention laws. TARC believes that compliance with the Hazardous Organics NESHAPS will not have a material adverse effect on TARC's financial position, results of operations or cash flow.

               TRANSAMERICAN ENERGY CORPORATION (AND PREDECESSOR)

                (Information With Respect to the Interim Periods
                   Ended July 31, 1996 and 1997 is Unaudited)


Until the refinery is in full operation, however, there can be no assurance that the regulations will not have such an effect.

       The EPA recently promulgated federal regulations pursuant to the Clean Air Act to control fuels and fuel additives (the "Gasoline Standards") that could have a material adverse effect on TARC. Under the new regulations, only reformulated gasoline can be sold in certain domestic geographic areas in which the EPA has mandated or approved its use. Reformulated gasoline must contain a minimum amount of oxygen, have a lower vapor pressure, and have reduced sulfur, olefins, benzene and aromatics compared to the average 1990 gasoline. The number and extent of the areas subject to reformulated gasoline standards may increase in the future if the EPA's National Ambient Air Quality Standards ("NAAQS") proposals for particulate matter and ozone are implemented. Conventional gasoline may be used in all other domestic markets; however, a refiner's post-1994 average conventional gasoline must not be more polluting than it was in 1990. With limited exceptions, to determine its compliance as of January 1, 1995, a refiner must compare its post-1994 and 1990 average values of controlled fuel parameters and emissions. The Gasoline Standards recognize that many gasoline refiners may not be able to develop an individual 1990 baseline for a number of reasons, including, for example, lack of adequate data or the absence or limited scope of operations in 1990. Under such circumstances, the refiner must use a statutory baseline reflecting the 1990 industry average. The EPA has authority, upon a showing of extenuating circumstances by a refiner, to grant an individual adjusted baseline or other appropriate regulatory relief to that refiner.

       TARC filed a petition with the EPA requesting an individual baseline adjustment or other appropriate regulatory relief based on extenuating circumstances. The extenuating circumstances upon which TARC relied in its petition include the fact that the refinery was not in operation in 1990 (and thus there is no 1990 average for purposes of the necessary comparison) and the fact that the start-up of the refinery is to occur on a phased-in basis. The EPA has denied TARC's request for an individual baseline adjustment and other appropriate regulatory relief. TARC will continue to pursue regulatory relief with the EPA. There can be no assurance that any action taken by the EPA will not have a material adverse effect on TARC's future results of operations, cash flows or financial position.

       Title V of the Clean Air Act requires states to implement an Operating Permit Program that codifies all federally enforceable limitations that are applicable to a particular source. The EPA has approved Louisiana's Title V Operating Permit Program. The deadline for a refinery to submit an Operating Permit Application under the Louisiana program was October 12, 1996. TARC timely submitted its Title V Operating Permit application and the LDEQ has designated the application as being administratively complete. As yet, the LDEQ has not responded further regarding the status of TARC's Title V Operating Permit. TARC believes that its application will be approved. However, there can be no assurance that additional expenditures required pursuant to Title V Operating Permit obligations will not have a material adverse effect on TARC's financial position, results of operations or cash flow.

       CLEANUP MATTERS. TARC also is subject to federal, state, and local laws, regulations, and ordinances that impose liability for the costs of clean up relating to, and certain damages resulting from, past spills, disposals, or other releases of hazardous substances ("Hazardous Substance Cleanup Laws"). Over the past several years, TARC has been, and to a limited extent continues to be, engaged in environmental cleanup or remedial work relating to or arising out of operations or activities at the refinery. In addition, TARC has been engaged in upgrading its solid waste facilities, including the closure of several waste management units. Similar to numerous other industrial sites in the state, the refinery has been listed by the LDEQ on the Federal Comprehensive Environmental Response, Compensation and Liability Information System, as a result of TARC's prior waste management activities (as discussed below).

       In 1991, the EPA performed a facility assessment at TARC's refinery pursuant to the Federal Resource Conservation and Recovery Act ("RCRA"). The EPA performed a follow up assessment in March 1996, but has not yet issued a report of its investigations. In July 1996, the EPA and LDEQ agreed that the LDEQ would serve as the

               TRANSAMERICAN ENERGY CORPORATION (AND PREDECESSOR)

                (Information With Respect to the Interim Periods
                   Ended July 31, 1996 and 1997 is Unaudited)


lead agency with respect to the investigation and remediation of areas of concern identified in the investigation. TARC, under a voluntary initiative approved by the LDEQ, has submitted a work plan to the LDEQ to determine which areas may require further investigation and remediation. The LDEQ has not yet responded to TARC's submission or issued any further requests relating to this matter. As a result, TARC is unable at this time to estimate what the costs, if any, will be if the LDEQ does require further investigation or remediation of the areas identified.

       TARC has been identified as a potentially responsible party ("PRP") under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA" or "Superfund"), for the cleanup of contamination from hazardous substances at three Superfund sites (i.e. sites on the National Priorities List ("NPL")) to which it has been alleged that TARC, or its predecessors, sent hazardous substances in the past. CERCLA requires cleanup of sites from which there has been a "release" or threatened release of "hazardous substances" (as such terms are defined under CERCLA). CERCLA requires the EPA to include sites needing long-term study and cleanup on the NPL based on their potential effect on public health or the environment.
CERCLA authorizes the EPA to take any necessary response actions at NPL sites and, in certain circumstances, to order PRPs liable for the release to take such actions. PRPs are broadly defined under CERCLA to include past and present owners and operators of a site, as well as generators and transporters of wastes to a site from which hazardous substances are released.

       The EPA may seek reimbursement of expenditures of federal funds from PRPs under Superfund. Courts have interpreted CERCLA to impose strict, joint and several liability upon all persons liable for the entire amount of necessary cleanup costs. As a practical matter, at sites where there are multiple PRPs for a cleanup, the costs of cleanup typically are allocated according to a volumetric or other standard among the parties. CERCLA also provides that responsible parties generally may recover a portion of the costs of cleaning up a site from other responsible parties. Thus, if one party is required to clean up an entire site, that party can seek contribution or recovery of such costs from other responsible parties. A number of states have laws similar to Superfund, pursuant to which cleanup obligations, or the costs thereof, also may be imposed.

       At one Superfund site, TARC has submitted information to the EPA indicating that it should have no liability for this matter, and negotiations are continuing. With respect to the remaining two sites, TARC's liability for each such matter has not been determined, and TARC anticipates that it may incur costs related to the cleanup (and possibly including additional costs arising in connection with any recovery action brought pursuant to such matters) at each such site. After a review of the data available to TARC regarding the basis of TARC's alleged liability at each site, and based on various factors, which depend on the circumstances of the particular Superfund site (including, for example, the relationship of TARC to each such site, the volume of wastes TARC is alleged to have contributed to each such site in comparison to other PRPs without giving effect to the ability of any other PRPs to contribute to or pay for any liabilities incurred, and the range of likely cleanup costs at each such site), TARC does not believe its ultimate environmental liabilities will be significant; however, it is not possible to determine the ultimate environmental liabilities, if any, that may arise from the matters discussed above.

    POTENTIAL EFFECTS OF A CHANGE OF CONTROL

       The Subordinated Notes Indenture provides that, upon the occurrence of a Change of Control, each holder of the TransTexas Subordinated Exchange Notes will have the right to require TransTexas to repurchase such holder's notes at 101% of the principal amount thereof plus accrued and unpaid interest.
Pursuant to the terms of the TransTexas Intercompany Loan, upon the occurrence of a Change of Control, TEC would have the right to require TransTexas and TARC to repay the principal of the TransTexas Intercompany Loan in an amount equal to a pro rata share of the amount TEC is required to pay under the TEC Notes Indenture. Such pro rata share would be calculated using the ratio of the outstanding principal amount of the TransTexas Intercompany Loan (or, for TARC, the accreted value of the outstanding principal amount of the TARC Intercompany
Loan) to the sum of (i) the outstanding principal amount of the TransTexas Intercompany Loan plus (ii) the accreted value of the outstanding principal amount of the

               TRANSAMERICAN ENERGY CORPORATION (AND PREDECESSOR)

                (Information With Respect to the Interim Periods
                   Ended July 31, 1996 and 1997 is Unaudited)


TARC Intercompany Loan. A Change of Control would be deemed to occur under the Subordinated Notes Indenture in the case of certain changes or other events in respect of the ownership of TransTexas, including any circumstances pursuant to which any person or group other than John R. Stanley and his subsidiaries or the TEC Indenture Trustee is or becomes the beneficial owner of more than 50% of the total voting power of TransTexas' then outstanding voting stock and during the 90-day period thereafter the rating on the notes is downgraded or withdrawn. A Change of Control would be deemed to occur under the TEC Notes Indenture, the TransTexas Intercompany Loan and the TARC Intercompany Loan in the case of certain changes or other events in respect of the ownership or control of TEC, TransTexas, or TARC including any circumstance pursuant to which (i) any person or group, other than John R. Stanley and his subsidiaries or the TEC Indenture Trustee is or becomes the beneficial owner of more than 50% of the total voting power of TEC's then outstanding voting stock, or (iii) TEC or any of its subsidiaries own some of TransTexas' or TARC's capital stock, respectively, but less than 50% of the total voting stock or economic value of TransTexas or TARC, respectively, unless the TEC Notes have an investment grade rating for the period of 120 days thereafter. The term "person," as used in the definition of Change of Control, means a natural person, company, government or political subdivision, agency or instrumentality of a government and also includes a "group," which is defined as two or more persons acting as a partnership, limited partnership or other group. In addition, certain changes or other events in respect of the ownership or control of TransTexas that do not constitute a Change of Control under the Subordinated Notes Indenture or the TEC Notes Indenture may result in a "change of control" of TransTexas under the terms of TransTexas' credit facility (the "BNY Facility") and certain equipment financing. Such an occurrence could create an obligation for TransTexas to repay such other indebtedness. At July 31, 1997, TransTexas had approximately $26.6 million of indebtedness (excluding the Senior Secured Notes and the TransTexas Subordinated Exchange Notes) subject to such right of repayment or repurchase. In the event of a Change of Control under the TEC Notes Indenture or a "change of control" under the terms of other outstanding indebtedness, there can be no assurance that TransTexas or TARC will have sufficient funds to satisfy any such payment obligations.

       A change of control or other event that results in deconsolidation of TransTexas and TransAmerican for federal income tax purposes could result in acceleration of a substantial amount of federal income taxes. These matters, individually and in the aggregate, amount to significant potential liability which, if adjudicated in a manner adverse to TransTexas in one reporting period, could have a material adverse effect on TransTexas' cash flow or operations for that period. Although the outcome of these contingencies or the probability of the occurrence of these contingencies cannot be predicted with certainty, TransTexas does not expect these matters to have a material adverse effect on its financial position.

    PURCHASE COMMITMENTS

       TARC has various purchase commitments for materials, supplies and services incidental to the ordinary course of business and for the Capital
Improvement Program.   As of July 31, 1997, TARC had commitments for refinery
construction and maintenance of approximately $56 million. TARC is acting as general contractor and can generally cancel or postpone capital projects.

       In September 1997, TARC acquired a tank storage facility adjacent to the refinery for a purchase price of $40 million.

    LETTER OF CREDIT

       In January 1996, TransTexas entered into a reimbursement agreement with an unaffiliated third party pursuant to which the third party caused a $20 million letter of credit to be issued to collateralize a supersedeas bond on behalf of TransTexas. If there is a draw under the letter of credit, TransTexas is required to reimburse the third party within

               TRANSAMERICAN ENERGY CORPORATION (AND PREDECESSOR)

                (Information With Respect to the Interim Periods
                   Ended July 31, 1996 and 1997 is Unaudited)


60 days. TransTexas has agreed to issue up to 8.6 million shares of its common stock to the third party if this contingent obligation to such third party becomes fixed and remains unpaid for 60 days. TransTexas does not believe that this contingency will occur. If the obligation becomes fixed, and alternative sources of capital are not available, TransTexas could elect to sell shares of TransTexas common stock prior to the maturity of the obligation and use the proceeds of such sale to repay the third party. Based on TransTexas' current capitalization, the issuance of shares of TransTexas' common stock to satisfy this obligation would result in deconsolidation of TransTexas for federal income tax purposes.

    PRODUCTION PAYMENTS

       On February 28, 1995, TransTexas sold to an unaffiliated third party a term royalty in the form of a dollar- denominated production payment in certain of TransTexas' properties for proceeds of $49.5 million, less closing costs of approximately $2 million. This production payment was paid in full in May 1996 with a portion of the proceeds of the volumetric production payment described below.

       In January 1996, TransTexas sold to an unaffiliated third party a term overriding royalty interest in the form of a volumetric production payment carved out of its interests in certain of its producing properties. For net proceeds of approximately $33 million, TransTexas conveyed to the third party a term overriding royalty equivalent to a base volume of approximately 29 Bcf of natural gas, subject to certain increases in the base volume and in the percentage interest dedicated if certain minimum performance and delivery requirements are not met. In February 1996, in consideration for additional net proceeds of approximately $16 million, TransTexas supplemented the production payment to subject a percentage of its interests in certain additional producing properties to the production payment and to include additional volumes of approximately 14 Bcf of natural gas within the base volume subject to the production payment. At January 31, 1997, approximately 23 Bcf of natural gas remained subject to this production payment. In May 1996, TransTexas sold to two unaffiliated third parties a volumetric production payment for net proceeds of approximately $43 million. TransTexas conveyed to the third parties a term overriding royalty equivalent to a base volume of approximately 37 Bcf of natural gas, subject to certain increases in the base volume and in the percentage interest dedicated if certain minimum performance and delivery requirements are not met. Concurrently with the closing of that transaction, TransTexas and one of the unaffiliated third parties terminated, prior to the expiration of its stated term, a dollar-denominated term overriding royalty interest previously sold by TransTexas to that unaffiliated third party for a payment by TransTexas of approximately $25 million. As a result of such termination, the remaining base volume from the previously sold overriding royalty interest was conveyed to TransTexas. In connection with the Lobo Sale, volumes remaining to be delivered under these production payments were settled for payments by TransTexas of approximately $68 million.

       In September 1996, TransTexas sold to an unaffiliated third party a term royalty in the form of a dollar- denominated production payment in certain of TransTexas' properties for proceeds of $13.5 million. The production payment called for the repayment of the primary sum plus an amount equivalent to a 16%
annual interest rate on the unpaid portion of such primary sum.   In connection
with the Lobo Sale, this production payment was paid in full.

       In September 1996, TransTexas entered into a drilling program agreement with an unaffiliated third party for the reimbursement of certain drilling costs with respect to wells drilled by TransTexas. Pursuant to the agreement, upon the approval of the third party of a well for inclusion in the program, the third party committed to the reimbursement of all or a portion of the cost of such well, up to an aggregate maximum for all such wells of $16.5 million. The program wells were subject to a dollar-denominated production payment equal to the principal amount of such reimbursed costs, plus an amount equivalent to a 17.5% annual interest rate on the unpaid portion of such principal amount.
In April 1997, this production was paid in full.

               TRANSAMERICAN ENERGY CORPORATION (AND PREDECESSOR)

                (Information With Respect to the Interim Periods
                   Ended July 31, 1996 and 1997 is Unaudited)


       In April 1997, TransTexas sold to an unaffiliated third party a term overriding royalty in the form of a dollar- denominated production payment in certain of TransTexas' producing properties for net proceeds of $20 million. The production payment calls for the repayment of the primary sum plus an amount equivalent to a 16% annual interest rate on the unpaid portion of such primary sum.

    POTENTIAL TAX LIABILITY

       Part of the refinancing of TransAmerican's debt in 1993 involved the cancellation of approximately $65.9 million of accrued interest and of a contingent liability for interest of $102 million owed by TransAmerican. TransAmerican has taken the federal tax position that the entire amount of this debt cancellation is excluded from its income under the cancellation of indebtedness provisions (the "COD Exclusion") of the Internal Revenue Code of 1986, as amended, and has reduced its tax attributes (including its net operating loss and credit carryforwards) as a consequence of the COD Exclusion. No federal tax opinion was rendered with respect to this transaction, however, and TransAmerican has not obtained a ruling from the Internal Revenue Service (the "IRS") regarding this transaction. TransTexas believes that there is substantial legal authority to support the position that the COD Exclusion
applies to the cancellation of TransAmerican's indebtedness.   However, due to
factual and legal uncertainties, there can be no assurance that the IRS will not challenge this position, or that such challenge would not be upheld. Under an agreement between TransTexas, TransAmerican and certain of TransAmerican's subsidiaries (the "Tax Allocation Agreement"), TransTexas has agreed to pay an amount equal to any federal tax liability (which would be approximately $25.4 million) attributable to the inapplicability of the COD Exclusion. Any such tax would be offset in future years by alternative minimum tax credits and retained loss and credit carryforwards to the extent recoverable from TransAmerican. As a member of the TNGC Consolidated Group (defined below), each of TransTexas, TEC and TARC will be severally liable for any tax liability resulting from the above-described transactions. The IRS has commenced an audit of the consolidated federal income tax returns of the TNGC Consolidated Group for its taxable years ended July 31, 1994 and 1995. Because the audit is in its initial stages, it is not possible to predict the scope of the IRS' review or whether any tax deficiencies will be proposed by the IRS as a result of its review.

       Based upon independent legal advice, TransTexas has determined that it will not report any significant federal income tax liability as a result of the Lobo Sale. There are, however, significant uncertainties regarding TransTexas' tax position and no assurance can be given that TransTexas' position will be sustained if challenged by the IRS. TransTexas is part of an affiliated group for tax purposes (the "TNGC Consolidated Group"), which includes TNGC Holdings Corporation, the sole stockholder of TransAmerican. No letter ruling has been or will be obtained from the IRS regarding the Lobo Sale by any member of the TNGC Consolidated Group. If the IRS were to successfully challenge TransTexas' position, each member of the TNGC Consolidated Group would be severally liable under the consolidated tax return regulations for the resulting taxes, in the estimated amount of up to $250 million (assuming the use of existing tax attributes of the TNGC Consolidated Group), possible penalties equal to 20% of the amount of the tax, and interest at the statutory rate (currently 9%) on the tax and penalties (if any). The Tax Allocation Agreement has been amended so that TransAmerican will become obligated to fund the entire tax deficiency (if any) resulting from the Lobo Sale. There can be no assurance that TransAmerican would be able to fund any such payment at the time due and the other members of the TNGC Consolidated Group, thus, may be required to pay the tax. TransTexas has reserved approximately $75 million with respect to the potential tax liability for financial reporting purposes to reflect a portion of the federal tax liability that TransAmerican might not be able to pay. If TransTexas

               TRANSAMERICAN ENERGY CORPORATION (AND PREDECESSOR)

                (Information With Respect to the Interim Periods
                   Ended July 31, 1996 and 1997 is Unaudited)


were required to pay this tax deficiency, it is likely that it would be required to sell significant assets or raise additional debt or equity capital to fund the payment.

       Under certain circumstances, TransAmerican, the Company or TARC may sell
or otherwise dispose of shares of common  stock  of  the  Company.   If, as a
result of any sale or other disposition of the Company's common stock, the aggregate ownership of TransTexas by members of the TNGC Consolidated Group (excluding TransTexas) is less than 80% (measured by voting power and value), TransTexas will no longer be a member of the TNGC Consolidated Group for federal tax purposes ("Deconsolidation") and, with certain exceptions, will no longer be obligated under the terms and conditions of, or entitled to the
benefits of, the Tax Allocation Agreement.   Further, if the Company or TARC
sells or otherwise transfers any stock of TARC, or issues any options, warrants or other similar rights relating to such stock, outside of the TNGC Consolidated Group, which represents more than 20% of the voting power or
equity value of TARC, then a Deconsolidation of TARC  would occur.   A
Deconsolidation of TARC would result in a Deconsolidation of TransTexas if the TNGC Consolidated Group, excluding TARC, does not then own at least 80% of the voting power and equity value of TransTexas. Upon a Deconsolidation of TransTexas, members of the TNGC Consolidated Group that own TransTexas' common stock could incur a substantial amount of federal income tax liability. If such Deconsolidation occurred during the fiscal year ending January 31, 1998, the aggregate amount of this tax liability is estimated to be between $50 million and $100 million, assuming no reduction for tax attributes of the TNGC Consolidated Group. However, such tax liability generally would be substantially reduced or eliminated in the event that the IRS successfully challenged TransTexas' position on the Lobo Sale. Each member of a consolidated group filing a consolidated federal income tax return is severally liable to the IRS for the consolidated federal income tax liability of the consolidated group. There can be no assurance that each TNGC Consolidated Group member will have the ability to satisfy any tax obligation attributable to the Transactions at the time due and, therefore, other members of the group, including the Company, TransTexas or TARC, may be required to pay the tax.

       TransTexas has significant contingent liabilities, including liabilities with respect to litigation matters and other obligations assumed in the Transfer. In addition, a change of control or other event that results in deconsolidation of TransTexas and TransAmerican for federal income tax purposes could result in acceleration of a substantial amount of federal income taxes. These matters, individually and in the aggregate, amount to significant potential liability which, if adjudicated in a manner adverse to TransTexas in one reporting period, could have a material adverse effect on TransTexas' cash flow or operations for that period. Although the outcome of these contingencies or the probability of the occurrence of these contingencies cannot be predicted with certainty, TransTexas does not expect these matters to have a material adverse effect on its financial position.

    PRICE MANAGEMENT ACTIVITIES

       TARC enters into futures contracts, options on futures, swap agreements, and forward sale agreements with the intent to protect against a portion of the price risk associated with price declines from holding inventory of feedstocks
and refined products or fixed price purchase commitments.   At January 31,
1997, TARC's position in open futures contracts, options on futures, and swap agreements was not significant. A net trading gain of approximately $3.1 million and a trading loss of approximately $2.3 million were reflected in other income (expense) for the years ended July 31, 1994 and 1995, respectively. These transactions do not qualify for hedge accounting treatment under the guidelines of SFAS 80; therefore, gains or losses associated with these futures contracts are recognized currently in other income.

    FINANCING ARRANGEMENTS AND PROCESSING AGREEMENTS

       TARC enters into financing arrangements in order to maintain an available supply of feedstocks. Typically, TARC enters into an agreement with a third party to acquire a cargo of feedstock which is scheduled for delivery to

               TRANSAMERICAN ENERGY CORPORATION (AND PREDECESSOR)

                (Information With Respect to the Interim Periods
                   Ended July 31, 1996 and 1997 is Unaudited)


TARC's refinery. TARC pays through the third party all transportation costs, related taxes and duties and letter of credit fees for the cargo, plus a negotiated commission. Prior to arrival at the refinery, another third party purchases the cargo, and TARC commits to purchase, at a later date, the cargo at an agreed price plus commission and costs. TARC also places margin deposits with the third party to permit the third party to hedge its price risk. TARC purchases these cargos in quantities sufficient to maintain expected operations and is obligated to purchase all of the cargos delivered pursuant to these arrangements. In the event the refinery is not operating, these cargos may be sold on the spot market. During the year ended January 31, 1997, approximately
1.1 million barrels of feedstocks with a cost of $23 million were sold by a third party on the spot market prior to delivery to TARC without a material gain or loss to TARC.

       In March 1996, TARC entered into a processing agreement with a third party for the processing of various feedstocks at the refinery. Under the terms of the agreement, the processing fee earned by TARC is based on the margin earned by the third party, if any, after deducting all of its related costs such as feedstock acquisition, hedging, transportation, processing and inspections plus a commission for each barrel processed. For the year ended January 31, 1997, TARC processed approximately 1.1 million barrels of feedstock pursuant to this agreement. TARC incurred a loss of approximately $2.6 million related to this processing agreement primarily as a result of low margins and price management activities.

       In April 1996, TARC entered into a similar processing agreement with another third party to process feedstocks. As of July 31, 1997, TARC had processed approximately 6.4 million barrels of feedstocks under this agreement. TARC also entered into a processing agreement with this third party to process approximately 0.6 million barrels of the third party's feedstocks for a fixed price per barrel. Under the terms of this fixed price agreement, TARC met all quantity and quality yields earning the full price per barrel. For the year ended January 31, 1997, TARC recorded a net loss of approximately $4.5 million related to these processing arrangements primarily as a result of low margins and price management activities. As of January 31, 1997 and July 31, 1997, TARC was storing approximately 1.0 million and 0.8 million barrels, respectively, of feedstock and intermediate or refined products. For the six months ended July 31, 1996 and 1997, TARC recorded income (loss) from processing agreements of $(3.3) million and $3.2 million, respectively. Included in the 0.8 million barrels of product stored at the refinery as of July 31, 1997, is approximately
0.6 million barrels of feedstock related to a purchase commitment entered into in April 1997. The 0.6 million barrels have been sold to the third party involved in the processing arrangement. For the six months ended July 31, 1997, TARC incurred a loss of approximately $4.8 million related to this purchase commitment.

       TARC also entered into processing agreements with this third party to process approximately 1.1 million barrels of the third party's feedstocks for a fixed price per barrel. As of July 31, 1997, TARC recorded a net margin of approximately $0.2 million related to these processing arrangements, primarily as a result of income on the fixed fee processing agreement.

    HEDGING AGREEMENTS

       Beginning in April 1995, TransTexas entered into Hedge Agreements to reduce its exposure to price risk in the spot market for natural gas. Pursuant to the Hedge Agreements, either TransTexas or the counterparty thereto was required to make a payment to the other at the end of each month (the "Settlement Date"). The payments equaled the product of a notional quantity ("Base Quantity") of natural gas and the difference between a specified fixed price ("Fixed Price") and a market price ("Floating Price") for natural gas. The Floating Price was determined by reference to natural gas futures contracts traded on the New York Mercantile Exchange ("NYMEX"). The Hedge Agreements provided for TransTexas to make payments to the counterparty to the extent that the Floating Price exceeded the Fixed Price, up to a maximum ("Maximum Floating Price") and for the counterparty to make payments to TransTexas to the extent
that the Floating Price was less than the Fixed Price.   For the year ended

               TRANSAMERICAN ENERGY CORPORATION (AND PREDECESSOR)

                (Information With Respect to the Interim Periods
                   Ended July 31, 1996 and 1997 is Unaudited)


January 31, 1997, TransTexas made net settlement payments totaling approximately $37 million to the counterparty pursuant to the Hedge Agreements. As of January 31, 1997, TransTexas had Hedge Agreements with Settlement Dates ranging from February 1997 through April 1997 involving total Base Quantities
aggregating approximately 20.4 TBtu of natural gas.   Fixed Prices for these
agreements ranged from $1.70 to $1.78 per MMBtu ($1.76 to $1.84 per Mcf) up to Maximum Floating Prices ranging from $2.00 to $2.20 per MMBtu ($2.07 to $2.28 per Mcf). In addition, one agreement had a Fixed Price of $2.48 per MMBtu ($2.57 per Mcf) with no Maximum Floating Price. Under the terms of this agreement, the counterparty advanced $5 million to TransTexas. For the six months ended July 31, 1997, TransTexas incurred net settlement losses pursuant to the Hedge Agreements of approximately $7.4 million. As of July 31, 1997, TransTexas had no Hedge Agreements outstanding.

    OPERATING LEASES

       As of July 31, 1997, the Company has long-term leases covering land and other property and equipment. Rental expense was approximately $7 million and $9 million for the years ended July 31, 1994 and 1995, respectively, $5 million for the six months ended January 31, 1996, $10 million for the year ended January 31, 1997 and $5 million for the six months ended July 31, 1997. Future minimum rental payments required under operating leases that have initial or remaining noncancellable lease terms in excess of one year as of January 31, 1997, including the sale-leaseback transaction described below, are as follows (in thousands of dollars):

1998                                      $   6,132
1999                                          4,869
2000                                          1,974
2001                                          1,633
2002                                          1,109
Thereafter                                      522
                                          ---------
                                          $  16,239
                                          =========

       In January 1996, TransTexas completed a sale-leaseback transaction in the amount of $3 million, related to its operating equipment. In May 1997, this sale-leaseback was paid in full.


18.  LITIGATION SETTLEMENTS

       BENTSEN. On August 13, 1990, Calvin R. Bentsen, et al. filed suit against TransAmerican and Mr. Stanley in the 139th Judicial District Court, Hidalgo County, Texas, seeking a portion of the El Paso settlement proceeds, and an accounting of monies allegedly owed to them, claiming that TransAmerican produced gas that belonged to them without their knowledge and that TransAmerican entered into an oral agreement with them which entitled them to receive a portion of the El Paso settlement proceeds. This case was settled in April 1997.

       COASTAL. On October 28, 1991, The Coastal Corporation ("Coastal") filed an action against TransAmerican that was consolidated in the 49th Judicial District Court, Webb County, Texas, alleging breach of contract and tortious interference related to two gas sales contracts and a transportation agreement, seeking unspecified actual and punitive damages and injunctive relief. On April 22, 1994, the court entered a judgment adverse to TransAmerican and TransTexas requiring them to pay $1.3 million plus $0.7 million in attorneys' fees to Coastal. On May 29, 1996, the Court of Appeals affirmed the judgment. In December 1996, the Supreme Court of Texas declined to hear the appeal. The judgment was paid on May 27, 1997. Coastal executed a Release of Judgment and Judgment Lien which has been recorded in Webb and Zapata Counties.

       FROST. On November 10, 1994, Frost National Bank filed suit against TransTexas in the 111th Judicial District

               TRANSAMERICAN ENERGY CORPORATION (AND PREDECESSOR)

                (Information With Respect to the Interim Periods
                   Ended July 31, 1996 and 1997 is Unaudited)


Court, Webb County, Texas, seeking a declaratory judgment determination that TransTexas failed to properly and accurately calculate royalties under a lease. The plaintiff had demanded $10 million plus interest. This case was settled in May 1997.

       FARIAS. On February 15, 1996, Celita Suzana Farias filed a wrongful death action in the 93rd District Court, Hidalgo County, Texas, against TransTexas and one of its contractors for fatal injuries suffered by the plaintiff's husband at the Yzaguirre Heirs #3 Well on February 13, 1996. The plaintiff alleges the defendants operated a crane in such a manner that they were negligent and grossly negligent. The plaintiff seeks unspecified damages. On March 7, 1996, the mother of the deceased TransTexas employee filed a petition in intervention also alleging negligence, gross negligence and malice and seeking unspecified damages. This litigation was settled in August 1997.

       MCNAMARA. On June 28, 1996, TransTexas consummated a settlement of litigation with Tennessee Gas Pipeline Company ("Tennessee") that was filed on October 14, 1993 in the 244th Judicial District Court, Ector County, Texas pursuant to which TransTexas and another plaintiff received approximately $125 million from Tennessee. TransTexas' share of the settlement proceeds was $96 million. On July 2, 1996, John McNamara, Jr. et al. ("The Hubberd Trusts") filed a new suit against TransTexas in the 241st District Court, Webb County, Texas asserting that TransTexas had breached its duties to The Hubberd Trusts under certain oil and gas leases and that TransTexas owed The Hubberd Trusts 25% of the gross settlement proceeds, or approximately $31.25 million. This litigation was settled in December 1996.

       KATHRYN M. On June 8, 1995, Kathryn M., Inc., et al., filed suit against TransAmerican in the 333rd Judicial District Court (subsequently transferred to the 334th Judicial District Court), Harris County, Texas, alleging that the plaintiffs, as nonparticipating royalty interest owners in certain leases, are entitled to receive a portion of the settlement proceeds received by
TransAmerican from El Paso.   On April 16, 1996, additional nonparticipating
royalty interest owners intervened, making the same claims as the plaintiffs. In June 1996, TransAmerican filed its motion for summary judgment.
Plaintiffs also filed a motion for partial summary judgment. On August 2, 1996, the court denied TransAmerican's motion and plaintiffs' motion. The plaintiffs and intervenors agreed on November 15, 1996 to dismiss their claims without prejudice.

       TERRY/PENROD. TransAmerican and a group of TransAmerican's former bank lenders (the "Bank Group") were parties to a consolidated suit filed December 6, 1991, in the United States District Court for the Southern District of Texas, Houston Division, relating to the interpretation of two third-party drilling agreements. Plaintiffs Ensco Offshore Company, f/k/a Penrod Drilling Corporation, Terry Oil field Supply Co., Inc. and Terry Resources, Inc. ("Terry") sued TransAmerican for approximately $50 million in actual damages
and punitive damages of not less than five times actual damages.   On April 5,
1996, the court entered a final judgment against TransAmerican, TransTexas and several of their affiliates, in the amount of approximately $43 million, plus interest. On April 18, 1996, the court entered a separate judgment against the same parties for Terry's attorneys' fees of $2 million. In May 1996, TransTexas paid Terry approximately $19 million and caused escrowed funds held for the benefit of the Bank Group of approximately $22 million to be paid to Terry. Upon payment of the settlement amount, Terry released the judgments, released all liens and reassigned to TransTexas a production payment in certain properties. Terry dismissed an unrelated administrative proceeding upon payment of the settlement amount described above.

       GINTHER/WARREN. Wilbur L. Ginther and Howard C. Warren conveyed a portion of a lease to Henry J. N. Taub. Taub "farmed out" certain interests to TransAmerican, and TransAmerican paid royalties to Taub. The Texas Supreme Court upheld a judgment in favor of Messrs. Ginther and Warren against Taub's interest in the lease. The lower court judgment had awarded a portion of the lease to Messrs. Ginther and Warren because Taub's attorney had defrauded Messrs. Ginther and Warren with respect to their interest in the lease. On November 26, 1986, the estates of Messrs. Ginther and Warren filed an adversary proceeding in the United States Bankruptcy Court for the Southern District of Texas, Houston Division (the "Bankruptcy Court") against

               TRANSAMERICAN ENERGY CORPORATION (AND PREDECESSOR)

                (Information With Respect to the Interim Periods
                   Ended July 31, 1996 and 1997 is Unaudited)


TransAmerican seeking damages and claiming that TransAmerican had constructive notice of their disputes but continued to pay royalties and proceeds of production to Taub. TransAmerican filed an interpleader action in the Bankruptcy Court and deposited the disputed funds accruing from and after November 1984 into the registry of the court. On September 30, 1993, the Bankruptcy Court entered a judgment against TransAmerican in the amount of $6.3 million plus post judgment interest. On September 15, 1995, the U.S. District Court for the Southern District of Texas entered an order reversing an award of interest to Taub and affirming the final judgment in all other respects. TransTexas appealed the judgment to the Fifth Circuit Court of Appeals. On July 2, 1996, TransTexas and the estates of Messrs. Ginther and Warren entered into a settlement pursuant to which such estates received $3.5 million and a promissory note for $2.8 million. The promissory note is payable in 36 equal monthly installments commencing August 1, 1996, and bears no interest unless an installment payment is not made. In addition, TransTexas transferred to such estates an additional overriding royalty interest in a portion of the lease and agreed to drill additional wells on the lease. In conjunction with the settlement, the estates of Messrs. Ginther and Warren agreed to farm out to TransTexas an additional working interest in the lease. In May 1977, the outstanding balance of the promissory note was paid in full.

       GATX. On May 14, 1996, GATX Terminals Corporation ("GATX") filed suit against TARC in the U.S. District Court, Eastern District of Louisiana alleging breach of an operating agreement to pay GATX $122,500 per month during 1996. TARC settled this litigation in November 1996.

       NLRB PROCEEDING. On July 13, 1994, the Oil, Chemical and Atomic Workers International Union ("OCAW") filed unfair labor practices charges against TARC with the New Orleans Regional Office of the National Labor Relations Board ("NLRB"). These charges alleged that TARC refused to reinstate 22 former employees because of their union membership. The NLRB refused to issue a complaint and the OCAW appealed the decision to the NLRB General Counsel. The decision of the NLRB was upheld in November 1996.


19.  SUPPLEMENTAL GAS AND OIL DISCLOSURE (UNAUDITED)

       The accompanying tables present information concerning TransTexas' gas and oil producing activities and are prepared in accordance with Statement of Financial Accounting Standards No. 69, "Disclosures about Oil and Gas Producing Activities." Estimates of TransTexas' proved reserves and proved developed reserves were prepared by Netherland, Sewell & Associates, Inc., an independent firm of petroleum engineers, based on data supplied to them by TransTexas.
Such estimates are inherently imprecise and may be subject to substantial revisions as additional information such as reservoir performance, additional drilling, technological advancements and other factors become available.

       Capitalized costs relating to gas and oil producing activities are as follows (in thousands of dollars):

                                                     JANUARY 31,
                                               ------------------------
                                                1996              1997
                                               ------           -------
Proved properties                           $ 1,639,237      $1,845,994
Unproved properties                             136,360         158,973
                                            -----------      ----------
 Total                                        1,775,597       2,004,967
Less accumulated depletion                    1,165,943       1,288,860
                                            -----------      ----------
                                            $   609,654      $  716,107
                                            ===========      ==========

               TRANSAMERICAN ENERGY CORPORATION (AND PREDECESSOR)

                (Information With Respect to the Interim Periods
                   Ended July 31, 1996 and 1997 is Unaudited)


       Costs incurred for gas and oil producing activities are as follows (in thousands of dollars):

                                           YEAR ENDED            SIX MONTHS ENDED       YEAR ENDED
                                             JULY 31,               JANUARY 31,          JANUARY 31,
                                      --------------------       ----------------       ------------
                                        1994          1995             1996                 1997
                                      ------       -------          ---------             -------
Property acquisitions               $   18,593   $   124,956        $    11,485          $   50,963
Exploration                            114,266        84,201             27,039             100,737
Development                             47,567        50,032            115,812             162,313
                                    ----------   -----------        -----------          ----------
                                    $  180,426   $   259,189        $   154,336          $  314,013
                                    ==========   ===========        ===========          ==========

       Results of operations for gas and oil producing activities are as follows (in thousands of dollars):

                                              YEAR ENDED                SIX MONTHS ENDED     YEAR ENDED
                                                JULY 31,                   JANUARY 31,        JANUARY 31,
                                          --------------------          ----------------     ------------
                                           1994          1995                 1996               1997
                                          ------       -------             ---------            -------
Revenues                                 $  302,522   $   275,627         $  124,663         $   363,459
                                         ----------   -----------         ----------         -----------
Expenses:
  Production costs                           76,928        76,798             31,376              97,619
  Depletion                                 107,727       121,625             56,543             122,570
  General and administrative                 21,039        14,349              3,601               8,710
  Litigation settlement                       --            --               (18,300)            (96,000)
                                         ----------   -----------         ----------         -----------
     Total operating expenses               205,694       212,772             73,220             132,899
                                         ----------   -----------        -----------         -----------
     Income before income taxes              96,828        62,855             51,443             230,560
Income taxes                                 26,047        21,999             18,005              80,696
                                         ----------   -----------        -----------         -----------
                                         $   70,781   $    40,856        $    33,438         $   149,864
                                         ==========   ===========        ===========         ===========
Depletion rate per net equivalent Mcf    $      .80   $       .81        $       .82         $       .96
                                         ==========   ===========        ===========         ===========

    Reserve Quantity Information

       Proved reserves are estimated quantities of natural gas, condensate and natural gas liquids that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are those proved reserves that can be expected to be recovered through existing wells with existing equipment and operating conditions. Natural gas quantities represent wet gas volumes, which include amounts that will be extracted as natural gas liquids. TransTexas' estimated

               TRANSAMERICAN ENERGY CORPORATION (AND PREDECESSOR)

                (Information With Respect to the Interim Periods
                   Ended July 31, 1996 and 1997 is Unaudited)


net proved reserves and proved developed reserves of natural gas (billions of cubic feet) and condensate (millions of barrels) are shown in the table below.

                                                                                                 YEAR ENDED
                                          YEARS ENDED JULY 31,           SIX MONTHS ENDED        JANUARY 31,
                                    --------------------------------     ----------------      --------------
                                         1994              1995               1996                  1997
                                    -------------       ------------     ----------------      --------------
                                     Gas     Oil       Gas      Oil        Gas       Oil        Gas       Oil
                                    -----     ---    ------    -----     ------      ---       ----       ---
Proved reserves:
  Beginning of year                  695.0    2.0      717 .4   1.9      1,122.6      3.0      1,139.1     2.9
  Increase (decrease) during
   the year attributable to:
  Revisions of previous
    estimates                           .5     .1      143 .5    .5         43.0      --           6.5      .1
  Extensions, discoveries and
    other additions                  152.8     .4      409 .6   1.2         73.8       .2         90.3     3.6
  Litigation settlement               --       --        --      --          9.5      --           --     --
  Sales of reserves                   --       --        --      --        (42.9)     --        (204.9)    (.4)
  Purchase of reserves                --       --        --      --          --       --          11.3      .1
  Production                        (130.9)   (.6)     (147.9)  (.6)       (66.9)     (.3)      (122.6)    (.6)
                                   -------   ----    --------  ----     --------    -----      -------   -----
    End of year                      717.4    1.9    1,122 .6   3.0      1,139.1      2.9        919.7     5.7
                                   =======   ====    ========  ====     ========    =====      =======   =====
  Proved developed reserves:
    Beginning of year                384.2    1.1      442 .2   1.1        476.6      1.1        425.3      .9
    End of year                      442.2    1.1      476 .6   1.1        425.3       .9        381.5     2.4

  Standardized Measure Information

       The calculation of estimated future net cash flows in the following table assumed the continuation of existing economic conditions and applied year-end prices (except for future price changes as allowed by contract) of gas and condensate to the expected future production of such reserves, less estimated future expenditures (based on current costs) to be incurred in developing and producing those proved reserves.

       The standardized measure of discounted future net cash flows does not purport, nor should it be interpreted, to present the fair market value of TransTexas' gas and oil reserves. These estimates reflect proved reserves only and ignore, among other things, changes in prices and costs, revenues that could result from probable reserves which could become proved reserves in fiscal 1998 or later years, and the risks inherent in reserve estimates. The standardized measure of discounted future net cash flows relating to proved gas and oil reserves is as follows (in thousands of dollars):

                                                                           SIX MONTHS ENDED      YEAR ENDED
                                               YEAR ENDED JULY 31,            JANUARY 31,        JANUARY 31,
                                             ----------------------        ----------------      -----------
                                              1994            1995               1996                1997
                                             ------         -------           ---------            -------
    Future cash inflows                    $1,194,656    $ 1,591,011          $2,269,585         $ 3,051,397
    Future production costs                  (219,485)      (316,055)           (427,482)           (506,882)
    Future development costs                 (243,991)      (461,471)           (582,798)           (459,326)
    Future income taxes                      (199,065)      (196,942)           (310,445)           (563,812)
                                           ----------      ---------          ----------         -----------
    Future net cash flows                     532,115        616,543             948,860           1,521,377
    Annual discount (10%) for estimated
      timing of cash flows                   (136,541)      (201,479)           (340,002)           (464,121)
                                           ----------    -----------          ----------         -----------
    Standardized measure of discounted
      future net cash flows                $  395,574    $   415,064          $  608,858         $ 1,057,256
                                           ==========    ===========          ==========         ===========

               TRANSAMERICAN ENERGY CORPORATION (AND PREDECESSOR)

                (Information With Respect to the Interim Periods
                   Ended July 31, 1996 and 1997 is Unaudited)


     Principal sources of change in the standardized measure of discounted future net cash flows are as follows (in thousands of dollars):

                                                  YEAR ENDED                SIX MONTHS ENDED     YEAR ENDED
                                                    JULY 31,                   JANUARY 31,       JANUARY 31,
                                             --------------------           ----------------    ------------
                                               1994          1995                1996                1997
                                             ------       -------              ---------           -------
Beginning of year                            $ 512,460    $  395,574           $ 415,064        $   608,858
Revisions:
     Quantity estimates and production rates   (31,403)      122,771              31,712             13,903
     Prices, net of lifting costs             (158,906)     (155,257)            331,936            665,054
Estimated future development costs              26,667       (13,631)           (128,584)           (75,622)
Additions, extensions, discoveries and
   improved recovery                           141,008       172,365              47,026            209,932
Net sales of production                       (233,031)     (198,829)            (92,139)          (262,066)
Development costs incurred                      35,285        49,873             115,812            156,430
Accretion of discount                           63,824        54,439              27,382             80,806
Net changes in income taxes                     39,670       (16,722)            (66,622)          (192,608)
Sale of reserves                                --             --                (77,879)          (165,949)
Litigation settlement                           --             4,481               5,150              --
Purchase of reserves                            --             --                 --                 18,518
                                             ---------    ----------           ---------        -----------
End of year                                  $ 395,574    $  415,064           $ 608,858        $ 1,057,256
                                             =========    ==========           =========        ===========


       Year-end wellhead prices received by the Company from sales of natural gas including margins from natural gas liquids, were $1.62, $1.37, $1.95 and $3.17 per Mcf for 1994, 1995, 1996 and 1997, respectively. Year-end condensate prices were $17.62, $16.27, $18.34 and $23.99 per barrel for 1994, 1995, 1996 and 1997, respectively.

                                                           ANNEX A TO PROSPECTUS

                                    GLOSSARY

EXPLORATION AND PRODUCTION TERMS

         Unless otherwise indicated in this Prospectus, natural gas volumes are stated at the legal pressure base of the state or area in which the reserves are located and at 60 degrees Fahrenheit. Natural gas equivalents and crude oil equivalents are determined using the ratio of six Mcf of natural gas to one barrel of crude oil, condensate or natural gas liquids.

         "Net production" means production that is owned by TransTexas less royalties and production due others.

         "Bbl" means a barrel of 42 U.S. gallons.

         "Bcf" means billion cubic feet of natural gas.

         "Bcfd" means billion cubic feet of natural gas per day.

         "Bcfe" means Bcf of natural gas equivalent.

         "BOE" means barrel of oil equivalent.

         "Bpd" means barrels per day.

         "Condensate" means a hydrocarbon mixture that becomes liquid and separates, similar to crude oil, from natural gas when the gas is produced.

         "Finding cost," expressed in dollars per Mcfe, is calculated by dividing the amount of total capital expenditures during a specified period of time (including all amounts paid with respect to producing property acquisitions and excluding the cost of properties which have not been evaluated) by the amount of proved reserves added as a result of drilling activities during the same period (including the amount of any proved reserves added from properties previously acquired and including reserve revisions).

         "Gross acres" means mineral interests acreage in which a working interest is owned by TransTexas.

         "Gross wells" means wells in which a working interest is owned by TransTexas.

         "Lifting cost," expressed in dollars per Mcfe for a specified period of time, means the sum of all costs incurred in connection with producing gas and oil properties and includes (i) lease operating expenses, (ii) severance and production taxes, and (iii) ad valorem taxes, during such period divided by the number of Mcfe produced and sold during such period net of other interests burdening such production.

         "Mcf" means thousand cubic feet of natural gas.

         "Mcfe" means Mcf of natural gas equivalent.

         "MBbls" means thousands of barrels.

         "MMBpd" means millions of barrels per day.

         "MMBbls" means million barrels.

         "MMBtu" means million Btus.

         "MMcf" means million cubic feet of natural gas.

         "MMcfd" means million cubic feet of natural gas per day.

         "MMcfe" means million cubic feet of natural gas equivalent.

         "MMgals" means millions of gallons.

         "mt/day" means metric tons per day.

         "Natural gas equivalents" are determined using the ratio of six Mcf of natural gas to one Bbl of condensate.

         "Net acres" means the sum of fractional working interests owned by TransTexas in an area of associated gross acres.

         "Net wells" is the sum of fractional working interests owned by TransTexas in gross wells.

         "NGLs" means natural gas liquids, including ethane, propane, butane, natural gasoline and other liquid hydrocarbons that are extracted from natural gas.

         "Operator" means the individual or company responsible for the exploration, development, and production of an oil or gas well or lease.

         "Present Value of Proved Reserves" means the present value (discounted at 10%) of estimated future net cash flows (before income taxes) of proved oil and natural gas reserves based on product prices in effect on the date of determination.

         "Proved developed reserves" are those reserves expected to be recovered through existing wells with existing equipment and operating methods.

         "Proved undeveloped reserves" are those reserves expected to be recovered from new wells on undrilled acreage or from existing wells where a relatively major expenditure is required for recompletion.

         "Proved reserves" are estimated quantities of natural gas and condensate that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions.

         "PV10" means the present value of estimated future net revenues before income taxes discounted at 10%.

         "SEC PV10" means the present value of estimated future net revenues before income taxes discounted at 10%, prepared within the guidelines of the Securities and Exchange Commission.

         "Tcf" means trillion cubic feet of natural gas.

         "Tcfe" means Tcf of natural gas equivalent.

         "Working interest" means the economic interest that gives the owner the right to drill, produce and conduct operating activities on the property and a share of production.

REFINING TERMS

         "Alkylation" is a process of combining light hydrocarbon molecules to form high-octane gasoline using a catalyst. Propane and butane by-products are sold or used as refinery fuel depending on economics.

         "API Gravity" is an indication of density of crude oil or other liquid hydrocarbons as measured by a system recommended by the American Petroleum Institute (API), measured in degrees. The lower the API Gravity, the heavier the compound. For example, asphalt has an API Gravity of 8 degrees and gasoline has an API Gravity of 50 degrees.

         "Atmospheric residual oil" is the residual from the atmospheric distillation of crude oil, which can also be used as a refinery feedstock.

         "Btu" or "British Thermal Unit" means the quantity of heat required to raise the temperature of one pound of water by one degree Fahrenheit.

         "Catalytic reforming" is a process which produces high-octane blending stock for the manufacture of gasoline.

         "Coking" means the thermal destruction of vacuum tower bottoms to provide lighter hydrocarbons, leaving behind a carbonaceous material called "coke."

         "Complexity" is a measure of a refinery's downstream processing and upgrading capacity. A higher complexity rating indicates a greater ability to upgrade crude oil into higher valued products.

         "Crude oil" means the oil as produced from the well; unrefined petroleum.

         "Crude oil capacity" means the crude oil processing capacity of the refinery.

         "Crude slate" or "slate" is a listing of the various crudes that are processed in a refinery.

         "Distillate" or "middle distillate" means the mid-boiling range liquid hydrocarbons distilled from crude oil or condensate, including kerosene, diesel fuel, and No. 2 fuel oil.

         "dwt" means deadweight-ton; a designation for the size or displacement of a ship.

         "Feedstocks" are hydrocarbons such as crude oil and natural gas liquids, that are processed in a refinery or blended directly into refined products.

         "Fluid catalytic cracking" or "FCC" is a refinery process for converting vacuum gas oils or other intermediate feedstocks at high temperature in the presence of a catalyst to produce lighter products such as gasoline and blend stocks for home heating oil and fuel oil. Catalytic cracking greatly enhances the efficiency of a refinery by converting a greater percentage of hydrocarbon compounds to gasoline and other light distillates.

         "Gross refining margin" is the difference between the value of refined products and the cost of feedstocks expressed in dollars per barrel of crude oil processed.

         "Hydrodesulfurization" ("HDS") or "Hydrotreating" is the process of removing sulfur from a hydrocarbon stream in the presence of hydrogen and a catalyst.

         "KWH" means kilowatt-hour.

         "LPG" means liquefied petroleum gas, primarily propane and butane.

         "LSWR" means low sulfur waxy residual oil.

         "LT/D" means long tons per day.

         "MTBE" means methyl tertiary butyl ether, an oxygenated, high-octane blending component which is used in the production of environmentally sensitive low polluting gasoline.

         "Olefins" are a class of unsaturated hydrocarbons.

         "Refinery conversion" refers to the ability of a refinery to convert low value intermediate hydrocarbon streams to high-value refined products.

         "Refined products" means the products such as gasoline, diesel fuel, jet fuel, and residual fuel, that are produced by a refinery.

         "Sour crude" means oil typically containing 2.0% weight of sulfur or more.

         "Vacuum gas oil" or "VGO" is produced in the vacuum distillation of crude oil and is a feedstock to the catalytic cracking unit.

         "Vacuum tower bottoms" means the residue produced from the vacuum tower which serves as feedstock for the Delayed Coking Unit.

         "Yield" means the percentage of refined products that are produced from feedstocks.

                                                           ANNEX B TO PROSPECTUS


              [NETHERLAND, SEWELL & ASSOCIATES, INC. LETTERHEAD]

                                April 25, 1997






TransTexas Gas Corporation
1300 East North Belt
Houston, Texas 77032-2949

Gentlemen:

         In accordance with your request, we have estimated the proved reserves and future revenue, as of February 1, 1997, to the TransTexas Gas Corporation (TransTexas) interest in certain oil and gas properties located in Mississippi, North Dakota, and Texas. This letter summarizes the results of our report dated March 26, 1997. This report has been prepared using constant prices and costs and conforms to the guidelines of the Securities and Exchange Commission (SEC).

         We estimate the net reserves and future net revenue to the TransTexas interest, as of February 1, 1997, to be:

                                           NET RESERVES                 FUTURE NET REVENUE (M$)
                                     ----------------------------    -------------------------------
                                         OIL             GAS                           PRESENT WORTH
      CATEGORY                         (MBBLS)          (MMCF)          TOTAL              AT 10%
 ------------------                  -----------     ------------    ------------      -------------
 Proved Developed
   Producing . . . . . . . . . . .      2,125.6        288,265.7        734,819.3         576,338.5
   Non-Producing . . . . . . . . .        262.2         93,261.0        216,615.5         106,943.3
 Proved Undeveloped  . . . . . . .      3,350.5        538,190.8      1,133,753.8         765,785.9
                                       --------        ---------      -----------        ----------
      Total Proved . . . . . . . .      5,738.3        919,717.5      2,085,188.6       1,449,067.7

         Gas volumes are expressed in thousands of standard cubic feet (Mcf) at the contract temperature and pressure bases. The oil reserves shown include crude oil and condensate. Oil volumes are expressed in barrels which are equivalent to 42 United States gallons.

         The estimated reserves and future revenue shown are for proved developed producing, proved developed non- producing, and proved undeveloped reserves. In accordance with SEC guidelines, our estimates do not include any value for probable or possible reserves which may exist for these properties. Our estimates do not include any value which could be attributed to interests in undeveloped acreage beyond those tracts for which undeveloped reserves have been estimated.

         The proved undeveloped category includes 4 wells that were drilled and logged after February 1, 1997, and 298 identified undrilled locations projected to be successful wells for which proved reserves have been estimated. The proved undeveloped locations are projected to be drilled by TransTexas over the next 4.5 years. The undeveloped wells drilled by TransTexas are projected to cost an average of approximately $1,421,000 per successful well. These estimated well costs are held constant in accordance with SEC guidelines.

         Future gross revenue to the TransTexas interest is prior to deducting state production taxes and ad valorem taxes. Future net revenue is after deducting these taxes, future capital costs, and operating expenses, but before consideration of federal income taxes. Also included in the proved developed producing reserve category is a gas revenue deduction for the payment of $13,750 per day to Coastal Oil and Gas Corporation through June 1997. In addition, we have deducted 2 production payments totaling approximately 47 BCF carved out of the revenue interest for certain producing wells. These production payments are projected to be satisfied in May 1999. In accordance with SEC guidelines, the future net revenue has been discounted at an annual rate of 10 percent to determine its "present worth." These present worth is shown to indicate the effect of time on the value of money and should not be construed as being the fair market value of the properties.

         Gas and oil prices used in the report have been provided by TransTexas and are based on actual prices received in January 1997. As requested, the gas price is based on a January 31, 1997 price of $3.09 per MMBtu which includes allocated natural gas liquids revenue. This price is decreased to reflect hedged volumes of 100,000 MMBtu per day at $1.71 per MMBtu and 100,000 MMBtu per day at $1.70 per MMBtu through May 1997. For the purposes of this report, no value has been included for transportation revenues generated by TransTexas pipelines. Oil prices used are $24.28 per barrel for North Dakota and $23.61 per barrel for all other areas. Gas and oil prices are held constant in accordance with SEC guidelines.

         Lease and well operating costs are based on data provided by TransTexas. These costs include only those direct costs estimated to be incurred at and below the district and field levels. As requested, these costs do not include the per-well overhead charges allowed under joint operating agreements nor do they include the headquarters general and administrative overhead expenses of TransTexas. Lease and well operating costs are held constant in accordance with SEC guidelines. Capital costs are included as required for workovers, new development wells, and production equipment.

         We have made no investigation of potential gas volume and value imbalances which may have resulted from over delivery or under delivery to the TransTexas interest. Therefore, our estimates of reserves and future revenue do not include adjustments for the settlement of any such imbalances; our projections are based on TransTexas receiving its net revenue interest share of estimated future gross gas production.

         For the purposes of the report, a field inspection of the properties has not been performed nor has the mechanical operation or condition of the wells and their related facilities been examined. We have not investigated possible environmental liability related to the properties; therefore, our estimates do not include any costs which may be incurred due to such possible liability. Also, our estimates do not include any salvage value for the lease and well equipment nor the cost of abandoning the properties.

         The reserves included in this letter are estimates only and should not be construed as exact quantities. They may or may not be recovered; if recovered, the revenues therefrom and the costs related thereto could be more or less than the estimated amounts. A substantial portion of these reserves are for undeveloped locations. Reserves for these locations are based on estimates of reservoir volumes and recovery efficiencies along with analogies to similar production. As such reserve estimates are usually subject to greater revision than those based on substantial production and pressure data, it may be necessary to revise these estimates up or down in the future as additional wells are drilled and performance data become available. The sales rates, prices received for the reserves, and costs incurred in recovering such reserves may vary from assumptions included in this report due to governmental policies and uncertainties of supply and demand. Also, estimates of reserves may increase or decrease as a result of future operations.

         In evaluating the information at our disposal concerning the report, we have excluded from our consideration all matters as to which legal or accounting, rather than engineering and geological, interpretation may be controlling. As in all aspects of oil and gas evaluation, there are uncertainties inherent in the interpretation of engineering and geological data; therefore, our conclusions necessarily represent only informed professional judgments.

         The titles to the properties have not been examined by Netherland, Sewell & Associates, Inc., nor has the actual degree or type of interest owned been independently confirmed. The data used in our estimates were obtained from TransTexas Gas Corporation and the nonconfidential files of Netherland, Sewell & Associates, Inc. and were accepted as accurate. We are independent petroleum engineers, geologists, and geophysicists; we do not own an interest in these properties and are not employed on a contingent basis. Basic geologic and field performance data together with our engineering work sheets are maintained on file in our office.



                                        Very truly yours,



                                        /s/ Danny D. Simmons

               [NETHERLAND, SEWELL & ASSOCIATES, INC. LETTERHEAD]



                                 April 28, 1997

TransTexas Gas Corporation
1300 East North Belt
Houston, Texas 77032-2949

Gentlemen:

         In accordance with your request, we have estimated the proved reserves and future revenue, as of February 1, 1997, to the TransTexas Gas Corporation (TransTexas) interest in certain oil and gas properties located in Mississippi, North Dakota, and Texas excluding properties in the Lobo Trend Area being offered for sale. This letter summarizes the results of the net reserves and future net revenue presented in our report dated March 26, 1997, excluding the above sale properties. This report has been prepared using constant prices and costs and conforms to the guidelines of the Securities and Exchange Commission
(SEC).

         We estimate the net reserves and future net revenue to the TransTexas interest, as of February 1, 1997, to be:


                                               NET RESERVES                   FUTURE NET REVENUE (M$)
                                         ------------------------            ------------------------
                                           OIL              GAS                         PRESENT WORTH
     CATEGORY                            (MBBLS)           (MMCF)            TOTAL          AT 10%
------------------                       -------           ------            -----          ------
Proved Developed
  Producing . . . . . . . . . . . .     1,727.4         104,310.6        306,721.7         266,656.2
  Non-Producing . . . . . . . . . .       154.3          17,344.1         43,611.4          26,167.6
Proved Undeveloped  . . . . . . . .     2,329.6         257,480.2        510,544.1         339,856.6
                                       --------        ----------       ----------         ---------
     Total Proved . . . . . . . . .     4,211.3         379,134.9        860,877.2         632,680.4


         Gas volumes are expressed in thousands of standard cubic feet (Mcf) at the contract temperature and pressure bases. The oil reserves shown include crude oil and condensate. Oil volumes are expressed in barrels which are equivalent to 42 United States gallons.

         The estimated reserves and future revenue shown are for proved developed producing, proved developed non- producing, and proved undeveloped reserves. In accordance with SEC guidelines, our estimates do not include any value for probable or possible reserves which may exist for these properties. Our estimates do not include any value which could be attributed to interests in undeveloped acreage beyond those tracts for which undeveloped reserves have been estimated.

         The proved undeveloped category includes 4 wells that were drilled and logged after February 1, 1997, and 111 identified undrilled locations projected to be successful wells for which proved reserves have been estimated. The proved undeveloped locations are projected to be drilled by TransTexas over the next 4.2 years. The undeveloped wells drilled by TransTexas are projected to cost an average of approximately $1,780,000 per successful well. These estimated well costs are held constant in accordance with SEC guidelines.

         Future gross revenue to the TransTexas interest is prior to deducting state production taxes and ad valorem taxes. Future net revenue is after deducting these taxes, future capital costs, and operating expenses, but before consideration of federal income taxes. Also included in the proved developed producing reserve category is a gas revenue deduction for the payment of $13,750 per day to Coastal Oil and Gas Corporation through June 1997. In accordance with SEC guidelines, the future net revenue has been discounted at an annual rate of 10 percent to determine its "present worth." The present worth is shown to indicate the effect of time on the value of money and should not be construed as being the fair market value of the properties.

         Gas and oil prices used in the report have been provided by TransTexas and are based on actual prices received in January 1997. As requested, the gas price is based on a January 31, 1997 price of $3.09 per MMBtu which includes allocated natural gas liquids revenue. This price is decreased to reflect hedged volumes for all properties including those offered for sale of 100,000 MMBtu per day at $1.71 per MMBtu and 100,000 MMBtu per day at $1.70 per MMBtu through May 1997. For the purposes of this report, no value has been included for transportation revenues generated by TransTexas pipelines. Oil prices used are $24.28 per barrel for North Dakota and $23.61 per barrel for all other areas. Gas and oil prices are held constant in accordance with SEC guidelines.

         Lease and well operating costs are based on data provided by TransTexas. These costs include only those direct costs estimated to be incurred at and below the district and field levels. As requested, these costs do not include the per-well overhead charges allowed under joint operating agreements nor do they include the headquarters general and administrative overhead expenses of TransTexas. Lease and well operating costs are held constant in accordance with SEC guidelines. Capital costs are included as required for workovers, new development wells, and production equipment.

         We have made no investigation of potential gas volume and value imbalances which may have resulted from over delivery or under delivery to the TransTexas interest. Therefore, our estimates of reserves and future revenue do not include adjustments for the settlement of any such imbalances; our projections are based on TransTexas receiving its net revenue interest share of estimated future gross gas production.

         For the purposes of the report, a field inspection of the properties has not been performed nor has the mechanical operation or condition of the wells and their related facilities been examined. We have not investigated possible environmental liability related to the properties; therefore, our estimates do not include any costs which may be incurred due to such possible liability. Also, our estimates do not include any salvage value for the lease and well equipment nor the costs of abandoning the properties.

         The reserves included in this letter are estimates only and should not be construed as exact quantities. They may or may not be recovered; if recovered, the revenues therefrom and the costs related thereto could be more or less than the estimated amounts. A substantial portion of these reserves are for undeveloped locations. Reserves for these locations are based on estimates of reservoir volumes and recovery efficiencies along with analogies to similar production. As such reserve estimates are usually subject to greater revision than those based on substantial production and pressure data, it may be necessary to revise these estimates up or down in the future as additional wells are drilled and performance data become available. The sales rates, prices received for the reserves, and costs incurred in recovering such reserves may vary from assumptions included in this report due to governmental policies and uncertainties of supply and demand. Also, estimates of reserves may increase or decrease as a result of future operations.

         In evaluating the information at our disposal concerning the report, we have excluded from our consideration all matters as to which legal or accounting, rather than engineering and geological, interpretation may be controlling. As in all aspects of oil and gas evaluation, there are uncertainties inherent in the interpretation of engineering and geological data; therefore, our conclusions necessarily represent only informed professional judgments.

         The titles to the properties have not been examined by Netherland, Sewell & Associates, Inc., nor has the actual degree or type of interest owned been independently confirmed. The data used in our estimates were obtained from TransTexas Gas Corporation and the nonconfidential files of Netherland, Sewell & Associates, Inc. and were accepted as accurate. We are independent petroleum engineers, geologists, and geophysicists; we do not own an interest in these properties and are not employed on a contingent basis. Basic geologic and field performance data together with our engineering work sheets are maintained on file in our office.

                                        Very truly yours,



                                        /s/ Danny D. Simmons

================================================================================

         All tendered Outstanding Notes, executed Letters of Transmittal and other related documents should be directed to the Exchange Agent. Questions and requests for assistance and requests for additional copies of the Prospectus, the Letter of Transmittal and other related documents should be addressed to the Exchange Agent as follows:

                        By Registered or Certified Mail:

                        Firstar Bank of Minnesota, N.A.
                             101 East Fifth Street
                           St. Paul, Minnesota 55101
                     Attention:  Corporate Trust Department

                      By Overnight Mail or Hand Delivery:

                        Firstar Bank of Minnesota, N.A.
                             101 East Fifth Street
                           St. Paul, Minnesota 55101
                     Attention:  Corporate Trust Department

                                 By Facsimile:

                        Firstar Bank of Minnesota, N.A.
                     Attention:  Corporate Trust Department
                                 (612) 298-6050
                     Confirm by Telephone:  (612) 229-6415

(Originals of all documents submitted by facsimile should be sent promptly by hand, overnight delivery, or registered or certified mail.)

         No person has been authorized to give any information or to make any representation other than those contained or incorporated by reference in this Prospectus and the accompanying Letter of Transmittal, and, if given or made, such information or representations must not be relied upon as having been authorized. Neither the Prospectus nor the accompanying Letter of Transmittal nor both together constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which the Prospectus relates or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this Prospectus or the Letter of Transmittal or both together nor any exchange made hereunder shall, under any circumstances, create any implication that the information contained or incorporated by reference herein is correct as of any time subsequent to the date herein or that there has been no change in the affairs of the Company since such date.

================================================================================

================================================================================

                             TRANSAMERICAN ENERGY
                                 CORPORATION

                      OFFER TO EXCHANGE ALL OUTSTANDING
                                 $475,000,000
                    11  1/2% SERIES A SENIOR SECURED NOTES
                                   DUE 2002
                                     FOR
                                 $475,000,000
                    11 1/2% SERIES B SENIOR SECURED NOTES
                                   DUE 2002

                                     AND

                               ALL OUTSTANDING
                                $1,130,000,000
                     13% SERIES A SENIOR SECURED DISCOUNT
                                NOTES DUE 2002
                                     FOR
                                $1,130,000,000
                      13% SERIES B SENIOR SECURED DISCOUNT
                                 NOTES DUE 2002




                                  PROSPECTUS
                                    , 1997



================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Company is a Delaware corporation. Section 145 of the Delaware General Corporation Law (the "DGCL") provides that any person may be indemnified by a Delaware corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of his being or having been a director, officer, employee or agent of the Company. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

         Section nine of the Company's Certificate of Incorporation provides that directors of the Company shall not, to the fullest extent permitted by the DGCL, as amended from time to time, be liable to the Company or its stockholders for monetary damages for breach of their fiduciary duty to the Company or the Company's stockholders.

         The Company has purchased customary directors' and officers' liability insurance policies for its directors and officers. The Bylaws of the Company and agreements with directors and officers also provide for indemnification for amounts (i) in respect of the deductibles for such insurance policies and (ii) that exceed the liability limits of such insurance policies. Such indemnification may be made even though directors and officers would not otherwise be entitled to indemnification under other provisions of the Bylaws or such agreements.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits

3.1      --  Certificate of Incorporation, as amended (previously filed as an exhibit to the Company's and TARC's
             Registration Statement on Form S-1 (33-85930), and incorporated herein by reference).

3.2      --  Certificate of Amendment dated June 5, 1997 to Certificate of Incorporation of the Company (previously filed as an exhibit to the Company's current report on Form 8-K dated June 13, 1997, and incorporated herein by reference).

3.3      --  Certificate of Amendment dated July 2, 1997 to Certificate of Incorporation of the Company (previously filed as an exhibit to the Company's current report on Form 8-K dated June 13, 1997, and incorporated herein by reference).

3.4      --  Certificate of Amendment dated February 18, 1997 to Certificate of Incorporation (previously filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended January 31, 1997, and incorporated herein by reference).

3.5      --  Certificate of Designation of Series A Preferred Stock (previously filed as an exhibit to the Company's and
             TARC's Registration Statement on Form S-1 (33-85930), and incorporated herein by reference).

3.6      --  By-laws of the Company (previously filed as an exhibit to the Company's and TARC's Registration Statement on Form S-1 (33-85930), and incorporated herein by reference).

4.1      --  Indenture dated as of February 15, 1995, between TARC, First Fidelity Bank, National Association, as
             Trustee and the Company, with respect to the Guaranteed First Mortgage Discount Notes and the

             Guaranteed First Mortgage Notes (together, the "TARC Notes"), including the forms of TARC Notes as exhibits
             (previously filed as an exhibit to the Company's and TARC's Current Report on Form 8-K dated March 14, 1995, and incorporated herein by reference).

4.2      --  Warrant Agreement dated as of February 23, 1995, among the Company, TARC and First Fidelity Bank, National
             Association, as Warrant Trustee, with respect to the Common Stock Purchase Warrants including the form of
             Warrant as an exhibit (previously filed as an exhibit to the Company's and TARC's Current Report on Form 8-K
             dated March 14, 1995, and incorporated herein by reference).

4.3      --  Pledge Agreement dated as of February 23, 1995, from TARC to First Fidelity Bank, National Association, as
             Trustee (previously filed as an exhibit to the Company's and TARC's Current Report on Form 8-K dated March
             14, 1995, and incorporated herein by reference).

4.4      --  Security Agreement dated as of February 23, 1995, from TARC to First Fidelity Bank, National Association, as Trustee (previously filed as an exhibit to the Company's and TARC's Current Report on Form 8-K dated
             March 14, 1995, and incorporated herein by reference).

4.5      --  Cash Collateral and Disbursement Agreement dated as of February 23, 1995, among TARC, First Fidelity Bank,
             National Association, as Trustee, First Fidelity Bank, N.A., as Disbursement Agent, and Baker & O'Brien,
             Inc., as Construction Supervisor (previously filed as an exhibit to the Company's and TARC's current Report on Form 8-K dated March 14, 1995, and incorporated herein by reference).

4.6      --  Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement from TARC in favor of
             First Fidelity Bank, National Association, as Trustee (previously filed as an exhibit to the Company's and
             TARC's Current Report on Form 8-K dated March 14, 1995, and incorporated herein by reference).

4.7      --  Registration Rights Agreement dated as of February 23, 1995, between TransTexas, the Company, and TARC
             (previously filed as an exhibit to the Company's and TARC's Current Report on Form 8-K dated March 14,
             1995, and incorporated herein by reference).

4.8      --  First Supplemental Indenture dated as of February 24, 1997 among TARC, TEC and First Union National Bank,
             f/k/a First Fidelity Bank, N.A. (previously filed as an exhibit to TARC's Annual Report on Form 10-K for the year ended January 31, 1997, and incorporated herein by reference).

4.9      --  Pledge Agreement dated as of February 23, 1995, among TransAmerican Natural Gas Corporation, TransTexas Gas
             Corporation and Halliburton Company (previously filed as an exhibit to TransTexas' Registration Statement on Form S-3 (33-91494), and incorporated herein by reference).

4.10     --  Pledge Agreement dated as of February 23, 1995, among TransAmerican Natural Gas Corporation, TransTexas
             Gas Corporation and RECO Industries, Inc. (previously filed as an exhibit to TransTexas' Registration
             Statement on Form S-3 (33-91494), and incorporated herein by reference).

4.11     --  Pledge Agreement dated as of February 23, 1995, among TransAmerican Natural Gas Corporation, TransTexas Gas
             Corporation and Frito-Lay, Inc. (previously filed as an exhibit to TransTexas' Registration Statement on
             Form S-3 (33-91494), and incorporated herein by reference).

4.12     --  Pledge Agreement dated as of February 23, 1995, among TransAmerican Natural Gas Corporation, TransTexas Gas
             Corporation and EM Sector Holdings, Inc. (previously filed as an exhibit to TransTexas' Registration
             Statement on Form S-3 (33-91494), and incorporated herein by reference).

4.13     --  Second Supplemental Indenture dated June 13, 1997 among TARC, as issuer, the Company, as guarantor, and
             First Union National Bank, as trustee (previously filed as an exhibit to the Company's current report on Form 8-K dated June 13, 1997, and incorporated herein by reference).

4.14     --  Indenture dated June 13, 1997 among the Company, as issuer, and Firstar Bank of Minnesota, as trustee
             (previously filed as an exhibit to the Company's current report on Form 8-K dated June 13, 1997, and incorporated herein by reference).

4.15     --  Security and Pledge Agreement dated June 13, 1997 by the Company in favor of Firstar Bank of Minnesota, as trustee (previously filed as an exhibit to the Company's current report on Form 8-K dated June 13, 1997, and incorporated herein by reference).

4.16     --  Registration Rights Agreement dated June 5, 1997 (previously filed as an exhibit the Company's current report on Form 8-K dated June 13, 1997, and incorporated herein by reference).

4.17     --  Loan Agreement dated June 13, 1997 between TransTexas and the Company (previously filed as an exhibit to the
             Company's current report on Form 8-K dated June 13, 1997, and incorporated herein by reference).

4.18     --  Loan Agreement dated June 13, 1997 between TARC and the Company (previously filed as an exhibit to the Company's current report on Form 8-K dated June 13, 1997, and incorporated herein by reference).

4.19     --  Security and Pledge Agreement dated June 13, 1997 by TransTexas in favor of the Company (previously filed as an exhibit to the Company's current report on Form 8-K dated June 13, 1997, and incorporated herein by reference).

4.20     --  Security and Pledge Agreement dated June 13, 1997 by TARC in favor of the Company (previously filed as an exhibit to the Company's current report on Form 8-K dated June 13, 1997, and incorporated herein by reference).

4.21     --  Disbursement Agreement dated June 13, 1997 among TARC, the Company, Firstar Bank of Minnesota, as disbursement agent and trustee, and Baker & O'Brien, as construction supervisor (previously filed as an exhibit to the Company's current report on Form 8-K dated June 13, 1997, and incorporated herein by reference).

4.22     --  Disbursement Agreement dated June 13, 1997 among TransTexas, the Company and Firstar Bank of Minnesota, as
             disbursement agent and trustee (previously filed as an exhibit to the Company's current report on Form 8-K dated
             June 13, 1997, and incorporated herein by reference).

4.23     --  Forms of Mortgage dated June 13, 1997 between TransTexas and TransAmerican Energy Corporation (previously filed as an exhibit to TransTexas' registration statement on Form S-4 (333-33803), and incorporated herein by reference).

4.24     --  Form of Mortgage dated June 13, 1997 between TARC and TransAmerican Energy Corporation (previously filed as an exhibit to TARC's quarterly report for the quarter ended July 31, 1997, and incorporated herein by reference).

4.25     --  Intercreditor and Collateral Agency Agreement dated June 13, 1997 among Firstar Bank of Minnesota, TEC and
             TransTexas (previously filed as an exhibit to TEC's quarterly report on Form 10-Q for the quarter ended July 31, 1997, and incorporated herein by reference).

 4.26    --  Intercreditor and Collateral Agency Agreement dated June 13, 1997, among Firstar Bank of Minnesota, First
             Union National Bank, TEC and TAR (previously filed as an exhibit to TEC's quarterly report on Form 10-Q for the quarter ended July 31, 1997, and incorporated herein by reference).

 5.1*    --  Legal Opinion of Gardere & Wynne, L.L.P.

10.1     --  Services Agreement dated August 24, 1993, by and between TransTexas and TransAmerican (previously filed as an exhibit to TransTexas' Current Report on Form 8-K filed with the SEC on October 4, 1993, and incorporated herein by reference).

10.2     --  Tax Allocation Agreement dated August 24, 1993, by and among TransAmerican, TransTexas, and the other direct and indirect subsidiaries of TransAmerican, as amended (previously filed as an exhibit to
             TransTexas' Registration Statement on Form S-1 (33-75050), and incorporated herein by reference).

10.3     --  Interruptible Gas Sales Terms and Conditions, between TransTexas and TARC, as amended (previously filed as an exhibit to TARC's Registration Statement on Form S-1 (33-82200), and incorporated herein by reference).

10.4     --  Bank Group Agreement dated August 24, 1993, by and among TransAmerican, TransTexas, and the Bank Group
             (previously filed as an exhibit to TransTexas' Current Report on Form 8-K filed with the SEC on October 4,
             1993, and incorporated herein by reference).

10.5     --  Gas Purchase Agreement dated June 8, 1987, by and between TransAmerican and The Coastal Corporation, as amended by the Amendment to Gas Purchase Agreement dated February 13, 1990, by and between TransAmerican and Texcol Gas Services, Inc., as successor to The Coastal Corporation (previously filed as an exhibit to
             TransTexas' Registration Statement on Form S-1 (33-62740), and incorporated herein by reference).

10.6     --  Form of Indemnification Agreement by and between TransTexas and each of its directors (previously filed as an exhibit to TransTexas' Current Report on Form 8-K filed with the Securities and Exchange Commission on
             October 4, 1993, and incorporated herein by reference).

10.7     --  Gas Purchase Agreement dated November 1, 1985, between TransAmerican and Washington Gas and Light Company,
             Frederick Gas Company, Inc., and Shenandoah Gas Company (previously filed as an exhibit to TransTexas'
             Registration Statement on Form S-1 (33-75050), and incorporated herein by reference).

10.8     --  Amendment Extending Gas Purchase Agreement between TransTexas and Washington Gas Light Company, Inc., and
             Shenandoah Gas Company, as amended, dated November 1, 1993 (previously filed as an exhibit to TransTexas'
             Quarterly Report on Form 10-Q for the three months ended January 31, 1994, and incorporated herein by reference).

10.9     --  Transfer Agreement dated August 24, 1993, by and among TransAmerican, TransTexas, TTC, and John R.
             Stanley (previously filed as an exhibit to the Company's Current Report on Form 8-K filed with the SEC on
             October 4, 1993, and incorporated herein by reference).

10.10    --  Employment Agreement between TransTexas and Richard Bianchi dated August 12, 1996 (previously filed as an exhibit to TransTexas' Form 10-Q for the quarter ended October 31, 1996, and incorporated herein by reference).

10.11    --  Amended and Restated Accounts Receivable Management and Security Agreement dated as of October 31, 1995, between TransTexas and BNY Financial Corporation (previously filed as an exhibit to TransTexas' Quarterly Report on Form 10-Q for the quarter ended October 31, 1995, and incorporated herein by reference).

10.12    --  Processing Agreement dated March 20, 1996 by and between TARC and J. Aron & Company (previously filed as an exhibit to TARC's Transition Report on Form 10-K for the transition period ended January 31, 1996, and incorporated herein by reference).

10.13    --  Stock Transfer Agreement dated as of February 23, 1995, between TARC, the Company and TransAmerican
             (previously filed as an exhibit to TARC's and the Company's Current Report on Form 8-K dated March 14, 1995, and incorporated herein by reference).

10.14    --  Employment Agreement dated June 12, 1995 by and between TARC and R. Glenn McGinnis (previously filed as an exhibit to TARC's Transition Report on Form 10-K for the transition period ended January 31, 1996, and incorporated herein by reference).

10.15    --  Indemnification Agreement by and between TARC and each of its directors (previously filed as an exhibit to TARC's and TEC's Registration Statement on Form S-1 (33-82200), and incorporated herein by reference).

10.16    --  Intercompany Note dated as of August 12, 1994, executed by TARC for the benefit of TransAmerican
             (previously filed as an exhibit to TARC's and TEC's Registration Statement on Form S-1 (33-82200), and
             incorporated herein by reference).

10.17    --  Employment Agreement between TransTexas and Arnold Brackenridge dated August 12, 1996 (previously filed as an exhibit to TransTexas' Form 10-Q for the quarter ended October 31, 1996, and incorporated herein by reference).

10.18    --  Note Purchase Agreement, dated as of May 10, 1996, among TransTexas Gas Corporation, TCW Shared Opportunity
             Fund II, L.P. and Jefferies & Company, Inc. (previously filed as an exhibit to TransTexas' Form 10-Q for the quarter ended April 30, 1996, and incorporated herein by reference).

10.19    --  Master Swap Agreement, dated June 6, 1996, between TransTexas Gas Corporation and AIG Trading Corporation
             (previously filed as an exhibit to TransTexas' Form 10-Q for the quarter ended April 30, 1996, and incorporated herein by reference).

10.20    --  Purchase Agreement, dated January 30, 1996, between TransTexas Gas Corporation and Sunflower Energy Finance
             Company (previously filed as an exhibit to TransTexas' Form 10-Q for the quarter ended April 30, 1996, and incorporated herein by reference).

10.21    --  Production Payment Conveyance, executed on January 30, 1996, from TransTexas Gas Corporation to Sunflower
             Energy Finance Company (previously filed as an exhibit to TransTexas' Form 10-Q for the quarter ended April
             30, 1996, and incorporated herein by reference).

10.22    --  First Supplement to Purchase Agreement, dated as of February 12, 1996, among TransTexas Gas Corporation,
             Sunflower Energy Finance Company and TCW Portfolio No. 1555 DR V Sub-Custody Partnership, L.P. (previously filed as an exhibit to TransTexas' Form 10-Q for the quarter ended April 30, 1996, and incorporated herein by reference).

10.23    --  First Supplement to Production Payment Conveyance, executed February 12, 1996, among TransTexas Gas
             Corporation, Sunflower Energy Finance Company and TCW Portfolio No. 1555 DR V Sub-Custody Partnership, L.P.
             (previously filed as an exhibit to TransTexas' Form 10-Q for the quarter ended April 30, 1996, and incorporated herein by reference).

10.24    --  Purchase Agreement, dated May 14, 1996, among TransTexas Gas Corporation, TCW Portfolio No. 1555 DR V Sub-
             Custody Partnership, L.P. and Sunflower Energy Finance Company (previously filed as an exhibit to
             TransTexas' Form 10-Q for the quarter ended April 30, 1996, and incorporated herein by reference).

10.25    --  Production Payment Conveyance, executed May 14, 1996, from TransTexas Gas Corporation to TCW Portfolio No.
             1555 Dr V Sub-Custody Partnership, L.P. and Sunflower Energy Finance Company (previously filed as an exhibit to TransTexas' Form 10-Q for the quarter ended April 30, 1996, and incorporated herein by reference).

10.26    --  Stock Purchase Agreement dated May 29, 1997 by and between TransTexas and First Union Bank of Connecticut
             (previously filed as an exhibit to TransTexas' Current Report on Form 8-K dated May 29, 1997, and incorporated herein by reference).

10.27    --  Note Purchase Agreement dated June 5, 1997.

10.28    --  Services Agreement dated June 13, 1997 among TNGC Holdings Corporation, TransAmerican, TEC, TARC,
             TransTexas and TTXD (previously filed as an exhibit to TransTexas' Quarterly Report on Form 10-Q for the quarter ended July 31, 1997, and incorporated herein by reference).

10.29    --  Amendment No. 3 to Tax Allocation Agreement dated May 29, 1997 (previously filed as an exhibit to TransTexas'
             Quarterly Report on Form 10-Q for the quarter ended July 31, 1997, and incorporated herein by reference).

10.30    --  Amendment No. 4 to Tax Allocation Agreement dated June 13, 1997 (previously filed as an exhibit to TransTexas'
             Quarterly Report on Form 10-Q for the quarter ended July 31, 1997, and incorporated herein by reference).

12.1     --  Statement regarding computation of ratio of earnings to consolidated fixed charges

21.1     --  Schedule of Subsidiaries

23.1     --  Consent of Coopers & Lybrand L.L.P.

23.2*    --  Consent of Gardere & Wynne, L.L.P. (set forth in Exhibit 5.1)

23.3     --  Consent of Netherland, Sewell & Associates, Inc.

24.1     --  Power of Attorney (set forth on page II-8 hereof)

25.1     --  Statement of Eligibility of Trustee re: 11 1/2% Senior Secured Notes due 2002 (Form T-1)

25.2     --  Statement of Eligibility of Trustee re: 13% Senior Secured Discount Notes due 2002 (Form T-1)

99.1     --  Letter of Transmittal and Notice of Guaranteed Delivery

99.2     --  Financial statements of TransTexas dated July 31, 1997 (previously filed as part of TransTexas' Quarterly
             Report on Form 10-Q for the quarter ended July 31, 1997, and incorporated herein by reference).

99.3     --  Financial statements of TARC dated July 31, 1997 (previously filed as part of TARC'S Quarterly Report on
             Form 10-Q for the quarter ended July 31, 1997, and incorporated herein by reference).

------------
* To be filed by amendment.

(b) Financial Statement Schedules

    Schedule II -- Valuation and Qualifying Accounts


ITEM 22.     UNDERTAKINGS.

             The undersigned registrant hereby undertakes:

             (1) That, for purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective.

             (2) That, for the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) That, insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

             (4) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

             (5) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 10th day of October, 1997.

                                  TRANSAMERICAN ENERGY CORPORATION


                                  By:  /s/ Ed Donahue
                                     ------------------------------------------
                                     Ed Donahue, Vice President and
                                     Chief Financial Officer


                               POWER OF ATTORNEY

         Each of the undersigned hereby appoints John R. Stanley and Edwin B. Donahue, and each of them, as attorney and agent for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act any and all amendments (including post-effective amendments) and exhibits to this Registration Statement and any and all applications, instruments, and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 10, 1997.

         Name                                                        Title
         ----                                                        -----
          /s/ John R. Stanley                               Director and Chief Executive Officer
--------------------------------------                      (Principal Executive Officer)
         John R. Stanley


         /s/ Ed Donahue                                     Vice President and Chief Financial Officer
--------------------------------------                      (Principal Financial and Accounting Officer)
         Ed Donahue


         /s/ Thomas B. McDade                               Director
--------------------------------------
         Thomas B. McDade


          /s/ Donald B. Henderson                           Director
--------------------------------------
          Donald B. Henderson


         /s/ John R. Blinn                                  Director
--------------------------------------
         John R. Blinn


         /s/ James V. Langston                              Director
--------------------------------------
         James V. Langston

                              INDEX TO EXHIBITS

3.1      --  Certificate of Incorporation, as amended (previously filed as an exhibit to the Company's and TARC's
             Registration Statement on Form S-1 (33-85930), and incorporated herein by reference).

3.2      --  Certificate of Amendment dated June 5, 1997 to Certificate of Incorporation of the Company (previously filed as an exhibit to the Company's current report on Form 8-K dated June 13, 1997, and incorporated herein by reference).

3.3      --  Certificate of Amendment dated July 2, 1997 to Certificate of Incorporation of the Company (previously filed as an exhibit to the Company's current report on Form 8-K dated June 13, 1997, and incorporated herein by reference).

3.4      --  Certificate of Amendment dated February 18, 1997 to Certificate of Incorporation (previously filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended January 31, 1997, and incorporated herein by reference).

3.5      --  Certificate of Designation of Series A Preferred Stock (previously filed as an exhibit to the
             Company's and TARC's Registration Statement on Form S-1 (33-85930), and incorporated herein by reference).

3.6      --  By-laws of the Company (previously filed as an exhibit to the Company's and TARC's Registration Statement on Form S-1 (33-85930), and incorporated herein by reference).

4.1      --  Indenture dated as of February 15, 1995, between TARC, First Fidelity Bank, National Association, as
             Trustee and the Company, with respect to the Guaranteed First Mortgage Discount Notes and the

             Guaranteed First Mortgage Notes (together, the "TARC Notes"), including the forms of TARC Notes as exhibits
             (previously filed as an exhibit to the Company's and TARC's Current Report on Form 8-K dated March 14, 1995, and incorporated herein by reference).

4.2      --  Warrant Agreement dated as of February 23, 1995, among the Company, TARC and First Fidelity Bank, National
             Association, as Warrant Trustee, with respect to the Common Stock Purchase Warrants including the form of
             Warrant as an exhibit (previously filed as an exhibit to the Company's and TARC's Current Report on Form 8-K
             dated March 14, 1995, and incorporated herein by reference).

4.3      --  Pledge Agreement dated as of February 23, 1995, from TARC to First Fidelity Bank, National Association, as
             Trustee (previously filed as an exhibit to the Company's and TARC's Current Report on Form 8-K dated March
             14, 1995, and incorporated herein by reference).

4.4      --  Security Agreement dated as of February 23, 1995, from TARC to First Fidelity Bank, National Association, as Trustee (previously filed as an exhibit to the Company's and TARC's Current Report on Form 8-K dated
             March 14, 1995, and incorporated herein by reference).

4.5      --  Cash Collateral and Disbursement Agreement dated as of February 23, 1995, among TARC, First Fidelity Bank,
             National Association, as Trustee, First Fidelity Bank, N.A., as Disbursement Agent, and Baker & O'Brien,
             Inc., as Construction Supervisor (previously filed as an exhibit to the Company's and TARC's current Report on Form 8-K dated March 14, 1995, and incorporated herein by reference).

4.6      --  Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement from TARC in favor of
             First Fidelity Bank, National Association, as Trustee (previously filed as an exhibit to the Company's and
             TARC's Current Report on Form 8-K dated March 14, 1995, and incorporated herein by reference).

4.7      --  Registration Rights Agreement dated as of February 23, 1995, between TransTexas, the Company, and TARC
             (previously filed as an exhibit to the Company's and TARC's Current Report on Form 8-K dated March 14,
             1995, and incorporated herein by reference).

4.8      --  First Supplemental Indenture dated as of February 24, 1997 among TARC, TEC and First Union National Bank,
             f/k/a First Fidelity Bank, N.A. (filed as an exhibit to TARC's Annual Report on Form 10-K for the year ended January 31, 1997, and incorporated herein by reference).

4.9      --  Pledge Agreement dated as of February 23, 1995, among TransAmerican Natural Gas Corporation, TransTexas Gas
             Corporation and Halliburton Company (previously filed as an exhibit to TransTexas' Registration Statement on Form S-3 (33-91494), and incorporated herein by reference).

4.10     --  Pledge Agreement dated as of February 23, 1995, among TransAmerican Natural Gas Corporation, TransTexas
             Gas Corporation and RECO Industries, Inc. (previously filed as an exhibit to TransTexas' Registration
             Statement on Form S-3 (33-91494), and incorporated herein by reference).

4.11     --  Pledge Agreement dated as of February 23, 1995, among TransAmerican Natural Gas Corporation, TransTexas Gas
             Corporation and Frito-Lay, Inc. (previously filed as an exhibit to TransTexas' Registration Statement on
             Form S-3 (33-91494), and incorporated herein by reference).

4.12     --  Pledge Agreement dated as of February 23, 1995, among TransAmerican Natural Gas Corporation, TransTexas Gas
             Corporation and EM Sector Holdings, Inc. (previously filed as an exhibit to TransTexas' Registration
             Statement on Form S-3 (33-91494), and incorporated herein by reference).

4.13     --  Second Supplemental Indenture dated June 13, 1997 among TARC, as issuer, the Company, as guarantor, and
             First Union National Bank, as trustee (previously filed as an exhibit to the Company's current report on Form 8-K dated June 13, 1997, and incorporated herein by reference).

4.14     --  Indenture dated June 13, 1997 among the Company, as issuer, and Firstar Bank of Minnesota, as trustee
             (previously filed as an exhibit to the Company's current report on Form 8-K dated June 13, 1997, and incorporated herein by reference).

4.15     --  Security and Pledge Agreement dated June 13, 1997 by the Company in favor of Firstar Bank of Minnesota, as trustee (previously filed as an exhibit to the Company's current report on Form 8-K dated June 13, 1997, and incorporated herein by reference).

4.16     --  Registration Rights Agreement dated June 5, 1997 (previously filed as an exhibit the Company's current report on Form
             8-K dated June 13, 1997, and incorporated herein by reference).

4.17     --  Loan Agreement dated June 13, 1997 between TransTexas and the Company (previously filed as an exhibit to the Company's current report on Form 8-K dated June 13, 1997, and incorporated herein by reference).

4.18     --  Loan Agreement dated June 13, 1997 between TARC and the Company (previously filed as an exhibit to the Company's current report on Form 8-K dated June 13, 1997, and incorporated herein by reference).

4.19     --  Security and Pledge Agreement dated June 13, 1997 by TransTexas in favor of the Company (previously filed as an exhibit to the Company's current report on Form 8-K dated June 13, 1997, and incorporated herein by reference).

4.20     --  Security and Pledge Agreement dated June 13, 1997 by TARC in favor of the Company (previously filed as an exhibit to the Company's current report on Form 8-K dated June 13, 1997, and incorporated herein by reference).

4.21     --  Disbursement Agreement dated June 13, 1997 among TARC, the Company, Firstar Bank of Minnesota, as disbursement agent and trustee, and Baker & O'Brien, as construction supervisor (previously filed as an exhibit to the
             Company's current report on Form 8-K dated June 13, 1997, and incorporated herein by reference).

4.22     --  Disbursement Agreement dated June 13, 1997 among TransTexas, the Company and Firstar Bank of Minnesota, as
             disbursement agent and trustee (previously filed as an exhibit to the Company's current report on Form 8-K dated June
             13, 1997, and incorporated herein by reference).

4.23     --  Forms of Mortgage dated June 13, 1997 between TransTexas and TransAmerican Energy Corporation (previously filed as an exhibit to TransTexas' registration statement on Form S-4 (333-33803), and incorporated herein by reference).

4.24     --  Form of Mortgage dated June 13, 1997 between TARC and TransAmerican Energy Corporation (previously filed as an exhibit to TARC's quarterly report for the quarter ended July 31, 1997, and incorporated herein by reference).

4.25     --  Intercreditor and Collateral Agency Agreement dated June 13, 1997 among Firstar Bank of Minnesota, TEC and
             TransTexas (previously filed as an exhibit to TEC's quarterly report on Form 10-Q for the quarter ended July 31, 1997, and incorporated herein by reference).

4.26     --  Intercreditor and Collateral Agency Agreement dated June 13, 1997, among Firstar Bank of Minnesota, First
             Union National Bank, TEC and TAR (previously filed as an exhibit to TEC's quarterly report on Form 10-Q for the quarter ended July 31, 1997, and incorporated herein by reference).

5.1*     --  Legal Opinion of Gardere & Wynne, L.L.P.

10.1     --  Services Agreement dated August 24, 1993, by and between TransTexas and TransAmerican (previously filed as an exhibit to TransTexas' Current Report on Form 8-K filed with the SEC on October 4, 1993, and incorporated herein by reference).

10.2     --  Tax Allocation Agreement dated August 24, 1993, by and among TransAmerican, TransTexas, and the other direct and indirect subsidiaries of TransAmerican, as amended (previously filed as an exhibit to
             TransTexas' Registration Statement on Form S-1 (33-75050), and incorporated herein by reference).

10.3     --  Interruptible Gas Sales Terms and Conditions, between TransTexas and TARC, as amended (previously filed as exhibit to TARC's Registration Statement on Form S-1 (33-82200), and incorporated herein by reference).

10.4     --  Bank Group Agreement dated August 24, 1993, by and among TransAmerican, TransTexas, and the Bank Group
             (previously filed as an exhibit to TransTexas' Current Report on Form 8-K filed with the SEC on October 4,
             1993, and incorporated herein by reference).

10.5     --  Gas Purchase Agreement dated June 8, 1987, by and between TransAmerican and The Coastal Corporation, as amended by the Amendment to Gas Purchase Agreement dated February 13, 1990, by and between TransAmerican and Texcol Gas Services, Inc., as successor to The Coastal Corporation (previously filed as an exhibit to
             TransTexas' Registration Statement on Form S-1 (33-62740), and incorporated herein by reference).

10.6     --  Form of Indemnification Agreement by and between TransTexas and each of its directors (previously filed as an exhibit to TransTexas' Current Report on Form 8-K filed with the Securities and Exchange Commission on
             October 4, 1993, and incorporated herein by reference).

10.7     --  Gas Purchase Agreement dated November 1, 1985, between TransAmerican and Washington Gas and Light Company,
             Frederick Gas Company, Inc., and Shenandoah Gas Company (previously filed as an exhibit to TransTexas'
             Registration Statement on Form S-1 (33-75050), and incorporated herein by reference).

10.8     --  Amendment Extending Gas Purchase Agreement between TransTexas and Washington Gas Light Company, Inc., and
             Shenandoah Gas Company, as amended, dated November 1, 1993 (previously filed as an exhibit to TransTexas'
             Quarterly Report on Form 10-Q for the three months ended January 31, 1994, and incorporated herein by reference).

10.9     --  Transfer Agreement dated August 24, 1993, by and among TransAmerican, TransTexas, TTC, and John R. Stanley
             (previously filed as an exhibit to the Company's Current Report on Form 8-K filed with the SEC on October 4,
             1993, and incorporated herein by reference).

10.10    --  Employment Agreement between TransTexas and Richard Bianchi dated August 12, 1996 (previously filed as an exhibit to TransTexas' Form 10-Q for the quarter ended October 31, 1996, and incorporated herein by reference).

10.11    --  Amended and Restated Accounts Receivable Management and Security Agreement dated as of October 31, 1995, between TransTexas and BNY Financial Corporation (previously filed as an exhibit to TransTexas' Quarterly
             Report on Form 10-Q for the quarter ended October 31, 1995, and incorporated herein by reference).

10.12    --  Processing Agreement dated March 20, 1996 by and between TARC and J. Aron & Company (previously filed as an exhibit to TARC's Transition Report on Form 10-K for the transition period ended January 31, 1996, and incorporated herein by reference).

10.13    --  Stock Transfer Agreement dated as of February 23, 1995, between TARC, the Company and TransAmerican
             (previously filed as an exhibit to TARC's and the Company's Current Report on Form 8-K dated March 14, 1995, and incorporated herein by reference).

10.14    --  Employment Agreement dated June 12, 1995 by and between TARC and R. Glenn McGinnis (previously filed as an exhibit to TARC's Transition Report on Form 10-K for the transition period ended January 31, 1996, and incorporated herein by reference).

10.15    --  Indemnification Agreement by and between TARC and each of its directors (previously filed as an exhibit to TARC's and TEC's Registration Statement on Form S-1 (33-82200), and incorporated herein by reference).

10.16    --  Intercompany Note dated as of August 12, 1994, executed by TARC for the benefit of TransAmerican
             (previously filed as an exhibit to TARC's and TEC's Registration Statement on Form S-1 (33-82200), and
             incorporated herein by reference).

10.17    --  Employment Agreement between TransTexas and Arnold Brackenridge dated August 12, 1996 (previously filed as an exhibit to TransTexas' Form 10-Q for the quarter ended October 31, 1996, and incorporated herein by reference).

10.18    --  Note Purchase Agreement, dated as of May 10, 1996, among TransTexas Gas Corporation, TCW Shared Opportunity
             Fund II, L.P. and Jefferies & Company, Inc. (previously filed as an exhibit to TransTexas' Form 10-Q for the quarter ended April 30, 1996, and incorporated herein by reference).

10.19    --  Master Swap Agreement, dated June 6, 1996, between TransTexas Gas Corporation and AIG Trading Corporation
             (previously filed as an exhibit to TransTexas' Form 10-Q for the quarter ended April 30, 1996, and incorporated herein by reference).

10.20    --  Purchase Agreement, dated January 30, 1996, between TransTexas Gas Corporation and Sunflower Energy Finance
             Company (previously filed as an exhibit to TransTexas' Form 10-Q for the quarter ended April 30, 1996, and incorporated herein by reference).

10.21    --  Production Payment Conveyance, executed on January 30, 1996, from TransTexas Gas Corporation to Sunflower
             Energy Finance Company (previously filed as an exhibit to TransTexas' Form 10-Q for the quarter ended April
             30, 1996, and incorporated herein by reference).

10.22    --  First Supplement to Purchase Agreement, dated as of February 12, 1996, among TransTexas Gas Corporation,
             Sunflower Energy Finance Company and TCW Portfolio No. 1555 DR V Sub-Custody Partnership, L.P. (previously filed as an exhibit to TransTexas' Form 10-Q for the quarter ended April 30, 1996, and incorporated herein by reference).

10.23    --  First Supplement to Production Payment Conveyance, executed February 12, 1996, among TransTexas Gas
             Corporation, Sunflower Energy Finance Company and TCW Portfolio No. 1555 DR V Sub-Custody Partnership, L.P.
             (previously filed as an exhibit to TransTexas' Form 10-Q for the quarter ended April 30, 1996, and incorporated herein by reference).

10.24    --  Purchase Agreement, dated May 14, 1996, among TransTexas Gas Corporation, TCW Portfolio No. 1555 DR V Sub-
             Custody Partnership, L.P. and Sunflower Energy Finance Company (previously filed as an exhibit to
             TransTexas' Form 10-Q for the quarter ended April 30, 1996, and incorporated herein by reference).

10.25    --  Production Payment Conveyance, executed May 14, 1996, from TransTexas Gas Corporation to TCW Portfolio No.
             1555 Dr V Sub-Custody Partnership, L.P. and Sunflower Energy Finance Company (previously filed as an exhibit to TransTexas' Form 10-Q for the quarter ended April 30, 1996, and incorporated herein by reference).

10.26    --  Stock Purchase Agreement dated May 29, 1997 by and between TransTexas and First Union Bank of Connecticut
             (previously filed as an exhibit to TransTexas' Current Report on Form 8-K dated May 29, 1997, and incorporated herein by reference).

10.27    --  Note Purchase Agreement dated June 5, 1997.

10.28    --  Services Agreement dated June 13, 1997 among TNGC Holdings Corporation, TransAmerican, TEC, TARC,
             TransTexas and TTXD (previously filed as an exhibit to TransTexas' Quarterly Report on Form 10-Q for the quarter ended July 31, 1997, and incorporated herein by reference).

10.29    --  Amendment No. 3 to Tax Allocation Agreement dated May 29, 1997 (previously filed as an exhibit to TransTexas'
             Quarterly Report on Form 10-Q for the quarter ended July 31, 1997, and incorporated herein by reference).

10.30    --  Amendment No. 4 to Tax Allocation Agreement dated June 13, 1997 (previously filed as an exhibit to TransTexas'
             Quarterly Report on Form 10-Q for the quarter ended July 31, 1997, and incorporated herein by reference).

12.1     --  Statement regarding computation of ratio of earnings to consolidated fixed charges

21.1     --  Schedule of Subsidiaries

23.1     --  Consent of Coopers & Lybrand L.L.P.

23.2*    --  Consent of Gardere & Wynne, L.L.P. (set forth in Exhibit 5.1)

23.3     --  Consent of Netherland, Sewell & Associates, Inc.

24.1     --  Power of Attorney (set forth on page II-8 hereof)

25.1     --  Statement of Eligibility of Trustee re: 11 1/2% Senior Secured Notes due 2002 (Form T-1)

25.2     --  Statement of Eligibility of Trustee re: 13% Senior Secured Discount Notes due 2002 (Form T-1)

99.1     --  Letter of Transmittal and Notice of Guaranteed Delivery

99.2     --  Financial statements of TransTexas dated July 31, 1997 (previously filed as part of TransTexas' Quarterly Report on
             Form 10-Q for the quarter ended July 31, 1997, and incorporated herein by reference).

99.3     --  Financial statements of TARC dated July 31, 1997 (previously filed as part of TARC's Quarterly Report on Form 10-Q for the quarter ended July 31, 1997, and incorporated herein by reference).

-------
* To be filed by amendment.